                                                                 Exhibit 10.50.1

                              MEDICAID MANAGED CARE

                             AND FAMILY HEALTH PLUS

                                 MODEL CONTRACT

                                 October 1, 2005

                                AGREEMENT BETWEEN

                              The City of New York

                                       And

                                CarePlus, L.L.C.

                      This Agreement is made by and between

                              The City of New York

                                 Acting through,

                Department of Health and Mental Hygiene ["DOHMH"]

                                   Located at

                          161 William Street, 5th floor
                               New York, NY 10038

                                       And

                                CarePlus, L.L.C.

                                   Located At

                        360 West 31st Street, Fifth Floor
                               New York, NY 10001


                                    RECITALS
                                 October 1, 2005
                                   Page 1 of 2

                                STATE OF NEW YORK
                         MEDICAID AND FAMILY HEALTH PLUS
                    PARTICIPATING MANAGED CARE PLAN AGREEMENT

This AGREEMENT is hereby made by and between the New York City Department of Health and Mental Hygiene (DOHMH) and CarePlus, L.L.C. located at: 360 West 31st Street, Fifth Floor, New York, NY 10001.

                                    RECITALS

     WHEREAS, pursuant to Title XIX of the Federal Social Security Act, codified as 42 U.S.C. Section 1396 et seq. (the Social Security Act), and Title 11 of
Article 5 of the New York State Social Services Law (SSL), a comprehensive program of medical assistance for needy persons exists in the State of New York (Medicaid); and

     WHEREAS, pursuant to Title 11 of Article 5 of the SSL, the Commissioner of Health has established a managed care program under the medical assistance program, known as the Medicaid Managed Care (MMC) Program; and

     WHEREAS, pursuant to Title 11-D of Article 5 of the SSL, a health insurance program known as Family Health Plus (FHPlus) has been created for Eligible Persons who do not qualify for Medicaid; and

     WHEREAS, organizations certified under Article 44 of the New York State Public Health Law (PHL) are eligible to provide comprehensive health services through comprehensive health services plans to Eligible Persons as defined in Titles 11 and 11-D of the SSL, MMC and FHPlus Programs, respectively; and

     WHEREAS, the Contractor is organized under the laws of New York State and is certified under Article 44 of the PHL and has offered to provide covered health services to Eligible Persons residing in the geographic area specified in Appendix M of this Agreement (Service Area, Benefit Package Options, and Enrollment Elections); and

     WHEREAS, the SDOH and DOHMH have determined that the Contractor meets the qualifications established for participation in the MMC Program or the FHPlus Program or both to provide the applicable health care coverage to Eligible Persons in the geographic area specified in Appendix M of this Agreement; and

     WHEREAS, Chapter 364-j(5)(d) of the SSL authorizes the local department of social services in a city with a population of over two million to contract with managed care providers who meet the qualifications for participation in the MMC Program and since in the City of New York such authority has been delegated to the DOHMH;

NOW THEREFORE, the parties agree as follows:


                                    RECITALS
                                 October 1, 2005
                                   Page 2 of 2

                      TABLE OF CONTENTS FOR MODEL CONTRACT

Recitals

Section 1 Definitions

Section 2 Agreement Term, Amendments, Extensions, and General Contract
          Administration Provisions
   2.1    Term
   2.2    Amendments
   2.3    Approvals
   2.4    Entire Agreement
   2.5    Renegotiation
   2.6    Assignment and Subcontracting
   2.7    Termination
          a. DOHMH Initiated Termination
          b. Contractor and DOHMH Initiated Termination
          c. Contractor Initiated Termination
          d. Termination Due to Loss of Funding
   2.8    Close-Out Procedures
   2.9    Rights and Remedies
   2.10   Notices
   2.11   Severability

Section 3 Compensation
   3.1    Capitation Payments
   3.2    Modification of Rates During Contract Period
   3.3    Rate Setting Methodology
   3.4    Payment of Capitation
   3.5    Denial of Capitation Payments
   3.6    SDOH Right to Recover Premiums
   3.7    Third Party Health Insurance Determination
   3.8    Payment for Newborns
   3.9    Supplemental Maternity Capitation Payment
   3.10   Contractor Financial Liability
   3.11   Inpatient Hospital Stop-Loss Insurance for Medicaid Managed Care
          (MMC) Enrollees
   3.12   Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees
   3.13   Residential Health Care Facility Stop-Loss for MMC Enrollees
   3.14   Stop-Loss Documentation and Procedures for the MMC Program
   3.15   Family Health Plus (FHPlus) Reinsurance
   3.16   Tracking Visits Provided by Indian Health Clinics - Applies to MMC
          Program Only

Section 4 Service Area

Section 5 Reserved


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

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Section 6 Enrollment
   6.1    Populations Eligible for Enrollment
   6.2    Enrollment Requirements
   6.3    Equality of Access to Enrollment
   6.4    Enrollment Decisions
   6.5    Auto Assignment - For MMC Program Only
   6.6    Prohibition Against Conditions on Enrollment
   6.7    Newborn Enrollment
   6.8    Effective Date of Enrollment
   6.9    Roster
   6.10   Automatic Re-Enrollment

Section 7 Lock-In Provisions
   7.1 Lock-In Provisions in MMC Mandatory Local Social Services Districts and for Family Health Plus
   7.2    Disenrollment During a Lock-In Period
   7.3    Notification Regarding Lock-In and End of Lock-In Period
   7.4    Lock-In and Change in Eligibility Status

Section 8 Disenrollment
   8.1    Disenrollment Requirements
   8.2    Disenrollment Prohibitions
   8.3    Disenrollment Requests
          a. Routine Disenrollment Requests
          b. Non-Routine Disenrollment Requests
   8.4    Contractor Notification of Disenrollments
   8.5    Contractor's Liability
   8.6    Enrollee Initiated Disenrollment
   8.7    Contractor Initiated Disenrollment
   8.8    LDSS Initiated Disenrollment

Section 9 Guaranteed Eligibility
   9.1    General Requirements
   9.2    Right to Guaranteed Eligibility
   9.3    Covered Services During Guaranteed Eligibility
   9.4    Disenrollment During Guaranteed Eligibility

Section 10 Benefit Package Requirements
   10.1   Contractor Responsibilities
   10.2   Compliance with State Medicaid Plan and Applicable Laws
   10.3   Definitions
   10.4   Child Teen Health Program/Adolescent Preventive Services
   10.5   Foster Care Children - Applies to MMC Program Only
   10.6   Child Protective Services
   10.7   Welfare Reform - Applies to MMC Program Only
   10.8   Adult Protective Services
   10.9   Court-Ordered Services


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

   10.10  Family Planning and Reproductive Health Services
   10.11  Prenatal Care
   10.12  Direct Access
   10.13  Emergency Services
   10.14  Medicaid Utilization Thresholds (MUTS)
   10.15  Services for Which Enrollees Can Self-Refer
          a. Mental Health and Chemical Dependence Services
          b. Vision Services
          c. Diagnosis and Treatment of Tuberculosis
          d. Family Planning and Reproductive Health Services
          e. Article 28 Clinics Operated by Academic Dental Centers
   10.16  Second Opinions for Medical or Surgical Care
   10.17  Coordination with Local Public Health Agencies
   10.18  Public Health Services
          a. Tuberculosis Screening, Diagnosis and Treatment; Directly Observed
          Therapy (TB/DOT)
          b. Immunizations
          c. Prevention and Treatment of Sexually Transmitted Diseases
          d. Lead Poisoning - Applies to MMC Program Only
   10.19  Adults with Chronic Illnesses and Physical or Developmental Disabilities
   10.20  Children with Special Health Care Needs
   10.21  Persons Requiring Ongoing Mental Health Services
   10.22  Member Needs Relating to HIV
   10.23  Persons Requiring Chemical Dependence Services
   10.24  Native Americans
   10.25  Women, Infants, and Children (WIC)
   10.26  Urgently Needed Services
   10.27  Dental Services Provided by Article 28 Clinics Operated by Academic
          Dental Centers Not Participating in Contractor's Network- Applies to
          MMC Program Only
   10.28  Hospice Services
   10.29  Prospective Benefit Package Change for Retroactive SSI
          Determinations - Applies to MMC Program Only
   10.30  Coordination of Services

Section 11 Marketing
   11.1   Information Requirements
   11.2   Marketing Plan
   11.3   Marketing Activities
   11.4   Prior Approval of Marketing Materials and Procedures
   11.5   Corrective and Remedial Actions

Section 12 Member Services
   12.1   General Functions
   12.2   Translation and Oral Interpretation
   12.3   Communicating with the Visually, Hearing and Cognitively Impaired


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 13 Enrollee Rights and Notification
   13.1   Information Requirements
   13.2   Provider Directories/Office Hours for Participating Providers
   13.3   Member ID Cards
   13.4   Member Handbooks
   13.5   Notification of Effective Date of Enrollment
   13.6   Notification of Enrollee Rights
   13.7   Enrollee's Rights
   13.8   Approval of Written Notices
   13.9   Contractor's Duty to Report Lack of Contact
   13.10  LDSS Notification of Enrollee's Change in Address
   13.11  Contractor Responsibility to Notify Enrollee of Effective Date of
          Benefit Package Change
   13.12  Contractor Responsibility to Notify Enrollee of Termination, Service
          Area Changes and Network Changes

Section 14 Action and Grievance System
   14.1   General Requirements
   14.2   Actions
   14.3   Grievance System
   14.4   Notification of Action and Grievance System Procedures
   14.5   Complaint, Complaint Appeal and Action Appeal Investigation
          Determinations

Section 15 Access Requirements
   15.1   General Requirement
   15.2   Appointment Availability Standards
   15.3   Twenty-Four (24) Hour Access
   15.4   Appointment Waiting Times
   15.5   Travel Time Standards
   15.6   Service Continuation
          a. New Enrollees
          b. Enrollees Whose Health Care Provider Leaves Network
   15.7   Standing Referrals
   15.8   Specialist as a Coordinator of Primary Care
   15.9   Specialty Care Centers
   15.10  Cultural Competence

Section 16 Quality Management
   16.1   Internal Quality Management Program
   16.2   Standards of Care

Section 17 Monitoring and Evaluation
   17.1   Right To Monitor Contractor Performance
   17.2   Cooperation During Monitoring And Evaluation
   17.3   Cooperation During On-Site Reviews
   17.4   Cooperation During Review of Services by External Review Agency


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                                 October 1, 2005
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                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 18 Contractor Reporting Requirements
   18.1   General Requirements
   18.2   Time Frames for Report Submissions
   18.3   SDOH Instructions for Report Submissions
   18.4   Liquidated Damages
   18.5   Notification of Changes in Report Due Dates, Requirements or Formats
   18.6   Reporting Requirements
   18.7   Ownership and Related Information Disclosure
   18.8   Public Access to Reports
   18.9   Professional Discipline
   18.10  Certification Regarding Individuals Who Have Been Debarred or
          Suspended by Federal or State Government
   18.11  Conflict of Interest Disclosure
   18.12  Physician Incentive Plan Reporting

Section 19 Records Maintenance and Audit Rights
   19.1   Maintenance of Contractor Performance Records
   19.2   Maintenance of Financial Records and Statistical Data
   19.3   Access to Contractor Records
   19.4   Retention Periods

Section 20 Confidentiality
   20.1   Confidentiality of Identifying Information about Enrollees, Potential
          Enrollees, and Prospective Enrollees
   20.2   Medical Records of Foster Children
   20.3   Confidentiality of Medical Records
   20.4   Length of Confidentiality Requirements

Section 21 Provider Network
   21.1   Network Requirements
   21.2   Absence of Appropriate Network Provider
   21.3   Suspension of Enrollee Assignments to Providers
   21.4   Credentialing
   21.5   SDOH Exclusion or Termination of Providers
   21.6   Application Procedure
   21.7   Evaluation Information
   21.8   Choice/Assignment of Primary Care Providers (PCPs)
   21.9   Enrollee PCP Changes
   21.10  Provider Status Changes
   21.11  PCP Responsibilities
   21.12  Member to Provider Ratios
   21.13  Minimum PCP Office Hours
          a. General Requirements
          b. Waiver of Minimum Hours
   21.14  Primary Care Practitioners
          a. General Limitations


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

          b. Specialists and Sub-specialists as PCPs
          c. OB/GYN Providers as PCPs
          d. Certified Nurse Practitioners as PCPs

   21.15  PCP Teams
          a. General Requirements
          b. Registered Physician Assistants as Physician Extenders
          c. Medical Residents and Fellows
   21.16  Hospitals
          a. Tertiary Services
          b. Emergency Services
   21.17  Dental Networks
   21.18  Presumptive Eligibility Providers
   21.19  Mental Health and Chemical Dependence Services Providers
   21.20  Laboratory Procedures
   21.21  Federally Qualified Health Centers (FQHCs)
   21.22  Provider Services Function
   21.23  Pharmacies - Applies to FHPlus Program Only

Section 22 Subcontracts and Provider Agreements
   22.1   Written Subcontracts
   22.2   Permissible Subcontracts
   22.3   Provision of Services Through Provider Agreements
   22.4   Approvals
   22.5   Required Components
   22.6   Timely Payment
   22.7   Restrictions on Disclosure
   22.8   Transfer of Liability
   22.9   Termination of Health Care Professional Agreements
   22.10  Health Care Professional Hearings
   22.11  Non-Renewal of Provider Agreements
   22.12  Notice of Participating Provider Termination
   22.13  Physician Incentive Plan

Section 23 Fraud and Abuse
   23.1   General Requirements
   23.2   Prevention Plans and Special Investigation Units

Section 24 Americans With Disabilities Act (ADA) Compliance Plan

Section 25 Fair Hearings
   25.1   Enrollee Access to Fair Hearing Process
   25.2   Enrollee Rights to a Fair Hearing
   25.3   Contractor Notice to Enrollees
   25.4   Aid Continuing
   25.5   Responsibilities of SDOH
   25.6   Contractor's Obligations


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

Section 26 External Appeal
   26.1   Basis for External Appeal
   26.2   Eligibility For External Appeal
   26.3   External Appeal Determination
   26.4   Compliance With External Appeal Laws and Regulations
   26.5   Member Handbook

Section 27 Intermediate Sanctions
   27.1   General
   27.2   Unacceptable Practices
   27.3   Intermediate Sanctions
   27.4   Enrollment Limitations
   27.5   Due Process

Section 28 Environmental Compliance

Section 29 Energy Conservation

Section 30 Independent Capacity of Contractor

Section 31 No Third Party Beneficiaries

Section 32 Indemnification
   32.1   Indemnification by Contractor
   32.2   Indemnification by DOHMH

Section 33 Prohibition on Use of Federal Funds for Lobbying
   33.1   Prohibition of Use of Federal Funds for Lobbying
   33.2   Disclosure Form to Report Lobbying
   33.3   Requirements of Subcontractors

Section 34 Non-Discrimination
   34.1   Equal Access to Benefit Package
   34.2   Non-Discrimination
   34.3   Equal Employment Opportunity
   34.4   Native Americans Access to Services From Tribal or Urban Indian
          Health Facility

Section 35 Compliance with Applicable Laws
   35.1   Contractor and DOHMH Compliance With Applicable Laws
   35.2   Nullification of Illegal, Unenforceable, Ineffective or Void
          Contract Provisions
   35.3   Certificate of Authority Requirements
   35.4   Notification of Changes In Certificate of Incorporation
   35.5   Contractor's Financial Solvency Requirements
   35.6   Compliance With Care For Maternity Patients
   35.7   Informed Consent Procedures for Hysterectomy and Sterilization


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                      TABLE OF CONTENTS FOR MODEL CONTRACT

   35.8   Non-Liability of Enrollees For Contractor's Debts
   35.9   DOHMH Compliance With Conflict of Interest Laws
   35.10  Compliance With New York State Public Health Law (PHL) Regarding
          External Appeals

Section 36 New York State Standard Contract Clauses and Local Standard Clauses

Signature Page


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                                 October 1, 2005
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                      TABLE OF CONTENTS FOR MODEL CONTRACT

                                   APPENDICES

A.   New York State Standard Clauses

B.   Certification Regarding Lobbying

C. New York State Department of Health Requirements for the Provision of Family Planning and Reproductive Health Services

D.   New York State Department of Health Marketing Guidelines

E.   New York State Department of Health Member Handbook Guidelines

F. New York State Department of Health Action and Grievance System Requirements for the MMC and FHPlus Programs

G. New York State Department of Health Requirements for the Provision of Emergency Care and Services

H. New York State Department of Health Requirements for the Processing of Enrollments and Disenrollments in the MMC and FHPlus Programs

I. New York State Department of Health Guidelines for Use of Medical Residents and Fellows

J. New York State Department of Health Guidelines for Contractor Compliance with the Federal ADA

K.   Prepaid Benefit Package Definitions of Covered and Non-Covered Services

L.   Approved Capitation Payment Rates

M.   Service Area, Benefit Options and Enrollment Elections

N.   New York City Specific Contracting Requirements

O. Requirements for Proof of Workers' Compensation and Disability Benefits Coverage

P.   RESERVED

Q.   RESERVED

R.   New York City Standard Local Clauses


                                TABLE OF CONTENTS
                                 October 1, 2005
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

1.   DEFINITIONS

     "AUTO-ASSIGNMENT" means a process by which an MMC Eligible Person, as this term is defined in this Agreement, who is mandated to enroll in the MMC Program, but who has not selected and enrolled in an MCO within sixty (60) days of receipt of the mandatory notice sent by the LDSS, is assigned to an MCO offering an MMC product in the MMC Eligible Person's county of fiscal responsibility in accordance with the auto-assignment algorithm determined by the SDOH.

     "BEHAVIORAL HEALTH SERVICES" means services to address mental health disorders and/or chemical dependence.

     "BENEFIT PACKAGE" means the covered services for the MMC and/or FHPlus Programs, described in Appendix K of this Agreement, to be provided to the Enrollee, as Enrollee is defined in this Agreement, by or through the Contractor, including optional Benefit Package services, if any, as specified in Appendix M of this Agreement.

     "CAPITATION RATE" means the fixed monthly amount that the Contractor receives for an Enrollee to provide that Enrollee with the Benefit Package.

     "CHEMICAL DEPENDENCE SERVICES" means examination, diagnosis, level of care determination, treatment, rehabilitation, or habilitation of persons suffering from chemical abuse or dependence, and includes the provision of alcohol and/or substance abuse services.

     "CHILD/TEEN HEALTH PROGRAM" OR "C/THP" means the program of early and periodic screening, including inter-periodic, diagnostic and treatment services (EPSDT) that New York State offers all Eligible Persons under twenty-one (21) years of age. Care and services are provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The services include administrative services designed to help families obtain services for children including outreach, information, appointment scheduling, administrative case management and transportation assistance, to the extent that transportation is included in the Benefit Package.

     "COMPREHENSIVE HIV SPECIAL NEEDS PLAN" OR "HIV SNP" means an MCO certified pursuant to Section forty-four hundred three-c (4403-c) of Article 44 of the PHL which, in addition to providing or arranging for the provision of comprehensive health services on a capitated basis, including those for which Medical Assistance payment is authorized pursuant to Section three hundred sixty-five-a (365-a) of the SSL, also provides or arranges for the provision of specialized HIV care to HIV positive persons eligible to receive benefits under Title XIX of the federal Social Security Act or other public programs.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-1

     "COURT-ORDERED SERVICES" means those services that the Contractor is required to provide to Enrollees pursuant to orders of courts of competent jurisdiction, provided however, that such ordered services are within the Contractor's Benefit Package and reimbursable under Title XIX of the Federal Social Security Act (SSA), SSL Section 364-j(4)(r).

     "DAYS" means calendar days except as otherwise stated.

     "DESIGNATED THIRD PARTY CONTRACTOR" means an MCO with which the SDOH has contracted to provide Family Planning and Reproductive Health Services for FHPlus Enrollees of a MCO that does not include such services in its Benefit Package.

     "DETOXIFICATION SERVICES" means Medically Managed Detoxification Services and Medically Supervised Inpatient and Outpatient Withdrawal Services as defined in Appendix K of this Agreement.

     "DISENROLLMENT" means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product terminates.

     "EFFECTIVE DATE OF DISENROLLMENT" means the date on which an Enrollee may no longer receive services from the Contractor, pursuant to Section 8.5 and Appendix H of this Agreement.

     "EFFECTIVE DATE OF ENROLLMENT" means the date on which an Enrollee may begin to receive services from the Contractor, pursuant to Section 6.8(e) and Appendix H of this Agreement.

     "ELIGIBLE PERSON" means either an MMC Eligible Person or a FHPlus Eligible Person as these terms are defined in this Agreement.

     "EMEDNY" means the electronic Medicaid system of New York State for eligibility verification and Medicaid provider claim submission and payments.

     "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in: (i) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or (ii) serious impairment to such person's bodily functions; or (iii) serious dysfunction of any bodily organ or part of such person; or (iv) serious disfigurement of such person.

     "EMERGENCY SERVICES" means health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-2

     "ENROLLEE" means either an MMC Enrollee or FHPlus Enrollee as these terms are defined in this Agreement.

     "ENROLLMENT" means the process by which an Enrollee's membership in the Contractor's MMC or FHPlus product begins.

     "ENROLLMENT BROKER" means the state and/or county-contracted entity that provides Enrollment, education, and outreach services to Eligible Persons; effectuates Enrollments and Disenrollments in MMC and FHPlus; and provides other contracted services on behalf of the SDOH and the LDSS.

     "ENROLLMENT FACILITATOR" means an entity under contract with SDOH, and its agents, that assists children and adults to complete the Medicaid, Family Health Plus, Child Health Plus, Special Supplemental Food Program for WIC, and Prenatal Care Assistance Program (PCAP) application and the enrollment and recertification processes, to the extent permitted by federal and state law and regulation. This includes assisting individuals in completing the required application form, conducting the face-to-face interview, assisting in the collection of required documentation, assisting in the MCO selection process, and referring individuals to WIC or other appropriate sites.

     "EXPERIENCED HIV PROVIDER" means an entity grant-funded by the SDOH AIDS Institute to provide clinical and/or supportive services or an entity licensed or certified by the SDOH to provide HIV/AIDS services.

     "FACILITATED ENROLLMENT" means the enrollment infrastructure established by SDOH to assist children and adults in applying for Medicaid, Family Health Plus, Child Health Plus, WIC, or PCAP using a joint application, and recertifying for these programs, as allowed by federal and state law and regulation.

     "FAMILY HEALTH PLUS" OR "FHPLUS" means the health insurance program established under Title 11-D of Article 5 of the SSL.

     "FHPLUS ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to have met the qualifications established in state or federal law necessary to receive FHPlus benefits under Title 11-D of the SSL and who meets all the other conditions for enrollment in the FHPlus Program.

     "FHPLUS ENROLLEE" means a FHPlus Eligible Person who either personally or through an authorized representative, has enrolled in the Contractor's FHPlus product.

     "FISCAL AGENT" means the entity that processes or pays vendor claims on behalf of the Medicaid state agency pursuant to an agreement between the entity and such agency.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-3

     "GUARANTEED ELIGIBILITY" means the period beginning on the Enrollee's Effective Date of Enrollment with the Contractor and ending six (6) months thereafter, during which the Enrollee may be entitled to continued Enrollment in the Contractor's MMC or FHPlus product, as applicable, despite the loss of eligibility as set forth in Section 9 of this Agreement.

     "HEALTH PROVIDER NETWORK" OR "HPN" means a closed communication network dedicated to secure data exchange and distribution of health related information between various health facility providers and the SDOH. HPN functions include: collection of Complaint and Disenrollment information; collection of financial reports; collection and reporting of managed care provider networks systems (PNS); and the reporting of encounter data systems (MEDS).

     "HIV SPECIALIST PCP" means a Primary Care Provider that meets the qualifications for HIV Specialist as defined by the Medical Care Criteria Committee of the SDOH AIDS Institute.

     "INPATIENT STAY PENDING ALTERNATE LEVEL OF MEDICAL CARE" means continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR Section 505.20 and 10 NYCRR Part 85.

     "INSTITUTION FOR MENTAL DISEASE" OR "IMD" means a hospital, nursing facility, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment or care of persons with mental diseases, including medical attention, nursing care and related services. Whether an institution is an Institution for Mental Disease is determined by its overall character as that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases, whether or not it is licensed as such. An institution for the mentally retarded is not an Institution for Mental Disease.

     "LOCAL PUBLIC HEALTH AGENCY" OR "LPHA" means the city or county government agency responsible for monitoring the population's health, promoting the health and safety of the public, delivering public health services and intervening when necessary to protect the health and safety of the public.

     "LOCAL DEPARTMENT OF SOCIAL SERVICES" OR "LDSS" means a city or county social services district as constituted by Section 61 of the SSL.

     "LOCK-IN PERIOD" means the period of time during which an Enrollee may not change MCOs, unless the Enrollee can demonstrate Good Cause as established in state law and specified in Appendix H of this Agreement.

     "MANAGED CARE ORGANIZATION" OR "MCO" means a health maintenance organization ("HMO") or prepaid health service plan ("PHSP") certified under Article 44 of the PHL.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-4

     "MARKETING" means any activity of the Contractor, subcontractor or individuals or entities affiliated with the Contractor by which information about the Contractor is made known to Eligible Persons or Prospective Enrollees for the purpose of persuading such persons to enroll with the Contractor.

     "MARKETING REPRESENTATIVE" means any individual or entity engaged by the Contractor to market on behalf of the Contractor.

     "MEDICAL RECORD" means a complete record of care rendered by a provider documenting the care rendered to the Enrollee, including inpatient, outpatient, and emergency care, in accordance with all applicable federal, state and local laws, rules and regulations. Such record shall be signed by the medical professional rendering the services.

     "MEDICALLY NECESSARY" means health care and services that are necessary to prevent, diagnose, manage or treat conditions in the person that cause acute suffering, endanger life, result in illness or infirmity, interfere with such person's capacity for normal activity, or threaten some significant handicap.

     "MEMBER HANDBOOK" means the publication prepared by the Contractor and issued to Enrollees to inform them of their benefits and services, how to access health care services and to explain their rights and responsibilities as an MMC Enrollee or an FHPlus Enrollee.

     "MMC ELIGIBLE PERSON" means a person whom the LDSS, state or federal government determines to have met the qualifications established in state and federal law necessary to receive medical assistance under Title 11 of the SSL and who meets all the other conditions for enrollment in the MMC Program.

     "MMC ENROLLEE" means an MMC Eligible Person who either personally or through an authorized representative, has enrolled in, or has been auto-assigned to, the Contractor's MMC product.

     "NATIVE AMERICAN" means, for purposes of this Agreement, a person identified in the Medicaid eligibility system as a Native American.

     "NONCONSENSUAL ENROLLMENT" means Enrollment of an Eligible Person, other than through Auto-assignment, newborn Enrollment or case addition, in an MCO's MMC or FHPlus product without the consent of the Eligible Person or consent of a person with the legal authority to act on behalf of the Eligible Person at the time of Enrollment.

     "NON-PARTICIPATING PROVIDER" means a provider of medical care and/or services with which the Contractor has no Provider Agreement, as this term is defined in this Agreement.

     "PARTICIPATING PROVIDER" means a provider of medical care and/or services that has a Provider Agreement with the Contractor.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-5

     "PERMANENT PLACEMENT STATUS" means the status of an individual in a Residential Health Care Facility (RHCF) when the LDSS determines that the individual is not expected to return home based on medical evidence affirming the individual's need for permanent RHCF placement.

     "PHYSICIAN INCENTIVE PLAN" OR "PIP" means any compensation arrangement between the Contractor or one of its contracting entities and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to the contractor's Enrollees.

     "POST-STABILIZATION CARE SERVICES" means covered services, related to an Emergency medical Condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition.

     "POTENTIAL ENROLLEE" means an MMC Eligible Person who is not yet enrolled in a MCO that is participating in the MMC Program.

     "PREPAID CAPITATION PLAN ROSTER" OR "ROSTER" means the Enrollment list generated on a monthly basis by SDOH by which LDSS and Contractor are informed of specifically which Eligible Persons the Contractor will be serving for the coming month, subject to any revisions communicated in writing or electronically by SDOH, LDSS, or the Enrollment Broker.

     "PRESUMPTIVE ELIGIBILITY PROVIDER" means a provider designated by the SDOH as qualified to determine the presumptive eligibility for pregnant women to allow them to receive prenatal services immediately. These providers assist such women with the completion of the full application for Medicaid and they may be comprehensive Prenatal Care Programs, Local Public Health Agencies, Certified Home Health Agencies, Public Health Nursing Services,
     Article 28 facilities, and individually licensed physicians and certified nurse practitioners.

     "PREVENTIVE CARE" means the care or services rendered to avert disease/illness and/or its consequences. There are three levels of preventive care: primary, such as immunizations, aimed at preventing disease; secondary, such as disease screening programs aimed at early detection of disease; and tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than treatment programs.

     "PRIMARY CARE PROVIDER" OR "PCP" means a qualified physician, or certified nurse practitioner or team of no more than four (4) qualified physicians/certified nurse practitioners which provides all required primary care services contained in the Benefit Package to Enrollees.

     "PROSPECTIVE ENROLLEE" means any individual residing in the Contractor's Service Area that has not yet enrolled in a MCO's MMC or FHPlus product.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-6

     "PROVIDER AGREEMENT" means any written contract between the Contractor and a Participating Provider to provide medical care and/or services to Contractor's Enrollees.

     "SCHOOL BASED HEALTH CENTERS" OR "SBHC" means SDOH approved centers which provide comprehensive primary and mental health services including health assessments, diagnosis and treatment of acute illnesses, screenings and immunizations, routine management of chronic diseases, health education, mental health counseling and treatment on-site in schools. Services are offered by multi-disciplinary staff from sponsoring Article 28 licensed hospitals and community health centers.

     "SERIOUSLY EMOTIONALLY DISTURBED" OR "SED" means an individual through seventeen (17) years of age who meets the criteria established by the Commissioner of Mental Health, including children and adolescents who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or (2) who require mental health services on more than an incidental basis.

     "SERIOUSLY AND PERSISTENTLY MENTALLY III" OR "SPMI" means an individual eighteen (18) years or older who meets the criteria established by the Commissioner of Mental Health, including persons who have a designated diagnosis of mental illness under the most recent edition of the diagnostic and statistical manual of mental disorders, and (1) whose severity and duration of mental illness results in substantial functional disability or
     (2) who require mental health services on more than an incidental basis.

     "SUPPLEMENTAL MATERNITY CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the prenatal and postpartum physician care and hospital or birthing center delivery costs, limited to those cases in which the Contractor has paid the hospital or birthing center for the maternity stay, and can produce evidence of such payment.

     "SUPPLEMENTAL NEWBORN CAPITATION PAYMENT" means the fixed amount paid to the Contractor for the inpatient birthing costs for a newborn enrolled in the Contractor's MMC product, limited to those cases in which the Contractor has paid the hospital or birthing center for the newborn stay, and can produce evidence of such payment.

     "TUBERCULOSIS DIRECTLY OBSERVED THERAPY" OR "TB/DOT" means the direct observation of ingestion of oral TB medications to assure patient compliance with the physician's prescribed medication regimen.

     "URGENTLY NEEDED SERVICES" means covered services that are not Emergency Services as defined in this Section, provided when an Enrollee is temporarily absent from the Contractor's service area, when the services are medically necessary and immediately required: (1) as a result of an unforeseen illness, injury, or condition; and (2) it was not reasonable given the circumstances to obtain the services through the Contractor's MMC or FHPlus Participating Provider.


                                    SECTION 1
                                  (DEFINITIONS)
                                 October 1, 2005
                                       1-7

2. AGREEMENT TERM, AMENDMENTS, EXTENSIONS, AND GENERAL CONTRACT ADMINISTRATION PROVISIONS

     2.1  Term

          a) This Agreement is effective October 1, 2005 and shall remain in effect until September 30, 2007; or until the execution of an extension, renewal or successor Agreement between the Contractor and the DOHMH approved by the SDOH,, the US Department of Health and Human Services (DHHS), and any other entities as required by law or regulation, whichever occurs first.

          b) This Agreement shall not be automatically renewed at its expiration. The parties to the Agreement shall have the option to renew this Agreement for an additional three (3) year term, subject to the approval of SDOH, DHHS, and any other entities as required by law or regulation.

          c) The maximum duration of this Agreement is five (5) years; provided however an extension to this Agreement beyond the five year maximum may be granted for reasons including, but not limited to, the following;

               i) Negotiations for a successor agreement will not be completed by the expiration date of the current Agreement; or

               ii) The Contractor has submitted a termination notice and transition of Enrollees will not be completed by the expiration date of the current Agreement.

          d) Notwithstanding the foregoing, this Agreement will automatically terminate, in its entirety, or in relevant part, should federal financial participation for the MMC and/or FHPlus Program expire.

     2.2  Amendments

          a) This Agreement may be modified only in writing. Unless otherwise specified in this Agreement, modifications must be signed by the parties and approved by the SDOH, and any other entities as required by law or regulation, and approved by the DHHS prior to the end of the quarter in which the amendment is to be effective.

          b) DOHMH will make reasonable efforts to provide the Contractor with notice and opportunity to comment with regard to proposed amendment of this Agreement except when provision of advance notice would result in the DOHMH and SDOH being out of compliance with state or federal law.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-1

          c) The Contractor will return the signed amendment or notify the DOHMH that it does not agree with the terms of the amendment within ten (10) business days of the date of the Contractor's receipt of the proposed amendment.

     2.3  Approvals

          This Agreement and any amendments to this Agreement shall not be effective or binding unless and until approved, in writing, by the SDOH, the DHHS, and any other entity as required in law or regulation. SDOH will provide a notice of such approval to the Contractor and the DOHMH upon such approval.

     2.4  Entire Agreement

          a) This Agreement, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein and written plans submitted by the Contractor and maintained on file by SDOH and/or DOHMH pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties, and no other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this Agreement. In the event of any inconsistency or conflict among the document elements of this Agreement, such inconsistency or conflict shall be resolved by giving precedence to the document elements in the following order:

               i)   Appendix A, Standard Clauses for all New York State
                    Contracts;

               ii) Appendix R, Local Standard Clauses for all New York City Contracts;

               iii) Appendix N, New York City Specific Requirements;

               iv)  The body of this Agreement;

               v) The appendices attached to the body of this Agreement, other than Appendix A, R and N;

               vi)  The Contractor's approved:

                    A)   Marketing Plan on file with SDOH and DOHMH

                    B)   Action and Grievance System Procedures on file with
                         SDOH

                    C)   Quality Management Plan on file with SDOH

                    D)   ADA Compliance Plan on file with SDOH and DOHMH

                    E)   Fraud and Abuse Prevention Plan on file with SDOH.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-2

     2.5  Renegotiation

          The parties to this Agreement shall have the right to renegotiate the terms and conditions of this Agreement in the event applicable local, state or federal law, regulations or policy are altered from those existing at the time of this Agreement in order to be in continuous compliance therewith. This Section shall not limit the right of the parties to this Agreement from renegotiating or amending other terms and conditions of this Agreement. Such changes shall only be made with the consent of the parties and the prior approval of the SDOH and DHHS.

     2.6  Assignment and Subcontracting

          a) The Contractor shall not, without DOHMH and SDOH's prior written consent, assign, transfer, convey, sublet, or otherwise dispose of this Agreement; of the Contractor's right, title, interest, obligations, or duties under the Agreement; of the Contractor's power to execute the Agreement; or, by power of attorney or otherwise, of any of the Contractor's rights to receive monies due or to become due under this Agreement. DOHMH and SDOH agree that they will not unreasonably withhold consent of the Contractor's assignment of this Agreement, in whole or in part, to a parent, affiliate or subsidiary corporation, or to a transferee of all or substantially all of its assets. Any assignment, transfer, conveyance, sublease, or other disposition without DOHMH and SDOH's consent shall be void.

          b) Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement, as set forth in Section 22 of this Agreement. The Contractor may subcontract for provider services and management services. If such written agreement would be between Contractor and a provider of health care or ancillary health services or between Contractor and an independent practice association, the agreement must be in a form previously approved by SDOH. If such subcontract is for management services as defined in 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective. Any subcontract entered into by Contractor shall fulfill the requirements of 42 CFR Parts 434 and 438 to the extent regulations are or become effective that pertain to the service or activity delegated under such subcontract. Contractor agrees that it shall remain legally responsible to DOHMH and to SDOH for carrying out all activities under this Agreement and that no subcontract shall limit or terminate Contractor's responsibility.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-3

     2.7  Termination

          a)   DOHMH Initiated Termination

               i) DOHMH shall have the right to terminate this Agreement, in whole or in part; for either the Contractor's MMC or FHPlus product if applicable or for either or both products in specified counties of Contractor's service area as identified in Appendix M, if the Contractor:

                    A) takes any action that threatens the health, safety, or welfare of its Enrollees;

                    B)   has engaged in an unacceptable practice under 18 NYCRR
                         Part 515 that affects the fiscal integrity of the MMC or FHPlus Program or engaged in an unacceptable practice pursuant to Section 27.2 of this Agreement;

                    C) has its Certificate of Authority suspended, limited or revoked by SDOH;

                    D) materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or such longer period as the parties may agree, of SDOH or DOHMH's written request for compliance;

                    E)   becomes insolvent;

                    F) brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under Title 11 of the U.S. Code (the Bankruptcy Code); or

                    G) knowingly has a director, officer, partner or person owning or controlling more than five percent (5%) of the Contractor's equity, or has an employment, consulting, or other agreement with such a person for the provision of items and/or services that are significant to the Contractor's contractual obligation who has been debarred or suspended by the federal, state or local government, or otherwise excluded from participating in procurement activities.

               ii) The DOHMH will notify the Contractor of its intent to terminate this Agreement for the Contractor's failure to meet the requirements of this Agreement and provide Contractor with a hearing prior to the termination.

               iii) If SDOH suspends, limits or revokes Contractor's Certificate of Authority under PHL Section 4404, and:

                    A) if such action results in the Contractor ceasing to have authority to serve the entire contracted service area, as defined by Appendix M of this Agreement, this Agreement shall terminate on the date the Contractor ceases to have such authority; or


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-4

                    B) if such action results in the Contractor retaining authority to serve some portion of the contracted service area, the Contractor shall continue to offer its MMC and/or FHPlus products under this Agreement in any designated geographic areas not affected by such action, and shall terminate its MMC and/or FHPlus products in the geographic areas where the Contractor ceases to have authority to serve.

               iv) No hearing will be required if this Agreement terminates due to SDOH suspension, limitation or revocation of the Contractor's Certificate of Authority.

               v) Prior to the effective date of the termination the DOHMH shall notify Enrollees of the termination, or delegate responsibility for such notification to the Contractor, and such notice shall include a statement that Enrollees may disenroll immediately without cause.

          b)   Contractor and DOHMH Initiated Termination

               The Contractor and the DOHMH each shall have the right to terminate this Agreement in its entirety, for either the Contractor's MMC or FHPlus product if applicable, or for either or both products in specified counties of the Contractor's service area as identified in Appendix M, in the event that SDOH and the Contractor fail to reach agreement on the monthly Capitation Rates. In such event, the party exercising its right shall give the other party and SDOH written notice specifying the reason for and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

          c)   Contractor Initiated Termination

               i) The Contractor shall have the right to terminate this Agreement in its entirety, for either the Contractor's MMC or FHPlus product if applicable, or for either or both products in specified counties of the Contractor's service area as identified in Appendix M, in the event that DOHMH materially breaches the Agreement or fails to comply with any term or condition of this Agreement that is not cured within twenty (20) days, or within such longer period as the parties may agree, of the Contractor's written request for compliance. The Contractor shall give DOHMH written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety
                    (90) days.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-5

               ii) The Contractor shall have the right to terminate this Agreement, in its entirety, for either the Contractor's MMC or FHPlus product if applicable, or for either or both products in specified counties of the Contractor's service area as specified in Appendix M, in the event that its obligations are materially changed by modifications to this Agreement and its Appendices by SDOH or DOHMH. In such event, Contractor shall give DOHMH and SDOH written notice within thirty (30) days of notification of changes to the Agreement or Appendices specifying the reason and the effective date of termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

               iii) The Contractor shall have the right to terminate this
                    Agreement in its entirety, for either the Contractor's MMC or FHPlus product if applicable, or for either or both products in specified counties of the Contractor's service area as identified in Appendix M, if the Contractor is unable to provide services pursuant to this Agreement because of a natural disaster and/or an act of God to such a degree that Enrollees cannot obtain reasonable access to services within the Contractor's organization, and, after diligent efforts, the Contractor cannot make other provisions for the delivery of such services. The Contractor shall give SDOH and DOHMH written notice of any such termination that specifies:

                    A) the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster and/or an act of God that preclude reasonable access to services;

                    B) the Contractor's attempts to make other provision for the delivery of services; and

                    C) the effective date of the termination, which shall not be less time than will permit an orderly transition of Enrollees, but no more than ninety (90) days.

          d)   Termination Due To Loss of Funding

               In the event that State and/or Federal funding used to pay for services under this Agreement is reduced so that payments cannot be made in full, this Agreement shall automatically terminate, unless both parties agree to a modification of the obligations under this Agreement. The effective date of such termination shall be ninety (90) days after the Contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case DOHMH shall give the Contractor written notice of the earlier date upon which the Agreement shall terminate. A reduction in State and/or Federal funding cannot reduce monies due and owing to the Contractor on or before the effective date of the termination of the Agreement.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-6

     2.8  Close-Out Procedures

          a) Upon termination or expiration of this Agreement in its entirety, for either the Contractor's MMC or FHPlus product is applicable, or for either or both products in specified counties of the Contractor's service area as identified in Appendix M, and in the event that it is not scheduled for renewal, the Contractor shall comply with close-out procedures that the Contractor develops in conjunction with DOHMH and that the DOHMH, and the SDOH have approved. The close-out procedures shall include the following:

               i) The Contractor shall promptly account for and repay funds advanced by SDOH for coverage of Enrollees for periods subsequent to the effective date of termination;

               ii) The Contractor shall give DOHMH, SDOH, and other authorized federal, state or local agencies access to all books, records, and other documents and upon request, portions of such books, records, or documents that may be required by such agencies pursuant to the terms of this Agreement;

               iii) If this Agreement is terminated in its entirety, the
                    Contractor shall submit to DOHMH, SDOH, and authorized federal, state or local agencies, within ninety (90) days of termination, a final financial statement, made by a certified public accountant, unless the Contractor requests of DOHMH and receives written approval from SDOH, DOHMH and all other governmental agencies from which approval is required, for an extension of time for this submission;

               iv) The Contractor shall establish an appropriate plan acceptable to and prior approved by the DOHMH and SDOH for the orderly transition of Enrollees. This plan shall include the provision of pertinent information to identified Enrollees who are: pregnant; currently receiving treatment for a chronic or life threatening condition; prior approved for services or surgery; or whose care is being monitored by a case manager to assist them in making decisions which will promote continuity of care; and

               v) SDOH shall promptly pay all claims and amounts owed to the Contractor.

          b) Any termination of this Agreement by either the Contractor or DOHMH shall be done by amendment to this Agreement, unless the Agreement is terminated by the DOHMH due to conditions in Section 2.7(a)(i) or Appendix A of this Agreement.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-7

     2.9  Rights and Remedies

          The rights and remedies of DOHMH and the Contractor provided expressly in this Section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

     2.10 Notices

          All notices to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the Contractor, DOHMH, and the SDOH at the following addresses:

          For DOHMH:
          New York City Department of Health and Mental Hygiene
          125 Worth Street, CN # 29C
          New York, NY 10013
          ATTN: Assistant Commissioner
          Division of Health Care Access and Improvement

          For SDOH:
          New York State Department of Health
          Empire State Plaza
          Corning Tower, Room 2074
          Albany, NY 12237-0065

          For the Contractor:
          CarePlus, L.L.C.
          360 West 31st Street, Fifth Floor
          New York, NY 10001
          ATTN: Executive Officer


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-8

     2.11 Severability

          If this Agreement contains any unlawful provision that is not an essential part of this Agreement and that was not a controlling or material inducement to enter into this Agreement, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from this Agreement without affecting the binding force of the remainder of this Agreement.


                                    SECTION 2
                    (AGREEMENT TERM, AMENDMENTS, EXTENSIONS,
                 AND GENERAL CONTRACT ADMINISTRATION PROVISIONS)
                                 October 1, 2005
                                       2-9

3.   COMPENSATION

     3.1  Capitation Payments

          a) Compensation to the Contractor shall consist of a monthly capitation payment for each Enrollee and the Supplemental Capitation Payments as described in Section 3.1 (d), where applicable.

          b) The monthly Capitation Rates are attached hereto as Appendix L, which is hereby made a part of this Agreement as if set forth fully herein.

          c) The monthly capitation payments, and the Supplemental Newborn Capitation Payment and the Supplemental Maternity Capitation Payment, when applicable, to the Contractor shall constitute full and complete payments to the Contractor for all services that the Contractor provides, except for payments due the Contractor as set forth in Sections 3.11, 3.12, and 3.13 of this Agreement for MMC Enrollees.

          d) Capitation Rates shall be effective for the entire contract period, except as described in Section 3.2.

     3.2  Modification of Rates During Contract Period

          a) Any technical modification to Capitation Rates during the term of this Agreement, as agreed to by the Contractor, including but not limited to, changes in reinsurance or the Benefit Package, shall be deemed incorporated into this Agreement without further action by the parties, upon approval by SDOH and upon written notice by SDOH to the DOHMH.

          b) Any other modification to Capitation Rates, as agreed to by SDOH and the Contractor, during the term of the Agreement shall be deemed incorporated into this Agreement, without further action by the parties upon approval of such modifications by the SDOH and the State Division of Budget, and upon written notice by SDOH and DOHMH.

          c) In the event that the SDOH and the Contractor fail to reach agreement on the modifications to the monthly Capitation Rates, the SDOH will provide formal written notice to the Contractor and the DOHMH of the amount and effective date of the modified Capitation Rates approved by the State Division of the Budget. The Contractor shall have the option of terminating this Agreement if such approved modified Capitation Rates are not acceptable. In such cases, the Contractor shall give written notice to the SDOH and the DOHMH within thirty (30) days of the date of the formal written notice of the modified Capitation Rates from SDOH specifying the reasons for and effective date of termination. The effective date of termination shall be ninety
               (90) days from the date of the Contractor's written notice, unless the SDOH determines that


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-1
               an orderly disenrollment can be accomplished in fewer days. During the period commencing with the effective date of the SDOH modified Capitation Rates, through the effective date of termination of the Agreement, the Contractor shall have the option of continuing to receive capitation payments at the expired Capitation Rates or at the modified Capitation Rates approved by the SDOH and the Division of the Budget for the rate period.

          If the Contractor fails to exercise its right to terminate in accordance with (c) above, then the modified Capitation Rates approved by SDOH and the State Division of Budget shall be deemed incorporated into this Agreement without further action by the parties as of the effective date of the modified Capitation Rates, as established by SDOH and approved by the State Division of Budget.

     3.3  Rate Setting Methodology

          a) Capitation rates shall be determined prospectively and shall not be retroactively adjusted to reflect actual Medicaid fee-for-service data or Contractor experience for the time period covered by the rates. Capitated rates in effect as of April 1, 2006 and thereafter, shall be certified to be actuarially sound in accordance with 42 CFR Section 438.6(c).

          b) Notwithstanding the provisions set forth in Section 3.3(a) above, the DOHMH reserves the right to terminate this Agreement, in its entirety for either the Contractor's MMC or FHPlus product if applicable, or for either or both products in specified counties of the Contractor's service area as set forth in Appendix M, pursuant to Section 2.7 of this Agreement, upon determination by SDOH that the aggregate monthly Capitation Rates are not cost effective.

     3.4  Payment of Capitation

          a) The monthly capitation payments for each Enrollee are due to the Contractor from the Effective Date of Enrollment until the Effective Date of Disenrollment of the Enrollee or termination of this Agreement, whichever occurs first. The Contractor shall receive a full month's capitation payment for the month in which Disenrollment occurs. The Roster generated by SDOH with any modification communicated electronically or in writing by the LDSS or the Enrollment Broker prior to the end of the month in which the Roster is generated, shall be the Enrollment list for purposes of eMedNY premium billing and payment, as discussed in
               Section 6.9 and Appendix H of this Agreement.

          b) Upon receipt by the Fiscal Agent of a properly completed claim for monthly capitation payments submitted by the Contractor pursuant to this Agreement, the Fiscal Agent will promptly process such claim for payment and use its best efforts to complete such processing within thirty (30) business days from date of receipt of the claim by the Fiscal Agent. Processing of Contractor


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-2
               claims shall be in compliance with the requirements of 42 CFR
               Section 447.45. The Fiscal Agent will also use its best efforts to resolve any billing problem relating to the Contractor's claims as soon as possible. In accordance with Section 41 of the New York State Finance Law (State Finance Law), the State and New York City shall have no liability under this Agreement to the Contractor or anyone else beyond funds appropriated and available for this Agreement.

     3.5  Denial of Capitation Payments

          If the US Centers for Medicare and Medicaid Services (CMS) denies payment for new Enrollees, as authorized by SSA Section 1903(m)(5) and 42 CFR Section 438.730 (e), or such other applicable federal statutes or regulations, based upon a determination that Contractor failed substantially to provide medically necessary items and services, imposed premium amounts or charges in excess of permitted payments, engaged in discriminatory practices as described in SSA Section 1932(e)(1)(A)(iii), misrepresented or falsified information submitted to CMS, SDOH, LDSS, the Enrollment Broker, or an Enrollee, Prospective Enrollee, or health care provider, or failed to comply with federal requirements (i.e., 42 CFR Section 422.208 and 42 CFR Section 438.6
          (h) relating to the Physician Incentive Plans), SDOH and LDSS will deny capitation payments to the Contractor for the same Enrollees for the period of time for which CMS denies such payment.

     3.6  SDOH Right to Recover Premiums

          The parties acknowledge and accept that the SDOH has a right to recover premiums paid to the Contractor for MMC Enrollees listed on the monthly Roster who are later determined for the entire applicable payment month, to have been in an institution; to have been incarcerated; to have moved out of the Contractor's service area subject to any time remaining in the MMC Enrollee's Guaranteed Eligibility period; or to have died. SDOH has a right to recover premiums for FHPlus Enrollees listed on the Roster who are determined to have been incarcerated; to have moved out of the Contractor's service area or their county of fiscal responsibility; or to have died. In any event, the State may only recover premiums paid for MMC and/or FHPlus Enrollees listed on a Roster if it is determined by the SDOH that the Contractor was not at risk for provision of Benefit Package services for any portion of the payment period.

     3.7  Third Party Health Insurance Determination

          The Contractor will make diligent efforts to determine whether Enrollees have third party health insurance (TPHI). The LDSS is also responsible for making diligent efforts to determine if Enrollees have TPHI and to maintain third party information on the WMS/eMedNY Third Party Resource System. The Contractor shall make good faith efforts to coordinate benefits with and collect TPHI recoveries from other insurers, and must inform the LDSS of any known changes


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-3
          in status of TPHI insurance eligibility within thirty (30) days of learning of a change in TPHI. The Contractor may use the Roster as one method to determine TPHI information. The Contractor will be permitted to retain one hundred percent (100%) of any reimbursement for Benefit Package services obtained from TPHI. Capitation Rates are net of TPHI recoveries. In no instances may an Enrollee be held responsible for disputes over these recoveries.

     3.8  Payment For Newborns

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with an Enrollee's newborn, unless the child is Excluded from Medicaid Managed Care pursuant to Appendix H of this Agreement, or the Contractor does not offer a MMC product in the mother's local social services district.

          b) The Contractor shall receive a capitation payment from the first day of the newborn's month of birth and, in instances where the Contractor pays the hospital or birthing center for the newborn stay, a Supplemental Newborn Capitation Payment.

          c) Capitation Rate and Supplemental Newborn Capitation Payment for a newborn will begin the month following certification of the newborn's eligibility and enrollment, retroactive to the first day of the month in which the child was born.

          d) The Contractor cannot bill for a Supplemental Newborn Capitation Payment unless the newborn hospital or birthing center payment has been paid by the Contractor. The Contractor must maintain on file evidence of payment to the hospital or birthing center of the claim for the newborn stay. Failure to have supporting records may, upon an audit, result in recoupment of the Supplemental Newborn Capitation Payment by SDOH.

     3.9  Supplemental Maternity Capitation Payment

          a) The Contractor shall be responsible for all costs and services included in the Benefit Package associated with the maternity care of an Enrollee.

          b) In instances where the Enrollee is enrolled in the Contractor's MMC or FHPlus product on the date of the delivery of a child, the Contractor shall be entitled to receive a Supplemental Maternity Capitation Payment. The Supplemental Maternity Capitation Payment reimburses the Contractor for the inpatient and outpatient costs of services normally provided as part of maternity care, including antepartum care, delivery and post-partum care. The Supplemental Maternity Capitation Payment is in addition to the monthly Capitation Rate paid by the SDOH to the Contractor for the Enrollee.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-4

          c) In instances where the Enrollee was enrolled in the Contractor's MMC or FHPlus product for only part of the pregnancy, but was enrolled on the date of the delivery of the child, the Contractor shall be entitled to receive the entire Supplemental Maternity Capitation Payment. The Supplemental Capitation payment shall not be pro-rated to reflect that the Enrollee was not enrolled in the Contractor's MMC or FHPlus product for the entire duration of the pregnancy.

          d) In instances where the Enrollee was enrolled in the Contractor's MMC or FHPlus product for part of the pregnancy, but was not enrolled on the date of the delivery of the child, the Contractor shall not be entitled to receive the Supplemental Maternity Capitation Payment, or any portion thereof.

          e) Costs of inpatient and outpatient care associated with maternity cases that end in termination or miscarriage shall be reimbursed to the Contractor through the monthly Capitation Rate for the Enrollee and the Contractor shall not receive the Supplemental Maternity Capitation Payment.

          f) The Contractor may not bill a Supplemental Maternity Capitation Payment until the hospital inpatient or birthing center delivery is paid by the Contractor, and the Contractor must maintain on file evidence of payment of the delivery, plus any other inpatient and outpatient services for the maternity care of the Enrollee to be eligible to receive a Supplemental Maternity Capitation Payment. Failure to have supporting records may, upon audit, result in recoupment of the Supplemental Maternity Capitation Payment by the SDOH.

     3.10 Contractor Financial Liability

          Contractor shall not be financially liable for any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

     3.11 Inpatient Hospital Stop-Loss Insurance for MMC Enrollees

          a) The Contractor must obtain stop-loss coverage for inpatient hospital services for MMC Enrollees. A Contractor may elect to purchase stop-loss coverage from New York State. In such cases, the Capitation Rates paid to the Contractor shall be adjusted to reflect the cost of such stop-loss coverage. The cost of such coverage shall be determined by SDOH.

          b) Under NYS stop-loss coverage, if the hospital inpatient expenses incurred by the Contractor for an individual MMC Enrollee during any calendar year reaches $50,000, the Contractor shall be compensated for eighty percent (80%) of the cost of hospital inpatient services in excess of this amount up to a maximum of $250,000. Above that amount, the Contractor will be compensated for one hundred percent (100%) of cost. All compensation shall


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-5
               be based on the lower of the Contractor's negotiated hospital rate or Medicaid rates of payment.

               [ ] The Contractor has elected to have NYS provide stop-loss reinsurance for MMC Enrollees.

                    OR

               [X] The Contractor has not elected to have NYS provide stop-loss reinsurance for MMC Enrollees.

     3.12 Mental Health and Chemical Dependence Stop-Loss for MMC Enrollees

          a) The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable mental health treatment outpatient visits by MMC Enrollees in excess of twenty
               (20) visits during any calendar year at rates set forth in contracted fee schedules. Any Court-Ordered Services for mental health treatment outpatient visits by MMC Enrollees which specify the use of Non-Participating Providers shall be compensated at the Medicaid rate of payment.

          b) The Contractor will be compensated for medically necessary and clinically appropriate inpatient mental health services and/or Chemical Dependence Inpatient Rehabilitation and Treatment Services to MMC Enrollees, as defined in Appendix K of this Agreement, in excess of a combined total of thirty (30) days during a calendar year at the lower of the Contractor's negotiated inpatient rate or Medicaid rate of payment.

          c) Detoxification Services for MMC Enrollees in Article 28 inpatient hospital facilities are subject to the stop-loss provisions specified in Section 3.11 of this Agreement.

     3.13 Residential Health Care Facility Stop-Loss for MMC Enrollees

          The Contractor will be compensated for medically necessary and clinically appropriate Medicaid reimbursable inpatient Residential Health Care Facility services, as defined in Appendix K of this Agreement, provided to MMC Enrollees in excess of sixty (60) days during a calendar year at the lower of the Contractor's negotiated rates or Medicaid rate of payment.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-6

     3.14 Stop-Loss Documentation and Procedures for the MMC Program

          The Contractor must follow procedures and documentation requirements in accordance with the New York State Department of Health stop-loss policy and procedure manual. The State has the right to recover from the Contractor any stop-loss payments that are later found not to conform to these SDOH requirements.

     3.15 FHPlus Reinsurance

          The Contractor shall purchase reinsurance coverage unless it can demonstrate to SDOH's satisfaction the ability to self insure.

     3.16 Tracking Visits Provided by Indian Health Clinics - Applies to MMC Program Only

          The SDOH shall monitor all visits provided by tribal or Indian health clinics or urban Indian health facilities or centers to enrolled Native Americans, so that the SDOH can reconcile payment made for those services, should it be deemed necessary to do so.


                                    SECTION 3
                                 (COMPENSATION)
                                 October 1, 2005
                                       3-7

4.   SERVICE AREA

     The Contractor's service area for Medicaid Managed Care and/or FHPlus shall consist of the county(ies) described in Appendix M of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein. Such service area is the specific geographic area within which Eligible Persons must reside to enroll in either the Contractor's Medicaid Managed Care and/or FHPlus product.


                                    SECTION 4
                                 (SERVICE AREA)
                                 October 1, 2005
                                       4-1

5.   RESERVED


                                    SECTION 5
                                 OCTOBER 1, 2005
                                       5-1

6.   ENROLLMENT

     6.1  Populations Eligible for Enrollment

          a)   Medicaid Managed Care Populations

               All Eligible Persons who meet the criteria in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan and who reside in the Contractor's service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor's Medicaid Managed Care product.

          b)   Family Health Plus Populations

               All Eligible Persons who meet the criteria listed in Section 369-ee of the SSL and/or New York State's Operational Protocol for the Partnership Plan and who reside in the Contractor's service area, as specified in Appendix M of this Agreement, shall be eligible for Enrollment in the Contractor's Family Health Plus product.

     6.2  Enrollment Requirements

          The Contractor agrees to conduct Enrollment of Eligible Persons in accordance with the policies and procedures set forth in Appendix H of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

     6.3  Equality of Access to Enrollment

          The Contractor shall accept Enrollments of Eligible Persons in the order in which the Enrollment applications are received without restriction and without regard to the Eligible Person's age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services or to the Capitation Rate that the Contractor will receive for such Eligible Person.

     6.4  Enrollment Decisions

          An Eligible Person's decision to enroll in the Contractor's MMC or FHPlus product shall be voluntary except as otherwise provided in
          Section 6.5 of this Agreement.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-1

     6.5  Auto Assignment - For MMC Program Only

          An MMC Eligible Person whose Enrollment is mandatory under the Medicaid Managed Care Program and who fails to select and enroll in an MCO within sixty (60) days of receipt of notice of mandatory Enrollment may be assigned by the SDOH or the LDSS to the Contractor's MMC product pursuant to SSL Section 364-j and in accordance with Appendix H of this Agreement.

     6.6  Prohibition Against Conditions on Enrollment

          Unless otherwise required by law or this Agreement, neither the Contractor nor LDSS shall condition any Eligible Person's Enrollment into the Contractor's MMC or FHPlus product upon the performance of any act. Neither the Contractor nor the LDSS shall suggest in any way that failure to enroll in the Contractor's MMC or FHPlus product may result in a loss of benefits, except in the case of the FHPlus Program when the Contractor is the sole MCO offering a FHPlus product in the Enrollee's county of fiscal responsibility;

     6.7  Newborn Enrollment

          a) All newborn children not Excluded from Enrollment in the MMC Program pursuant to Appendix H of this Agreement, shall be enrolled in the MCO in which the newborn's mother is an Enrollee, effective from the first day of the child's month of birth, unless the MCO in which the mother is enrolled does not offer a MMC product in the mother's county of fiscal responsibility.

          b) In addition to the responsibilities set forth in Appendix H of this Agreement, the Contractor is responsible for coordinating with the LDSS the efforts to ensure that all newborns are enrolled in the Contractor's MMC product, if applicable.

          c) The SDOH and LDSS shall be responsible for ensuring that timely Medicaid eligibility determination and Enrollment of the newborns is effected consistent with state laws, regulations, and policy and with the newborn Enrollment requirements set forth in Appendix H of this Agreement.

     6.8  Effective Date of Enrollment

          a) For MMC Enrollees, the Contractor and the LDSS are responsible for notifying the MMC Enrollee of the expected Effective Date of Enrollment.

          b) For FHPlus Enrollees, the Contractor must notify the FHPlus Enrollee of the Effective Date of Enrollment.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-2

          c) Notification may be accomplished through a "Welcome Letter." To the extent practicable, such notification must precede the Effective Date of Enrollment.

          d) In the event that the actual Effective Date of Enrollment changes, the Contractor, and for MMC Enrollees, the LDSS, must notify the Enrollee of the change.

          e) As of the Effective Date of Enrollment, and until the Effective Date of Disenrollment, the Contractor shall be responsible for the provision and cost of all care and services covered by the Benefit Package and provided to Enrollees whose names appear on the Prepaid Capitation Plan Roster, except as hereinafter provided.

               i) Contractor shall not be liable for the cost of any services rendered to an Enrollee prior to his or her Effective Date of Enrollment.

               ii) Contractor shall not be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor's MMC product and who remains hospitalized on the Effective Date of Enrollment; except when the MMC Enrollee, on or after the Effective Date of Enrollment, 1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee-for-service payment rules, the method of payment changes from: a) Diagnostic Related Group (DRG) case-based rate of payment per discharge to a per diem rate of payment exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates either to another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall be liable for the cost of the consecutive stay.

               iii) Contractor shall not be liable for any part of the cost of a hospital stay for an FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Enrollment in the Contractor's FHPlus product and who has not been discharged as of the Effective Date of Enrollment, up to the date the FHPlus Enrollee is discharged.

               iv) Except for newborns, an Enrollee's Effective Date of Enrollment shall be the first day of the month on which the Enrollee's name appears on the Roster for that month.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-3

     6.9  Roster

          a) The first and second monthly Rosters generated by SDOH in combination shall serve as the official Contractor Enrollment list for purposes of eMedNY premium billing and payment, subject to ongoing eligibility of the Enrollees as of the first (1st) day of the Enrollment month. Modifications to the Roster may be made electronically or in writing by the LDSS or the Enrollment Broker. If the LDSS or Enrollment Broker notifies the Contractor in writing or electronically of changes in the Roster and provides supporting information as necessary prior to the effective date of the Roster, the Contractor will accept that notification in the same manner as the Roster.

          b) The LDSS is responsible for making data on eligibility determinations available to the Contractor and SDOH to resolve discrepancies that may arise between the Roster and the Contractor's Enrollment files in accordance with the provisions in Appendix H of this Agreement.

          c) All Contractors must have the ability to receive Rosters electronically.

     6.10 Automatic Re-Enrollment

          a) An Enrollee who loses Medicaid or FHPlus eligibility and who regains eligibility for either Medicaid or FHPlus within a three
               (3) month period, will be automatically prospectively re-enrolled in the Contractor's MMC or FHPlus product unless:

               i) the Contractor does not offer such product in the Enrollee's county of fiscal responsibility; or

               ii) the Enrollee indicates in writing that he/she wishes to enroll in another MCO or, if permitted, receive coverage under Medicaid fee-for-service.


                                    SECTION 6
                                  (ENROLLMENT)
                                 October 1, 2005
                                       6-4

7.   LOCK-IN PROVISIONS

     7.1 Lock-In Provisions in MMC Mandatory Local Social Services Districts and for Family Health Plus

          All MMC Enrollees residing in local social service districts where Enrollment in the MMC Program is mandatory and all FHPlus Enrollees are subject to a twelve (12) month Lock-In Period following the Effective Date of Enrollment, with an initial ninety (90) day grace period in which to disenroll without cause and enroll in another MCO's MMC or FHPlus product, if available.

     7.2  Disenrollment During a Lock-In Period

          An Enrollee subject to Lock-In may disenroll from the Contractor's MMC or FHPlus product during the Lock-In Period for Good Cause as defined in Appendix H of this Agreement.

     7.3  Notification Regarding Lock-In and End of Lock-In Period

          The LDSS, either directly or through the Enrollment Broker, is responsible for notifying Enrollees of their right to change MCOs in the Enrollment confirmation notice sent to individuals after they have selected an MCO or been auto-assigned (the latter being applicable to areas where the mandatory MMC Program is in effect). The SDOH or its designee will be responsible for providing a notice of end of Lock-In and the right to change MCOs at least sixty (60) days prior to the first Enrollment anniversary date as outlined in Appendix H of this Agreement.

     7.4  Lock-In and Change in Eligibility Status

          Enrollees who lose Medicaid or FHPlus eligibility and regain eligibility for either Medicaid or FHPlus within a three (3) month period, will not be subject to a new Lock-in Period unless they opt to change MCOs pursuant to Section 6.10 of this Agreement.


                                    SECTION 7
                              (LOCK-IN PROVISIONS)
                                 October 1, 2005
                                       7-1

8.   DISENROLLMENT

     8.1  Disenrollment Requirements

          a) The Contractor agrees to conduct Disenrollment of an Enrollee in accordance with the policies and procedures for Disenrollment set forth in Appendix H of this Agreement.

          b) LDSSs are responsible for making the final determination concerning Disenrollment requests.

     8.2  Disenrollment Prohibitions

          Enrollees shall not be disenrolled from the Contractor's MMC or FHPlus product based on any of the factors listed in Section 34 (Non-Discrimination) of this Agreement.

     8.3  Disenrollment Requests

          a)   Routine Disenrollment Requests

               The LDSS is responsible for processing Routine Disenrollment requests to take effect as specified in Appendix H of this Agreement. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second (2nd) month after the month in which an Enrollee requests a Disenrollment.

          b)   Non-Routine Disenrollment Requests

               i) Enrollees with an urgent medical need to disenroll from the Contractor's MMC or FHPlus product may request an expedited Disenrollment by the LDSS. An MMC Enrollee who requests a return to Medicaid fee-for-service based on his/her HIV, End State Renal disease (ESRD) or SPMI/SED status is categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

               ii) Enrollees with a complaint of Nonconsensual Enrollment may request an expedited Disenrollment by the LDSS.

               iii) In districts where homeless individuals are Exempt, as described in Appendices H and M of this Agreement, homeless MMC Enrollees residing in the shelter system may request an expedited Disenrollment by the LDSS.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-1

               iv) Retroactive Disenrollments may be warranted in rare instances and may be requested of the LDSS as described in Appendix H of this Agreement.

               v) Substantiation of non-routine Disenrollment requests by the LDSS will result in Disenrollment in accordance with the timeframes as set forth in Appendix H of this Agreement.

     8.4  Contractor Notification of Disenrollments

          a) Notwithstanding anything herein to the contrary, the Roster, along with any changes sent by the LDSS to the Contractor in writing or electronically, shall serve as official notice to the Contractor of Disenrollment of an Enrollee. In cases of expedited and retroactive Disenrollment, the Contractor shall be notified of the Enrollee's Effective Date of Disenrollment by the LDSS.

          b) In the event that the LDSS intends to retroactively disenroll an Enrollee on a date prior to the first day of the month of the Disenrollment request, the LDSS is responsible for consulting with the Contractor prior to Disenrollment. Such consultation shall not be required for the retroactive Disenrollment of Supplemental Security Income (SSI) infants where it is clear that the Contractor was not a risk for the provision of Benefit Package services for any portion of the retroactive period.

          c) In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for noticing the Contractor at the time of Disenrollment of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month.

     8.5  Contractor's Liability

          a) The Contractor is not responsible for providing the Benefit Package under this Agreement on or after the Effective Date of Disenrollment except as hereinafter provided:

               i) The Contractor shall be liable for any part of the cost of a hospital stay for a MMC Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor's MMC product and who remains hospitalized on the Effective Date of Disenrollment; except when the MMC Enrollee, on or after the Effective Date of Disenrollment,
                    1) is transferred from one hospital to another; or 2) is discharged from one unit in the hospital to another unit in the same facility and under Medicaid fee-for-service payment rules, the method of payment changes from: a) DRG case-based rate of payment per discharge to a per diem rate of payment


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-2
                    exempt from DRG case-based payment rates, or b) from a per diem payment rate exempt from DRG case-based payment rates to either another per diem rate, or a DRG case-based payment rate. In such instances, the Contractor shall not be liable for the cost of the consecutive stay. For the purposes of this paragraph, "hospital stay" does not include a stay in a hospital that is a) certified by Medicare as a long-term care hospital and b) has an average length of stay for all patients greater than ninety-five (95) days as reported in the Statewide Planning and Research Cooperative System (SPARCS) Annual Report 2002; in such instances, Contractor liability will cease on the Effective Date of Disenrollment.

               ii) The Contractor shall be liable for any part of the cost of a hospital stay for a FHPlus Enrollee who is admitted to the hospital prior to the Effective Date of Disenrollment from the Contractor's FHPlus product and who has not been discharged as of the Effective Date of Disenrollment, up to the date the FHPlus Enrollee is discharged.

          b) The Contractor shall notify the LDSS that the Enrollee remains in the hospital and provide the LDSS with information regarding his or her medical status. The Contractor is required to cooperate with the Enrollee and the new MCO (if applicable) on a timely basis to ensure a smooth transition and continuity of care.

     8.6  Enrollee Initiated Disenrollment

          a) An Enrollee subject to Lock-In as described in Section 7 of this Agreement may initiate Disenrollment from the Contractor's MMC or FHPlus product for Good Cause as defined in Appendix H of this Agreement at any time during the Lock-In period by filing an oral or written request with the LDSS.

          b) Once the Lock-In Period has expired, the Enrollee may disenroll from the Contractor's MMC or FHPlus product at any time, for any reason.

     8.7  Contractor Initiated Disenrollment

          a) The Contractor may initiate an involuntary Disenrollment if an Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and documented reasonable efforts to resolve the problems presented by the Enrollee.

          b) Consistent with 42 CFR Section 438.56 (b), the Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued Enrollment in the Contractor's MMC


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-3
               or FHPlus product seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

          c) Contractor initiated Disenrollments must be carried out in accordance with the requirements and timeframes described in Appendix H of this Agreement.

          d) Once an Enrollee has been disenrolled at the Contractor's request, he/she will not be re-enrolled with the Contractor's MMC or FHPlus product unless the Contractor first agrees to such re-enrollment.

     8.8  LDSS Initiated Disenrollment

          a) The LDSS is responsible for promptly initiating Disenrollment when:

               i)   an Enrollee is no longer eligible for MMC or FHPlus; or

               ii) the Guaranteed Eligibility period ends and an Enrollee is no longer eligible for MMC or FHPlus benefits; or

               iii) an Enrollee is no longer the financial responsibility of the
                    LDSS; or

               iv)  an Enrollee becomes ineligible for Enrollment pursuant to
                    Section 6.1 of this Agreement; or

               v) an Enrollee has moved outside the service area covered by this Agreement, unless Contractor can demonstrate that:

                    A) the Enrollee has made an informed choice to continue Enrollment with the Contractor and that Enrollee will have sufficient access to the Contractor's provider network; and

                    B) fiscal responsibility for Medicaid or FHPlus coverage remains in the county of origin.


                                    SECTION 8
                                 (DISENROLLMENT)
                                 October 1, 2005
                                       8-4

9.   GUARANTEED ELIGIBILITY

     9.1  General Requirements

          SDOH, the LDSS and the Contractor will follow the policies in this section subject to state and federal law and regulation.

     9.2  Right to Guaranteed Eligibility

          a) New Enrollees, other than those identified in Section 9.2(b) below, who would otherwise lose Medicaid or FHPlus eligibility during the first six (6) months of Enrollment will retain the right to remain enrolled in the Contractor's MMC or FHPlus product, as applicable, under this Agreement for a period of six
               (6) months from their Effective Date of Enrollment.

          b)   Guaranteed Eligibility is not available to the following
               Enrollees:

               i) Enrollees who lose eligibility due to death, moving out of State, or incarceration;

               ii) Female MMC Enrollees with a net available income in excess of medically necessary income but at or below two hundred percent (200%) of the federal poverty level who are only eligible for Medicaid while they are pregnant and then through the end of the month in which the sixtieth (60th) day following the end of the pregnancy occurs.

          c) If, during the first six (6) months of Enrollment in the Contractor's MMC product, an MMC Enrollee becomes eligible for Medicaid only as a spend-down, the MMC Enrollee will be eligible to remain enrolled in the Contractor's MMC product for the remainder of the six (6) month Guaranteed Eligibility period. During the six (6) month Guaranteed Eligibility period, an MMC Enrollee eligible for spend-down and in need of wrap-around services has the option of spending down to gain full Medicaid eligibility for the wrap-around services. In this situation, the LDSS is responsible for monitoring the MMC Enrollee's need for wrap-around services and manually setting coverage codes as appropriate.

          d) FHPlus Enrollees who become eligible for Medicaid benefits without an income or resource spend-down will not be entitled to a Guaranteed Eligibility period.

          e) Enrollees who lose and regain Medicaid or FHPlus eligibility within a three (3) month period will not be entitled to a new period of six (6) months Guaranteed Eligibility.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 2005
                                       9-1

     9.3  Covered Services During Guaranteed Eligibility

          The services covered during the Guaranteed Eligibility period shall be those contained in the Benefit Package, as specified in Appendix K of this Agreement. MMC enrollees shall also be eligible to receive Free Access to family planning and reproductive health services as set forth in Section 10.10 of this Agreement and pharmacy services on a Medicaid fee-for-service basis during the Guaranteed Eligibility period.

     9.4  Disenrollment During Guaranteed Eligibility

          a) An Enrollee-initiated Disenrollment from the Contractor's MMC or FHPlus product terminates the Guaranteed Eligibility period.

          b) During the Guarantee Eligibility period, an Enrollee may not change MCOs.


                                    SECTION 9
                            (GUARANTEED ELIGIBILITY)
                                 October 1, 2005
                                       9-2

10.  BENEFIT PACKAGE REQUIREMENTS

     10.1 Contractor Responsibilities

          Contractor must provide or arrange for the provision of all services set forth in the Benefit Package for MMC Enrollees and FHPlus Enrollees subject to any exclusions or limitations imposed by federal or state Law during the period of this Agreement. SDOH and LDSS shall assure that Medicaid services covered under the Medicaid fee-for-service program but not covered in the Benefit Package are available to and accessible by MMC Enrollees.

     10.2 Compliance with State Medicaid Plan and Applicable Laws

          a) All services provided under the Benefit Package to MMC Enrollees must comply with all the standards of the State Medicaid Plan established pursuant to Section 363-a of the SSL and shall satisfy all other applicable requirements of the SSL and PHL.

          b) Benefit Package Services provided by the Contractor through its FHPlus product shall comply with all applicable requirements of the PHL and SSL.

     10.3 Definitions

          The Contractor agrees to the definitions of "Benefit Package" and "Non-Covered Services" contained in Appendix K, which is incorporated by reference as if set forth fully herein.

     10.4 Child Teen Health Program/Adolescent Preventive Services

          a) The Contractor and its Participating Providers are required to provide the Child Teen Health Program (C/THP) services outlined in Appendix K of this Agreement and comply with applicable Early and Periodic Screening, Diagnostic and Treatment (EPSDT) requirements specified in 42 CFR Part 441, sub-part B, 18NYCRR
               Part 508 and the New York State Department of Health C/THP manual. The Contractor and its Participating Providers are required to provide C/THP services to Enrollees under twenty-one
               (21) years of age when:

               i) The care or services are essential to prevent, diagnose, prevent the worsening of, alleviate or ameliorate the effects of an illness, injury, disability, disorder or condition.

               ii) The care or services are essential to the overall physical, cognitive and mental growth and developmental needs of the Enrollee.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-1

               iii) The care or service will assist the Enrollee to achieve or maintain maximum functional capacity in performing daily activities, taking into account both the functional capacity of the Enrollee and those functional capacities that are appropriate for individuals of the same age as the Enrollee.

          b) The Contractor shall base its determination on medical and other relevant information provided by the Enrollee's PCP, other health care providers, school, local social services, and/or local public health officials that have evaluated the Enrollee.

          c) The Contractor and its Participating Providers must comply with the C/THP program standards and must do at least the following with respect to all Enrollees under age 21:

               i) Educate Enrollees who are pregnant women or who are parents of Enrollees under age 21 about the program and its importance to a child's or adolescent's health.

               ii) Educate Participating Providers about the program and their responsibilities under it.

               iii) Conduct outreach, including by mail, telephone, and through home visits (where appropriate), to ensure children are kept current with respect to their periodicity schedules.

               iv) Schedule appointments for children and adolescents pursuant to the periodicity schedule, assist with referrals, and conduct follow-up with children and adolescents who miss or cancel appointments.

               v) Ensure that all appropriate diagnostic and treatment services, including specialist referrals, are furnished pursuant to findings from a C/THP screen.

               vi) Achieve and maintain an acceptable compliance rate for screening schedules during the contract period.

          d) In addition to C/THP requirements, the Contractor and its Participating Providers are required to comply with the American Medical Association's Guidelines for Adolescent Preventive Services which require annual well adolescent preventive visits which focus on health guidance, immunizations, and screening for physical, emotional, and behavioral conditions.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-2

     10.5 Foster Care Children - Applies to MMC Program Only

          The Contractor shall comply with the health requirements for foster children specified in 18 NYCRR Section 441.22 and Part 507 and any subsequent amendments thereto. These requirements include thirty (30) day obligations for a comprehensive physical and behavioral health assessment and assessment of the risk that the child may be HIV+ and should be tested.

     10.6 Child Protective Services

          The Contractor shall comply with the requirements specified for child protective examinations, provision of medical information to the child protective services investigation and court ordered services as specified in 18 NYCRR Part 432, and any subsequent amendments thereto. Medically necessary services must be covered, whether provided by the Contractor's Participating Providers or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.

     10.7 Welfare Reform - Applies to MMC Program only

          a) The LDSS is responsible for determining whether each public assistance or combined public assistance/Medicaid applicant is incapacitated or can participate in work activities. As part of this work determination process, the LDSS may require medical documentation and/or an initial mental and/or physical examination to determine whether an individual has a mental or physical impairment that limits his/her ability to engage in work (12 NYCRR Section 1300.2(d)(13)(i)). The LDSS may not require the Contractor to provide the initial district mandated or requested medical examination necessary for an Enrollee to meet welfare reform work participation requirements.

          b) The Contractor shall require that the Participating Providers in its MMC product, upon MMC Enrollee consent, provide medical documentation and health, mental health and chemical dependence assessments as follows:

               i) Within ten (10) days of a request of an MMC Enrollee or a former MMC Enrollee currently receiving public assistance or who is applying for public assistance, the MMC Enrollee's or a former MMC Enrollee's PCP or specialist provider, as appropriate, shall provide medical documentation concerning the MMC Enrollee or former MMC Enrollee's health or mental health status to the LDSS or to the LDSS' designee. Medical documentation includes but is not limited to drug prescriptions and reports from the MMC Enrollee's PCP or specialist provider. The Contractor shall include the foregoing as a responsibility of the PCP and specialist provider in its provider contracts or in their provider manuals.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-3

               ii) Within ten (10) days of a request of an MMC Enrollee, who has already undergone, or is scheduled to undergo, an initial LDSS required mental and/or physical examination, the MMC Enrollee's PCP shall provide a health, or mental health and/or chemical dependence assessment, examination or other services as appropriate to identify or quantify an MMC Enrollee's level of incapacitation. Such assessment must contain a specific diagnosis resulting from any medically appropriate tests and specify any work limitations. The LDSS, may, upon written notice to the Contractor, specify the format and instructions for such an assessment.

          c) The Contractor shall designate a Welfare Reform liaison who shall work with the LDSS or its designee to (1) ensure that MMC Enrollees receive timely access to assessments and services specified in this Agreement and (2) ensure completion of reports containing medical documentation required by the LDSS.

          d) The Contractor will continue to be responsible for the provision and payment of Chemical Dependence Services in the Benefit Package for MMC Enrollees mandated by the LDSS under Welfare Reform if such services are already underway and the LDSS is satisfied with the level of care and services.

          e) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services for MMC Enrollees mandated by the LDSS as a condition of eligibility for Public Assistance or Medicaid under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

          f) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services for MMC Enrollees mandated by the LDSS under Welfare Reform (as indicated by Code 83) unless such services are already under way as described in (d) above.

          g) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services ordered by the LDSS under Welfare Reform.

          h) The Contractor is responsible for the provision of services in Sections 10.9, 10.15 (a) and 10.23 of this Agreement for MMC Enrollees requiring LDSS mandated Chemical Dependence Services.

     10.8 Adult Protective Services

          The Contractor shall cooperate with LDSS in the implementation of 18 NYCRR Part 457 and any subsequent amendments thereto with regard to medically necessary health and mental health services, including referrals for mental health and/or chemical dependency evaluations, and all Court Ordered Services for


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-4
          adults. Court-ordered services that are included in the Benefit Package must be covered, whether provided by the Contractor's Participating Provider or not. Non-Participating Providers will be reimbursed at the Medicaid fee schedule by the Contractor.

     10.9 Court-Ordered Services

          a) The Contractor shall provide any Benefit Package services to Enrollees as ordered by a court of competent jurisdiction, regardless of whether the court order requires such services to be provided by a Participating Provider or by a Non-Participating Provider. Non-Participating Providers shall be reimbursed by the Contractor at the Medicaid fee schedule. The Contractor is responsible for court-ordered services to the extent that such court-ordered services are covered by the Benefit Package and reimbursable by Medicaid or Family Health Plus, as applicable.

          b) Court Ordered Services are those services ordered by the court performed by, or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including mental health and/or Chemical Dependence), or other Benefit Package covered services. The Contractor is responsible for payment of those services as covered by the Benefit Package, even when provided by Non-Participating Providers.

     10.10 Family Planning and Reproductive Health Services

          a) Nothing in this Agreement shall restrict the right of Enrollees to receive Family Planning and Reproductive Health services, as defined in Appendix C of this Agreement, which is hereby made a part of this Agreement as if set forth fully herein.

               i) MMC Enrollees may receive such services from any qualified Medicaid provider, regardless of whether the provider is a Participating or a Non-Participating Provider, without referral from the MMC Enrollee's PCP and without approval from the Contractor.

               ii) FHPlus Enrollees may receive such services from any Participating Provider if the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, or directly from a provider affiliated with the Designated Third Party Contractor if such services are not included in the Contractor's Benefit Package, as specified in Appendix M of this Agreement, without referral from the FHP Enrollee's PCP and without approval from the Contractor.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-5

          b) The Contractor shall permit Enrollees to exercise their right to obtain Family Planning and Reproductive Health services.

               i) If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements in Part C.2 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

               ii) If the Contractor does not include Family Planning and Reproductive Health services in its Benefit Package, the Contractor shall comply with the requirements of Part C.3 of Appendix C of this Agreement, including assuring that Enrollees are fully informed of their rights.

     10.11 Prenatal Care

          The Contractor is responsible for arranging for the provision of comprehensive Prenatal Care Services to all pregnant Enrollees including all services enumerated in Subdivision 1, Section 2522 of the PHL in accordance with 10 NYCRR Section 85.40 (Prenatal Care Assistance Program).

     10.12 Direct Access

          The Contractor shall offer female Enrollees direct access to primary and preventive obstetrics and gynecology services, follow-up care as a result of a primary and preventive visit, and any care related to pregnancy from Participating Providers of her choice, without referral from the PCP as set forth in PHL Section 4406-b(l).

     10.13 Emergency Services

          a) The Contractor shall maintain coverage utilizing a toll free telephone number twenty-four (24) hours per day seven (7) days per week, answered by a live voice, to advise Enrollees of procedures for accessing services for Emergency Medical Conditions and for accessing Urgently Needed Services. Emergency mental health calls must be triaged via telephone by a trained mental health professional.

          b) The Contractor agrees that it will not require prior authorization for services in a medical or behavioral health emergency. The Contractor agrees to inform its Enrollees that access to Emergency Services is not restricted and that Emergency Services may be obtained from a Non-Participating Provider without penalty. Nothing herein precludes the Contractor from entering into contracts with providers or facilities that require providers or facilities to provide notification to the Contractor after Enrollees present for Emergency Services and are subsequently stabilized. The Contractor must pay for


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-6
               services for Emergency Medical Conditions whether provided by a Participating Provider or a Non-Participating Provider, and may not deny payments for failure of the Emergency Services provider or Enrollee to give notice.

          c) Emergency Services rendered by Non-Participating Providers: The Contractor shall advise its Enrollees how to obtain Emergency Services when it is not feasible for Enrollees to receive Emergency Services from or through a Participating Provider. The Contractor shall bear the cost of providing Emergency Services through Non-Participating Providers.

          d) The Contractor agrees to abide by requirements for the provision and payment of Emergency Services and Post-stabilization Care Services which are specified in Appendix G, which is hereby made a part of this Agreement as if set forth fully herein.

     10.14 Medicaid Utilization Thresholds (MUTS)

          MMC Enrollees may be subject to MUTS for outpatient pharmacy services which are billed to Medicaid fee-for-service and for dental services provided without referral at Article 28 clinics operated by academic dental centers as described in Section 10.27 of this Agreement. MMC Enrollees are not otherwise subject to MUTS for services included in the Benefit Package.

     10.15 Services for Which Enrollees Can Self-Refer

          a)   Mental Health and Chemical Dependence Services

               i) The Contractor will allow Enrollees to make a self referral for one mental health assessment from a Participating Provider and one chemical dependence assessment from a Detoxification or Chemical Dependence Participating Provider in any calendar year period without requiring preauthorization or referral from the Enrollee's Primary Care Provider. For the MMC Program, in the case of children, such self-referrals may originate at the request of a school guidance counselor (with parental or guardian consent, or pursuant to procedures set forth in Section 33.21 of the Mental Hygiene Law), LDSS Official, Judicial Official, Probation Officer, parent or similar source.

               ii) The Contractor shall make available to all Enrollees a complete listing of their participating mental health and Chemical Dependence Services providers. The listing should specify which provider groups or practitioners specialize in children's mental health services.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-7

               iii) The Contractor will also ensure that its Participating
                    Providers have available and use formal assessment instruments to identify Enrollees requiring mental health and Chemical Dependence Services, and to determine the types of services that should be furnished.

               iv) The Contractor will implement policies and procedures to ensure that Enrollees receive follow-up Benefit Package services from appropriate providers based on the findings of their mental health and/or Chemical Dependence assessment(s), consistent with Section 15.2(a)(x) and (xi) of this Agreement.

               v) The Contractor will implement policies and procedures to ensure that Enrollees are referred to appropriate Chemical Dependence providers based on the findings of the Chemical Dependence assessment by the Contractor's Participating Provider, consistent with Section 15.2(a)(x) and (xi) of this Agreement.

          b)   Vision Services

               The Contractor will allow its Enrollees to self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services as described in Appendix K of this Agreement.

          c)   Diagnosis and Treatment of Tuberculosis

               Enrollees may self-refer to public health agency facilities for the diagnosis and/or treatment of TB as described in Section 10.18(a) of this Agreement.

          d)   Family Planning and Reproductive Health Services

               Enrollees may self-refer to family planning and reproductive health services as described in Section 10.10 and Appendix C of this Agreement.

          e)   Article 28 Clinics Operated by Academic Dental Centers

               MMC Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services as described in Section 10.27 of this Agreement.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-8

     10.16 Second Opinions for Medical or Surgical Care

          The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.

     10.17 Coordination with Local Public Health Agencies

          The Contractor will coordinate its public health-related activities with the Local Public Health Agency (LPHA) consistent with the SDOH MCO and Public Health Guidelines. Coordination mechanisms and operational protocols for addressing public health issues will be negotiated with the LPHA and be customized to reflect local public health priorities. Negotiations must result in agreements regarding required Contractor activities related to public health as set forth in Appendix N of this Agreement as if set forth fully herein.

     10.18 Public Health Services

          a) Tuberculosis Screening, Diagnosis and Treatment; Directly Observed Therapy (TB\DOT):

               i) Tuberculosis Screening, Diagnosis and Treatment services are included in the Benefit Package as set forth in Appendix K.3
                    (3) (e) of this Agreement.

                    A) It is the State's preference that Enrollees receive TB diagnosis and treatment through the Contractor to the extent that Participating Providers experienced in this type of care are available.

                    B) The SDOH will coordinate with the LPHA to evaluate the Contractor's protocols against State and local guidelines and to review the tuberculosis treatment protocols and networks of Participating Providers to verify their readiness to treat Tuberculosis patients. State and local departments of health will also be available to offer technical assistance to the Contractor in establishing TB policies and procedures.

                    C) The Contractor is responsible for screening, diagnosis and treatment of TB, except for TB/DOT services.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-9

                    D) The Contractor shall inform all Participating Providers of their responsibility to report TB cases to the LPHA.

               ii) Enrollees may self-refer to Local Public Health Agency facilities for the diagnosis and/or treatment of TB.

                    A) The Contractor agrees to reimburse public health clinics when physician visit and patient management or laboratory and radiology services are rendered to Enrollees within the context of TB diagnosis and treatment.

                    B) The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at rates determined by SDOH.

                    C) The LPHA is responsible for: 1) giving notification to the Contractor before delivering TB related services, if so required in the public health agreement established pursuant to Section 10.17 of this Agreement, unless these services are ordered by a court of competent jurisdiction; 2) making reasonable efforts to verify with the Enrollee's PCP that he/she has not already provided TB care and treatment; and 3) providing documentation of services rendered along with the claim.

                    D) Prior authorization for hospital admission may not be required by the Contractor for an admission pursuant to a court order or an order of detention issued by the local commissioner or director of public health.

                    E) The Contractor shall provide the LPHA with access to health care practitioners on a twenty-four (24) hour a day, seven (7) day a week basis who can authorize inpatient hospital admissions. The Contractor shall respond to the LPHA's request for authorization within the same day.

                    F) The Contractor will not be financially liable for treatments rendered to Enrollees who have been institutionalized as a result of a local health commissioner's order due to non-compliance with TB care regimens.

               iii) Directly Observed Therapy (TB/DOT) is not included in the
                    Benefit Package as set forth in Appendix K.3 (3) (e) and K.4 of this Agreement.

                    A) The Contractor will not be capitated or financially liable for these costs.

                    B) The Contractor agrees to make all reasonable efforts to ensure communication, cooperation and coordination with TB/DOT providers regarding clinical care and services.


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                                 October 1, 2005
                                      10-10

                    C) MMC Enrollees may use any Medicaid fee-for-service TB/DOT provider.

               iv) HIV counseling and testing provided to a MMC Enrollee during a TB related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee for service at rates established by SDOH.

          b)   Immunizations

               i) Immunizations are included in the Benefit Package as provided in Appendix K of this Agreement.

                    A) The Contractor is responsible for all costs associated with vaccine purchase and administration associated with adult immunizations.

                    B) The Contractor is responsible for all costs associated with vaccine administration associated with childhood immunizations. The Contractor is not responsible for vaccine purchase costs associated with childhood immunizations and will inform all Participating Providers that the vaccines may be obtained free of charge from the Vaccine for Children Program.

               ii) Enrollees may self refer to the LPHA facilities for their immunizations.

                    A) The Contractor agrees to reimburse the LPHA when an Enrollee has self referred for immunizations.

                    B) The Contractor will make best effort to negotiate fees for these services with the LPHA. If no agreement has been reached, the Contractor agrees to reimburse the public health clinics for these services at rates determined by SDOH.

                    C) The LPHA is responsible for making reasonable efforts to

                         (1) determine the Enrollee's managed care membership status; and

                         (2) ascertain the Enrollee's immunization status. Reasonable efforts shall consist of client interviews, medical records and, when available, access to the Immunization Registry. When an Enrollee presents a membership card with a PCP's name, the LPHA is responsible for calling the PCP. If the LPHA is unable to verify the immunization status from the PCP, the LPHA is responsible for delivering the service as appropriate.

          c)   Prevention and Treatment of Sexually Transmitted Diseases

               The Contractor will be responsible for ensuring that its Participating Providers educate their Enrollees about the risk and prevention of sexually transmitted disease (STD). The Contractor also will be responsible for ensuring that its


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                                      10-11

               Participating Providers screen and treat Enrollees for STDs and report cases of STD to the LPHA and cooperate in contact investigation, in accordance with existing state and local laws and regulations. HIV counseling and testing provided to an MMC Enrollee during an STD related visit at a public health clinic, directly operated by a LPHA, will be covered by Medicaid fee-for-service at rates established by SDOH.

          d)   Lead Poisoning - Applies to MMC Program Only

               The Contractor will be responsible for carrying out and ensuring that its Participating Providers comply with lead poisoning screening and follow-up as specified in 10 NYCRR Sub-part 67-1. The Contractor shall require its Participating Providers to coordinate with the LPHA to assure appropriate follow-up in terms of environmental investigation, risk management and reporting requirements.

     10.19 Adults with Chronic Illnesses and Physical or Developmental Disabilities

          a) The Contractor will implement all of the following to meet the needs of its adult Enrollees with chronic illnesses and physical or developmental disabilities:

               i) Satisfactory methods for ensuring that the Contractor is in compliance with the ADA and Section 504 of the Rehabilitation Act of 1973. Program accessibility for persons with disabilities shall be in accordance with
                    Section 24 of this Agreement.

               ii) Clinical case management which uses satisfactory methods/guidelines for identifying persons at risk of or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, home health services, self-management education and training, etc. The Contractor shall:

                    A) develop protocols describing the Contractor's case management services and minimum qualification requirements for case management staff;

                    B) develop and implement protocols for monitoring effectiveness of case management based on patient outcomes;

                    C) develop and implement protocols for monitoring service utilization, including emergency room visits and hospitalizations, with adjustment of severity of patient conditions;

                    D) provide regular information to Participating Providers on the case management services available to Enrollees and the criteria for referring Enrollees for case management services.


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October I, 2005
                                      10-12

               iii) Satisfactory methods/guidelines for determining which patients are in need of case management services, including establishment of severity thresholds, and methods for identification of patients including monitoring of hospitalizations and ER visits, provider referrals, new Enrollee health screenings ands self referrals by Enrollees.

               iv) Guidelines for determining specific needs of Enrollees in case management, including specialist physician referrals, durable medical equipment, home health services, self management education and training, etc.

               v) Satisfactory systems for coordinating service delivery with Non-Participating Providers, including behavioral health providers for all Enrollees.

               vi) Policies and procedures to allow for the continuation of existing relationships with Non-Participating Providers, consistent with PHL Section 4403(6)(e) and Section 15.6 of this Agreement.

     10.20 Children with Special Health Care Needs

          a) Children with special health care needs are those who have or are suspected of having a serious or chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally. The Contractor will be responsible for performing all of the same activities for this population as for adults. In addition, the Contractor will implement the following for these children:

               i) Satisfactory methods for interacting with school districts, preschool services, child protective service agencies, early intervention officials, behavioral health, and developmental disabilities service organizations for the purpose of coordinating and assuring appropriate service delivery.

               ii) An adequate network of pediatric providers and sub-specialists, and contractual relationships with tertiary institutions, to meet such children's medical needs.

               iii) Satisfactory methods for assuring that children with
                    serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

               iv) Satisfactory arrangements for assuring access to specialty centers in and out of New York State for diagnosis and treatment of rare disorders.


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-13

               v) A satisfactory approach for assuring access to allied health professionals (Physical Therapists, Occupational Therapists, Speech Therapists, and Audiologists) experienced in dealing with children and families.

     10.21 Persons Requiring Ongoing Mental Health Services

          a) The Contractor will implement all of the following for its Enrollees with chronic or ongoing mental health service needs:

               i)   Inclusion of all of the required provider types listed in
                    Section 21 of this Agreement.

               ii) Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment.

               iii) Satisfactory case management systems or satisfactory case management.

               iv) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services with other available services, including Social Services.

               v) The Contractor agrees to participate in the local planning process for serving Enrollees with mental health needs to the extent requested by the DOHMH. At the discretion of DOHMH, the Contractor will develop linkages with local governmental units on coordination, procedures and standards related to mental health services and related activities.

     10.22 Member Needs Relating to HIV

          a) The Contractor must inform MMC Enrollees newly diagnosed with HIV infection or AIDS, who are known to the Contractor, of their enrollment options including the ability to return to the Medicaid fee-for-service program or to disenroll from the Contractor's MMC product and to enroll into HIV SNPs, if such plan is available.

          b) The Contractor will inform Enrollees about HIV counseling and testing services available through the Contractor's Participating Provider network; HIV counseling and testing services available when performed as part of a Family Planning and Reproductive Health encounter; and anonymous counseling and testing services available from SDOH, LPHA clinics and other New York City programs. Counseling and testing rendered outside of a Family Planning and Reproductive Health encounter, as well as services provided as the result of an HIV+ diagnosis, will be furnished by the Contractor in accordance with standards of care.


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                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-14

          c) The Contractor agrees that anonymous testing may be furnished to the Enrollee without prior approval by the Contractor and may be conducted at anonymous testing sites. Services provided for HIV treatment may only be obtained from the Contractor during the period the Enrollee is enrolled in the Contractor's MMC or FHPlus product.

          d) To adequately address the HIV prevention needs of uninfected Enrollees, as well as the special needs of Enrollees with HIV infection, the Contractor shall have in place all of the following:

               i) Methods for promoting HIV prevention to all Enrollees. HIV prevention information, both primary as well as secondary, should be tailored to the Enrollee's age, sex, and risk factor(s) (e.g., injection drug use and sexual risk activities), and should be culturally and linguistically appropriate. HIV primary prevention means the reduction or control of causative factors for HIV, including the reduction of risk factors. HIV Primary prevention includes strategies to help prevent uninfected Enrollees from acquiring HIV, i.e., behavior counseling for HIV negative Enrollees with risk behavior. Primary prevention also includes strategies to help prevent infected Enrollees from transmitting HIV infection, i.e., behavior counseling with an HIV infected Enrollee to reduce risky sexual behavior or providing antiviral therapy to a pregnant, HIV infected female to prevent transmission of HIV infection to a newborn. HIV Secondary Prevention means promotion of early detection and treatment of HIV disease in an asymptomatic Enrollee to prevent the development of symptomatic disease. This includes: regular medical assessments; routine immunization for preventable infections; prophylaxis for opportunistic infections; regular dental, optical, dermatological and gynecological care; optimal diet/nutritional supplementation; and partner notification services which lead to the early detection and treatment of other infected persons. All Enrollees should be informed of the availability of HIV counseling, testing, referral and partner notification (CTRPN) services.

               ii) Policies and procedures promoting the early identification of HIV infection in Enrollees. Such policies and procedures shall include at a minimum: assessment methods for recognizing the early signs and symptoms of HIV disease; initial and routine screening for HIV risk factors through administration of sexual behavior and drug and alcohol use assessments; and the provision of information to all Enrollees regarding the availability of HIV CTRPN services from Participating Providers or as part of a Family Planning and Reproductive Health services visit pursuant to Appendix C of this Agreement, and the availability of anonymous CTRPN services from New York State, New York City and the LPHA.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-15

               iii) Policies and procedures that require Participating Providers to provide HIV counseling and recommend HIV testing to pregnant women in their care. The HIV counseling and testing provided shall be done in accordance with Article 27 of the PHL. Such policies and procedures shall also direct Participating Providers to refer any HIV positive women in their care to clinically appropriate services for both the women and their newborns.

               iv) A network of providers sufficient to meet the needs of its Enrollees with HIV. Satisfaction of the network requirement may be accomplished by inclusion of HIV specialists within the network or the provision of HIV specialist consultation to non-HIV specialists serving as PCPs for persons with HIV infection; inclusion of Designated AIDS Center Hospitals or other hospitals experienced in HIV care in the Contractor's network; and contracts or linkages with providers funded under the Ryan White CARE Act. The Contractor shall inform Participating Providers about how to obtain information about the availability of Experienced HIV Providers and HIV Specialist PCPs.

               v) Case Management Assessment for Enrollees with HIV Infection. The Contractor shall establish policies and procedures to ensure that Enrollees who have been identified as having HIV infection are assessed for case management services. The Contractor shall arrange for any Enrollee identified as having HIV infection and needing case management services to be referred to an appropriate case management services provider, including Contractor provided case management, and/or, with appropriate consent of the Enrollee, HIV community-based psychosocial case management services and/or COBRA Comprehensive Medicaid Case Management (CMCM) services for MMC Enrollees.

               vi) The Contractor shall require its Participating Providers to report positive HIV test results and diagnoses and known contacts of such persons to the New York State Commissioner of Health. In New York City, these shall be reported to the New York City Commissioner of Health. Access to partner notification services must be consistent with 10 NYCRR Part 63.

               vii) The Contractor's Medical Director shall review Contractor's
                    HIV practice guidelines at least annually and update them as necessary for compliance with recommended SDOH AIDS Institute and federal government clinical standards. The Contractor will disseminate the HIV Practice Guidelines or revised guidelines to Participating Providers at least annually, or more frequently as appropriate.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-16

     10.23 Persons Requiring Chemical Dependence Services

          a) The Contractor will have in place all of the following for its Enrollees requiring Chemical Dependence Services:

               i) A Participating Provider network which includes of all the required provider types listed in Section 21 of this Agreement.

               ii) Satisfactory methods for identifying Enrollees requiring such services and encouraging self-referral and early entry into treatment and methods for referring Enrollees to the New York State Office of Alcoholism and Substance Abuse Services (OASAS) for appropriate services beyond the Contractor's Benefit Package (e.g., halfway houses).

               iii) Satisfactory systems of care, including Participating
                    Provider networks and referral processes sufficient to ensure that emergency services, including crisis services, can be provided in a timely manner.

               iv)  Satisfactory case management systems.

               v) Satisfactory systems for coordinating service delivery between physical health, chemical dependence, and mental health providers, and coordinating services received from Participating Providers with other services, including Social Services.

               vi) The Contractor also agrees to participate in the local planning process for serving persons with chemical dependence, to the extent requested by the DOHMH. At the discretion of DOHMH, the Contractor will develop linkages with local governmental units on coordination procedures and standards related to Chemical Dependence Services and related activities.

     10.24 Native Americans

          If an Enrollee is a Native American and the Enrollee chooses to access primary care services through his/her tribal health center, the PCP authorized by the Contractor to refer the Enrollee for services included in the Benefit Package must develop a relationship with the Enrollee's PCP at the tribal health center to coordinate services for said Native American Enrollee.

     10.25 Women, Infants, and Children (WIC)

          The Contractor shall develop linkage agreements or other mechanisms to refer Enrollees who are pregnant and Enrollees with children younger than five (5) years of age to WIC local agencies for nutritional assessments and supplements.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-17

     10.26 Urgently Needed Services

          The Contractor is financially responsible for Urgently Needed Services. Urgently Needed Services are covered only in the United States, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, the Northern Mariana Islands and Canada. The Contractor may require the Enrollee or the Enrollee's designee to coordinate with the Contractor or the Enrollee's PCP prior to receiving care.

     10.27 Dental Services Provided by Article 28 Clinics Operated by Academic Dental Centers Not Participating in Contractor's Network - Applies to MMC Program Only

          a) Consistent with Chapter 697 of Laws of 2003 amending Section 364-j of the Social Services Law, dental services provided by
               Article 28 clinics operated by academic dental centers may be accessed directly by MMC Enrollees without prior approval and without regard to network participation.

          b) If dental services are part of the Contractor's Benefit Package, the Contractor will reimburse non-participating Article 28 clinics operated by academic dental centers for covered dental services provided to MMC Enrollees at approved Article 28 Medicaid clinic rates in accordance with the protocols issued by the SDOH.

     10.28 Hospice Services

          a) For FHPlus only: the Contractor shall provide a coordinated hospice program of home and inpatient services which provides non-curative medical and support services for FHPlus Enrollees certified by a physician to be terminally ill with a life expectancy of six months or less. Hospices must be certified under Article 40 of the New York State Public Health Law.

          b) MMC Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

     10.29 Prospective Benefit Package Change for Retroactive SSI Determinations
          - Applies to MMC Program Only

          The Benefit Package and associated Capitation Rate for MMC Enrollees who become SSI or SSI related retroactively shall be changed prospectively as of the effective date of the Roster on which the Enrollee's status change appears.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-18

     10.30 Coordination of Services

          a) The Contractor shall coordinate care for Enrollees, as applicable, with:

               i) the court system (for court ordered evaluations and treatment);

               ii) specialized providers of health care for the homeless, and other providers of services for victims of domestic violence;

               iii) family planning clinics, community health centers, migrant health centers, rural health centers;

               iv)  WIC, Head Start, Early Intervention;

               v)   programs funded through the Ryan White CARE Act;

               vi) other pertinent entities that provide services out of network;

               vii) Prenatal Care Assistance Program (PCAP) Providers;

               viii) local governmental units responsible for public health, mental health, mental retardation or Chemical Dependence Services;

               ix) specialized providers of long term care for people with developmental disabilities; and

               x)   School-based health centers.

          b) Coordination may involve contracts or linkage agreements (if entities are willing to enter into such an agreement), or other mechanisms to ensure coordinated care for Enrollees, such as protocols for reciprocal referral and communication of data and clinical information on MCO Enrollees.


                                   SECTION 10
                         (BENEFIT PACKAGE REQUIREMENTS)
                                 October 1, 2005
                                      10-19

11.  MARKETING

     11.1 Information Requirements

          a) The Contractor shall provide Prospective Enrollees, upon request, with pre-enrollment and post-enrollment information pursuant to PHL Section 4408 and SSL Section 364-j.

          b) The Contractor shall provide Prospective Enrollees, upon request, with the most current and complete listing of Participating Providers, as described in Section 13.2(a) of this Agreement, in hardcopy, along with any updates to that listing.

          c) The Contractor shall provide Potential Enrollees with pre-enrollment and post-enrollment information pursuant to 42 CFR
               Section 438.10(e).

          d) The Contractor must inform Potential Enrollees that oral interpretation service is available for any language and that information is available in alternate formats and how to access these formats.

     11.2 Marketing Plan

          a) The Contractor shall have a Marketing plan that has been prior-approved by the SDOH and the DOHMH that describes the Marketing activities the Contractor will undertake within the service area, as specified in Appendix M of this Agreement, during the term of this Agreement.

          b) The Marketing plan and all Marketing activities must comply with the Marketing Guidelines which are set forth in Appendix D and any New York City Specific marketing requirements as set forth in Appendix N, which are hereby made a part of this Agreement as if set forth fully herein.

          c) The Marketing plan shall be kept on file in the offices of the Contractor, the DOHMH, and the SDOH. The Marketing plan may be modified by the Contractor subject to prior written approval by the SDOH and the DOHMH. The SDOH and DOHMH must take action on the changes submitted within sixty (60) calendar days of submission or the Contractor may deem the changes approved.

     11.3 Marketing Activities

          Marketing activities by the Contractor shall conform to the approved Marketing Plan.


                                   SECTION 11
                                   (MARKETING)
                                 October 1, 2005
                                      11-1

     11.4 Prior Approval of Marketing Materials and Procedures

          The Contractor shall submit all procedures and materials related to Marketing to Prospective Enrollees to the SDOH for prior written approval, as described in Appendix D of this Agreement. The Contractor shall not use any procedures or materials that the SDOH has not approved. Marketing materials shall be made available by the Contractor throughout its entire service area. Marketing materials may be customized for specific counties and populations within the Contractor's service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.

     11.5 Corrective and Remedial Actions

          a) If the Contractor's Marketing activities do not comply with the Marketing Guidelines set forth in Appendix D of this Agreement or the Contractor's approved Marketing plan, the SDOH and/or the DOHMH, may take the actions described in (i), (ii) and (iii) below to protect the interests of Enrollees and the integrity of the MMC and FHPlus Programs. The Contractor shall take the corrective and remedial actions directed by the SDOH and/or DOHMH within the specified timeframes.

               i) If the Contractor or its representative commits a first time infraction of the Marketing Guidelines and/or the Contractor's approved Marketing plan, and the SDOH and/or the DOHMH deem the infraction to be minor or unintentional in nature, the SDOH and/or the DOHMH may issue a warning letter to the Contractor.

               ii) If the Contractor engages in Marketing activities that SDOH and/or DOHMH determines, in it sole discretion, to be an intentional or serious breach of the Marketing Guidelines or the Contractor's approved Marketing plan, or a pattern of minor breaches, SDOH and/or the DOHMH may require the Contractor to, and the Contractor shall, prepare and implement a corrective action plan acceptable to SDOH and/or DOHMH within a specified timeframe. In addition, or alternatively, SDOH and the DOHMH, in consultation with SDOH, may impose sanctions, including monetary penalties, as permitted by law.

               iii) If the Contractor commits further infractions, fails to pay monetary penalties within the specified timeframe, fails to implement a corrective action plan in a timely manner or commits an egregious first-time infraction, the SDOH, or DOHMH, in consultation with the SDOH, may in addition to any other legal remedy available to SDOH and/or DOHMH in law or equity:


                                   SECTION 11
                                   (MARKETING)
                                 October 1, 2005
                                      11-2

                    A) direct the Contractor to suspend its Marketing activities for a period up to the end of the Agreement period;

                    B) suspend new Enrollments, other than newborns, for a period up to the remainder of the Agreement period; or

                    C) terminate this Agreement pursuant to termination procedures described in Section 2.7 of this Agreement.


                                   SECTION 11
                                   (MARKETING)
                                 October 1, 2005
                                      11-3

12.  MEMBER SERVICES

     12.1 General Functions

          a) The Contractor shall operate a Member Services Department during regular business hours, which must be accessible to Enrollees via a toll-free telephone line. Personnel must also be available via a toll-free telephone line (which can be the member services toll-free line or separate toll-free lines) not less than during regular business hours to address complaints and utilization review inquiries. In addition, the Contractor must have a telephone system capable of accepting, recording or providing instruction in response to incoming calls regarding complaints and utilization review during other than normal business hours and measures in place to ensure a response to those calls the next business day after the call was received.

          b) At a minimum, the Member Services Department must be staffed at a ratio of at least one (1) full time equivalent Member Service Representative for every four thousand (4,000) or fewer Enrollees.

          c)   Member Services staff must be responsible for the following:

               i) Explaining the Contractor's rules for obtaining services and assisting Enrollees in making appointments.

               ii)  Assisting Enrollees to select or change Primary Care
                    Providers.

               iii) Fielding and responding to Enrollee questions and
                    complaints, and advising Enrollees of the prerogative to complain to the SDOH and LDSS at any time.

               iv)  Clarifying information in the member handbook for Enrollees.

               v) Advising Enrollees of the Contractor's complaint and appeals program, the utilization review process, and Enrollee's rights to a fair hearing or external review.

               vi) Clarifying for MMC Enrollees current categories of exemptions and exclusions. The Contractor may refer to the LDSS or the Enrollment Broker, where one is in place, if necessary, for more information on exemptions and exclusions.

     12.2 Translation and Oral Interpretation

          a) The Contractor must make available written marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of


                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 2005
                                      12-1
               the Contractor in any county of the service area speak that particular language and do not speak English as a first language.

          b) In addition, verbal interpretation services must be made available to Enrollees and Potential Enrollees who speak a language other than English as a primary language. Interpreter services must be offered in person where practical, but otherwise may be offered by telephone.

          c) The SDOH will determine the need for other than English translations based on county-specific census data or other available measures.

     12.3 Communicating with the Visually, Hearing and Cognitively Impaired

          The Contractor also must have in place appropriate alternative mechanisms for communicating effectively with persons with visual, hearing, speech, physical or developmental disabilities. These alternative mechanisms include Braille or audio tapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.


                                   SECTION 12
                                (MEMBER SERVICES)
                                 October 1, 2005
                                      12-2

13.  ENROLLEE RIGHTS AND NOTIFICATION

     13.1 Information Requirements

          a) The Contractor shall provide new Enrollees with the information identified in PHL Section 4408, SSL Section 364-j, SSL Section 369-ee and 42 CFR Section 438.10 (f) and (g).

          b) The Contractor shall provide such information to the Enrollee within fourteen (14) days of the Effective Date of Enrollment. The Contractor may provide such information to the Enrollee through the Member Handbook referenced in Section 13.4 of this Agreement.

          c) The Contractor must provide Enrollees with an annual notice that this information is available to them upon request.

          d) The Contractor must inform Enrollees that oral interpretation service is available for any language and that information is available in alternative formats and how to access these formats.

     13.2 Provider Directories/Office Hours for Participating Providers

          a) The Contractor shall maintain and update, on a quarterly basis, a listing by specialty of the names, addresses and telephone numbers of all Participating Providers, including facilities. Such a list/directory shall include names, office addresses, telephone numbers, board certification for physicians, information on language capabilities and wheelchair accessibility of Participating Providers. The list should also identify providers that are not accepting new patients.

          b) New Enrollees must receive the most current complete listing in hardcopy, along with any updates to such listing.

          c) Enrollees must be notified of updates in writing at least annually in one of the following methods: (1) provide updates in hardcopy; (2) provide a new complete listing/directory in hardcopy; or (3) provide written notification that a new complete listing/directory is available and will be provided upon request either in hardcopy, or electronically if the Contractor has the capability of providing such data in an electronic format and the data is requested in that format by an Enrollee.

          d) In addition, the Contractor must make available to the LDSS the office hours for Participating Providers. This requirement may be satisfied by providing a copy of the list or Provider Directory described in this Section with the addition of office hours or by providing a separate listing of office hours for Participating Providers.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-1

     13.3 Member ID Cards

          a) The Contractor must issue an identification card to the Enrollee containing the following information:

               i)   the name of the Enrollee's clinic (if applicable);

               ii) the name of the Enrollee's PCP and the PCP's telephone number (if an Enrollee is being served by a PCP team, the name of the individual shown on the card should be the lead provider);

               iii) the member services toll free telephone number;

               iv) the twenty-four (24) hour toll free telephone number that Enrollees may use to access information on obtaining services when his/her PCP is not available; and

               v) for ID Cards issued after October 1, 2004, the Enrollee's Client Identification Number (CIN).

          b) PCP information may be embossed on the card or affixed to the card by a sticker.

          c)   The Contractor shall issue an identification card within fourteen
               (14) days of an Enrollee's Effective Date of Enrollment. If unforeseen circumstances, such as the lack of identification of a PCP, prevent the Contractor from forwarding the official identification card to new Enrollees within the fourteen (14) day period, alternative measures by which Enrollees may identify themselves such as use of a Welcome Letter or a temporary identification card shall be deemed acceptable until such time as a PCP is either chosen by the Enrollee or auto assigned by the Contractor. The Contractor agrees to implement an alternative method by which individuals may identify himself/herself as Enrollees prior to receiving the card (e.g., using a "welcome letter" from the Contractor) and to update PCP information on the identification card. Newborns of Enrollees need not present ID cards in order to receive Benefit Package services from the Contractor and its Participating Providers. The Contractor is not responsible for providing Benefit Package services to newborns Excluded from the MMC Program pursuant to Appendix H of this Agreement, or when the Contractor does not offer an MMC product in the mother's county of fiscal responsibility.

     13.4 Member Handbooks

          The Contractor shall issue to a new Enrollee within fourteen (14) days of the Effective Date of Enrollment a Member Handbook, which is consistent with the SDOH guidelines described in Appendix E, which is hereby made a part of this Agreement as if set forth fully herein.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-2

     13.5 Notification of Effective Date of Enrollment

          The Contractor shall inform each Enrollee in writing within fourteen
          (14) days of the Effective Date of Enrollment of any restriction on the Enrollee's right to terminate enrollment. The initial enrollment information and the Member Handbook shall be adequate to convey this notice.

     13.6 Notification of Enrollee Rights

          a) The Contractor agrees to make all reasonable efforts to contact new Enrollees, in person, by telephone, or by mail, within thirty
               (30) days of their Effective Date of Enrollment. "Reasonable efforts" are defined to mean at least three (3) attempts, with more than one method of contact being employed. Upon contacting the new Enrollee(s), the Contractor agrees to do at least the following:

               i) Inform the Enrollee about the Contractor's policies with respect to obtaining medical services, including services for which the Enrollee may self-refer pursuant to Section
                    10.15 of this Agreement, and what to do in an emergency.

               ii) Conduct a brief health screening to assess the Enrollee's need for any special health care (e.g., prenatal or behavioral health services) or language/communication needs. If a special need is identified, the Contractor shall assist the Enrollee in arranging for an appointment with his/her PCP or other appropriate provider.

               iii) Offer assistance in arranging an initial visit to the
                    Enrollee's PCP for a baseline physical and other preventive services, including an assessment of the Enrollee's potential risk, if any, for specific diseases or conditions.

               iv) Inform new Enrollees about their rights for continuation of certain existing services.

               v) Provide the Enrollee with the Contractor's toll free telephone number that may be called twenty-four (24) hours a day, seven (7) days a week if the Enrollee has questions about obtaining services and cannot reach his/her PCP (this telephone number need not be the Member Services line and need not be staffed to respond to Member Services-related inquiries). The Contractor must have appropriate mechanisms in place to accommodate Enrollees who do not have telephones and therefore cannot readily receive a call back.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-3

               vi) Advise Enrollee about opportunities available to learn about the Contractor's policies and benefits in greater detail (e.g., welcome meeting, Enrollee orientation and education sessions).

               vii) Assist the Enrollee in selecting a primary care provider if one has not already been chosen.

     13.7 Enrollee's Rights

          a) The Contractor shall, in compliance with the requirements of 42 CFR Section 438.6(i)(1) and 42 CFR Part 489 Subpart I, maintain written policies and procedures regarding advance directives and inform each Enrollee in writing at the time of enrollment of an individual's rights under State law to formulate advance directives and of the Contractor's policies regarding the implementation of such rights. The Contractor shall include in such written notice to the Enrollee materials relating to advance directives and health care proxies as specified in 10 NYCRR Part 98 and Section 700.5. The written information must reflect changes in State law as soon as possible, but no later than ninety (90) days after the effective date of the change.

          b) The Contractor shall have policies and procedures that protect the Enrollee's right to:

               i)   receive information about the Contractor and managed care;

               ii) be treated with respect and due consideration for his or her dignity and privacy;

               iii) receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee's condition and ability to understand;

               iv) participate in decisions regarding his or her health care, including the right to refuse treatment;

               v) be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, as specified in Federal regulations on the use of restraints and seclusion; and

               vi) If the privacy rule, as set forth in 45 CFR Parts 160 and 164 Subparts A and E, applies, request and receive a copy of his or her medical records and request that they be amended or corrected, as specified in 45 CFR Sections
                    164.524 and 164.526.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-4

          c) The Contractor's policies and procedures must require that neither the Contractor nor its Participating Providers adversely regard an Enrollee who exercises his/her rights in 13.7(b) above.

     13.8 Approval of Written Notices

          The Contractor shall submit the format and content of all written notifications described in this Section to SDOH for review and prior approval by SDOH in consultation with DOHMH. All written notifications must be written at a fourth (4th) to sixth (6th) grade level and in at least ten (10) point print.

     13.9 Contractor's Duty to Report Lack of Contact

          The Contractor must inform the LDSS of any Enrollee it is unable to contact within ninety (90) days of Enrollment using reasonable efforts as defined in Section 13.6 of the Agreement and who have not presented for any health care services through the Contractor or its Participating Providers.

     13.10 LDSS Notification of Enrollee's Change in Address

          The LDSS is responsible for notifying the Contractor of any known change in address of Enrollees.

     13.11 Contractor Responsibility to Notify Enrollee of Effective Date of Benefit Package Change

          The Contractor must provide written notification of the effective date of any Contractor-initiated, SDOH and DOHMH approved Benefit Package change to Enrollees. Notification to Enrollees must be provided at least thirty (30) days in advance of the effective date of such change.

     13.12 Contractor Responsibility to Notify Enrollee of Termination, Service Area Changes and Network Changes

          a) With prior notice to and approval of the SDOH and DOHMH, the Contractor shall inform each Enrollee in writing of any withdrawal by the Contractor from the MMC or FHPlus Program pursuant to Section 2.7 of this Agreement, withdrawal from the service area encompassing the Enrollee's zip code, and/or significant changes to the Contractor's Participating Provider network pursuant to Section 21.1(d) of this Agreement, except that the Contractor need not notify Enrollees who will not be affected by such changes.

          b) The Contractor shall provide the notifications within the timeframes specified by SDOH, and shall obtain the prior approval of the notification from SDOH in consultation with DOHMH.


                                   SECTION 13
                       (ENROLLEE RIGHTS AND NOTIFICATION)
                                 October 1, 2005
                                      13-5

14.  ACTION AND GRIEVANCE SYSTEM

     14.1 General Requirements

          a) The Contractor shall establish and maintain written Action procedures and a comprehensive Grievance System that complies with the Managed Care Action and Grievance System Requirements for MMC and FHPlus Programs described in Appendix F, which is hereby made a part of this Agreement as if set forth fully herein. Nothing herein shall release the Contractor from its responsibilities under PHL Section 4408-a or PHL Article 49 and 10 NYCRR Part 98 that is not otherwise expressly established in Appendix F.

          b) The Contractor's Action procedure and Grievance System shall be approved by the SDOH and kept on file with the Contractor and SDOH.

          c) The Contractor shall not modify its Action procedure or Grievance System without the prior written approval of SDOH, and shall provide SDOH with a copy of the approved modification within fifteen (15) days of its approval.

     14.2 Actions

          a) The Contractor must have in place effective mechanisms to ensure consistent application of review criteria for Service Authorization Determinations and consult with the requesting provider when appropriate.

          b) If the Contractor subcontracts for Service Authorization Determinations and utilization review, the Contractor must ensure that its subcontractors have in place and follow written policies and procedures for delegated activities regarding processing requests for initial and continuing authorization of services consistent with Article 49 of the PHL, 10 NYCRR Part 98, 42 CFR
               Part 438, Appendix F of this Agreement, and the Contractor's policies and procedures.

          c) The Contractor must ensure that compensation to individuals or entities that perform Service Authorization Determination and utilization management activities is not structured to include incentives that would result in the denial, limiting, or discontinuance of medically necessary services to Enrollees.

          d) The Contractor or its subcontractors may not arbitrarily deny or reduce the amount, duration, or scope of a covered service solely because of the diagnosis, type of illness, or Enrollee's condition. The Contractor may place appropriate limits on a service on the basis of criteria such as medical necessity or utilization control, provided that the services furnished can reasonably be expected to achieve their purpose.


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-1

     14.3 Grievance System

          a) The Contractor shall ensure that its Grievance System includes methods for prompt internal adjudication of Enrollee Complaints, Complaint Appeals and Action Appeals and provides for the maintenance of a written record of all Complaints, Complaint Appeals and Action Appeals received and reviewed and their disposition, as specified in Appendix F of this Agreement.

          b) The Contractor shall ensure that persons with authority to require corrective action participate in the Grievance System.

     14.4 Notification of Action and Grievance System Procedures

          a) The Contractor will advise Enrollees of their right to a fair hearing as appropriate and comply with the procedures established by SDOH for the Contractor to participate in the fair hearing process, as set forth in Section 25 of this Agreement. The Contractor will also advise Enrollees of their right to an External Appeal, in accordance with Section 26 of this Agreement.

          b) The Contractor will provide written notice of the following Complaint, Complaint Appeal, Action Appeal and fair hearing procedures to all Participating Providers and subcontractors to whom the Contractor has delegated utilization review and Service Authorization Determination procedures at the time they enter into an agreement with the Contractor:

               i) the Enrollee's right to a fair hearing, how to obtain a fair hearing, and representation rules at a hearing;

               ii) the Enrollee's right to file Complaints, Complaint Appeals and Action Appeals and the process and timeframes for filing;

               iii) the Enrollee's right to designate a representative to file
                    Complaints, Complaint Appeals and Action Appeals on his/her behalf;

               iv) the availability of assistance from the Contractor for filing Complaints, Complaint Appeals and Action Appeals;

               v) the toll-free numbers to file oral Complaints, Complaint Appeals and Action Appeals;

               vi) the Enrollee's right to request continuation of benefits while an Action Appeal or state fair hearing is pending, and, that if the Contractor's Action is upheld in a hearing, the Enrollee may be liable for the cost of any continued benefits;


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-2

               vii) the right of the provider to reconsideration of an Adverse
                    Determination pursuant to Section 4903(6) of the PHL; and

               viii) the right of the provider to appeal a retrospective Adverse
                    Determination pursuant to Section 4904(1) of the PHL.

     14.5 Complaint, Complaint Appeal and Action Appeal Investigation Determinations

          The Contractor must adhere to determinations resulting from Complaint, Complaint Appeal and Action Appeal investigations conducted by SDOH.


                                   SECTION 14
                          (ACTION AND GRIEVANCE SYSTEM)
                                 October 1, 2005
                                      14-3

15.  ACCESS REQUIREMENTS

     15.1 General Requirement

          The Contractor will establish and implement mechanisms to ensure that Participating Providers comply with timely access requirements, monitor regularly to determine compliance and take corrective action if there is a failure to comply.

     15.2 Appointment Availability Standards

          a) The Contractor shall comply with the following minimum appointment availability standards, as applicable(1).

               i) For emergency care: immediately upon presentation at a service delivery site.

               ii)  For urgent care: within twenty-four (24) hours of request.

               iii) Non-urgent "sick" visit: within forty-eight (48) to
                    seventy-two (72) hours of request, as clinically indicated.

               iv) Routine non-urgent, preventive appointments: within four (4) weeks of request.

               v)   Specialist referrals (not urgent): within four (4) to six
                    (6) weeks of request.

               vi) Initial prenatal visit: within three (3) weeks during first trimester, within two (2) weeks during the second trimester and within one (1) week during the third trimester.

               vii) Adult Baseline and routine physicals: within twelve (12)
                    weeks from enrollment. (Adults >21 years),

               viii) Well child care: within four (4) weeks of request.

               ix) Initial family planning visits: within two (2) weeks of request.

               x) Pursuant to an emergency or hospital discharge, mental health or chemical dependence follow-up visits with a Participating Provider (as included in the Benefit Package): within five (5) days of request, or as clinically indicated.

               xi) Non-urgent mental health or chemical dependence visits with a Participating Provider (as included in the Benefit Package): within two (2) weeks of request.

               xii) Initial PCP office visit for newborns: within two (2) weeks of hospital discharge.

----------
(1) These are general standards and are not intended to supersede sound clinical judgement as to the necessity for care and services on a more expedient basis, when judged clinically necessary and appropriate.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-1

               xiii) Provider visits to make health, mental health and chemical dependence assessments for the purpose of making recommendations regarding a recipient's ability to perform work when requested by a LDSS: within ten (10) days of request by an MMC Enrollee, in accordance with Section 10.7 of this Agreement.

     15.3 Twenty-Four (24) Hour Access

          a) The Contractor must provide access to medical services and coverage to Enrollees, either directly or through their PCPs and OB/GYNs, on a twenty- four (24) hour a day, seven (7) day a week basis. The Contractor must instruct Enrollees on what to do to obtain services after business hours and on weekends.

          b) The Contractor may satisfy the requirement in Section 15.3(a) by requiring their PCPs and OB/GYNs to have primary responsibility for serving as an after hours "on-call" telephone resource to members with medical problems. Under no circumstances may the Contractor routinely refer calls to an emergency room.

     15.4 Appointment Waiting Times

          Enrollees with appointments shall not routinely be made to wait longer than one hour.

     15.5 Travel Time Standards

          a) The Contractor will maintain a network that is geographically accessible to the population to be served.

          b)   Primary Care

               i) Travel time/distance to primary care sites shall not exceed thirty (30) minutes from the Enrollee's residence in metropolitan areas or thirty (30) minutes/thirty (30) miles from the Enrollee's residence in non-metropolitan areas. Transport time and distance in rural areas to primary care sites may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee's residence if based on the community standard for accessing care or if by Enrollee choice.

               ii) Enrollees may, at their discretion, select participating PCPs located farther from their homes as long as they are able to arrange and pay for transportation to the PCP themselves.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-2

          c)   Other Providers

               Travel time/distance to specialty care, hospitals, mental health, lab and x-ray providers shall not exceed thirty (30) minutes/thirty (30) miles from the Enrollee's residence. Transport time and distance in rural areas to specialty care, hospitals, mental health, lab and x-ray providers may be greater than thirty (30) minutes/thirty (30) miles from the Enrollee's residence if based on the community standard for accessing care or if by Enrollee choice.

     15.6 Service Continuation

          a)   New Enrollees

               i) If a new Enrollee has an existing relationship with a health care provider who is not a member of the Contractor's provider network, the Contractor shall permit the Enrollee to continue an ongoing course of treatment by the Non-Participating Provider during a transitional period of up to sixty (60) days from the Effective Date of Enrollment, if, (1) the Enrollee has a life-threatening disease or condition or a degenerative and disabling disease or condition, or (2) the Enrollee has entered the second trimester of pregnancy at the Effective Date of Enrollment, in which case the transitional period shall include the provision of post-partum care directly related to the delivery up until sixty (60) days post partum. If the new Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

                    A) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services; and

                    B) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                    C) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

               ii) In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-3

          b)   Enrollees Whose Health Care Provider Leaves Network

               i) The Contractor shall permit an Enrollee, whose health care provider has left the Contractor's network of providers, for reasons other than imminent harm to patient care, a determination of fraud or a final disciplinary action by a state licensing board that impairs the health professional's ability to practice, to continue an ongoing course of treatment with the Enrollee's current health care provider during a transitional period, consistent with PHL Section 4403(6)(e).

               ii) The transitional period shall continue up to ninety (90) days from the date the provider's contractual obligation to provide services to the Contractor's Enrollees terminates; or, if the Enrollee has entered the second trimester of pregnancy, for a transitional period that includes the provision of post-partum care directly related to the delivery through sixty (60) days post partum. If the Enrollee elects to continue to receive care from such Non-Participating Provider, such care shall be authorized by the Contractor for the transitional period only if the Non-Participating Provider agrees to:

                    A) accept reimbursement from the Contractor at rates established by the Contractor as payment in full, which rates shall be no more than the level of reimbursement applicable to similar providers within the Contractor's network for such services;

                    B) adhere to the Contractor's quality assurance requirements and agrees to provide to the Contractor necessary medical information related to such care; and

                    C) otherwise adhere to the Contractor's policies and procedures including, but not limited to procedures regarding referrals and obtaining pre-authorization in a treatment plan approved by the Contractor.

               iii) In no event shall this requirement be construed to require the Contractor to provide coverage for benefits not otherwise covered.

     15.7 Standing Referrals

          The Contractor will implement policies and procedures to allow for standing referrals to specialist physicians for Enrollees who have ongoing needs for care from such specialists, consistent with PHL
          Section 4403(6)(b).


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                 October 1, 2005
                                      15-4

     15.8 Specialist as a Coordinator of Primary Care

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or degenerative and disabling disease or condition, which requires prolonged specialized medical care, to receive a referral to a specialist, who will then function as the coordinator of primary and specialty care for that Enrollee, consistent with PHL Section 4403(6)(c).

     15.9 Specialty Care Centers

          The Contractor will implement policies and procedures to allow Enrollees with a life-threatening or a degenerative and disabling condition or disease, which requires prolonged specialized medical care to receive a referral to an accredited or designated specialty care center with expertise in treating the life-threatening or degenerative and disabling disease or condition, consistent with PHL
          Section 4403(6)(d).

     15.10 Cultural Competence

          The Contractor will participate in the State's efforts to promote the delivery of services in a culturally competent manner to all Enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds.


                                   SECTION 15
                              (ACCESS REQUIREMENTS)
                                October 1, 2005
                                      15-5

16.  QUALITY MANAGEMENT

     16.1 Internal Quality Management Program

          a) Contractor must operate a quality management program which is approved by SDOH and which includes methods and procedures to control the utilization of services consistent with Article 49 of the PHL and 42 CFR Part 456. Enrollee's records must include information needed to perform utilization review as specified in 42 CFR Sections 456.111 and 456.211. The Contractor's approved quality management program must be kept on file by the Contractor. The Contractor shall not modify the quality management program without the prior written approval of the SDOH.

          b)   The Contractor shall incorporate the findings from reports in
               Section 18 of this Agreement into its quality management program. Where performance is less than the statewide average or another standard as defined by the SDOH and developed in consultation with DOHMH, MCOs and appropriate clinical experts, the Contractor will be required to develop and implement a plan for improving performance that is approved by the SDOH and that specifies the expected level of improvement and timeframes for actions expected to result in such improvement. In the event that such approved plan proves to be impracticable or does not result in the expected level of improvement, the Contractor shall, in consultation with SDOH, develop alternative plans to achieve improvement, to be implemented upon SDOH approval. If requested by SDOH, the Contractor agrees to meet with the SDOH and DOHMH to review improvement plans and quality performance.

     16.2 Standards of Care

          a) The Contractor must adopt practice guidelines consistent with current standards of care, complying with recommendations of professional specialty groups or the guidelines of programs such as the American Academy of Pediatrics, the American Academy of Family Physicians, the US Task Force on Preventive Care, the New York State Child/Teen Health Program (C/THP) standards for provision of care to individuals under age twenty-one (21), the American Medical Association's Guidelines for Adolescent and Preventive Services, the US Department of Health and Human Services Center for Substance Abuse Treatment, the American College of Obstetricians and Gynecologists, the American Diabetes Association, and the AIDS Institute clinical standards for adult, adolescent, and pediatric care.

          b) The Contractor must ensure that its decisions for utilization management, enrollee education, coverage of services, and other areas to which the practice guidelines apply are consistent with the guidelines.


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2005
                                      16-1

          c) The Contractor must have mechanisms in place to disseminate any changes in practice guidelines to its Participating Providers at least annually, or more frequently, as appropriate.

          d) The Contractor shall develop and implement protocols for identifying Participating Providers who do not adhere to practice guidelines and for making reasonable efforts to improve the performance of these providers.

          e) Annually, the Contractor shall select a minimum of two practice guidelines and monitor the performance of appropriate Participating Providers (or a sample of providers) against such guidelines.


                                   SECTION 16
                               (QUALITY ASSURANCE)
                                 OCTOBER 1, 2005
                                      16-2

17.  MONITORING AND EVALUATION

     17.1 Right to Monitor Contractor Performance

          The SDOH or its designee, DOHMH and DHHS shall each have the right, during the Contractor's normal operating hours, and at any other time a Contractor function or activity is being conducted, to monitor and evaluate, through inspection or other means, the Contractor's performance, including, but not limited to, the quality, appropriateness, and timeliness of services provided under this Agreement.

     17.2 Cooperation During Monitoring and Evaluation

          The Contractor shall cooperate with and provide reasonable assistance to the SDOH or its designee, DOHMH and DHHS in the monitoring and evaluation of the services provided under this Agreement.

     17.3 Cooperation During On-Site Reviews

          The Contractor shall cooperate with SDOH and/or its designee, and DOHMH in any on-site review of the Contractor's operations. SDOH shall give the Contractor notification of the date(s) and survey format for any full operational review at least forty-five (45) days prior to the site visit. This requirement shall not preclude the DOHMH, the SDOH or its designee from site visits upon shorter notice for other monitoring purposes.

     17.4 Cooperation During Review of Services by External Review Agency

          The Contractor shall comply with all requirements associated with any review of the quality of services rendered to its Enrollees to be performed by an external review agent selected by the SDOH.


                                   SECTION 17
                           (MONITORING AND EVALUATION)
                                 October 1, 2005
                                      17-1

18.  CONTRACTOR REPORTING REQUIREMENTS

     18.1 General Requirements

          a) The Contractor must maintain a health information system that collects, analyzes, integrates, and reports data. The system must provide information on areas, including but not limited to, utilization, Complaints and Appeals, and Disenrollments for other than loss of Medicaid or FHPlus eligibility. The system must be sufficient to provide the data necessary to comply with the requirements of this Agreement.

          b) The Contractor must take the following steps to ensure that data received from Participating Providers is accurate and complete: verify the accuracy and timeliness of reported data; screen the data for completeness, logic and consistency; and collect utilization data in standardized formats as requested by SDOH.

     18.2 Time Frames for Report Submissions

          Except as otherwise specified herein, the Contractor shall prepare and submit to SDOH the "reports'required under this Agreement in an agreed media format within sixty (60) days of the close of the applicable semi-annual or annual reporting period, and within fifteen (15) business days of the close of the applicable quarterly reporting period.

     18.3 SDOH Instructions for Report Submissions

          SDOH, with notice to the DOHMH, will provide Contractor with instructions for submitting the reports required by SDOH in Section
          18.6 of this Agreement, including time frames, and requisite formats. The instructions, time frames and formats may be modified by SDOH upon sixty (60) days' written notice to the Contractor.

     18.4 Liquidated Damages

          The Contractor shall pay liquidated damages of $2,500 to SDOH if any report required pursuant to this Section is materially incomplete, contains material misstatements or inaccurate information, or is not submitted in the requested format. The Contractor shall pay liquidated damages of $2,500 to the SDOH if its monthly encounter data submission is not received by the Fiscal Agent by the due date specified in
          Section 18.6 (a) (iv) of this Agreement. The Contractor shall pay liquidated damages of $500 to SDOH for each day other reports required by this Section are late. The SDOH shall not impose liquidated damages for a first time infraction by the Contractor unless the SDOH deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the SDOH. Liquidated


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-1
          damages may be waived at the sole discretion of SDOH. Nothing in this Section shall limit other remedies or rights available to SDOH and DOHMH relating to the timeliness, completeness and/or accuracy of Contractor's reporting submission.

     18.5 Notification of Changes in Report Due Dates, Requirements or Formats

          SDOH may extend due dates, or modify report requirements or formats upon a written request by the Contractor to the SDOH, where the Contractor has demonstrated a good and compelling reason for the extension or modification. The determination to grant a modification or extension of time shall be made by SDOH.

     18.6 Reporting Requirements

          a) The Contractor shall submit the following reports to SDOH (unless otherwise specified). The Contractor will certify the data submitted pursuant to this section as required by SDOH. The certification shall be in the manner and format established by SDOH and must attest, based on best knowledge, information, and belief to the accuracy, completeness and truthfulness of the data being submitted.

               i)   Annual Financial Statements:

                    Contractor shall submit Annual Financial Statements to SDOH. The due date for annual statements shall be April 1 following the report closing date.

               ii)  Quarterly Financial Statements:

                    Contractor shall submit Quarterly Financial Statements to SDOH. The due date for quarterly reports shall be forty-five
                    (45) days after the end of the calendar quarter.

               iii) Other Financial Reports:

                    Contractor shall submit financial reports, including certified annual financial statements, and make available documents relevant to its financial condition to SDOH and the State Insurance Department (SID) in a timely manner as required by State laws and regulations, including but not limited to PHL Sections 4403-a, 4404 and 4409, Title 10 NYCRR Part 98, and applicable SIL Sections 304, 305, 306, and 310. The SDOH may require the Contractor to submit such relevant financial reports and documents related to its financial condition to the DOHMH.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-2

               iv)  Encounter Data:

                    The Contractor shall prepare and submit encounter data on a monthly basis to SDOH through SDOH's designated Fiscal Agent. Each provider is required to have a unique identifier. Submissions shall be comprised of encounter records or adjustments to previously submitted records, which the Contractor has received and processed from provider encounter or claim records of all contracted services rendered to the Enrollee in the current or any preceding months. Monthly submissions must be received by the Fiscal Agent in accordance with the time frames specified in the MEDS II data dictionary on the HPN to assure the submission is included in the Fiscal Agent's monthly production processing.

               v)   Quality of Care Performance Measures:

                    The Contractor shall prepare and submit reports to SDOH, as specified in the Quality Assurance Reporting Requirements
                    (QARR). The Contractor must arrange for an NCQA-certified entity to audit the QARR data prior to its submission to the SDOH unless this requirement is specifically waived by the SDOH. The SDOH will select the measures which will be audited.

               vi)  Complaint and Action Appeal Reports:

                    A) The Contractor must provide the SDOH on a quarterly basis, and within fifteen (15) business days of the close of the quarter, a summary of all Complaints and Action Appeals subject to PHL Section 4408-a received during the preceding quarter via the Summary Complaint Form on the HPN. The Summary Complaint Form has been developed by the SDOH to categorize the type of Complaints and Action Appeals subject to PHL Section 4408-a received by the Contractor.

                    B) The Contractor agrees to provide on a quarterly basis, via Summary Complaint Form on the HPN, the total number of Complaints and Action Appeals subject to PHL Section 4408-a that have been unresolved for more than forty-five (45) days. The Contractor shall maintain records on these and other Complaints, Complaint Appeals and Action Appeals pursuant to Appendix F of this Agreement. These records shall be readily available for review by the SDOH and DOHMH upon request.

                    C) Nothing in this Section is intended to limit the right of the DOHMH, the SDOH or its designee to obtain information immediately from a Contractor pursuant to investigating a particular Enrollee or provider Complaint, Complaint Appeal or Action Appeal.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-3

               vii) Fraud and Abuse Reporting Requirements:

                    A) The Contractor must submit quarterly, via the HPN Complaint reporting format, the number of Complaints of fraud or abuse made to the Contractor that warrant preliminary investigation by the Contractor.

                    B) The Contractor also must submit to the SDOH the following information on an ongoing basis for each confirmed case of fraud and abuse it identifies through Complaints, organizational monitoring, contractors, subcontractors, providers, beneficiaries, Enrollees, or any other source:

                         I) The name of the individual or entity that committed the fraud or abuse;

                         II)  The source that identified the fraud or abuse;

                         III) The type of provider, entity or organization that
                              committed the fraud or abuse;

                         IV)  A description of the fraud or abuse;

                         V) The approximate dollar amount of the fraud or abuse;

                         VI) The legal and administrative disposition of the case, if available, including actions taken by law enforcement officials to whom the case has been referred; and

                         VII) Other data/information as prescribed by SDOH.

                    C) Such report shall be submitted when cases of fraud and abuse are confirmed, and shall be reviewed and signed by an executive officer of the Contractor.

               viii) Participating Provider Network Reports:

                    The Contractor shall submit electronically to the HPN an updated provider network report on a quarterly basis. The Contractor shall submit an annual notarized attestation that the providers listed in each submission have executed an agreement with the Contractor to serve Contractor's MMC and/or FHPlus Enrollees, as applicable. The report submission must comply with the Managed Care Provider Network Data Dictionary. Networks must be reported separately for each county in which the Contractor operates.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-4

               ix) Appointment Availability/Twenty-four (24) Hour Access and Availability Surveys:

                    The Contractor will conduct a county specific (or service area if appropriate) review of appointment availability and twenty-four (24) hour access and availability surveys annually. Results of such surveys must be kept on file and be readily available for review by the SDOH or DOHMH, upon request.

               x)   Clinical Studies:

                    A) The Contractor will participate in up to four (4) SDOH sponsored focused clinical studies annually. The purpose of these studies will be to promote quality improvement.

                    B) The Contractor is required to conduct at least one (1) internal performance improvement project each year in a priority topic area of its choosing with the mutual agreement of the SDOH and SDOH's external quality review organization. The Contractor may conduct its performance improvement project in conjunction with one or more MCOs. The purpose of these projects will be to promote quality improvement within the Contractor's MMC and/or FHPlus product. SDOH will provide guidelines which address study structure and reporting format. Written reports of these projects will be provided to the SDOH and validated by the external quality review organization.

               xi)  Independent Audits:

                    The Contractor must submit copies of all certified financial statements and QARR validation audits by auditors independent of the Contractor to the SDOH within thirty (30) days of receipt by the Contractor.

               xii) New Enrollee Health Screening Completion Report:

                    The Contractor shall submit a quarterly report within thirty
                    (30) days of the close of the quarter showing the percentage of new Enrollees for which the Contractor was able to complete a health screening consistent with Section 13.6(a)(ii) of this Agreement.

               xiii) Additional Reports:

                    Upon request by the SDOH, or as specified by DOHMH in Appendix N, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-5

                    (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the SDOH reserves the right to give thirty (30) days notice in circumstances where time is of the essence.

     18.7 Ownership and Related Information Disclosure

          The Contractor shall report ownership and related information to SDOH, and upon request to the Secretary of Health and Human Services and the Inspector General of Health and Human Services, in accordance with 42 U.S.C. Sections 1320a-3 and 1396b(m)(4) (Sections 1124 and 1903(m)(4)
          of the SSA).

     18.8 Public Access to Reports

          Any data, information, or reports collected and prepared by the Contractor and submitted to NYS authorities in the course of performing their duties and obligation under this Agreement will be deemed to be a record of the SDOH subject to and consistent with the requirements of Freedom of Information Law. This provision is made in consideration of the Contractor's participation in the MMC and/or FHPlus Program for which the data and information is collected, reported, prepared and submitted.

     18.9 Professional Discipline

          a) Pursuant to PHL Section 4405-b, the Contractor shall have in place policies and procedures to report to the appropriate professional disciplinary agency within thirty (30) days of occurrence of any of the following:

               i) the termination of a health care Provider Agreement pursuant to Section 4406-d of the PHL for reasons relating to alleged mental and physical impairment, misconduct or impairment of patient safety or welfare;

               ii) the voluntary or involuntary termination of a contract or employment or other affiliation with such Contractor to avoid the imposition of disciplinary measures; or

               iii) the termination of a health care Participating Provider
                    Agreement in the case of a determination of fraud or in a case of imminent harm to patient health.

          b) The Contractor shall make a report to the appropriate professional disciplinary agency within thirty (30) days of obtaining knowledge of any information that reasonably appears to show that a health professional is guilty of professional misconduct as defined in Articles 130 and 131-A of the New York State Education Law (Education Law).


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-6

     18.10 Certification Regarding Individuals Who Have Been Debarred Or Suspended By Federal or State Government

          a) Contractor will certify to the SDOH initially and immediately upon changed circumstances from the last such certification that it does not knowingly have an individual who has been debarred or suspended by the federal or state government, or otherwise excluded from participating in procurement activities:

               i) as a director, officer, partner or person with beneficial ownership of more than five percent (5%) of the Contractor's equity; or

               ii) as a party to an employment, consulting or other agreement with the Contractor for the provision of items and services that are significant and material to the Contractor's obligations in the MMC Program and/or the FHPlus Program, consistent with requirements of SSA Section 1932 (d)(l).

     18.11 Conflict of Interest Disclosure

          Contractor shall report to SDOH, in a format specified by SDOH, documentation, including but not limited to, the identity of and financial statements of person(s) or corporation(s) with an ownership or contract interest in the Contractor, or with any subcontract(s) in which the Contractor has a five percent (5%) or more ownership interest, consistent with requirements of SSA Section 1903
          (m)(2)(a)(viii) and 42 CFR Sections 455.100 - 455.104.

     18.12 Physician Incentive Plan Reporting

          The Contractor shall submit to SDOH annual reports containing the information on all of its Physician Incentive Plan arrangements in accordance with 42 CFR Section 438.6(h) or, if no such arrangements are in place, attest to that fact. The contents and time frame of such reports shall comply with the requirements of 42 CFR Sections 422.208 and 422.210 and be in a format provided by SDOH.


                                   SECTION 18
                       (CONTRACTOR REPORTING REQUIREMENTS)
                                 October 1, 2005
                                      18-7

19.  RECORDS MAINTENANCE AND AUDIT RIGHTS

     19.1 Maintenance of Contractor Performance Records

          a) The Contractor shall maintain and shall require its subcontractors, including its Participating Providers, to maintain appropriate records relating to Contractor performance under this Agreement, including:

               i) records related to services provided to Enrollees, including a separate Medical Record for each Enrollee;

               ii) all financial records and statistical data that DOHMH, LDSS, SDOH and any other authorized governmental agency may require, including books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this Agreement;

               iii) appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and application of funds and to the capacity of the Contractor or its subcontractors, including its Participating Providers, if applicable, to bear the risk of potential financial losses.

          b) The record maintenance requirements of this Section shall survive the termination, in whole or in part, of this Agreement.

     19.2 Maintenance of Financial Records and Statistical Data

          The Contractor shall maintain all financial records and statistical data according to generally accepted accounting principles.

     19.3 Access to Contractor Records

          The Contractor shall provide DOHMH, SDOH, the Comptroller of the State of New York, DHHS, the Comptroller General of the United States, and their authorized representatives with access to all records relating to Contractor performance under this Agreement for the purposes of examination, audit, and copying (at reasonable cost to the requesting party) of such records. The Contractor shall give access to such records on two (2) business days prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules, or regulations.


                                   SECTION 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 2005
                                      19-1

     19.4 Retention Periods

          The Contractor shall preserve and retain all records relating to Contractor performance under this Agreement in readily accessible form during the term of this Agreement and for a period of six (6) years thereafter except that the Contractor shall retain Enrollees' medical records that are in the custody of the Contractor for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. The Contractor shall require and make reasonable efforts to assure that Enrollees' medical records are retained by providers for six (6) years after the date of service rendered to the Enrollee or cessation of Contractor operation, and in the case of a minor, for six (6) years after majority. All provisions of this Agreement relating to record maintenance and audit access shall survive the termination of this Agreement and shall bind the Contractor until the expiration of a period of six (6) years commencing with termination of this Agreement or if an audit is commenced, until the completion of the audit, whichever occurs later. If the Contractor becomes aware of any litigation, claim, financial management review or audit that is started before the expiration of the six (6) year period, the records shall be retained until all litigation, claims, financial management reviews or audit findings involved in the record have been resolved and final action taken.


                                   SECTION 19
                     (RECORDS MAINTENANCE AND AUDIT RIGHTS)
                                 October 1, 2005
                                      19-2

20.  CONFIDENTIALITY

     20.1 Confidentiality of Identifying Information about Enrollees, Potential Enrollees and Prospective Enrollees

          All information relating to services to Enrollees, Potential Enrollees and Prospective Enrollees which is obtained by the Contractor shall be confidential pursuant to the PHL including PHL Article 27-F, the provisions of Section 369(4) of the SSL, 42 U.S.C. Section 1396a(a)(7) (Section 1902(a)(7) of the SSA), Section 33.13 of the Mental Hygiene Law, and regulations promulgated under such laws, including 42 CFR
          Part 2 pertaining to Alcohol and Substance Abuse Services. Such information, including information relating to services provided to Enrollees, Potential Enrollees and Prospective Enrollees under this Agreement, shall be used or disclosed by the Contractor only for a purpose directly connected with performance of the Contractor's obligations. It shall be the responsibility of the Contractor to inform its employees and contractors of the confidential nature of MMC and/or FHPlus information, as applicable.

     20.2 Medical Records of Foster Children

          Medical records of Enrollees enrolled in foster care programs shall be disclosed to local social service officials in accordance with Sections 358-a, 384-a and 392 of the SSL and 18 NYCRR Section 507.1.

     20.3 Confidentiality of Medical Records

          Medical records of Enrollees pursuant to this Agreement shall be confidential and shall be disclosed to and by other persons within the Contractor's organization, including Participating Providers, only as necessary to provide medical care, to conduct quality assurance functions and peer review functions, or as necessary to respond to a complaint and appeal under the terms of this Agreement.

     20.4 Length of Confidentiality Requirements

          The provisions of this Section shall survive the termination of this Agreement and shall bind the Contractor so long as the Contractor maintains any individually identifiable information relating to Enrollees, Potential Enrollees and Prospective Enrollees.


                                   SECTION 20
                                (CONFIDENTIALITY)
                                 October 1, 2005
                                      20-1

21.  PROVIDER NETWORK

     21.1 Network Requirements

          a) The Contractor will establish and maintain a network of Participating Providers.

               i) In establishing the network, the Contractor must consider the following: anticipated Enrollment, expected utilization of services by the population to be enrolled, the number and types of providers necessary to furnish the services in the Benefit Package, the number of providers who are not accepting new patients, and the geographic location of the providers and Enrollees.

               ii) The Contractor's network must contain all of the provider types necessary to furnish the prepaid Benefit Package, including but not limited to: hospitals, physicians (primary care and specialists), mental health and substance abuse providers, allied health professionals, ancillary providers, DME providers, home health providers, and pharmacies, if applicable.

               iii) To be considered accessible, the network must contain a sufficient number and array of providers to meet the diverse needs of the Enrollee population. This includes being geographically accessible (meeting time/distance standards) and being accessible for the disabled.

          b)   The Contractor shall not include in its network any provider

               i) who has been sanctioned or prohibited from participation in Federal health care programs under either Section 1128 or
                    Section 1128A of the SSA; or

               ii) who has had his/her licensed suspended by the New York State Education Department or the SDOH Office of Professional Medical Conduct.

          c) The Contractor must require that Participating Providers offer hours of operation that are no less than the hours of operation offered to commercial members or, if the provider serves only MMC Enrollees and/or FHPlus Enrollees, comparable to hours offered for Medicaid fee-for-service patients.

          d) The Contractor shall submit its network for SDOH to assess for adequacy through the HPN prior to execution of this Agreement, quarterly thereafter throughout the term of this Agreement, and upon request by SDOH when SDOH determines there has been a significant change that could affect adequate capacity and quarterly thereafter.


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-1

          e) Contractor must limit participation to providers who agree that payment received from the Contractor for services included in the Benefit Package is payment in full for services provided to Enrollees, except for the collection of applicable co-payments from Enrollees as provided by law.

     21.2 Absence of Appropriate Network Provider

          In the event that the Contractor determines that it does not have a Participating Provider with appropriate training and experience to meet the particular health care needs of an Enrollee, the Contractor shall make a referral to an appropriate Non-Participating Provider, pursuant to a treatment plan approved by the Contractor in consultation with the Primary Care Provider, the Non-Participating Provider and the Enrollee or the Enrollee's designee. The Contractor shall pay for the cost of the services in the treatment plan provided by the Non-Participating Provider for as long as the Contractor is unable to provide the service through a Participating Provider.

     21.3 Suspension of Enrollee Assignments To Providers

          The Contractor shall ensure that there is sufficient capacity, consistent with SDOH standards, to serve Enrollees under this Agreement. In the event any of the Contractor's Participating Providers are no longer able to accept assignment of new Enrollees due to capacity limitations, as determined by the SDOH, the Contractor will suspend assignment of any additional Enrollees to such Participating Provider until such provider is capable of further accepting Enrollees. When a Participating Provider has more than one
          (1) site, the suspension will be made by site.

     21.4 Credentialing

          a)   Credentialing/Recredentialing Process

               The Contractor shall have in place a formal process, consistent with SDOH Recommended Guidelines for Credentialing Criteria, for credentialing Participating Providers on a periodic basis (not less than once every three (3) years) and for monitoring Participating Providers performance.

          b)   Licensure

               The Contractor shall ensure, in accordance with Article 44 of the PHL, that persons and entities providing care and services for the Contractor in the capacity of physician, dentist, physician assistant, registered nurse, other medical professional or paraprofessional, or other such person or entity satisfy all applicable licensing, certification, or qualification requirements under New York law and that the functions and responsibilities of such persons and


                                   SECTION 21
                               (PROVIDER NETWORK)
                                 October 1, 2005
                                      21-2
               entities in providing Benefit Package services under this Agreement do not exceed those permissible under New York law.

          c)   Minimum Standards

               i) The Contractor agrees that all network physicians will meet at least one (1) of the following standards, except as specified in Section 21.15 (c) and Appendix I of this
                    Agreement:

                    A) Be board-certified or board-eligible in their area of specialty;

                    B)   Have completed an accredited residency program; or

                    C) Have admitting privileges at one (1) or more hospitals participating in the Contractor's network.

     21.5 SDOH Exclusion or Termination of Providers

          If SDOH excludes or terminates a provider from its Medicaid program, the Contractor shall, upon learning of such exclusion or termination, immediately terminate the Provider Agreement with the Participating Provider with respect to the Contractor's MMC and/or FHPlus product, and agrees to no longer utilize the services of the subject provider, as applicable. The Contractor shall access information pertaining to excluded Medicaid providers through the SDOH HPN. Such information available to the Contractor on the HPN shall be deemed to constitute constructive notice. The HPN should not be the sole basis for identifying current exclusions or termination of previously approved providers. Should the Contractor become aware, through the HPN or any other source, of an SDOH exclusion or termination, the Contractor shall validate this information with the Office of Medicaid Management, Bureau of Enforcement Activities and comply with the provisions of this Section.

     21.6 Application Procedure

          a) The Contractor shall establish a written application procedure to be used by a health care professional interested in serving as a Participating Provider with the Contractor. The criteria for selecting providers, including the minimum qualification requirements that a health care professional must meet to be considered by the Contractor, must be defined in writing and developed in consultation with appropriately qualified health care professionals. Upon request, the application procedures and minimum qualification requirements must be made available to health care professionals.

          b) The selection process may not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

          c) The Contractor may not discriminate with regard to the participation, reimbursement, or indemnification of any provider who is acting within the


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               scope of his or her license or certification under applicable
               State law, solely on the basis of that license or certification. This does not preclude the Contractor from including providers only to the extent necessary to meet its needs; or from establishing different payment rates for different counties or different specialists; or from establishing measures designed to maintain the quality of services and control costs consistent with its responsibilities.

          d) If the Contractor does not approve an individual or group of providers as Participating Providers, it must give the affected providers written notice of the reason for its decision.

     21.7 Evaluation Information

          The Contractor shall develop and implement policies and procedures to ensure that Participating Providers are regularly advised of information maintained by the Contractor to evaluate their performance or practice. The Contractor shall consult with health care professionals in developing methodologies to collect and analyze Participating Providers profiling data. The Contractor shall provide any such information and profiling data and analysis to its Participating Providers. Such information, data or analysis shall be provided on a periodic basis appropriate to the nature and amount of data and the volume and scope of services provided. Any profiling data used to evaluate the performance or practice of a Participating Provider shall be measured against stated criteria and an appropriate group of health care professionals using similar treatment modalities serving a comparable patient population. Upon presentation of such information or data, each Participating Provider shall be given the opportunity to discuss the unique nature of his or her patient population which may have a bearing on the Participating Provider's profile and to work cooperatively with the Contractor to improve performance.

     21.8 Choice/Assignment of Primary Care Providers (PCPs)

          a) The Contractor shall offer each Enrollee the choice of no fewer than three (3) Primary Care Providers within distance/travel time standards as set forth in Section 15.5 of this Agreement.

          b) Contractor must assign a PCP to Enrollees who fail to select a PCP. The assignment of a PCP by the Contractor may occur after written notification to the Contractor of the Enrollment (through Roster or other method) and after written notification of the Enrollee by the Contractor but in no event later than thirty (30) days after notification of Enrollment, and only after the Contractor has made reasonable efforts as set forth in Section
               13.6 of this Agreement to contact the Enrollee and inform him/her of his/her right to choose a PCP.

          c) PCP assignments should be made taking into consideration the following:

               i)   Enrollee's geographic location;


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               ii)  any special health care needs, if known by the Contractor;
                    and

               iii) any special language needs, if known by the Contractor.

          d) In circumstances where the Contractor operates or contracts with a multi-provider clinic to deliver primary care services, the Enrollee must choose or be assigned a specific provider or provider team within the clinic to serve as his/her PCP. This "lead" provider will be held accountable for performing the PCP duties.

     21.9 Enrollee PCP Changes

          a) The Contractor must allow Enrollees the freedom to change PCPs, without cause, within thirty (30) days of the Enrollee's first appointment with the PCP. After the first thirty (30) days, the Contractor may elect to limit the Enrollee to changing PCPs every six (6) months without cause.

          b) The Contractor must process a request to change PCPs and advise the Enrollee of the effective date of the change within forty-five (45) days of receipt of the request. The change must be effective no later than the first (1st) day of the second
               (2nd) month following the month in which the request is made.

          c) The Contractor will provide Enrollees with an opportunity to select a new PCP in the event that the Enrollee's current PCP leaves the network or otherwise becomes unavailable. Such changes shall not be considered in the calculation of changes for cause allowed within a six (6) month period.

          d) In the event that an assignment of a new PCP is necessary due to the unavailability of the Enrollee's former PCP, such assignment shall be made in accordance with the requirements of Section 21.8 of this Agreement.

          e) In addition to those conditions and circumstances under which the Contractor may assign an Enrollee a PCP when the Enrollee fails to make an affirmative choice of a PCP, the Contractor may initiate a PCP change for an Enrollee under the following circumstances:

               i) The Enrollee requires specialized care for an acute or chronic condition and the Enrollee and Contractor agree that reassignment to a different PCP is in the Enrollee's interest.

               ii) The Enrollee's place of residence has changed such that he/she has moved beyond the PCP travel time/distance standard.

               iii) The Enrollee's PCP ceases to participate in the Contractor's network.

               iv) The Enrollee's behavior toward the PCP is disruptive and the PCP has made all reasonable efforts to accommodate the Enrollee.

               v) The Enrollee has taken legal action against the PCP or the PCP has taken legal action against the Enrollee.


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          f)   Whenever initiating a change, the Contractor must offer affected
               Enrollees the opportunity to select a new PCP in the manner described in this Section.

     21.10 Provider Status Changes

          a)   PCP Changes

               i) The Contractor agrees to notify its Enrollees of any of the following PCP changes:

                    A) Enrollees will be notified within fifteen (15) days from the date on which the Contractor becomes aware that such Enrollee's PCP has changed his or her office address or telephone number.

                    B) If a PCP ceases participation in the Contractor's network, the Contractor shall provide written notice within fifteen (15) days from the date that the Contractor becomes aware of such change in status to each Enrollee who has chosen the provider as his or her PCP. In such cases, the notice shall describe the procedures for choosing an alternative PCP and, in the event that the Enrollee is in an ongoing course of treatment, the procedures for continuing care consistent with subdivision 6(e) of PHL Section 4403.

                    C) Where an Enrollee's PCP ceases participation with the Contractor, the Contractor must ensure that the Enrollee selects or is assigned to a new PCP within thirty (30) days of the date of the notice to the Enrollee.

          b)   Other Provider Changes

               In the event that an Enrollee is in an ongoing course of treatment with another Participating Provider who becomes unavailable to continue to provide services to such Enrollee, the Contractor shall provide written notice to the Enrollee within fifteen (15) days from the date on which the Contractor becomes aware of the Participating Provider's unavailability to the Enrollee. In such cases, the notice shall describe the procedures for continuing care consistent with PHL Section 4403(6)(e) and for choosing an alternative Participating Provider.

     21.11 PCP Responsibilities

          In conformance with the Benefit Package, the PCP shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat conditions not requiring the services of a specialist; arrange inpatient care, consultations with specialists, and laboratory and radiological services when medically necessary; coordinate the findings of consultants and laboratories; and interpret such findings to the Enrollee and the Enrollee's family,


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          subject to the confidentiality provisions of Section 20 of this
          Agreement, and maintain a current medical record for the Enrollee. The PCP shall also be responsible for determining the urgency of a consultation with a specialist and shall arrange for all consultation appointments within appropriate time frames.

     21.12 Member to Provider Ratios

          a) The Contractor agrees to adhere to the member-to-PCP ratios shown below. These ratios are Contractor-specific, and assume the practitioner is a full time equivalent (FTE) (defined as a provider practicing forty (40) hours per week for the Contractor):

               i) No more than 1,500 Enrollees for each physician, or 2,400 for a physician practicing in combination with a registered physician assistant or a certified nurse practitioner.

               ii) No more than 1,000 Enrollees for each certified nurse practitioner.

          b) The Contractor agrees that these ratios will be prorated for Participating Providers who represent less than a FTE to the Contractor.

     21.13 Minimum PCP Office Hours

          a)   General Requirements

               A PCP must practice a minimum of sixteen (16) hours a week at each primary care site.

          b)   Waiver of Minimum Hours

               The minimum office hours requirement may be waived under certain circumstances. A request for a waiver must be submitted by the Contractor to the Medical Director of the Office of Managed Care for review and approval; and the physician must be available at least eight hours/week; the physician must be practicing in a Health Provider Shortage Area (HPSA) or other similarly determined shortage area; the physician must be able to fulfill the other responsibilities of a PCP (as described in this Section); and the waiver request must demonstrate there are systems in place to guarantee continuity of care and to meet all access and availability standards (24-hour/7 days per week coverage, appointment availability, etc.).

     21.14 Primary Care Practitioners

          a)   General Limitations


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               The Contractor agrees to limit its PCPs to the following primary care specialties: Family Practice, General Practice, General Pediatrics, and General Internal Medicine except as specified in paragraphs (b), (c), and (d) of this Section.

          b)   Specialist and Sub-specialist as PCPs

               The Contractor is permitted to use specialist and sub-specialist physicians as PCPs when such an action is considered by the Contractor to be medically appropriate and cost-effective. As an alternative, the Contractor may restrict its PCP network to primary care specialties only, and rely on standing referrals to specialists and sub-specialists for Enrollees who require regular visits to such physicians.

          c)   OB/GYN Providers as PCPs

               The Contractor, at its option, is permitted to use OB/GYN providers as PCPs, subject to SDOH qualifications.

          d)   Certified Nurse Practitioners as PCPs

               The Contractor is permitted to use certified nurse practitioners as PCPs, subject to their scope of practice limitations under New York State Law.

     21.15 PCP Teams

          a)   General Requirements

               The Contractor may designate teams of physicians/certified nurse practitioners to serve as PCPs for Enrollees. Such teams may include no more than four (4) physicians/certified nurse practitioners and, when an Enrollee chooses or is assigned to a team, one of the practitioners must be designated as "lead provider" for that Enrollee. In the case of teams comprised of medical residents under the supervision of an attending physician, the attending physician must be designated as the lead physician.

          b)   Registered Physician Assistants as Physician Extenders

               The Contractor is permitted to use registered physician assistants as physician-extenders, subject to their scope of practice limitations under New York State Law.

          c)   Medical Residents and Fellows


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               The Contractor shall comply with SDOH Guidelines for use of
               Medical Residents and fellows as found in Appendix I, which is hereby made a part of this Agreement as if set forth fully herein.

     21.16 Hospitals

          a)   Tertiary Services

               The Contractor will establish hospital networks capable of furnishing the full range of tertiary services to Enrollees. Contractors shall ensure that all Enrollees have access to at least one (1) general acute care hospital within thirty (30) minutes/thirty (30) miles travel time (by car or public transportation) from the Enrollee's residence unless none are located within such a distance. If none are located within thirty
               (30) minutes travel time/thirty (30) miles travel distance, the Contractor must include the next closest site in its network.

          b)   Emergency Services

               The Contractor shall ensure and demonstrate that it maintains relationships with hospital emergency facilities, including comprehensive psychiatric emergency programs (where available) within and around its service area to provide Emergency Services.

     21.17 Dental Networks

          a) If the Contractor includes dental services in its Benefit Package, the Contractor's dental network shall include geographically accessible general dentists sufficient to offer each Enrollee a choice of two (2) primary care dentists in their Service Area and to achieve a ratio of at least one (1) primary care dentist for each 2,000 Enrollees. Networks must also include at least one (1) pediatric dentist and one (1) oral surgeon. Orthognathic surgery, temporal mandibular disorders (TMD) and oral/maxillofacial prosthodontics must be provided through any qualified dentist, either in-network or by referral. Periodontists and endodontists must also be available by referral. The network should include dentists with expertise in serving special needs populations (e.g., HIV+ and developmentally disabled patients).

          b) Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor whether dental services are a covered benefit or not, as set forth in Appendix K.2 (25), Dental Services, of this Agreement.

     21.18 Presumptive Eligibility Providers

               The Contractor must offer Presumptive Eligibility Providers the opportunity to be Participating Providers in its MMC product. The terms of the contract must be at


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               least as favorable as the terms offered to other Participating
               Providers performing equivalent services (prenatal care). Contractors need not contract with every Presumptive Eligibility Provider in their counties, but must contract with a sufficient number to meet the distance/travel time standards defined for primary care.

     21.19 Mental Health and Chemical Dependence Services Providers

          a) The Contractor will include a full array of mental health and Chemical Dependence Services providers in its networks, in sufficient numbers to assure accessibility to Benefit Package services for both children and adults, using either individual, appropriately licensed practitioners or New York State Office of Mental Health (OMH) and Office of Alcohol and Substance Abuse Services (OASAS) licensed programs and clinics, or both.

          b) The State defines mental health and Chemical Dependence Services providers to include the following: Individual Practitioners, Psychiatrists, Psychologists, Psychiatric Nurse Practitioners, Psychiatric Clinical Nurse Specialists, Licensed Certified Social Workers, OMH and OASAS Programs and Clinics, and providers of mental health and/or Chemical Dependence Services certified or licensed pursuant to Article 31 or 32 of the Mental Hygiene Law, as appropriate.

     21.20 Laboratory Procedures

          The Contractor agrees to restrict its laboratory provider network to entities having either a CLIA certificate of registration or a CLIA certificate of waiver.

     21.21 Federally Qualified Health Centers (FQHCs)

          a) In a county where Enrollment in the Contractor's MMC product is voluntary, the Contractor is not required to contract with FQHCs. However, when an FQHC is a Participating Provider of the Contractor network, the Provider Agreement must include a provision whereby the Contractor agrees to compensate the FQHC for services provided to Enrollees at a payment rate that is not less than the level and amount that the Contractor would pay another Participating Provider that is not an FQHC for a similar set of services.

          b) In a county where Enrollment in the Contractor's MMC product is mandatory and/or the Contractor offers a FHPlus product, the Contractor shall contract with FQHCs operating in that county. However, the Contractor has the option to make a written request to the SDOH for an exemption from the FQHC contracting requirement if the Contractor can demonstrate, with supporting documentation, that it has adequate capacity and will provide a comparable level of clinical and enabling services (e.g., outreach, referral services, social


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               support services, culturally sensitive services such as training for medical and administrative staff, medical and non-medical and case management services) to vulnerable populations in lieu of contracting with an FQHC in the county. Written requests for exemption from this requirement are subject to approval by CMS.

          c) When the Contractor is participating in a county where an MCO that is sponsored, owned and/or operated by one or more FQHCs exists, the Contractor is not required to include any FQHCs within its network in that county.

     21.22 Provider Services Function

          a) The Contractor will operate a Provider Services function during regular business hours. At a minimum, the Contractor's Provider Services staff must be responsible for the following:

               i) Assisting providers with prior authorization and referral protocols.

               ii)  Assisting providers with claims payment procedures.

               iii) Fielding and responding to provider questions and
                    complaints.

     21.23 Pharmacies - Applies to FHPlus Program Only

          a) For those counties in which the Contractor offers a FHPlus product as specified in Appendix M of this Agreement, the Contractor shall include pharmacies as Participating Providers in its FHPlus product in sufficient numbers to meet the following distance/travel time standards:

               i) Non-Metropolitan areas - thirty (30 )miles/ thirty (30) minutes from the FHPlus Enrollee's residence.

               ii) Metropolitan areas - thirty (30) minutes from the FHPlus Enrollee's residence by public transportation from the FHPlus Enrollee's residence.

          b) Transport time and distance in rural areas may be greater than thirty (30) minutes or thirty (30) miles from the FHPlus Enrollee's residence only if based on the community standard for accessing care or if by FHPlus Enrollee choice. Where the transport time and/or distances are greater, the exceptions must be justified and documented by SDOH on the basis of community standards.

          c) The Contractor also must contract with twenty-four (24) hour pharmacies and must ensure that all FHPlus Enrollees have access to at least one such pharmacy within thirty (30) minutes travel time (by car or public transportation) from the FHPlus Enrollee's residence, unless none are located within such a distance. If none are located within thirty (30) minutes travel


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

               time from the FHPlus Enrollee's residence, the Contractor must include the closest site in its network.

          d) For certain conditions, such as hemophilia, PKU, and cystic fibrosis, the Contractor is encouraged to make pharmacy arrangements with specialty centers treating these conditions, when such centers are able to demonstrate quality and cost effectiveness.

          e) The Contractor may make use of mail order prescription deliveries, where clinically appropriate and desired by the FHPlus Enrollee.

          f) The Contractor may utilize formularies and may employ the services of a pharmacy benefit manager or utilization review agent, provided that such manager or agent covers a prescription drug benefit equivalent to the requirements for prescription drug coverage described in Appendix K of this Agreement and maintains an internal and external review process for medical exceptions.


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

22.  SUBCONTRACTS AND PROVIDER AGREEMENTS

     22.1 Written Subcontracts

          a) The Contractor may not enter into any subcontracts related to the delivery of services to Enrollees, except by a written agreement.

          b) If the Contractor enters into subcontracts for the performance of work pursuant to this Agreement, the Contractor shall retain full responsibility for performance of the subcontracted services. Nothing in the subcontract shall impair the rights of the DOHMH or the State under this Agreement. No contractual relationship shall be deemed to exist between the subcontractor and the DOHMH or the State.

          c) The delegation by the Contractor of its responsibilities assumed by this Agreement to any subcontractors will be limited to those specified in the subcontracts.

     22.2 Permissible Subcontracts

          Contractor may subcontract for provider services as set forth in Sections 2.6 and 21 of this Agreement and management services including, but not limited to, marketing, quality assurance and utilization review activities and such other services as are acceptable to the SDOH. The Contractor must evaluate the prospective subcontractor's ability to perform the activities to be delegated.

     22.3 Provision of Services through Provider Agreements

          All medical care and/or services covered under this Agreement, with the exception of seldom used subspecialty and Emergency Services, Family Planning Services, and services for which Enrollees can self refer, pursuant to Section 10.15 of this Agreement, shall be provided through Provider Agreements with Participating Providers.

     22.4 Approvals

          a) Provider Agreements shall require the approval of SDOH as set forth in PHL Section 4402 and 10 NYCRR Part 98.

          b) If a subcontract is for management services under 10 NYCRR Part 98, it must be approved by SDOH prior to its becoming effective.

          c) The Contractor shall notify SDOH of any material amendments to any Provider Agreement as set forth in 10 NYCRR Part 98.


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     22.5 Required Components

          a) All subcontracts, including Provider Agreements, entered into by the Contractor to provide program services under this Agreement shall contain provisions specifying:

               i) the activities and report responsibilities delegated to the subcontractor; and provide for revoking the delegation, in whole or in part, and imposing other sanctions if the subcontractor's performance does not satisfy standards set forth in this Agreement, and an obligation for the provider to take corrective action.

               ii) that the work performed by the subcontractor must be in accordance with the terms of this Agreement; and

               iii) that the subcontractor specifically agrees to be bound by the confidentiality provisions set forth in this Agreement.

          b) The Contractor shall impose obligations and duties on its subcontractors, including its Participating Providers, that are consistent with this Agreement, and that do not impair any rights accorded to DOHMH, LDSS, SDOH, or DHHS.

          c) No subcontract, including any Provider Agreement, shall limit or terminate the Contractor's duties and obligations under this Agreement.

          d) Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of the Contractor, including its Participating Providers, and SDOH, DOHMH, or LDSS.

          e) Any subcontract entered into by the Contractor shall fulfill the requirements of 42 CFR Part 438 that are appropriate to the service or activity delegated under such subcontract.

          f) The Contractor shall also require that, in the event the Contractor fails to pay any subcontractor, including any Participating Provider in accordance with the subcontract or Provider Agreement, the subcontractor or Participating Provider will not seek payment from the SDOH, LDSS, DOHMH, the Enrollees, or persons acting on an Enrollee's behalf.

          g) The Contractor shall include in every Provider Agreement a procedure for the resolution of disputes between the Contractor and its Participating Providers.

          h) The Contractor shall ensure that all Provider Agreements entered into with Providers require acceptance of a woman's Enrollment in the Contractor's


                                   SECTION 22
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               MMC or FHPlus product as sufficient to provide services to her newborn, unless the newborn is excluded from Enrollment in the MMC Program pursuant to Section 6.1 of this Agreement, or the Contractor does not offer a MMC product in the mother's county of fiscal responsibility.

          i) The Contractor must monitor the subcontractor's performance on an ongoing basis and subject it to formal review according to time frames established by the State, consistent with State laws and regulations, and the terms of this Agreement. When deficiencies or areas for improvement are identified, the Contractor and subcontractor must take corrective action.

     22.6 Timely Payment

          Contractor shall make payments to Participating Providers and to Non-Participating Providers, as applicable, for items and services covered under this Agreement on a timely basis, consistent with the claims payment procedures described in SIL Section 3224-a.

     22.7 Restrictions on Disclosure

          a) The Contractor shall not by contract or written policy or written procedure prohibit or restrict any health care provider from the following:

               i) Disclosing to any subscriber, Enrollee, patient, designated representative or, where appropriate, Prospective Enrollee any information that such provider deems appropriate regarding:

                    A) a condition or a course of treatment with such subscriber, Enrollee, patient, designated representative or Prospective Enrollee, including the availability of other therapies, consultations, or tests; or

                    B) the provisions, terms, or requirements of the Contractor's MMC or FHPlus products as they relate to the Enrollee, where applicable.

               ii) Filing a complaint, making a report or comment to an appropriate governmental body regarding the policies or practices of the Contractor when he or she believes that the policies or practices negatively impact upon the quality of, or access to, patient care.

               iii) Advocating to the Contractor on behalf of the Enrollee for approval or coverage of a particular treatment or for the provision of health care services.

     22.8 Transfer of Liability

          No contract or agreement between the Contractor and a Participating Provider shall contain any clause purporting to transfer to the Participating Provider, other than a medical group, by indemnification or otherwise, any liability relating to


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

          activities, actions or omissions of the Contractor as opposed to those of the Participating Provider.

     22.9 Termination of Health Care Professional Agreements

          a)   General Requirements

               i) The Contractor shall not terminate a contract with a health care professional unless the Contractor provides to the health care professional a written explanation of the reasons for the proposed termination and an opportunity for a review or hearing as hereinafter provided. For purposes of this Section, a health care professional is an individual licensed, registered or certified pursuant to Title VIII of the Education Law.

               ii) These requirements shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a state licensing board or other governmental agency that impairs the health care professional's ability to practice.

          b)   Notice of Health Care Professional Termination

               i) When the Contractor desires to terminate a contract with a health care professional, the notification of the proposed termination by the Contractor to the health care professional shall include:

                    A)   the reasons for the proposed action;

                    B) notice that the health care professional has the right to request a hearing or review, at the provider's discretion, before a panel appointed by the Contractor;

                    C) a time limit of not less than thirty (30) days within which a health care professional may request a hearing; and

                    D) a time limit for a hearing date which must be held within thirty (30) days after the date of receipt of a request for a hearing.

          c) No contract or agreement between the Contractor and a health care professional shall contain any provision which shall supersede or impair a health care professional's right to notice of reasons for termination and the opportunity for a hearing or review concerning such termination.


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                                      22-4

     22.10 Health Care Professional Hearings

          a) A health care professional that has been notified of his or her proposed termination must be allowed a hearing. The procedures for this hearing must meet the following standards:

               i) The hearing panel shall be comprised of at least three persons appointed by the Contractor. At least one person on such panel shall be a clinical peer in the same discipline and the same or similar specialty as the health care professional under review. The hearing panel may consist of more than three persons, provided however, that the number of clinical peers on such panel shall constitute one-third or more of the total membership of the panel.

               ii) The hearing panel shall render a decision on the proposed action in a timely manner. Such decision shall include reinstatement of the health care professional by the Contractor, provisional reinstatement subject to conditions set forth by the Contractor or termination of the health care professional. Such decision shall be provided in writing to the health care professional.

               iii) A decision by the hearing panel to terminate a health care professional shall be effective not less than thirty (30) days after the receipt by the health care professional of the hearing panel's decision. Notwithstanding the termination of a health care professional for cause or pursuant to a hearing, the Contractor shall permit an Enrollee to continue an on-going course of treatment for a transition period of up to ninety (90) days, and post-partum care, subject to the provider's agreement, pursuant to PHL
                    Section 4403(6)(e).

               iv) In no event shall termination be effective earlier than sixty (60) days from the receipt of the notice of termination.

     22.11 Non-Renewal of Provider Agreements

          Either party to a Provider Agreement may exercise a right of non-renewal at the expiration of the Provider Agreement period set forth therein or, for a Provider Agreement without a specific expiration date, on each January first occurring after the Provider Agreement has been in effect for at least one year, upon sixty (60) days notice to the other party; provided, however, that any non-renewal shall not constitute a termination for the purposes of this Section.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-5

     22.12 Notice of Participating Provider Termination

          a) The Contractor shall notify DOHMH and SDOH of any notice of termination or non-renewal of an IPA or institutional network Provider Agreement, or medical group Provider Agreement that serves five percent (5%) or more of the enrolled population in a LDSS and/or when the termination or non-renewal of the medical group provider will leave fewer than two (2) Participating Providers of that type within the LDSS, unless immediate termination of the Provider Agreement is justified. The notice shall include an impact analysis of the termination or non-renewal with regard to Enrollee access to care.

          b) The Contractor shall provide the notification required in (a) above to the DOHMH and the SDOH ninety (90) days prior to the effective date of the termination of the Provider Agreement or immediately upon notice from such Participating Provider if less than ninety (90) days.

          c) The Contractor shall provide the notification required in (a) above to the DOHMH and the SDOH if the Contractor and the Participating Providers have failed to execute a renewal Provider Agreement forty-five (45) days prior to the expiration of the current Provider Agreement.

          d) In addition to the notification required in (a) above, the Contractor shall submit a contingency plan to DOHMH and SDOH, at least forty-five (45) days prior to the termination or expiration of the Provider Agreement, identifying the number of Enrollees affected by the potential withdrawal of the provider from the Contractor's network and specifying how services previously furnished by the Participating Providers will be provided in the event of its withdrawal from the Contractor's network. If the Participating Provider is a hospital, the Contractor shall identify the number of doctors that would not have admitting privileges in the absence of such Participating hospital.

          e) In addition to the notification required in (a) above, the Contractor shall develop a transition plan for Enrollees who are patients of the Participating Provider withdrawing from the Contractor's network subject to approval by DOHMH and SDOH. DOHMH and SDOH may direct the Contractor to provide notice to the Enrollees who are patients of PCPs or specialists including available options for the patients, and availability of continuing care, consistent with Section 13.8 of this Agreement, not less than thirty (30) days prior to the termination or expiration of the Provider Agreement. In the event that Provider Agreements are terminated or are not renewed with less than the notice period required by this Section, the Contractor shall immediately notify DOHMH and SDOH, and develop a transition plan on an expedited basis and provide notice to affected Enrollees upon DOHMH and SDOH consent to the transition plan and Enrollee notice.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-6

          f) Upon Contractor notice of failure to renew, or termination of, a Provider Agreement, the DOHMH and the SDOH, in their sole discretion, may waive the requirement of submission of a contingency plan upon a determination by the DOHMH and SDOH that:

               i)   the impact upon Enrollees is not significant, and/or

               ii) the Contractor and Participating Provider are continuing to negotiate in good faith and consent to extend the Provider Agreement for a period of time necessary to provide not less than thirty (30) days notice to Enrollees.

          g) DOHMH and SDOH reserve the right to take any other action permitted by this Agreement and under regulatory or statutory authority, including but not limited to terminating this Agreement.

     22.13 Physician Incentive Plan

          a) If Contractor elects to operate a Physician Incentive Plan, the Contractor agrees that no specific payment will be made directly or indirectly to a Participating Provider that is a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an Enrollee. Contractor agrees to submit to SDOH annual reports containing the information on its Physician Incentive Plan in accordance with 42 CFR Section 438.6(h). The contents of such reports shall comply with the requirements of 42 CFR Sections 422.208 and 422.210 and be in a format to be provided by SDOH.

          b) The Contractor must ensure that any Provider Agreements for services covered by this Agreement, such as agreements between the Contractor and other entities or between the Contractor's subcontracted entities and their contractors, at all levels including the physician level, include language requiring that the Physician Incentive Plan information be provided by the sub-contractor in an accurate and timely manner to the Contractor, in the format requested by SDOH.

          c) In the event that the incentive arrangements place the Participating physician or physician group at risk for services beyond those provided directly by the physician or physician group for an amount beyond the risk threshold of twenty five percent (25%) of potential payments for covered services (substantial financial risk), the Contractor must comply with all additional requirements listed in regulation, such as: conduct Enrollee/disenrollee satisfaction surveys; disclose the requirements for the Physician Incentive Plans to its beneficiaries upon request; and ensure that all physicians and physician groups at substantial financial risk have adequate stop-loss


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-7
               protection. Any of these additional requirements that are passed on to the subcontractors must be clearly stated in their Provider Agreement.


                                   SECTION 22
                     (SUBCONTRACTS AND PROVIDER AGREEMENTS)
                                 October 1, 2005
                                      22-8

23.  FRAUD AND ABUSE

     23.1 General Requirements

          The Contractor shall comply with the Federal fraud and abuse requirements of 42 CFR Section 438.608.

     23.2 Prevention Plans and Special Investigation Units

          If the Contractor has over 10,000 Enrollees in the aggregate in any given year, the Contractor must file a Fraud and Abuse Prevention Plan with the Commissioner of Health and develop a special investigation unit for the detection, investigation and prevention of fraudulent activities to the extent required by PHL Section 4414 and SDOH regulations.

24.  AMERICANS WITH DISABILITIES ACT COMPLIANCE PLAN

     Contractor must comply with Title II of the ADA and Section 504 of the Rehabilitation Act of 1973 for program accessibility, and must develop an ADA Compliance Plan consistent with the SDOH Guidelines for MCO Compliance with the ADA set forth in Appendix J, which is hereby made a part of this Agreement as if set forth fully herein. Said plan must be approved by the SDOH, in collaboration with the DOHMH, and be filed with the SDOH and the DOHMH, and be kept on file by the Contractor.

25.  FAIR HEARINGS

     25.1 Enrollee Access to Fair Hearing Process

          Enrollees may access the fair hearing process in accordance with applicable federal and state laws and regulations. Contractors must abide by and participate in New York State's Fair Hearing Process and comply with determinations made by a fair hearing officer.

     25.2 Enrollee Rights to a Fair Hearing

          Enrollees may request a fair hearing regarding adverse LDSS determinations concerning enrollment, disenrollment and eligibility, and regarding the denial, termination, suspension or reduction of a clinical treatment or other Benefit Package services by the Contractor. For issues related to disputed services, Enrollees must have received an adverse determination from the Contractor or its approved utilization review agent either overriding a recommendation to provide services by a Participating Provider or confirming the decision of a Participating Provider to deny those services. An Enrollee may also seek a fair hearing for a failure by the Contractor to act with reasonable promptness with respect to such services. Reasonable promptness shall mean compliance with the timeframes established for review of grievances and utilization review in Sections 44 and 49


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -1-
          of the Public Health Law, the grievance system requirements of 42 CFR
          Part 438 and Appendix F of this Agreement.

     25.3 Contractor Notice to Enrollees

          a) Contractor must issue a written notice of Action and right to fair hearing within applicable timeframes to any Enrollee when taking an adverse Action and when making an Appeal determination as provided in Appendix F of this Agreement.

          b) Contractor agrees to serve notice on affected Enrollees by mail and must maintain documentation of such.

     25.4 Aid Continuing

          a) Contractor shall be required to continue the provision of the Benefit Package services that are the subject of the fair hearing to an Enrollee (hereafter referred to as "aid continuing") if so ordered by the NYS Office of Administrative Hearings (OAH) under the following circumstances:

               i) Contractor has or is seeking to reduce, suspend or terminate a treatment or Benefit Package service currently being provided;

               ii) Enrollee has filed a timely request for a fair hearing with OAH; and

               iii) There is a valid order for the treatment or service from a
                    Participating Provider.

          b) Contractor shall provide aid continuing until the matter has been resolved to the Enrollee's satisfaction or until the administrative process is completed and there is a determination from OAH that Enrollee is not entitled to receive the service; the Enrollee withdraws the request for aid continuing and/or the fair hearing in writing; or the treatment or service originally ordered by the provider has been completed, whichever occurs first.

          c) If the services and/or benefits in dispute have been terminated, suspended or reduced and the Enrollee timely requests a fair hearing, Contractor shall, at the direction of either SDOH or LDSS, restore the disputed services and/or benefits consistent with the provisions of Section 25.4 (b) of this Agreement.

     25.5 Responsibilities of SDOH

          SDOH will make every reasonable effort to ensure that the Contractor receives timely notice in writing by fax, or e-mail, of all requests, schedules and directives regarding fair hearings.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -2-

     25.6 Contractor's Obligations

          a) Contractor shall appear at all scheduled fair hearings concerning its clinical determinations and/or Contractor-initiated disenrollments to present evidence as justification for its determination or submit written evidence as justification for its determination regarding the disputed benefits and/or services. If Contractor will not be making a personal appearance at the fair hearing, the written material must be submitted to OAH and Enrollee or Enrollee's representative at least three (3) business days prior to the scheduled hearing. If the hearing is scheduled fewer than three (3) business days after the request, Contractor must deliver the evidence to the hearing site no later than one
               (1) business day prior to the hearing, otherwise Contractor must appear in person. Notwithstanding the above provisions, Contractor may be required to make a personal appearance at the discretion of the hearing officer and/or SDOH.

          b) Despite an Enrollee's request for a State fair hearing in any given dispute, Contractor is required to maintain and operate in good faith its own internal Complaint and Appeal processes as required under state and federal laws and by Section 14 and Appendix F of this Agreement. Enrollees may seek redress of Adverse Determinations simultaneously through Contractor's internal process and the State fair hearing process. If Contractor has reversed its initial determination and provided the service to the Enrollee, Contractor may request a waiver from appearing at the hearing and, in submitted papers, explain that it has withdrawn its initial determination and is providing the service or treatment formerly in dispute.

          c) Contractor shall comply with all determinations rendered by OAH at fair hearings. Contractor shall cooperate with SDOH efforts to ensure that Contractor is in compliance with fair hearing determinations. Failure by Contractor to maintain such compliance shall constitute breach of this Agreement. Nothing in this Section shall limit the remedies available to SDOH, DOHMH, LDSS or the federal government relating to any non-compliance by Contractor with a fair hearing determination or Contractor's refusal to provide disputed services.

          d) If SDOH investigates a Complaint that has as its basis the same dispute that is the subject of a pending fair hearing and, as a result of its investigation, concludes that the disputed services and/or benefits should be provided to the Enrollee, Contractor shall comply with SDOH's directive to provide those services and/or benefits and provide notice to OAH and Enrollee as required by Section 25.6(b) of this Agreement.

          e) If SDOH, through its Complaint investigation process, or OAH, by a determination after a fair hearing, directs Contractor to provide a service that was initially denied by Contractor, Contractor may either directly provide the service, arrange for the provision of that service or pay for the provision of


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -3-
               that service by a Non-Participating Provider. If the services were not furnished during the period the fair hearing was pending, the Contractor must authorize or furnish the disputed services promptly and as expeditiously as the Enrollee's health condition requires.

          f) Contractor agrees to abide by changes made to this Section of the Agreement with respect to the fair hearing, Action, Service Authorization, Complaint and Appeal processes by SDOH in order to comply with any amendments to applicable state or federal statutes or regulations.

          g) Contractor agrees to identify a contact person within its organization who will serve as a liaison to SDOH for the purpose of receiving fair hearing requests, scheduled fair hearing dates and adjourned fair hearing dates and compliance with State directives. Such individual shall be accessible to the State by e-mail; shall monitor e-mail for correspondence from the State at least once every business day; and shall agree, on behalf of Contractor, to accept notices to the Contractor transmitted via e-mail as legally valid.

          h) The information describing fair hearing rights, aid continuing, Action, Service Authorization, utilization review, Complaint and Appeal procedures shall be included in all MMC and FHPlus member handbooks and shall comply with Section 14 and Appendices E and F of this Agreement.

          i) Contractor shall bear the burden of proof at hearings regarding the reduction, suspension or termination of ongoing services. In the event that Contractor's initial adverse determination is upheld as a result of a fair hearing, any aid continuing provided pursuant to that hearing request, may be recouped by Contractor.

26.  EXTERNAL APPEAL

     26.1 Basis for External Appeal

          Enrollees are eligible to request an External Appeal when one or more covered health care services have been denied by the Contractor on the basis that the service(s) is not medically necessary or is experimental or investigational.

     26.2 Eligibility for External Appeal

          An Enrollee is eligible for an External Appeal when the Enrollee has exhausted the Contractor's internal utilization review procedure, has received a final adverse determination from the Contractor, or the Enrollee and the Contractor have agreed to waive internal Appeal procedures in accordance with PHL Section 4914(2)2(a). A provider is also eligible for an External Appeal of retrospective denials.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -4-

     26.3 External Appeal Determination

          The External Appeal determination is binding on the Contractor; however, a fair hearing determination supersedes an External Appeal determination for Enrollees.

     26.4 Compliance with External Appeal Laws and Regulations

          The Contractor must comply with the provisions of Sections 4910-4914 of the PHL and 10NYCRR Part 98 regarding the External Appeal program.

     26.5 Member Handbook

          The Contractor shall describe its Action and utilization review policies and procedures, including a notice of the right to an External Appeal together with a description of the External Appeal process and the timeframes for External Appeal, in the Member Handbook. The Member Handbook shall comply with Section 13 and the Member Handbook Guidelines, Appendix E, of this Agreement.

27.  INTERMEDIATE SANCTIONS

     27.1 General

          The Contractor is subject to the imposition of sanctions as authorized by State and Federal law and regulation, including the SDOH's right to impose sanctions for unacceptable practices as set forth in 18 NYCRR
          Part 515 and civil and monetary penalties pursuant to 18 NYCRR Part 516 and 42 CFR Section 438.700, and such other sanctions and penalties as are authorized by local laws and ordinances and resultant administrative codes, rules and regulations related to the Medical Assistance Program or to the delivery of the contracted for services.

     27.2 Unacceptable Practices

          a) Unacceptable practices for which the Contractor may be sanctioned include but are not limited to:

               i) Failing to provide medically necessary services that the Contractor is required to provide under its contract with the State.

               ii) Imposing premiums or charges on Enrollees that are in excess of the premiums or charges permitted under the MMC Program or FHPlus Program.

               iii) Discriminating among Enrollees on the basis of their health status or need for health care services.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -5-

               iv) Misrepresenting or falsifying information that it furnishes to an Enrollee, Potential Enrollee, health care provider, the State or to CMS.

               v) Failing to comply with the requirements for Physician Incentive Plans, as set forth in 42 CFR Sections 422.208 and 422.210.

               vi) Distributing directly or through any agent or independent contractor, Marketing materials that have not been approved by the State or that contain false or materially misleading information.

               vii) Violating any other applicable requirements of SSA Sections
                    1903(m) or 1932 and any implementing regulations.

               viii) Violating any other applicable requirements of 18 NYCRR or
                    10 NYCRR Part 98.

               ix)  Failing to comply with the terms of this Agreement.

     27.3 Intermediate Sanctions

          a)   Intermediate Sanctions may include but are not limited to:

               i)   Civil monetary penalties.

               ii) Suspension of all new enrollment, including auto assignments, after the effective date of the sanction.

               iii) Termination of the Agreement, pursuant to Section 2.7 of this Agreement.

     27.4 Enrollment Limitations

          a) The DOHMH shall have the right, upon consultation with and notice to the SDOH, to limit, suspend, or terminate enrollment activities by the Contractor and/or enrollment into the Contractor's plan upon ten (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of enrollment activities or enrollment in the Contractor's plan is unnecessary. Nothing in this paragraph limits other remedies available to the DOHMH under this Agreement.

          b) The SDOH shall have the right, upon notice to the DOHMH, to limit, suspend or terminate Enrollment activities by the Contractor and/or Enrollment into the Contractor's MMC and/or FHPlus product upon ten (10) days written notice to the Contractor. The written notice shall specify the action(s) contemplated and


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -6-
               the reason(s) for such action(s) and shall provide the Contractor with an opportunity to submit additional information that would support the conclusion that limitation, suspension or termination of Enrollment activities or Enrollment in the Contractor's MMC and/or FHPlus product is unnecessary. Nothing in this paragraph limits other remedies available to the SDOH or the DOHMH under this Agreement.

     27.5 Due Process

          The Contractor will be afforded due process pursuant to Federal and State Law and Regulations (42 CFR Section 438.710, 18 NYCRR Part 516, and Article 44 of the PHL).

28.  ENVIRONMENTAL COMPLIANCE

     The Contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C.
     Section 1857(h)), Section 508 of the Federal Water Pollution Control Act as amended (33 U.S.C. Section 1368), Executive Order 11738, and the Environmental Protection Agency ("EPA") regulations (40 CFR Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The Contractor shall report violations "to SDOH and to the Assistant Administrator for Enforcement of the EPA.

29.  ENERGY CONSERVATION

     The Contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation regulation issued in compliance with the Energy Policy and Conservation Act of 1975 (Pub. L. 94-165) and any amendment to the Act.

30.  INDEPENDENT CAPACITY OF CONTRACTOR

     The parties agree that the Contractor is an independent Contractor and that the Contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of LDSS, DOHMH, SDOH or the DHHS.

31.  NO THIRD PARTY BENEFICIARIES

     ONLY the parties to this Agreement and their successors in interest and assigns have any rights or remedies under or by reason of this Agreement.

32.  INDEMNIFICATION

     32.1 Indemnification by Contractor


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -7-

          a) The Contractor shall indemnify, defend, and hold harmless the SDOH, DOHMH and the LDSS, and their officers, agents, and employees, and the Enrollees and their eligible dependents from:

               i) any and all claims and losses accruing or resulting to any and all Contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement;

               ii) any and all claims and losses accruing or resulting to any person, firm, or corporation that may be injured or damaged by the Contractor, its officers, agents, employees, or subcontractors, including Participating Providers, in connection with the performance of this Agreement;

               iii) any liability, including costs and expenses, for violation of proprietary rights, copyrights, or rights of privacy by the Contractor, its officers, agents, employees or subcontractors, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this Agreement, or based on any libelous or otherwise unlawful matter contained in such data.

          b) The DOHMH will provide the Contractor with prompt written notice of any claim made against the DOHMH, and the Contractor, at its sole option, shall defend or settle said claim. The DOHMH shall cooperate with the Contractor to the extent necessary for the Contractor to discharge its obligation under Section 32.1 (a).

          c) The Contractor shall have no obligation under this section with respect to any claim or cause of action for damages to persons or property solely caused by the negligence of DOHMH, its employees, or agents.

     32.2 Indemnification by DOHMH

          The DOHMH shall indemnify and hold harmless the Contractor and its officers, agents, and employees from any loss or damage resulting from actions by the DOHMH pursuant to the terms of Appendix R, Section 6.3 herein.

33.  PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

     33.1 Prohibition of Use of Federal Funds for Lobbying

          The Contractor agrees, pursuant to 31 U.S.C. Section 1352 and 45 CFR
          Part 93, that no Federally appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -8-
          with the award of any Federal contract, the making of any federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement. The Contractor agrees to complete and submit the "Certification Regarding Lobbying," Appendix B attached hereto and incorporated herein, if this Agreement exceeds $100,000.

     33.2 Disclosure Form to Report Lobbying

          If any funds other than Federally appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form-LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

     33.3 Requirements of Subcontractors

          The Contractor shall include the provisions of this Section in its subcontracts, including its Provider Agreements. For all subcontracts, including Provider Agreements, that exceed $100,000, the Contractor shall require the subcontractor, including any Participating Provider to certify and disclose accordingly to the Contractor.

34.  NON-DISCRIMINATION

     34.1 Equal Access to Benefit Package

          Except as otherwise provided in applicable sections of this Agreement the Contractor shall provide the Medicaid Managed Care and/or Family Health Plus Benefit Package(s) to MMC and/or FHPlus Enrollees, respectively, in the same manner, in accordance with the same standards, and with the same priority as members of the Contractor enrolled under any other contracts.

     34.2 Non-Discrimination

          The Contractor shall not discriminate against Eligible Persons or Enrollees for Medicaid Managed Care and/or Family Health Plus on the basis of age, sex, race, creed, physical or mental handicap/developmental disability, national origin, sexual orientation, type of illness or condition, need for health services, or Capitation Rate that the Contractor will receive for such Eligible Persons or Enrollees.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                       -9-

     34.3 Equal Employment Opportunity

          Contractor must comply with Executive Order 11246, entitled "Equal Employment Opportunity", as amended by Executive Order 11375, and as supplemented in Department of Labor regulations.

     34.4 Native Americans Access to Services From Tribal or Urban Indian Health Facility

          The Contractor shall not prohibit, restrict or discourage enrolled Native Americans from receiving care from or accessing: a) Medicaid reimbursed health services from or through a tribal health or urban Indian health facility or center and/or b) Family Health Plus covered benefits from or through a tribal health or urban Indian health facility or center which is included in the Contractor's network.

35.  COMPLIANCE WITH APPLICABLE LAWS

     35.1 Contractor and DOHMH Compliance With Applicable Laws

          Notwithstanding any inconsistent provisions in this Agreement, the Contractor and DOHMH shall comply with all applicable requirements of the State Public Health Law; the State Social Services Law; Title XIX of the Social Security Act; Title VI of the Civil Rights Act of 1964 and 45 CFR Part 80, as amended; Title IX of the Education Amendments of 1972; Section 504 of the Rehabilitation Act of 1973 and 45 CFR Part 84, as amended; the Age Discrimination Act of 1975 and 45 CFR Part 91, as amended; the ADA; Title XIII of the Federal Public Health Services Act, 42 U.S.C Section 300e et seq., and the regulations promulgated thereunder; the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191) and related regulations; and all other applicable legal and regulatory requirements in effect at the time that this Agreement is signed and as adopted or amended during the term of this Agreement. The parties agree that this Agreement shall be interpreted according to the laws of the State of New York.

     35.2 Nullification of Illegal, Unenforceable, Ineffective or Void Contract Provisions

          Should any provision of this Agreement be declared or found to be illegal or unenforceable, ineffective or void, then each party shall be relieved of any obligation arising from such provision; the balance of this Agreement, if capable of performance, shall remain in full force and effect.

     35.3 Certificate of Authority Requirements

          The Contractor must satisfy conditions for issuance of a certificate of authority, including proof of financial solvency, as specified in 10 NYCRR Part 98.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                      -10-

     35.4 Notification of Changes in Certificate of Incorporation

          The Contractor shall notify SDOH and DOHMH of any amendment to its Certificate of Incorporation or Articles of Organization pursuant to 10 NYCRR Part 98.

     35.5 Contractor's Financial Solvency Requirements

          The Contractor, for the duration of this Agreement, shall remain in compliance with all applicable state requirements for financial solvency for MCOs offering Medicaid Managed Care and/or Family Health Plus products, as applicable. The Contractor shall continue to be financially responsible as defined in PHL Section 4403(1)(c) and shall comply with the contingent reserve fund and escrow deposit requirements of 10 NYCRR Part 98 and must meet minimum net worth requirements established by SDOH and the State Insurance Department. The Contractor shall make provision, satisfactory to SDOH, for protections for SDOH, LDSSs and the Enrollees in the event of Contractor or subcontractor insolvency, including but not limited to, hold harmless and continuation of treatment provisions in all provider agreements which protect SDOH, LDSSs and Enrollees from costs of treatment and assures continued access to care for Enrollees.

     35.6 Compliance With Care for Maternity Patients

          Contractor must comply with Section 2803-n of the PHL and Section 3216
          (i) (10) (a) of the State Insurance Law related to hospital care for maternity patients.

     35.7 Informed Consent Procedures for Hysterectomy and Sterilization

          The Contractor is required and shall require Participating Providers to comply with the informed consent procedures for Hysterectomy and Sterilization specified in 42 CFR Part 441, sub-part F, and 18 NYCRR
          Section 505.13.

     35.8 Non-Liability of Enrollees for Contractor's Debts

          Contractor agrees that in no event shall the Enrollee become liable for the Contractors debts as set forth in SSA Section 1932(b)(6).


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                      -11-

     35.9 SDOH Compliance With Conflict of Interest Laws

          DOHMH and its employees shall comply with Article 18 of the General Municipal Law and all other appropriate provisions of New York State law, local laws and ordinances and all resultant codes, rules and regulations pertaining to conflicts of interest.

     35.10 Compliance With PHL Regarding External Appeals

          Contractor must comply with Article 49 Title II of the PHL regarding external appeal of adverse determinations.

36.  NEW YORK STATE STANDARD CONTRACT CLAUSES AND LOCAL STANDARD CLAUSES

     The parties agree to be bound by the standard clauses for all New York State contracts and standard clauses, if any, for local government contracts contained in Appendix A and R, respectively, attached to and incorporated into this Agreement as if set forth fully herein, and any amendment thereto.


                             SECTION 23 - SECTION 36
                                 October 1, 2005
                                      -12-

This Agreement is effective October 1, 2005 and shall remain in effect until September 30, 2007 or until the execution of an extension, renewal or successor agreement as provided for in the Agreement.

In Witness Whereof, the parties have duly executed this Agreement on the dates appearing below their respective signatures.


By                                      By
   ----------------------------------      -------------------------------------
   CarePlus, L.L.C.                        New York City Department of Health
                                           and Mental Hygiene

Date 9/30/05                            Date
                                             -----------------------------------

Approval as to form and certification as to legal authority was granted by the Corporation Counsel on: September 16, 2005.


                                 SIGNATURE PAGE
                                October 1, 2005

STATE OF NEW YORK)
                   SS:
COUNTY OF NEW YORK

     On this 30th day of September 2005, Harry Michelen came before me, to me known and to be the CEO of Care Plus Health Plan, who is duly authorized to execute the foregoing instrument on behalf of said corporation and s/he acknowledged to me that s/he executed the same for the purpose therein mentioned.


                                        /s/ GERARD HARRINGTON
                                        ----------------------------------------
                                        NOTARY PUBLIC

                                                       GERARD HARRINGTON
                                                NOTARY Public, State of New York
                                                         No 01HA6102369
                                                  Qualified in NEW York County
                                                CONMMISSION EXPIRES DEC. 8. 2017

STATE OF NEW YORK)
                     SS:
COUNTY OF NEW YORK

     On this _____ day of ___________, 20__, _______________________ came before me, to me known and known to be the _______________________ in the New York City Department of Health and Mental Hygiene, who is duly authorized to execute the foregoing instrument on behalf of the City and s/he acknowledged to me that s/he executed the same for the purpose therein mentioned.


                                        ----------------------------------------
                                        NOTARY PUBLIC

                                   APPENDIX A

                         NEW YORK STATE STANDARD CLAUSES

                                   APPENDIX A
                                 October 1, 2005

STANDARD CLAUSES FOR HYS CONTRACTS                                    APPENDIX A

                       STANDARD CLAUSES FOR NYS CONTRACTS

     The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law
Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or
(b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor


Page 1                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION, (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(b) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.

(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with
Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor.
Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.


Page 2                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law Section 165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in Section 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

     NYS Department of Economic Development
     Division for Small Business
     30 South Pearl St -- 7th Floor
     Albany, New York 12245
     Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

     NYS Department of Economic Development
     Division of Minority and Women's Business Development
     30 South Pearl St -- 2nd Floor
     Albany, New York 12245
     http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and

(d) The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or at the time of signing a contract with the Slate), if known, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.


Page 3                                                                 May, 2003

                                   APPENDIX B

                        CERTIFICATION REGARDING LOBBYING


                                   APPENDIX B
                                 October 1, 2005
                                       B-l

                                   APPENDIX B
                        CERTIFICATION REGARDING LOBBYING

The undersigned certifies, to the best of his or her knowledge, that:

1. No Federal appropriated funds have been paid or will be paid to any person by or on behalf of the Contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of a Member of Congress in connection with the award of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2. If any funds other than Federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress in connection with the award of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement, and the Agreement exceeds $100,000, the Contractor shall complete and submit Standard Form - LLL "Disclosure Form to Report Lobbying," in accordance with its instructions.

3. The Contractor shall include the provisions of this section in all provider Agreements under this Agreement and require all Participating providers whose Provider Agreements exceed $100,000 to certify and disclose accordingly to the Contractor.

     This certification is a material representation of fact upon which reliance was place when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to U.S.C. Section 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE: 9/30/05


SIGNATURE:
           --------------------------
TITLE: Chief Executive Officer
ORGANIZATION: CarePlus HealthPlan


                                   APPENDIX B
                                 October 1, 2005
                                       B-2

                                   APPENDIX C

                       NEW YORK STATE DEPARTMENT OF HEALTH
                        REQUIREMENTS FOR THE PROVISION OF
                FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

C.1 DEFINITIONS AND GENERAL REQUIREMENTS FOR THE PROVISION OF FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

C.2 REQUIREMENTS FOR MCOS THAT INCLUDE FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES IN THEIR BENEFIT PACKAGE

C.3 REQUIREMENTS FOR MCOS THAT DO NOT INCLUDE FAMILY PLANNING SERVICES AND REPRODUCTIVE HEALTH SERVICES IN THEIR BENEFIT PACKAGE


                                   APPENDIX C
                                 October 1, 2005
                                       C-l

                                       C.1

            DEFINITIONS AND GENERAL REQUIREMENTS FOR THE PROVISION OF
                FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

1.   FAMILY PLANNING AND REPRODUCTIVE HEALTH SERVICES

     a) Family Planning and Reproductive Health services mean the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancies.

          i) Family Planning and Reproductive Health services include the following medically-necessary services, related drugs and supplies which are furnished or administered under the supervision of a physician, licensed midwife or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit for the purpose of:

               A) contraception, including insertion/removal of an intrauterine device (IUD), insertion/removal of contraceptive implants, and injection procedures involving Pharmaceuticals such as Depo-Provera;

               B)   sterilization;

               C) screening, related diagnosis, and referral to a Participating Provider for pregnancy;

               D) medically-necessary induced abortions, which are procedures, either medical or surgical, that result in the termination of pregnancy. The determination of medical necessity shall include positive evidence of pregnancy, with an estimate of its duration.

          ii) Family Planning and Reproductive Health services include those education and counseling services necessary to render the services effective.

          iii) Family Planning and Reproductive Health services include medically-necessary ordered contraceptives and pharmaceuticals:

               A) For MMC Enrollees - The Contractor is responsible for pharmaceuticals and medical supplies such as IUDS and Depo-Provera that must be furnished or administered under the supervision of a physician, licensed midwife, or certified nurse practitioner during the course of a Family Planning and Reproductive Health visit. Other pharmacy prescriptions, medical supplies, and over the counter drugs are not the responsibility of the Contractor and are to be obtained when covered on the New York State list of Medicaid


                                   APPENDIX C
                                 October 1, 2005
                                       C-2
                    reimbursable drugs by the Enrollee from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice.

               B) For FHPlus Enrollees - The Contractor, if it includes such services in its Benefit Package, or the Designated Third Party Contractor that provides such services to FHPlus Enrollees when the Contractor does not provide Family Planning and Reproductive Health services, is responsible for prescription contraceptives provided by a Participating pharmacy, consistent with the pharmacy benefit package described in Appendix K. The Contractor or the Designated Third Party Contractor must cover at least one of every type of the following methods of contraception:

                    I)   Oral

                    II)  Oral, emergency

                    III) Injectable

                    IV)  Transdermal

                    V)   Intravaginal

                    VI)  Intravaginal, systemic

                    VII) Implantable

     b) When clinically indicated, the following services may be provided as a part of a Family Planning and Reproductive Health visit:

          i) Screening, related diagnosis, ambulatory treatment and referral as needed for dysmenorrhea, cervical cancer, or other pelvic abnormality/pathology.

          ii) Screening, related diagnosis and referral for anemia, cervical cancer, glycosuria, proteinuria, hypertension and breast disease.

          iii) Screening and treatment for sexually transmissible disease,

          iv)  HIV blood testing and pre- and post-test counseling.

2.   FREE ACCESS TO SERVICES FOR MMC ENROLLEES

     a) Free Access means MMC Enrollees may obtain Family Planning and Reproductive Health services, and HIV blood testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health encounter, from either the Contractor, if it includes such services in its Benefit Package, or from any appropriate eMedNY-enrolled health care provider of the Enrollee's choice. No referral from the PCP or approval by the Contractor is required to access such services.

     b) The Family Planning and Reproductive Health services listed above are the only services which are covered under the Free Access policy. Routine obstetric and/or


                                   APPENDIX C
                                 October 1, 2005
                                       C-3
          gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are not covered under the Free Access policy, and are the responsibility of the Contractor.

3.   ACCESS TO SERVICES FOR FHPLUS ENROLLEES

     a) FHPlus Enrollees may obtain Family Planning and Reproductive Health services, and HIV blood testing and pre-and post-test counseling when performed as part of a Family Planning and Reproductive Health Services encounter, from either the Contractor or through the Designated Third Party Contractor, as applicable. No referral from the PCP or approval by the Contractor is required to access such services.

     b) The Contractor is responsible for routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care, regardless of whether Family Planning and Reproductive Health services are included in the Contractor's Benefit Package.


                                   APPENDIX C
                                 October 1, 2005
                                       C-4

                                       C.2

       REQUIREMENTS FOR MCOS THAT INCLUDE FAMILY PLANNING AND REPRODUCTIVE
                    HEALTH SERVICES IN THEIR BENEFIT PACKAGE

1.   NOTIFICATION TO ENROLLEES

     a) If the Contractor includes Family Planning and Reproductive Health services in its Benefit Package (as per Appendix M of this Agreement) the Contractor must notify all Enrollees of reproductive age, including minors who may be sexually active, at the time of Enrollment about their right to obtain Family Planning and Reproductive Health services and supplies without referral or approval. The notification must contain the following:

          i) Information about the Enrollee's right to obtain the full range of Family Planning and Reproductive Health services, including HIV counseling and testing when performed as part of a Family Planning and Reproductive Health encounter, from the Contractor's Participating Provider without referral, approval or notification.

          ii) MMC Enrollees must receive notification that they also have the right to obtain Family Planning and Reproductive Health services in accordance with MMC's Free Access policy as defined in C.1 of this Appendix.

          iii) A current list of qualified Participating Family Planning Providers who provide the full range of Family Planning and Reproductive Health services within the Enrollee's geographic area, including addresses and telephone numbers. The Contractor may also provide MMC Enrollees with a list of qualified Non-Participating providers who accept Medicaid and who provide the full range of these services.

          iv) Information that the cost of the Enrollee's Family Planning and Reproductive care will be fully covered, including when a MMC Enrollee obtains such services in accordance with MMC's Free Access policy.

2.   BILLING POLICY

     a) The Contractor must notify its Participating Providers that all claims for Family Planning and Reproductive Health services must be billed to the Contractor and not the Medicaid fee-for-service program.

     b) The Contractor will be charged for Family Planning and Reproductive Health services furnished to MMC Enrollees by eMedNY-enrolled Non-Participating Providers at the applicable Medicaid rate or fee. In such instances, Non-Participating Providers will bill Medicaid fee-for-service and the SDOH will issue a confidential


                                   APPENDIX C
                                 October 1, 2005
                                       C-5
          charge back to the Contractor. Such charge back mechanism will comply with all applicable patient confidentiality requirements.

3.   CONSENT AND CONFIDENTIALITY

     a) The Contractor will comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

     b) Participating Providers may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties without the Enrollee's consent to the disclosure.

4.   INFORMING AND STANDARDS

     a) The Contractor will inform its Participating Providers and administrative personnel about policies concerning MMC Free Access as defined in C. 1 of this Appendix, where applicable; HIV counseling and testing; reimbursement for Family Planning and Reproductive Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

     b) The Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.


                                   APPENDIX C
                                 October 1, 2005
                                       C-6

                                       C.3

                        REQUIREMENTS FOR MCOS THAT DO NOT
   INCLUDE FAMILY PLANNING SERVICES AND REPRODUCTIVE HEALTH SERVICES IN THEIR
                                 BENEFIT PACKAGE

1.   REQUIREMENTS

     a) The Contractor agrees to comply with the policies and procedures stated in the SDOH-approved statement described in Section 2 below.

     b) Within ninety (90) days of signing this Agreement, the Contractor shall submit to the SDOH a policy and procedure statement that the Contractor will use to ensure that its Enrollees are fully informed of their rights to access a full range of Family Planning and Reproductive Health services, using the following guidelines. The statement must be sent to the Director, Office of Managed Care, NYS Department of Health, Corning Tower, Room 2001, Albany, NY 12237.

     c) SDOH may waive the requirement in (b) above if such approved statement is already on file with SDOH and remains unchanged.

2.   POLICY AND PROCEDURE STATEMENT

     a) The policy and procedure statement regarding Family Planning and Reproductive Health services must contain the following:

          i)   Enrollee Notification

               A) A statement that the Contractor will inform Prospective Enrollees, new Enrollees and current Enrollees that:

                    I) Certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

                    II) Such Family Planning and Reproductive Health Services that are not covered by the Contractor may be obtained either through fee-for-service Medicaid providers for MMC Enrollees; and/or, through the Designated Third Party Contractor for FHPlus Enrollees;

                    III) No referral is needed for such services, and there will be no cost to the Enrollee for such services.


                                   APPENDIX C
                                 October 1, 2005
                                       C-7

                    IV) HIV counseling and testing services are available through the Contractor and are also available as part of a Family Planning and Reproductive Health encounter when furnished by a fee-for-service Medicaid provider to MMC Enrollees and through the Designated Third Party Contractor to FHPlus Enrollees; and that anonymous counseling and testing services are available from SDOH, Local Public Health Agency clinics and other New York City programs.

               B) A statement that this information will be provided in the following manner:

                    I) Through the Contractor's written Marketing materials, including the Member Handbook. The Member Handbook and Marketing materials will indicate that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, and will explain the right of all MMC Enrollees to secure such services through fee-for-service Medicaid from any provider/clinic which offers these services and accepts Medicaid, and the right of all FHPlus Enrollees to secure such services through the Designated Third Party Contractor.

                    II) Orally at the time of Enrollment and any time an inquiry is made regarding Family Planning and Reproductive Health services.

                    III) By inclusion on any web site of the Contractor which
                         includes information concerning its MMC or FHPlus product(s). Such information shall be prominently displayed and easily navigated.

               C) A description of the mechanisms to provide all new MMC Enrollees with an SDOH approved letter explaining how to access Family Planning and Reproductive Health services and the SDOH approved list of Family Planning providers. This material will be furnished by SDOH and mailed to the Enrollee no later than fourteen (14) days after the Effective Date of Enrollment.

               D) A statement that if an Enrollee or Prospective Enrollee requests information about these non-covered services, the Contractor's Marketing or Enrollment representative or member services department will advise the Enrollee or Prospective Enrollee as follows:

                    I) Family Planning and Reproductive Health services such as abortion, sterilization and birth control are not covered by the Contractor and that only routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are the responsibility of the Contractor.


                                   APPENDIX C
                                 October 1, 2005
                                       C-8

                    II) MMC Enrollees can use their Medicaid card to receive these non-covered services from any doctor or clinic that provides these services and accepts Medicaid. FHPlus Enrollees can receive these non-covered services through the Designated Third Party Contractor under contract with SDOH in the Enrollee's geographic area.

                    III) Each MMC Enrollee and Prospective MMC Enrollee who
                         calls will be mailed a copy of the SDOH approved letter explaining the Enrollee's right to receive these non-covered services, and an SDOH approved list of Family Planning Providers who participate in Medicaid in the Enrollee's community. These materials will be mailed within two (2) business days of the contact.

                    IV) The Contractor will provide the name and phone number of the Designated Third Party Contractor under SDOH contract to provide such services to FHPlus Enrollees and Prospective FHPlus Enrollees. It is the responsibility of the Designated Third Party Contractor to mail to each FHPlus Enrollee or Prospective FHPlus Enrollee who calls, a copy of the SDOH approved letter explaining the Enrollee's right to receive such services, and an SDOH approved list of Family Planning Providers and Pharmacies in the Designated Third Party Contractor's network. The Designated Third Party Contractor is responsible for mailing these materials within fourteen (14) days of notice by the Contractor of a new Enrollee in the Contractor's FHPlus product.

                    V) Enrollees can call the Contractor's member services number for further information about how to obtain these non-covered services. MMC Enrollees can also call the New York State Growing-Up-Healthy Hotline (1-800-522-5006) to request a copy of the list of Medicaid Family Planning Providers. FHPlus Enrollees can also call the Designated Third Party Contractor for a list of Family Planning providers.

               E) The procedure for maintaining a manual log of all requests for such information, including the date of the call, the Enrollee's client identification number (CIN), and the date the SDOH approved letter and SDOH or LDSS approved list were mailed, where applicable. The Contractor will review this log monthly and upon request, submit a copy to SDOH.

          ii)  Participating Provider and Employee Notification

               A) A statement that the Contractor will inform its Participating Providers and administrative personnel about Family Planning and Reproductive Health policies under MMC Free Access, as defined in C.1 of this Appendix, and/or the FHPlus Designated Third Party Contractor for FHPlus Enrollees, HIV counseling and testing; reimbursement for Family Planning and Reproductive


                                   APPENDIX C
                                 October 1, 2005
                                       C-9

                    Health encounters; Enrollee Family Planning and Reproductive Health education and confidentiality.

               B) A statement that the Contractor will inform its Participating Providers that they must comply with professional medical standards of practice, the Contractor's practice guidelines, and all applicable federal, state, and local laws. These include but are not limited to, standards established by the American College of Obstetricians and Gynecologists, the American Academy of Family Physicians, the U.S. Task Force on Preventive Services and the New York State Child/Teen Health Program. These standards and laws recognize that Family Planning counseling is an integral part of primary and preventive care.

               C) The procedure(s) for informing the Contractor's Participating primary care providers, obstetricians, and gynecologists that the Contractor has elected not to cover certain Family Planning and Reproductive Health services, but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered; and that Participating Providers may provide, make referrals, or arrange for non-covered services in accordance with MMC's Free Access policy, as defined in C.1 of this Appendix, and/or through the SDOH-contracted Designated Third Party for FHPlus Enrollees.

               D) A description of the mechanisms to inform the Contractor's Participating Providers that:

                    I) if they also participate in the fee-for-service Medicaid program and they render non-covered Family Planning and Reproductive Health services to MMC Enrollees, they do so as a fee-for-service Medicaid practitioner, independent of the Contractor.

                    II) if they also participate in the FHPlus Designated Third Party Contractor's network and they render non-covered Family Planning and Reproductive Health Services to FHPlus Enrollees, they do so as a participating provider with that MCO, independent of the Contractor.

               E) A description of the mechanisms to inform Participating Providers that, if requested by the Enrollee, or, if in the provider's best professional judgment, certain Family Planning and Reproductive Health services not offered through the Contractor are medically indicated in accordance with generally accepted standards of professional practice, an appropriately trained professional should so advise the Enrollee and either:


                                   APPENDIX C
                                 October 1, 2005
                                      C-10

                    I) offer those services to MMC Enrollees on a fee-for-service basis as an eMedNY-enrolled provider, or to FHPlus Enrollees as a Participating Provider of the Designated Third Party Contractor; or

                    II) provide MMC Enrollees with a copy of the SDOH approved list of Medicaid Family Planning Providers, and/or provide FHPlus Enrollees with the name and number of the Designated Third Party Contractor, or

                    III) give Enrollees the Contractor's member services number to call to obtain either the list of Medicaid Family Planning Providers or the name and number of the Designated Third Party Contractor, as applicable.

               F) A statement that the Contractor acknowledges that the exchange of medical information, when indicated in accordance with generally accepted standards of professional practice, is necessary for the overall coordination of Enrollees' care and assist Primary Care Providers in providing the highest quality care to the Contractor's Enrollees. The Contractor must also acknowledge that medical record information maintained by Participating Providers may include information relating to Family Planning and Reproductive Health services provided under the fee-for-service Medicaid program or under the Designated Third Party contract with SDOH.

          iii) Quality Assurance Initiatives

               A) A statement that the Contractor will submit any materials to be furnished to Enrollees and providers relating to access to non-covered Family Planning and Reproductive Health services to SDOH, Office of Managed Care for its review and approval before issuance. Such materials include but are not limited to Member Handbooks, provider manuals, and Marketing materials.

               B) A description of monitoring mechanisms the Contractor will use to assess the quality of the information provided to Enrollees.

               C) A statement that the Contractor will prepare a monthly list of MMC Enrollees who have been sent a copy of the SDOH approved letter and the SDOH approved list of Family Planning providers, and a list of FHPlus Enrollees who have been provided with the name and telephone number of the Designated Third Party Contractor in their geographic area. This information will be available to SDOH upon request.

               D) A statement that the Contractor will provide all new employees with a copy of these policies. A statement that the Contractor's orientation programs will include a thorough discussion of all aspects of these policies and procedures and that annual retraining programs for all employees will be conducted to ensure continuing compliance with these policies.


                                   APPENDIX C
                                 October 1, 2005
                                      C-ll

               E) A description of the mechanisms to provide the Designated Third Party Contractor with a monthly listing of all FHPlus Enrollees within seven (7) days of receipt of the Contractor's monthly Enrollment Roster and any subsequent updates or adjustments. A copy of each file will also be provided simultaneously to the SDOH.

3.   CONSENT AND CONFIDENTIALITY

     a) The Contractor must comply with federal, state, and local laws, regulations and policies regarding informed consent and confidentiality and ensure Participating Providers comply with all of the requirements set forth in Sections 17 and 18 of the PHL and 10 NYCRR Section 751.9 and Part 753 relating to informed consent and confidentiality.

     b) Participating Providers and/or the Designated Third Party Contractor Providers, may share patient information with appropriate Contractor personnel for the purposes of claims payment, utilization review and quality assurance, unless the provider agreement with the Contractor provides otherwise. The Contractor must ensure that an Enrollee's use of Family Planning and Reproductive Health services remains confidential and is not disclosed to family members or other unauthorized parties, without the Enrollee's consent to the disclosure.


                                   APPENDIX C
                                 October 1, 2005
                                      C-12

                                   APPENDIX D

                       NEW YORK STATE DEPARTMENT OF HEALTH
                              MARKETING GUIDELINES

D.1  MARKETING PLANS

D.2  MARKETING MATERIALS

D.3  MARKETING ACTIVITIES


                                   APPENDIX D
                                 October 1, 2005
                                       D-l

                              MARKETING GUIDELINES

1.   General

     a) The purpose of these guidelines is to provide an operational framework for localities and managed care organizations (MCOs) offering MMC or FHPlus products in the development of MCO Marketing plans, materials, and activities and to describe SDOH's Marketing rules, MCO Marketing requirements, and prohibited practices.

     b) If the Contractor's Marketing activities do not comply with the Marketing Guidelines set forth in this Appendix or the Contractor's approved Marketing plan, the SDOH and the DOHMH may take actions pursuant to Section 11.5 of this Agreement in their sole discretion deemed necessary to protect the interests of Prospective Enrollees, Potential Enrollees and Enrollees and the integrity of the MMC and FHPlus Programs.

     c)   This Appendix contains the following sections:

          i)   D.1, Marketing Plans;

          ii)  D.2, Marketing Materials; and

          iii) D.3, Marketing Activities.


                                   APPENDIX D
                                 October 1, 2005
                                       D-2

                                       D.1
                                 MARKETING PLANS

1. The Contractor shall develop a Marketing plan that meets SDOH guidelines and any New York City specific marketing requirements as set forth in Appendix N.

2. The SDOH, in consultation with DOHMH, is responsible for the review and approval of the Contractor's Marketing plan.

3. Approved Marketing plans set forth the allowable terms and conditions and the proposed activities that the Contractor intends to undertake during the contract period.

4. The Contractor must have on file with the SDOH and the DOHMH, an SDOH and DOHMH-approved Marketing plan prior to the contract award date or before Marketing and enrollment begin, whichever is sooner. Subsequent changes to the Marketing plan must be submitted to SDOH for approval, in consultation with DOHMH, at least sixty (60) days before implementation.

5. The Marketing plan shall include: a stated Marketing goal and strategies; Marketing activities; a description of the information provided by marketers, including an overview of managed care; and staff training, development and responsibilities. The following must be included in the Contractor's description of materials to be used: distribution methods; primary Marketing locations, and a listing of the kinds of community service events the Contractor anticipates sponsoring and/or participating in for the purposes of providing information and/or distributing Marketing materials.

6. The Contractor must describe how it is able to meet the informational needs, related to Marketing, for the physical and cultural diversity of Prospective Enrollees. This may include, but not be limited to: a description of the Contractor's provisions for Non-English speaking Prospective Enrollees, interpreter services, alternate communication mechanisms, including sign language, Braille, audio tapes, and/or use of Telecommunications Device for the Deaf (TDD)/TTY services and how the Contractor will make oral interpretation services available to Potential Enrollees and Enrollees free of charge.

7. The Contractor shall describe measures for monitoring and enforcing compliance with these Guidelines by its Marketing Representatives and its Participating Providers including: the prohibition of door-to-door solicitation and cold-call telephoning; a description of the development of mailing lists of Prospective Enrollees that maintains client confidentiality and that honors the client's express request for direct contact by the Contractor; a description and planned means of distribution of pre-enrollment gifts and incentives to Prospective Enrollees; and a description of the training, compensation and supervision of its Marketing Representatives.


                                   APPENDIX D
                                 October 1, 2005
                                       D-3

                                       D.2
                               MARKETING MATERIALS

1.   DEFINITIONS

     a) Marketing materials generally include the concepts of advertising, public service announcements, printed publications, and other broadcast or electronic messages designed to increase awareness and interest in the Medicaid Managed Care Program or the FHPlus Program and/or the Contractor's MMC or FHPlus product. The target audience for MMC Marketing materials is MMC Eligible Persons who are not enrolled in a MCO offering a MMC product and who are living in the Contractor's service area, if the Contractor offers a MMC product. The target audience for FHPlus Marketing materials is low-income uninsured people who do not qualify for Medicaid who are living in the Contractor's service area, if the Contractor offers a FHPlus product.

     b) Marketing materials include any information that references the MMC or FHPlus Program, is intended for general distribution, and is produced in a variety of print, broadcast, and direct Marketing mediums. These generally include: radio, television, billboards, newspapers, leaflets, informational brochures, videos, telephone book yellow page ads, letters, and posters. Additional materials requiring Marketing approval include a listing of items to be provided as nominal gifts or incentives.

2.   MARKETING MATERIAL REQUIREMENTS

     a) Marketing materials must be written in prose that is understood at a fourth-to sixth- grade reading level and must be printed in at least ten (10) point type.

     b) Marketing materials must be made available throughout the Contractor's entire service area. Materials may be customized for specific counties and populations within the Contractor's service area. All Marketing activities should provide for equitable distribution of materials without bias toward or against any group.

     c) The Contractor must make available written Marketing and other informational materials (e.g., member handbooks) in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county of the service area speak that particular language and do not speak English as a first language. SDOH will inform the DOHMH and the DOHMH will inform the Contractor when the five percent (5%) threshold has been reached. Marketing materials to be translated include those key materials such as informational brochures, that are produced for routine distribution and that are included within the Contractor's Marketing plan. SDOH will determine the need for other-than-English translations based on county-specific census data or other available measures.

     d) Alternate forms of communications must be provided for persons with visual, hearing, speech, physical, or developmental disabilities. These alternate forms


                                   APPENDIX D
                                 October 1, 2005
                                       D-4
          include Braille or audiotapes for the visually impaired, TTY access for those with certified speech or hearing disabilities, and use of American Sign Language and/or integrative technologies.

     e) The Contractor's name, mailing address (and location, if different), and toll-free phone number must be prominently displayed on the cover of all multi-paged Marketing materials.

     f) Marketing materials must not contain false, misleading, or ambiguous information-- such as "You have been pre-approved for the XYZ Health Plan," or "If you do not choose a plan you will lose your Medicaid coverage," or "You get free, unlimited visits." Materials must not use broad, sweeping statements.

     g) The material must accurately reflect general information, which is applicable to the average consumer of the MMC Program or FHPlus Program.

     h) The Contractor may not use logos or wording used by government agencies if such use could imply or cause confusion about a connection between a governmental agency and the Contractor.

     i) Marketing materials may not make reference to incentives that may be available to Enrollees after they enroll in the Contractor's MMC or FHPlus product, such as "If you join the XYZ Plan, you will receive a free baby carriage after you complete eight prenatal visits."

     j) Marketing materials that are prepared for distribution or presentation by the LDSS, Enrollment Broker, or SDOH-approved Enrollment Facilitators, must be provided in a manner that is easily understood and appropriate to the target audience. The material covered must include sufficient information to assist the individual in making an informed choice of MCO.

     k) The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee.

     l) Marketing materials shall not mention other MCOs offering MMC or FHPlus products by name except for materials approved by SDOH and developed to present available MCO choices in an unbiased manner, or as part of a transition of Enrollees from an MCO that withdraws from the MMC or FHPlus Program.

3.   PRIOR APPROVALS

     a) The SDOH, inconsultation with DOHMH, will review and approve the Contractor's Marketing plan and all Marketing materials and advertising.


                                   APPENDIX D
                                 October 1, 2005
                                       D-5

          i) The SDOH will coordinate its review and approval of materials that are specific to New York City with the DOHMH.

     b) The SDOH will adhere to a sixty (60) day "file and use" policy, whereby materials submitted by the Contractor must be reviewed and commented on within sixty (60) days of submission or the Contractor may assume the materials have been approved if the reviewer has not submitted any written comment.

4.   DISSEMINATION OF OUTREACH MATERIALS

     a) Upon request, the Contractor shall provide to the LDSS, Enrollment Broker and/or SDOH-approved Enrollment Facilitators, sufficient quantities of approved Marketing materials or alternative informational materials that describe coverage in the LDSS jurisdiction.

     b) The Contractor shall, upon request, submit to the DOHMH, LDSS, Enrollment Broker or SDOH-approved Enrollment Facilitators, current provider directories, as described in Section 13.2 of this Agreement, together with information that describes how to determine whether a provider is presently available.


                                   APPENDIX D
                                 October 1, 2005
                                       D-6

                                       D.3
                              MARKETING ACTIVITIES

1.   DESCRIPTION AND REQUIREMENTS

     a) Marketing includes any occasion during which Marketing information and material regarding MMC and FHPlus Programs and information about the Contractor's MMC or FHPlus products are presented to Prospective Enrollees. Marketing activities include verbal presentations or distribution of written materials, which may or may not be accompanied by the giving away of nominal gifts.

     b) With prior DOHMH/LDSS approval, the Contractor may engage in Marketing activities that include community-sponsored social gatherings, provider-hosted informational sessions, or Contractor-sponsored events. Events may include such activities as health fairs workshops on health promotion, holiday parties, after school programs, raffles, etc. These events must not be restricted to Potential Enrollees.

     c) The Contractor may conduct media campaigns (i.e., distribution of information/materials regarding the MMC and/or FHPlus Programs and/or its specific MMC and/or FHPlus products to encourage Prospective Enrollees to enroll in its MMC or FHPlus product.) All media materials, including television, radio, billboards, subway and bus posters, and electronic messages, must be pre-approved by the SDOH at least thirty (30) days prior to the campaign.

     d) The Contractor will be forthright in its presentations to allow Prospective Enrollees to exercise an informed choice.

     e) If Contractor does not include Family Planning and Reproductive Health services in its Benefit Package, as specified in Appendix M of this Agreement, the Marketing Representative must tell Prospective Enrollees that:

          i) certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor but that routine obstetric and/or gynecologic care, including hysterectomies, pre-natal, delivery and post-partum care are covered by the Contractor;

          ii) whenever needed, Family Planning and Reproductive Health services may be obtained by MMC Enrollees through fee-for-service Medicaid from any provider who accepts Medicaid, and by FHPlus Enrollees from the Designated Third-Party Contractor (including the name and phone number of the Designated Third Party Contractor for the Prospective Enrollee's geographic area);

          iii) no referral is needed for Family Planning and Reproductive Health services; and

          iv) there will be no cost to the Enrollee for Family Planning and Reproductive Health services.


                                   APPENDIX D
                                 October 1, 2005
                                       D-7

2.   MARKETING SITES

     a) With prior DOHMH/LDSS approval, the Contractor may distribute approved Marketing material in such places as: an income support maintenance center, community centers, markets, pharmacies, hospitals and other provider sites, schools, health fairs, a resource center established by the LDSS or the Enrollment Broker, and other areas where Prospective Enrollees are likely to gather. The DOHMH/LDSS may require the Contractor to provide a minimum of two weeks notice to the DOHMH/LDSS regarding marketing at approved locations so that the DOHMH/LDSS may fulfill its role in monitoring Contractor marketing activities.

     b) The Contractor shall comply with the applicable restrictions on Marketing established in SSL Section 364-j(4)(e), SSL Section 369-ee and the SDOH Marketing Guidelines. The Contractor shall not engage in practices prohibited by law and regulation, including cold call Marketing or door-to-door solicitation. Cold Call Marketing means any unsolicited personal contact by the Contractor with a Prospective Enrollee for the purpose of Marketing. The Contractor shall not market to Prospective Enrollees at their homes without the permission of the Prospective Enrollee.

     c) The Contractor shall comply with LDSS written requirements regarding scheduling, staffing, and on-site procedures when marketing at LDSS sites.

     d) The Contractor shall neither conduct Marketing nor distribute Marketing materials in hospital emergency rooms, including emergency room waiting areas, patient rooms or treatment areas (except for waiting areas) or other sites as are prohibited by the Commissioner of Health pursuant to SSL Section 364-j(4)(e) or SSL Section 369-ee for FHPlus.

     e) The Contractor may not require its Participating Providers to distribute Contractor-prepared communications to their patients.

     f) The Contractor shall instruct its Participating Providers regarding the following requirements applicable to communications with their patients about the MMC and FHPlus products offered by the Contractor and other MCOs with which the Participating Providers may have contracts:

          i) Participating Providers who wish to let their patients know of their affiliations with one or more MCOs must list each MCO with whom they have contracts.

          ii) Participating Providers may display the Contractor's Marketing materials provided that appropriate notice is conspicuously posted for all other MCOs with whom the Provider has a contract.

          iii) Upon termination of a Provider Agreement with the Contractor, a provider that has contracts with other MCOs that offer MMC or FHPlus products may notify


                                   APPENDIX D
                                 October 1, 2005
                                       D-8
               his/her patients of the change in status and the impact of such change on the patient.

3.   MARKETING REPRESENTATIVES

     a) The Contractor shall require its Marketing Representatives, including employees assigned to market its MMC and FHPlus products, and employees of Marketing subcontractors, to successfully complete a training program about the basic concepts of managed care and the Enrollees' rights and responsibilities relating to Enrollment in an MCO's MMC or FHPlus product. The Contractor shall submit a copy of the training curriculum for its Marketing Representatives to SDOH as part of the Marketing plan. The Contractor shall be responsible for the activities of its Marketing Representatives and the Marketing activities of any subcontractor or management entity.

     b) The Contractor shall ensure that its Marketing Representatives engage in professional and courteous behavior in their interactions with LDSS staff, staff from other health plans, Eligible Persons and Prospective Enrollees. The Contractor shall neither participate nor encourage nor accept inappropriate behavior by its Marketing Representatives, including but not limited to interference with other MCO presentations, talking negatively about another MCO, or participating in a Medicaid or FHPlus client's verification interview with LDSS staff.

     c) The Contractor shall not offer compensation to Marketing Representatives, including salary increases or bonuses, based solely on the number of individuals they enroll. However, the Contractor may base compensation of Marketing Representatives on periodic performance evaluations which consider Enrollment productivity as one of several performance factors during a performance period, subject to the following requirements:

          i) "Compensation" shall mean any remuneration required to be reported as income or compensation for federal tax purposes;

          ii) The Contractor may not pay a "commission" or fixed amount per enrollment;

          iii) The Contractor may not award bonuses more frequently than quarterly, or for an annual amount that exceeds ten percent (10%) of a Marketing Representative's total annual compensation.

     d) The Contractor shall keep written documentation, including performance evaluations tools, of the basis it uses for awarding bonuses or increasing the salary of Marketing Representatives and employees involved in Marketing and make such documentation available for inspection by SDOH or the DOHMH.


                                   APPENDIX D
                                 October 1, 2005
                                       D-9

4.   RESTRICTED MARKETING ACTIVITIES

     a)   The Contractor shall not engage in the following practices:

          i) misrepresenting the Medicaid fee-for-service, MMC Program or FHPlus Program or the program or policy requirements of the LDSS or the SDOH, in Marketing encounters or materials;

          ii) purchasing or otherwise acquiring or using mailing lists of Eligible Persons from third party vendors, including providers and LDSS offices;

          iii) using raffle tickets or event attendance or sign-in sheets to develop mailing lists of Prospective Enrollees;

          iv) offering incentives (i.e., any type of inducement whose receipt is contingent upon the individual's Enrollment) of any kind to Prospective Enrollees to enroll in the Contractor's MMC or FHPlus product.

     b) The Contractor may not discriminate against Eligible Persons or Enrollees on the basis of age; sex; race; creed; physical or mental handicap/developmental disability; national origin; sexual orientation; type of illness or condition; need for health services; or the Capitation Rate the Contractor will receive for such Eligible Person. Health assessments may not be performed by the Contractor prior to Enrollment. The Contractor may inquire about existing primary care relationships of the applicant and explain whether and how such relationships may be maintained. Upon request, each Prospective Enrollee shall be provided with a listing of all the Contractor's Participating Providers, including PCPs, specialists and facilities in the Contractor's network. The Contractor may respond to a Prospective Enrollee's question about whether a particular PCP, specialist or facility is a Participating Provider of the Contractor in the network. However, the Contractor shall not inquire about the types of specialists utilized by the Prospective Enrollee.

     c) The Contractor may offer nominal gifts of not more than five dollars ($5.00) in fair-market value as part of a health fair or other Marketing activity to stimulate interest in the MMC or FHPlus Program and/or the Contractor. Such gifts must be pre-approved by the SDOH, and offered without regard to Enrollment. The Contractor must submit a listing and description of intended items to be distributed at Marketing activities as nominal gifts, including a listing of item donors or co-sponsors for approval. The submission of actual samples or photographs of intended nominal gifts will not be routinely required, but must be made available upon request by the SDOH reviewer.

     d) The Contractor may offer its Enrollees rewards for completing a health goal, such as finishing all prenatal visits, participating in a smoking cessation session, attending initial orientation sessions upon enrollment, and timely completion of immunizations or other health related programs. Such rewards may not exceed fifty dollars ($50.00)


                                   APPENDIX D
                                 October 1, 2005
                                      D-10
          in fair-market value per Enrollee over a twelve (12) month period, and must be related to a health goal. The Contractor may not make reference to these rewards in its pre-enrollment Marketing materials or discussions and all such rewards must be approved by the SDOH.


                                   APPENDIX D
                                 October 1, 2005
                                      D-ll

                                   APPENDIX E

                       NEW YORK STATE DEPARTMENT OF HEALTH
                           MEMBER HANDBOOK GUIDELINES


                                   APPENDIX E
                                 October 1, 2005
                                       E-l

                           MEMBER HANDBOOK GUIDELINES

1.   PURPOSE

     a) This document contains Member Handbook guidelines for use by the Contractor to develop handbooks for MMC and FHPlus Enrollees covered under this Agreement.

     b) These guidelines reflect the review criteria used by the SDOH Office of Managed Care in its review of all MMC and FHPlus Member Handbooks. Member Handbooks and addenda must be approved by SDOH prior to printing and distribution by the Contractor.

2.   SDOH MODEL MEMBER HANDBOOK

     a) The SDOH Model Member Handbook includes all required information specified in this Appendix, written at an acceptable reading level. The Contractor may adapt the SDOH Model Member Handbook to reflect its specific policies and procedures for its MMC or FHPlus product.

     b) SDOH strongly recommends the Contractor use the SDOH Model Member Handbook language for the following required disclosure areas in the Contractor's Member Handbook:

          i)   access to Family Planning and Reproductive Health services;

          ii)  self referral policies;

          iii) obtaining OB/GYN services;

          iv)  the definitions of medical necessity and Emergency Services;

          v) protocols for Action, utilization review, Complaints, Complaint Appeals, Action Appeals, External Appeals, and fair hearings;

          vi)  protocol for newborn Enrollment; and

          vii) listing of Enrollee entitlements, including benefits, rights and responsibilities, and information available upon request.

     c) A copy of the SDOH Model Member Handbook is available from the SDOH Office of Managed Care, Bureau of Intergovernmental Affairs.


                                   APPENDIX E
                                 October 1, 2005
                                       E-2

3.   GENERAL FORMAT

     a) It is expected that most MCOs will develop separate handbooks for their MMC and FHPlus Enrollees. The Contractor must include the required contents as per Section 4 of this Appendix for both the MMC and FHPlus Programs, as applicable, and list the information available upon request in accordance with Section 5 of this Appendix in their Member Handbooks.

     b) The Contractor must write Member Handbooks in a style and reading level that will accommodate the reading skills of many MMC and FHPlus Enrollees. In general the writing should be at no higher than a sixth-grade level, taking into consideration the need to incorporate and explain certain technical or unfamiliar terms to assure accuracy. The text must be printed in at least ten-point font, preferably twelve-point font. The SDOH reserves the right to require evidence that a handbook has been tested against the sixth-grade reading-level standard.

     c) The Contractor must make Member handbooks available in a language other than English whenever at least five percent (5%) of the Prospective Enrollees of the Contractor in any county in the Contractor's service area speak that particular language and do not speak English as a first language. Member handbooks must be made accessible to non-English speaking and visually and hearing impaired Enrollees.

4.   REQUIREMENTS FOR HANDBOOK CONTENTS

     a)   General Overview (how the MMC or FHPlus product works)

          i) Explanation of the Contractor's MMC or FHPlus product, including what happens when an Eligible Person enrolls.

          ii) Explanation of the Contractor-issued Enrollee ID card, obtaining routine medical care, help by telephone, and general information pertaining to the Contractor's MMC or FHPlus product, i.e., location of the Contractor, providers, etc.

          iii) Invitation to attend scheduled orientation sessions and other educational and outreach activities.

     b)   Provider Listings

          i) The Contractor may include the following information in the handbook, or as an insert to the handbook or produce this information as a separate document and reference such document in the handbook.

               A) A current listing of providers, including facilities and site locations.


                                   APPENDIX E
                                 October 1, 2005
                                       E-3

               B) Separate listings of Participating Providers that are Primary Care Providers and specialty providers; including location, phone number, and board certification status.

               C) Listing also must include a notice of how to determine if a Participating Provider is accepting new patients.

     c)   Voluntary or Mandatory Enrollment - For MMC Program Only

          i)   Must indicate whether Enrollment is voluntary or mandatory.

          ii) If the Contractor offers a MMC product in both mandatory and voluntary counties, an explanation of the difference, i.e., Disenrollment rules, etc.

     d)   Choice of Primary Care Provider

          i) Explanation of the role of PCP as a coordinator of care, giving some examples, and how to choose one for self and family.

          ii) How to make an appointment with the PCP, importance of base line physical, immunizations and well-child care.

          iii) Explanation of different types of PCPs, i.e., family practitioner, pediatrician, internist, etc.

          iv) Notification that the Contractor will assign the Enrollee to a PCP if one is not chosen in thirty (30) days.

          v)   OB/GYN choice rules for women.

     e)   Changing Primary Care Provider

          i) Explanation of the Contractor's policy, timeframes, and process related to an Enrollee changing his or her PCP. (Enrollees may change PCPs thirty (30) days after the initial appointment with their PCP, and the Contractor may elect to limit the Enrollee to changing PCPs without cause to once every six months.)

          ii)  Explanation of process for changing OB/GYN when applicable.

          iii) Explanation of requirements for choosing a specialist as PCP.

     f)   Referrals to Specialists (Participating or Non-Participating)

          i) Explanation of specialist care and how referrals are accomplished.

          ii)  Explanation of the process for changing specialists.


                                   APPENDIX E
                                 October 1, 2005
                                       E-4

          iii) Explanation of self-referral services, i.e., OB/GYN services, HIV counseling and testing, eye exams, etc.

          iv) Notice that an Enrollee may obtain a referral to a Non-Participating Provider when the Contractor does not have a Participating Provider with appropriate training or experience to meet the needs of the Enrollee and the procedure for obtaining such referrals.

          v) Notice that an Enrollee with a condition that requires ongoing care from a specialist may request a standing referral to such a specialist and the procedure for obtaining such referrals.

          vi) Notice that an Enrollee with a life-threatening condition or disease or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialist possessing the credentials to be responsible for providing or coordinating the Enrollee's medical care; and the procedure for obtaining such a specialist.

          vii) Notice that an Enrollee with a life-threatening condition or disease, or a degenerative and disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may request access to a specialty care center; and the procedure for obtaining such access.

     g)   Covered and Non-Covered Services

          i) Benefits and services covered by the Contractor's MMC or FHPlus product, including benefit maximums and limits.

          ii) Definition of medical necessity, as defined in this Agreement, and its use to determine whether benefits will be covered.

          iii) Medicaid covered services that are not covered by the Contractor's MMC product or are excluded from the MMC Program, and how to access these services. (MMC Program Member Handbooks only.)

          iv) A description of services not covered by MMC, Medicaid fee-for-service or the FHPlus Programs.

          v) Prior Authorization and other requirements for obtaining treatments and services.

          vi) Access to Family Planning and Reproductive Health services, and for MMC Program Member Handbooks, the Free Access policy for MMC Enrollees, pursuant to Appendix C of this Agreement.


                                   APPENDIX E
                                 October 1, 2005
                                       E-5

          vii) HIV counseling and testing free access policy. (MMC Program Member Handbooks only.)

          viii) Direct access policy for dental services provided at Article 28 clinics operated by academic dental centers when dental is in the Benefit Package. (MMC Program Member Handbooks only.)

          ix) The Contractor's policy relating to emergent and non-emergent transportation, including who to call and what to do if the Contractor's MMC product does not cover emergent or non-emergent transportation. (MMC Program Member Handbooks only.)

          x) For FHPlus Program Member Handbooks, coverage of emergent transportation and what to do if needed.

          xi) Contractor's toll-free number for Enrollees to call for more information.

          xii) Any cost-sharing (e.g., copays for Contractor covered services).

     h)   Out of Area Coverage

          Explanation of what to do and who to call if medical care is required when Enrollee is out of his or her county of fiscal responsibility or the Contractor's service area.

     i) Emergency and Post Stabilization Care Access

          i) Definition of Emergency Services, as defined in law and regulation, including examples of situations that constitute an emergency and situations that do not.

          ii) What to do in an emergency, including notice that services in a true emergency are not subject to prior approval.

          iii) A phone number to call if the PCP is not available.

          iv) Explanation of what to do in non-emergency situations (PCP, urgent care, etc.).

          v) Locations where the Contractor provides Emergency Services and Post-stabilization Care Services.

          vi) Notice to Enrollees that in a true emergency they may access services at any provider of Emergency Services.

          vii) Definition of Post-Stabilization care services and how to access them.


                                   APPENDIX E
                                 October 1, 2005
                                       E-6

     j)   Actions and Utilization Review

          i) Circumstances under which Actions and utilization review will be undertaken (in accordance with Appendix F of this Agreement).

          ii) Toll-free telephone number of the utilization review department or subcontractor.

          iii) Time frames in which Actions and UR determinations must be made for prospective, retrospective, and concurrent reviews.

          iv)  Right to reconsideration.

          v) Right to file an Action Appeal, orally or in writing, including expedited and standard Action Appeals processes and the timeframes for Action Appeals.

          vi)  Right to designate a representative.

          vii) A notice that all Adverse Determinations will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further Action Appeal rights (if any).

     k)   Enrollment and Disenrollment Procedures

          i) Where appropriate, explanation of Lock-In requirements and when an Enrollee may change to another MCO, or for MMC Enrollees if permitted, return to Medicaid fee-for-service, for Good Cause, as defined in Appendix H of this Agreement.

          ii)  Procedures for Disenrollment.

          iii) LDSS or Enrollment Broker as appropriate phone number for information on Enrollment and Disenrollment.

     l)   Rights and Responsibilities of Enrollees

          i) Explanation of what an Enrollee has the right to expect from the Contractor in the way of medical care and treatment of the Enrollee as specified in Section 13.7 of this Agreement.

          ii)  General responsibilities of the Enrollee.

          iii) Enrollee's potential financial responsibility for payment when services are furnished by a Non-Participating Provider or are furnished by any provider without required authorization or when a procedure, treatment, or service is not a covered benefit. Also note exceptions such as family planning and HIV counseling/testing.


                                   APPENDIX E
                                 October 1, 2005
                                       E-7

          iv) Enrollee's rights under State law to formulate advance directives.

          v) The manner in which Enrollees may participate in the development of Contractor policies.

     m)   Language

          Description of how the Contractor addresses the needs of non-English speaking Enrollees.

     n)   Grievance Procedures (Complaints)

          i) Right to file a Complaint regarding any dispute between the Contractor and an Enrollee (in accordance with Appendix F of the Agreement).

          ii)  Right to file a Complaint orally.

          iii) The Contractor's toll-free number for filing oral Complaints.

          iv)  Time frames and circumstances for expedited and standard
               Complaints.

          v) Right to appeal a Complaint determination and the procedures for filing a Complaint Appeal.

          vi) Time frames and circumstances for expedited and standard Complaint Appeals

          vii) Right to designate a representative.

          viii) A notice that all determinations involving clinical disputes will be made by qualified clinical personnel and that all notices will include information about the basis of the determination, and further appeal rights (if any).

          ix)  SDOH's toll-free number for medically related Complaints.

          x) New York State Insurance Department number for certain complaints relating to billing.

     o)   Fair Hearing

          i) An explanation that the Enrollee has a right to a State fair hearing and aid to continue in some situations and that the Enrollee may be required to repay the Contractor for services received if the fair hearing decision is adverse to the Enrollee.

          ii) A description of situations when the Enrollee may ask for a fair hearing as described in Section 25 of this Agreement, including: a SDOH or LDSS decision


                                   APPENDIX E
                                 October 1, 2005
                                       E-8
               about the Enrollee staying in or leaving the Contractor's MMC or FHPlus product; a Contractor determination that stops or limits Medicaid benefits; and a Contractor's Complaint determination that upholds a provider's decision not to order
               Enrollee-requested services.

          iii) An explanation of how to request a fair hearing (assistance through member services, LDSS, State fair hearing contact).

     p)   External Appeals

          i) A description of circumstances under which an Enrollee may request an External Appeal.

          ii) Timeframes for applying for External Appeal and for decision-making.

          iii) How and where to apply for an expedited appeal.

          iv)  A description of the expedited External Appeal timeframe.

          v) The process for Contractor and Enrollee to agree on waiving the Contractor's internal UR Appeals process.

     q)   Payment Methodologies

          Description prepared annually of the types of methodologies the Contractor uses to reimburse providers, specifying the type of methodology used to reimburse particular types of providers or for the provision of particular types of services.

     r)   Physician Incentive Plan Arrangements

          The Member Handbook must contain a statement indicating the Enrollees and Prospective Enrollees are entitled to ask if the Contractor has special financial arrangements with physicians that can affect the use of referrals and other services that they might need and how to obtain this information.

     s)   How and Where to Get More Information

          i) How to access a member services representative through a toll-free number.

          ii)  How and when to contact LDSS for assistance.

5.   OTHER INFORMATION AVAILABLE UPON ENROLLEE'S REQUEST

     a) Information on the structure and operation of the Contractor's organization. List of the names, business addresses, and official positions of the membership of the board of directors, officers, controlling persons, owners or partners of the Contractor.


                                   APPENDIX E
                                 October 1, 2005
                                       E-9

     b) Copy of the most recent annual certified financial statement of the Contractor, including a balance sheet and summary of receipts and disbursements prepared by a CPA.

     c)   Copy of the most recent individual, direct pay subscriber contracts.

     d)   Information relating to consumer complaints compiled pursuant to
          Section 210 of the SIL.

     e) Procedures for protecting the confidentiality of medical records and other Enrollee information.

     f) Written description of the organizational arrangements and ongoing procedures of the Contractor's quality assurance program.

     g) Description of the procedures followed by the Contractor in making determinations about the experimental or investigational nature of medical devices, or treatments in clinical trials.

     h) Individual health practitioner affiliations with Participating hospitals.

     i) Specific written clinical review criteria relating to a particular condition or disease and, where appropriate, other clinical information which the Contractor might consider in its Service Authorization or utilization review process.

     j) Written application procedures and minimum qualification requirements for health care providers to be considered by the Contractor.

     k) Upon request, the Contractor is required to provide the following information on the incentive arrangements affecting Participating Providers to Enrollees, previous Enrollees and Prospective Enrollees:

          i) Whether the Contractor's Provider Agreements or subcontracts include Physician Incentive Plans (PIP) that affect the use of referral services.

          ii)  Information on the type of incentive arrangements used.

          iii) Whether stop-loss protection is provided for physicians and physicians groups.

          iv) If the Contractor is at substantial financial risk, as defined in the PIP regulations, a summary of the required customer satisfaction survey results.


                                   APPENDIX E
                                 October 1, 2005
                                      E-10

                                   APPENDIX F

                       NEW YORK STATE DEPARTMENT OF HEALTH
                    ACTION AND GRIEVANCE SYSTEM REQUIREMENTS
                           FOR MMC AND FHPLUS PROGRAMS

F.1  ACTION REQUIREMENTS

F.2  GRIEVANCE SYSTEM REQUIREMENTS


                                   APPENDIX F
                                 October 1, 2005
                                       F-1

                                       F.1

                              ACTION REQUIREMENTS

1.   DEFINITIONS

     a) Service Authorization Request means a request by an Enrollee, or a provider on the Enrollee's behalf, to the Contractor for the provision of a service, including a request for a referral or for a non-covered service.

          i) Prior Authorization Request is a Service Authorization Request by the Enrollee, or a provider on the Enrollee's behalf, for coverage of a new service, whether for a new authorization period or within an existing authorization period, before such service is provided to the Enrollee.

          ii) Concurrent Review Request is a Service Authorization Request by an Enrollee, or a provider on Enrollee's behalf, for continued, extended or more of an authorized service than what is currently authorized by the Contractor.

     b) Service Authorization Determination means the Contractor's approval or denial of a Service Authorization Request.

     c) Adverse Determination means a denial of a Service Authorization Request by the Contractor on the basis that the requested service is not Medically Necessary or an approval of a Service Authorization Request is in an amount, duration, or scope that is less than requested.

     d) An Action means an activity of a Contractor or its subcontractor that results in:

          i) the denial or limited authorization of a Service Authorization Request, including the type or level of service;

          ii) the reduction, suspension, or termination of a previously authorized service;

          iii) the denial, in whole or in part, of payment for a service;

          iv) failure to provide services in a timely manner as defined by applicable State law and regulation and Section 15 of this Agreement; or

          v) failure of the Contractor to act within the timeframes for resolution and notification of determinations regarding Complaints, Action Appeals and Complaint Appeals provided in this Appendix.


                                   APPENDIX F
                                 October 1, 2005
                                       F-2

2.   GENERAL REQUIREMENTS

     a) The Contractor's policies and procedures for Service Authorization Determinations and utilization review determinations shall comply with 42 CFR Part 438 and Article 49 of the PHL, including but not limited to the following:

          i) Expedited review of a Service Authorization Request must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request expedited review of a Prior Authorization Request or Concurrent Review Request. If the Contractor denies the Enrollee's request for expedited review, the Contractor must handle the request under standard review timeframes.

          ii) Any determination to deny a Service Authorization Request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a licensed, certified, or registered health care professional. If such Adverse Determination was based on medical necessity, the determination must be made by a clinical peer reviewer as defined by PHL
               Section 4900(2)(a).

          iii) The Contractor is required to provide notice by phone and in writing to the Enrollee and to the provider of Service Authorization Determinations, whether adverse or not, within the timeframe specified in Section 3 below. Notice to the provider must contain the same information as the Notice of Action for the Enrollee.

          iv) The Contractor is required to provide the Enrollee written notice of any Action other than a Service Authorization Determinations within the timeframe specified in Section 4 below.

3.   TIMEFRAMES FOR SERVICE AUTHORIZATION DETERMINATIONS

     a) For Prior Authorization Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:

          i) In the case of an expedited review, three (3) business days after receipt of the Service Authorization Request; or

          ii) In all other cases, within three (3) business days of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization request.

     b) For Concurrent Review Requests, the Contractor must make a Service Authorization Determination and notice the Enrollee of the determination by phone and in writing as fast as the Enrollee's condition requires and no more than:


                                   APPENDIX F
                                 October 1, 2005
                                       F-3

          i) In the case of an expedited review, one (1) business day after receipt of necessary information but no more than three (3) business days after receipt of the Service Authorization Request; or

          ii) In all other cases, within one (1) business day of receipt of necessary information, but no more than fourteen (14) days after receipt of the Service Authorization Request.

     c) Timeframes for Service Authorization Determinations may be extended for up to fourteen (14) days if:

          i) the Enrollee, the Enrollee's designee, or the EnroLlee's provider requests an extension orally or in writing; or

          ii) The Contractor can demonstrate or substantiate that there is a need for additional information and how the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

     d) If the Contractor extended its review as provided in paragraph 3(c) above, the Contractor must make a Service Authorization Determination and notice the Enrollee by phone and in writing as fast as the Enrollee's condition requires and within three (3) business days after receipt of necessary information for Prior Authorization Requests or within one (1) business day after receipt of necessary information for Concurrent Review Requests, but in no event later than the date the extension expires.

4. TIMEFRAMES FOR NOTICES OF ACTIONS OTHER THAN SERVICE AUTHORIZATIONS DETERMINATIONS

     a) When the Contractor intends to reduce, suspend, or terminate a previously authorized service within an authorization period, it must provide the Enrollee with a written notice at least ten (10) days prior to the intended Action, except:

          i) the period of advance notice is shortened to five (5) days in cases of confirmed Enrollee fraud; or

          ii) the Contractor may mail notice not later than date of the Action for the following:

               A)   the death of the Enrollee;

               B) a signed written statement from the Enrollee requesting service termination or giving information requiring termination or reduction of services (where the Enrollee understands that this must be the result of supplying the information);

               C) the Enrollee's admission to an institution where the Enrollee is ineligible for further services;

               D) the Enrollee's address is unknown and mail directed to the Enrollee is returned stating that there is no forwarding address;


                                   APPENDIX F
                                 October 1, 2005
                                       F-4

               E) the Enrollee has been accepted for Medicaid services by another jurisdiction; or

               F) the Enrollee's physician prescribes a change in the level of medical care.

     b) The Contractor must mail written notice to the Enrollee on the date of the Action when the Action is denial of payment, in whole or in part, except as provided in paragraph F.I 6(b) below.

     c) When the Contractor does not reach a determination within the Service Authorization Determination timeframes described above, it is considered an Adverse Determination, and the Contractor must send notice of Action to the Enrollee on the date the timeframes expire.

5.   FORMAT AND CONTENT OF NOTICES

     a) The Contractor shall ensure that all notices are in writing, in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

          i) Notice to the Enrollee that the Enrollee's request for an expedited review has been denied shall include that the request will be reviewed under standard timeframes, including a description of the timeframes.

          ii) Notice to the Enrollee regarding a Contractor-initiated extension shall include:

               A)   the reason for the extension;

               B) an explanation of how the delay is in the best interest of the Enrollee;

               C) any additional information the Contractor requires from any source to make its determination;

               D) the right of the Enrollee to file a Complaint (as defined in Appendix F.2 of this Agreement) regarding the extension;

               E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

               F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

               G) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints.

          iii) Notice to the Enrollee of an Action shall include:

               A) the description of the Action the Contractor has taken or intends to take;

               B) the reasons for the Action, including the clinical rationale, if any;

               C) the Enrollee's right to file an Action Appeal (as defined in Appendix F.2 of this Agreement), including:

                    I) The fact that the Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed an Action Appeal.


                                   APPENDIX F
                                 October 1, 2005
                                       F-5

                    II) The right of the Enrollee to designate a representative to file Action Appeals on his/her behalf;

               D) the process and timeframe for filing an Action Appeal with the Contractor, including an explanation that an expedited review of the Action Appeal can be requested if a delay would significantly increase the risk to an Enrollee's health, a toll-free number for filing an oral Action Appeal and a form, if used by the Contractor, for filing a written Action Appeal;

               E) a description of what additional information, if any, must be obtained by the Contractor from any source in order for the Contractor to make an Appeal determination;

               F) the timeframes within which the Action Appeal determination must be made;

               G) the right of the Enrollee to contact the New York State Department of Health with his or her Complaint, including the SDOH's toll-free number for Complaints; and

               H) the notice entitled "Managed Care Action Taken" for denial of benefits or for termination or reduction in benefits, as applicable, containing the Enrollee's fair hearing and aid continuing rights.

               I) For Actions based on issues of Medical Necessity or an experimental or investigational treatment, the notice of Action shall also include:

                    I) a clear statement that the notice constitutes the initial adverse determination and specific use of the terms "medical necessity" or
                         "experimental/investigational;"

                    II) a statement that the specific clinical review criteria relied upon in making the determination is available upon request; and

                    III) a statement that the Enrollee may be eligible for an
                         External Appeal.

6.   CONTRACTOR OBLIGATION TO NOTICE

     a) The Contractor must provide written Notice of Action to Enrollees and providers in accordance with the requirements of this Appendix, including, but not limited to, the following circumstances (except as provided for in paragraph 6(b) below):

          i) the Contractor makes a coverage determination or denies a request for a referral, regardless of whether the Enrollee has received the benefit;

          ii) the Contractor determines that a service does not have appropriate authorization;

          iii) the Contractor denies a claim for services provided by a Non-Participating Provider for any reason;

          iv) the Contractor denies a claim or service due to medical necessity;

          v) the Contractor rejects a claim or denies payment due to a late claim submission;

          vi) the Contractor denies a claim because it has determined that the Enrollee was not eligible for MMC or FHPlus coverage on the date of service;


                                   APPENDIX F
                                 October 1, 2005
                                       F-6

          vii) the Contractor denies a claim for service rendered by a Participating Provider due to lack of a referral;

          viii) the Contractor denies a claim because it has determined it is not the appropriate payor; or

          ix) the Contractor denies a claim due to a Participating Provider billing for Benefit Package services not included in the Provider Agreement between the Contractor and the Participating Provider.

     b) The Contractor is not required to provide written Notice of Action to Enrollees in the following circumstances:

          i) When there is a prepaid capitation arrangement with a Participating Provider and the Participating Provider submits a fee-for-service claim to the Contractor for a service that falls within the capitation payment;

          ii) if a Participating Provider of the Contractor itemizes or "unbundles" a claim for services encompassed by a previously negotiated global fee arrangement;

          iii) if a duplicate claim is submitted by the Enrollee or a Participating Provider, no notice is required, provided an initial notice has been issued;

          iv) if the claim is for a service that is carved-out of the MMC Benefit Package and is provided to a MMC Enrollee through Medicaid fee-for-service, however, the Contractor should notify the provider to submit the claim to Medicaid;

          v) if the Contractor makes a coding adjustment to a claim (up-coding or down-coding) and its Provider Agreement with the Participating Provider includes a provision allowing the Contractor to make such adjustments;

          vi) if the Contractor has paid the negotiated amount reflected in the Provider Agreement with a Participating Provider for the services provided to the Enrollee and denies the Participating Provider's request for additional payment; or

          vii) if the Contractor has not yet adjudicated the claim. If the Contractor has pended the claim while requesting additional information, a notice is not required until the coverage determination has been made.


                                   APPENDIX F
                                 October 1, 2005
                                       F-7

                                       F.2

                          GRIEVANCE SYSTEM REQUIREMENTS

1.   DEFINITIONS

     a) A Grievance System means the Contractor's Complaint and Appeal process, and includes a Complaint and Complaint Appeal process, a process to appeal Actions, and access to the State's fair hearing system.

     b) For the purposes of this Agreement, a Complaint means an Enrollee's expression of dissatisfaction with any aspect of his or her care other than an Action. A "Complaint" means the same as a "grievance" as defined by 42 CFR Section 438.400 (b).

     c)   An Action Appeal means a request for a review of an Action.

     d) A Complaint Appeal means a request for a review of a Complaint determination.

     e) An Inquiry means a written or verbal question or request for information posed to the Contractor with regard to such issues as benefits, contracts, and organization rules. Neither Enrollee Complaints nor disagreements with Contractor determinations are Inquiries.

2.   GRIEVANCE SYSTEM - GENERAL REQUIREMENTS

     a) The Contractor shall describe its Grievance System in the Member Handbook, and it must be accessible to non-English speaking, visually, and hearing impaired Enrollees. The handbook shall comply with Section
          13.4 and The Member Handbook Guidelines (Appendix E) of this
          Agreement.

     b) The Contractor will provide Enrollees with any reasonable assistance in completing forms and other procedural steps for filing a Complaint, Complaint Appeal or Action Appeal, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

     c) The Enrollee may designate a representative to file Complaints, Complaint Appeals and Action Appeals on his/her behalf.

     d) The Contractor will not retaliate or take any discriminatory action against the Enrollee because he/she filed a Complaint, Complaint Appeal or Action Appeal.


                                   APPENDIX F
                                 October 1, 2005
                                       F-8

     e) The Contractor's procedures for accepting Complaints, Complaint Appeals and Action Appeals shall include:

          i)   toll-free telephone number;

          ii)  designated staff to receive calls;

          iii) "live" phone coverage at least 40 hours a week during normal business hours;

          iv)  a mechanism to receive after hours calls, including either:

               A) a telephone system available to take calls and a plan to respond to all such calls no later than on the next business day after the calls were recorded; or

               B) a mechanism to have available on a twenty-four (24) hour, seven (7) day a week basis designated staff to accept telephone Complaints, whenever a delay would significantly increase the risk to an Enrollee's health.

     f) The Contractor must ensure that personnel making determinations regarding Complaints, Complaint Appeals and Action Appeals were not involved in previous levels of review or decision-making. If any of the following applies, determinations must be made by qualified clinical personnel as specified in this Appendix:

          i)   A denial of an Action Appeal based on lack of medical necessity.

          ii) A Complaint regarding denial of expedited resolution of an Action Appeal.

          iii) A Complaint, Complaint Appeal, or Action Appeal that involves clinical issues.

3.   ACTION APPEALS PROCESS

     a) The Contractor's Action Appeals process shall indicate the following regarding resolution of Appeals of an Action:

          i) The Enrollee, or his or her designee, will have no less than sixty (60) business days from the date of the notice of Action to file an Action Appeal. An Enrollee filing an Action Appeal within ten (10) days of the notice of Action or by the intended date of an Action, whichever is later, that involves the reduction, suspension, or termination of previously approved services may request "aid continuing" in accordance with Section 25.4 of this Agreement.

          ii) The Enrollee may file a written Action Appeal or an oral Action Appeal. Oral Action Appeals must be followed by a written, signed, Action Appeal. The Contractor may provide a written summary of an oral Action Appeal to the Enrollee (with the acknowledgement or separately) for the Enrollee to review, modify if needed, sign and return to the Contractor. If the Enrollee or provider requests expedited resolution of the Action Appeal, the oral Action Appeal does


                                   APPENDIX F
                                 October 1, 2005
                                       F-9
               not need to be confirmed in writing. The date of the oral filing of the Action Appeal will be the date of the Action Appeal for the purposes of the timeframes for resolution of Action Appeals. Action Appeals resulting from a Concurrent Review must be handled as an expedited Action Appeal.

          iii) The Contractor must send a written acknowledgement of the Action Appeal within fifteen (15) days of receipt. If a determination is reached before the written acknowledgement is sent, the Contractor may include the written acknowledgement with the notice of Action Appeal determination (one notice).

          iv) The Contractor must provide the Enrollee reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor must inform the Enrollee of the limited time to present such evidence in the case of an expedited Action Appeal. The Contractor must allow the Enrollee or his or her designee, both before and during the Action Appeals process, to examine the Enrollee's case file, including medical records and any other documents and records considered during the Action Appeals process. The Contractor will consider the Enrollee, his or her designee, or legal estate representative of a deceased Enrollee a party to the Action Appeal.

          v) The Contractor must have a process for handling expedited Action Appeals. Expedited resolution of the Action Appeal must be conducted when the Contractor determines or the provider indicates that a delay would seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function. The Enrollee may request an expedited review of an Action Appeal. If the Contractor denies the Enrollee's request for an expedited review, the Contractor must handle the request under standard Action Appeal resolution timeframes, make reasonable efforts to provide prompt oral notice of the denial to the Enrollee and send written notice of the denial within two (2) days of the denial determination.

          vi) The Contractor must ensure that punitive action is not taken against a provider who either requests an expedited resolution or supports an Enrollee's Appeal.

          vii) Action Appeals of clinical matters must be decided by personnel qualified to review the Action Appeal, including licensed, certified or registered health care professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL Section 4900(2)(a). Action Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original determination.

4.   TIMEFRAMES FOR RESOLUTION OF ACTION APPEALS

     a) The Contractor's Action Appeals process shall indicate the following specific timeframes regarding Action Appeal resolution:


                                   APPENDIX F
                                 October 1, 2005
                                      F-10

          i) The Contractor will resolve Action Appeals as fast as the Enrollee's condition requires, and no later than thirty (30) days from the date of the receipt of the Action Appeal.

          ii) The Contractor will resolve expedited Action Appeals as fast as the Enrollee's condition requires, within two (2) business days of receipt of necessary information and no later than three (3) business days of the date of the receipt of the Action Appeal.

          iii) Timeframes for Action Appeal resolution may be extended for up to fourteen (14) days if:

               A) the Enrollee, his or her designee, or the provider requests an extension orally or in writing; or

               B) the Contractor can demonstrate or substantiate that there is a need for additional information and the extension is in the Enrollee's interest. The Contractor must send notice of the extension to the Enrollee. The Contractor must maintain sufficient documentation of extension determinations to demonstrate, upon SDOH's request, that the extension was justified.

          iv) The Contractor will make a reasonable effort to provide oral notice to the Enrollee, his or her designee, and the provider where appropriate, for expedited Action Appeals at the time the Action Appeal determination is made.

          v) The Contractor must send written notice to the Enrollee, his or her designee, and the provider where appropriate, within two (2) business days of the Action Appeal determination.

5.   ACTION APPEAL NOTICES

     a) The Contractor shall ensure that all notices are in writing and in easily understood language and are accessible to non-English speaking and visually impaired Enrollees. Notices shall include that oral interpretation and alternate formats of written material for Enrollees with special needs are available and how to access the alternate formats.

          i) Notice to the Enrollee that the Enrollee's request for an expedited Action Appeal has been denied shall include that the request will be reviewed under standard Action Appeal timeframes, including a description of the timeframes. This notice may be combined with the acknowledgement.

          ii) Notice to the Enrollee regarding an Contractor-initiated extension shall include:

               A)   the reason for the extension;

               B) an explanation of how the delay is in the best interest of the Enrollee;

               C) any additional information the Contractor requires from any source to make its determination;

               D) the right of the Enrollee to file a Complaint regarding the extension;


                                   APPENDIX F
                                 October 1, 2005
                                      F-11

               E) the process for filing a Complaint with the Contractor and the timeframes within which a Complaint determination must be made;

               F) the right of an Enrollee to designate a representative to file a Complaint on behalf of the Enrollee; and

               G) the right of the Enrollee to contact the New York State Department of Health regarding his or her their Complaint, including the SDOH's toll-free number for Complaints.

          iii) Notice to the Enrollee of Action Appeal Determination shall include:

               A) Date the Action Appeal was filed and a summary of the Action Appeal;

               B)   Date the Action Appeal process was completed;

               C) the results and the reasons for the determination, including the clinical rationale, if any;

               D) If the determination was not in favor of the Enrollee, a description of Enrollee's fair hearing rights, if applicable;

               E) the right of the Enrollee to contact the New York State Department of Health regarding his or her Complaint, including the SDOH's toll-free number for Complaints; and

               F) For Action Appeals involving Medical Necessity or an experimental or investigational treatment, the notice must also include:

                    I) a clear statement that the notice constitutes the final adverse determination and specifically use the terms "medical necessity" or "experimental/investigational;"

                    II)  the Enrollee's coverage type;

                    III) the procedure in question, and if available and
                         applicable the name of the provider and
                         developer/manufacturer of the health care service;

                    IV) statement that the Enrollee is eligible to file an External Appeal and the timeframe for filing;

                    V) a copy of the "Standard Description and Instructions for Health Care Consumers to Request an External Appeal" and the External Appeal application form;

                    VI)  the Contractor's contact person and telephone number;

                    VII) the contact person, telephone number, company name and full address of the utilization review agent, if the determination was made by the agent; and

                    VIII) if the Contractor has a second level internal review process, the notice shall contain instructions on how to file a second level Action Appeal and a statement in bold text that the timeframe for requesting an External Appeal begins upon receipt of the final adverse determination of the first level Action Appeal, regardless of whether or not a second level of Action Appeal is requested, and that by choosing to request a second level Action Appeal, the time may expire for the Enrollee to request an External Appeal.


                                   APPENDIX F
                                 October 1, 2005
                                      F-12

6.   COMPLAINT PROCESS

     a) The Contractor' Complaint process shall include the following regarding the handling of Enrollee Complaints:

          i) The Enrollee, or his or her designee, may file a Complaint regarding any dispute with the Contractor orally or in writing. The Contractor may have requirements for accepting written Complaints either by letter or Contractor supplied form. The Contractor cannot require an Enrollee to file a Complaint in writing.

          ii) The Contractor must provide written acknowledgment of any Complaint not immediately resolved, including the name, address and telephone number of the individual or department handling the Complaint, within fifteen (15) business days of receipt of the Complaint. The acknowledgement must identify any additional information required by the Contractor from any source to make a determination. If a Complaint determination is made before the written acknowledgement is sent, the Contractor may include the acknowledgement with the notice of the determination (one notice).

          iii) Complaints shall be reviewed by one or more qualified personnel.

          iv) Complaints pertaining to clinical matters shall be reviewed by one or more licensed, certified or registered health care professionals in addition to whichever non-clinical personnel the Contractor designates.

7.   TIMEFRAMES FOR COMPLAINT RESOLUTION BY THE CONTRACTOR

     a) The Contractor's Complaint process shall indicate the following specific timeframes regarding Complaint resolution:

          i) If the Contractor immediately resolves an oral Complaint to the Enrollee's satisfaction, that Complaint may be considered resolved without any additional written notification to the Enrollee. Such Complaints must be logged by the Contractor and included in the Contractor's quarterly HPN Complaint report submitted to SDOH in accordance with Section 18 of this Agreement.

          ii) Whenever a delay would significantly increase the risk to an Enrollee's health, Complaints shall be resolved within forty-eight (48) hours after receipt of all necessary information and no more than seven (7) days from the receipt of the Complaint.

          iii) All other Complaints shall be resolved within forty-five (45) days after the receipt of all necessary information and no more than sixty (60) days from receipt of the Complaint. The Contractor shall maintain reports of Complaints unresolved after forty-five (45) days in accordance with Section 18 of this Agreement.


                                   APPENDIX F
                                 October 1, 2005
                                      F-13

8.   COMPLAINT DETERMINATION NOTICES

     a) The Contractor's procedures regarding the resolution of Enrollee Complaints shall include the following:

          i) Complaint Determinations by the Contractor shall be made in writing to the Enrollee or his/her designee and include:

               A)   the detailed reasons for the determination;

               B) in cases where the determination has a clinical basis, the clinical rationale for the determination;

               C) the procedures for the filing of an appeal of the determination, including a form, if used by the Contractor, for the filing of such a Complaint Appeal; and notice of the right of the Enrollee to contact the State Department of Health regarding his or her Complaint, including SDOH's toll-free number for Complaints.

          ii) If the Contractor was unable to make a Complaint determination because insufficient information was presented or available to reach a determination, the Contractor will send a written statement that a determination could not be made to the Enrollee on the date the allowable time to resolve the Complaint has expired.

          iii) In cases where delay would significantly increase the risk to an Enrollee's health, the Contractor shall provide notice of a determination by telephone directly to the Enrollee or to the Enrollee's designee, or when no phone is available, some other method of communication, with written notice to follow within three (3) business days.

9.   COMPLAINT APPEALS

     a) The Contractor's procedures regarding Enrollee Complaint Appeals shall include the following:

          i) The Enrollee or designee has no less than sixty (60) business days after receipt of the notice of the Complaint determination to file a written Complaint Appeal. Complaint Appeals may be submitted by letter or by a form provided by the Contractor.

          ii) Within fifteen (15) business days of receipt of the Complaint Appeal, the Contractor shall provide written acknowledgment of the Complaint Appeal, including the name, address and telephone number of the individual designated to respond to the Appeal. The Contractor shall indicate what additional information, if any, must be provided for the Contractor to render a determination.

          iii) Complaint Appeals of clinical matters must be decided by personnel qualified to review the Appeal, including licensed, certified or registered health care


                                   APPENDIX F
                                 October 1, 2005
                                      F-14
               professionals who did not make the initial determination, at least one of whom must be a clinical peer reviewer, as defined by PHL Section 4900(2)(a).

          iv) Complaint Appeals of non-clinical matters shall be determined by qualified personnel at a higher level than the personnel who made the original Complaint determination.

          v) Complaint Appeals shall be decided and notification provided to the Enrollee no more than:

               A) two (2) business days after the receipt of all necessary information when a delay would significantly increase the risk to an Enrollee's health; or

               B) thirty (30) business days after the receipt of all necessary information in all other instances.

          vi) The notice of the Contractor's Complaint Appeal determination shall include:

               A)   the detailed reasons for the determination;

               B) the clinical rationale for the determination in cases where the determination has a clinical basis;

               C) the notice shall also inform the Enrollee of his/her option to also contact the State Department of Health with his/her Complaint, including the SDOH's toll-free number for Complaints;

               D)   instructions for any further Appeal, if applicable.

10.  RECORDS

     a) The Contractor shall maintain a file on each Complaint, Action Appeal and Complaint Appeal. These records shall be readily available for review by the SDOH, upon request. The file shall include:

          i)   date the Complaint was filed;

          ii)  copy of the Complaint, if written;

          iii) date of receipt of and copy of the Enrollee's written confirmation, if any;

          iv) log of Complaint determination including the date of the determination and the titles of the personnel and credentials of clinical personnel who reviewed the Complaint;

          v)   date and copy of the Enrollee's Action Appeal or Complaint
               Appeal;

          vi) Enrollee or provider requests for expedited Action Appeals and Complaint Appeals and the Contractor's determination;

          vii) necessary documentation to support any extensions;


                                   APPENDIX F
                                 October 1, 2005
                                      F-15

          viii) determination and date of determination of the Action Appeals and Complaint Appeals;

          ix) the titles and credentials of clinical staff who reviewed the Action Appeals and Complaint Appeals; and

          x)   Complaints unresolved for greater than forty-five (45) days.


                                   APPENDIX F
                                 October 1, 2005
                                      F-16

                                   APPENDIX G

                       SDOH REQUIREMENTS FOR THE PROVISION
                         OF EMERGENCY CARE AND SERVICES


                                   APPENDIX G
                                 October 1, 2005
                                       G-l

                            SDOH REQUIREMENTS FOR THE
                    PROVISION OF EMERGENCY CARE AND SERVICES

1.   DEFINITIONS

     a) "EMERGENCY MEDICAL CONDITION" means a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

          i) placing the health of the person afflicted with such condition in serious jeopardy or, in the case of a pregnant woman, the health of the woman or her unborn child or, in the case of a behavioral condition, placing the health of the person or others in serious jeopardy; or

          ii)  serious impairment to such person's bodily functions; or

          iii) serious dysfunction of any bodily organ or part of such person;
               or

          iv)  serious disfigurement of such person.

     b) "EMERGENCY SERVICES" means health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol.

     c) "POST-STABILIZATION CARE SERVICES" means covered services, related to an emergency medical condition, that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in Section 3 below, to improve or resolve the Enrollee's condition.

2.   COVERAGE AND PAYMENT OF EMERGENCY SERVICES

     a) The Contractor must cover and pay for Emergency Services regardless of whether the provider that furnishes the services has a contract with the Contractor.

     b) The Contractor must advise Enrollees that they may access Emergency Services at any Emergency Services provider.

     c) Prior authorization for treatment of an Emergency Medical Condition is never required.


                                   APPENDIX G
                                 October 1, 2005
                                       G-2

     d) The Contractor may not deny payment for treatment obtained in either of the following circumstances:

          i) An Enrollee had an Emergency Medical Condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in the definition of Emergency Medical Condition above.

          ii) A representative of the Contractor instructs the Enrollee to seek Emergency Services.

     e)   A Contractor may not:

          i) limit what constitutes an Emergency Medical Condition based on lists of diagnoses or symptoms; or

          ii) refuse to cover emergency room services based on the failure of the provider or the Enrollee to give the Contractor notice of the emergency room visit.

     f) An Enrollee who has an Emergency Medical Condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient.

     g) The attending emergency physician, or the provider actually treating the Enrollee, is responsible for determining when the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor for payment.

3.   COVERAGE AND PAYMENT OF POST-STABILIZATION CARE SERVICES

     a) The Contractor is financially responsible for Post-stabilization Care Services furnished by a provider within or outside the Contractor's network when:

          i) they are pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative;

          ii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain the Enrollee's stabilized condition within one (1) hour of a request to the Contractor for pre-approval of further Post-stabilization Care Services;

          iii) they are not pre-approved by a Participating Provider, as authorized by the Contractor, or other authorized Contractor representative, but administered to maintain, improve or resolve the Enrollee's stabilized condition if:

               A) The Contractor does not respond to a request for pre-approval within one (1) hour;

               B)   The Contractor cannot be contacted; or


                                   APPENDIX G
                                 October 1, 2005
                                       G-3

               C) The Contractor's representative and the treating physician cannot reach an agreement concerning the Enrollee's care and a plan physician is not available for consultation. In this situation, the Contractor must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria in 3(b) is met.

          iv) The Contractor must limit charges to Enrollees for Post-stabilization Care Services to an amount no greater than what the organization would charge the Enrollee if he or she had obtained the services through the Contractor.

     b) The Contractor's financial responsibility to the treating emergency provider for Post-stabilization Care Services it has not pre-approved ends when:

          i) A plan physician with privileges at the treating hospital assumes responsibility for the Enrollee's care;

          ii) A plan physician assumes responsibility for the Enrollee's care through transfer;

          iii) A Contractor representative and the treating physician reach an agreement concerning the Enrollee's care or

          iv)  The Enrollee is discharged.

4.   PROTOCOL FOR ACCEPTABLE TRANSFER BETWEEN FACILITIES

     a)   All relevant COBRA requirements must be met.

     b) The Contractor must provide for an appropriate (as determined by the emergency department physician) transfer method/level with personnel as needed.

     c) The Contractor must contact/arrange for an available, accepting physician and patient bed at the receiving institution.

     d) If a patient is not transferred within eight (8) hours to an appropriate inpatient setting after the decision to admit has been made, then admission at the original facility is deemed authorized.

5.   TRIAGE FEES

     For emergency room services that do not meet the definition of Emergency Medical Condition, the Contractor shall pay the hospital a triage fee of $40.00 in the absence of a negotiated rate.


                                   APPENDIX G
                                 October 1, 2005
                                       G-4

6.   EMERGENCY TRANSPORTATION

     When emergency transportation is included in the Contractor's Benefit Package, the Contractor shall reimburse the transportation provider for all emergency ambulance services without regard to final diagnosis or prudent layperson standards.


                                   APPENDIX G
                                 October 1, 2005
                                       G-5

                                   APPENDIX H

                NEW YORK STATE DEPARTMENT OF HEALTH REQUIREMENTS
              FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS
                         IN THE MMC AND FHPLUS PROGRAMS


                                   APPENDIX H
                                 October 1, 2005
                                       H-l

                                SDOH REQUIREMENTS
              FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS
                         IN THE MMC AND FHPLUS PROGRAMS

1.   GENERAL

     The Contractor's Enrollment and Disenrollment procedures shall be consistent with these requirements, except that to allow LDSS and the Contractor flexibility in developing processes that will meet the needs of both parties, SDOH may allow modifications to timeframes and some procedures. Where an Enrollment Broker exists, the Enrollment Broker may be responsible for some or all of the LDSS responsibilities.

2.   ENROLLMENT

     a)   SDOH Responsibilities:

          i) The SDOH is responsible for monitoring LDSS program activities and providing technical assistance to the LDSS and the Contractor to ensure compliance with the State's policies and procedures.

          ii) SDOH reviews and approves proposed Enrollment materials prior to the Contractor publishing and disseminating or otherwise using the materials.

     b)   LDSS Responsibilities:

          i) The LDSS has the primary responsibility for the Enrollment process.

          ii) Each LDSS determines Medicaid and FHPlus eligibility. To the extent practicable, the LDSS will follow up with Enrollees when the Contractor provides documentation of any change in status which may affect the Enrollee's Medicaid, FHPlus, or MMC eligibility.

          iii) The LDSS is responsible for coordinating the Medicaid and FHPlus application and Enrollment processes.

          iv) The LDSS is responsible for providing pre-enrollment information to Eligible Persons, consistent with Sections 364-j(4)(e)(iv) and 369-ee of the SSL, and the training of persons providing Enrollment counseling to Eligible Persons.

          v) The LDSS is responsible for informing Eligible Persons of the availability of MCOs and HIV SNPs offering MMC and/or FHPlus products and the scope of services covered by each.

          vi) The LDSS is responsible for informing Eligible Persons of the right to confidential face-to-face Enrollment counseling and will make confidential face-to-face sessions available upon request.


                                   APPENDIX H
                                 October 1, 2005
                                       H-2

          vii) The LDSS is responsible for instructing Eligible Persons to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Enrollee. The LDSS includes such instructions to Eligible Persons in its written materials related to Enrollment.

          viii) For Enrollments made during face-to-face counseling, if the Prospective Enrollee has a preference for particular medical services providers, Enrollment counselors shall verify with the medical services providers that such medical services providers whom the Prospective Enrollee prefers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

          ix) The LDSS is responsible for the timely processing of managed care Enrollment applications, Exemptions, and Exclusions.

          x) The LDSS is responsible for determining the status of Enrollment applications. Applications will be enrolled, pended or denied. The LDSS will notify the Contractor of the denial of any Enrollment applications that the Contractor assisted in completing and submitting to the LDSS under the circumstances described in 2(c)(i) of this Appendix.

          xi) The LDSS is responsible for determining the Exemption and Exclusion status of individuals determined to be eligible for Medicaid under Title 11 of the SSL.

               A) Exempt means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan, that are not required to participate in the MMC Program; however, individuals designated as Exempt may elect to voluntarily enroll.

               B) Excluded means an individual eligible for Medicaid under Title 11 of the SSL determined by the LDSS or the SDOH to be in a category of persons, as specified in Section 364-j of the SSL and/or New York State's Operational Protocol for the Partnership Plan, that are precluded from participating in the MMC Program.

          xii) Individuals eligible for Medicaid under Title 11 of the SSL in the following categories will be eligible for Enrollment in the Contractor's MMC product at the LDSS's option, as indicated in
               Schedule 2 of Appendix M.

               A)   Foster care children in the direct care of LDSS;

               B)   Homeless persons living in shelters outside of New York
                    City.


                                   APPENDIX H
                                 October 1, 2005
                                       H-3

          xiii) The LDSS is responsible for entering individual Enrollment form data and transmitting that data to the State's Prepaid Capitation Plan (PCP) Subsystem. The transfer of Enrollment information may be accomplished by any of the following:

               A)   LDSS directly enters data into PCP Subsystem; or

               B) LDSS or Contractor submits a tape to the State, to be edited and entered into PCP Subsystem; or

               C) LDSS electronically transfers data, via a dedicated line or Medicaid Eligibility Verification System (MEVS) to the PCP Subsystem.

          xiv) The LDSS is responsible for sending the following required notices to Eligible Persons:

               A)   For mandatory MMC program only - Initial Notification
                    Letter: This letter informs Eligible Persons about the mandatory MMC program and the timeframes for choosing a MCO offering a MMC product. Included with the letter are managed care brochures, an Enrollment form, and information on their rights and responsibilities under this program, including the option for HIV/AIDS infected individuals who are categorically exempt from the mainstream MMC program to enroll in an HIV SNP on a voluntary basis in LDSS jurisdictions where HIV SNPs exist.

               B) For mandatory MMC program only - Reminder Letter: A letter to all Eligible Persons in a mandatory category who have not responded by submitting a completed Enrollment form within thirty (30) days of being sent or given an Enrollment packet.

               C)   For MMC program - Enrollment Confirmation Notice for MMC
                    Enrollees: This notice indicates the Effective Date of Enrollment, the name of the MCO and all individuals who are being enrolled. This notice should also be used for case additions and re-enrollments into the same MCO. There is no requirement that an Enrollment Confirmation Notice be sent to FHPlus Enrollees.

               D) Notice of Denial of Enrollment: This notice is used when an individual has been determined by LDSS to be ineligible for Enrollment into the MMC or FHPlus program. This notice must include fair hearing rights. This notice is not required when Medicaid or FHPlus eligibility is being denied (or closed).

               E) For MMC program only - Exemption Request Forms: Exemption forms are provided to MMC Eligible Persons upon request if they wish to apply for an Exemption. Individuals pre-coded on the system as meeting Exemption or Exclusion criteria do not need to complete an Exemption request form. This notice is required for mandatory MMC Eligible Persons.


                                   APPENDIX H
                                 October 1, 2005
                                       H-4

               F) For MMC program only - Exemption and Exclusion Request Approval or Denial: This notice is designed to inform a recipient who applied for an exemption or who failed to provide documentation of exclusion criteria when requested by the LDSS of the LDSS's disposition of the request, including the right to a fair hearing if the request for exemption or exclusion is denied. This notice is required for voluntary and mandatory MMC Eligible Persons.

     c)   Contractor Responsibilities:

          i) To the extent permitted by law and regulation, the Contractor may accept Enrollment forms from Potential Enrollees for the MMC program, provided that the appropriate education has been provided to the Potential Enrollee by the LDSS pursuant to
               Section 2(b) of this Appendix. In those instances, the Contractor will submit resulting Enrollments to the LDSS, within a maximum of five (5) business days from the day the Enrollment is received by the Contractor (unless otherwise agreed to by SDOH and LDSS).

          ii) The Contractor must notify new MMC and FHPlus Enrollees of their Effective Date of Enrollment. In the event that the actual Effective Date of Enrollment is different from that previously given to the Enrollee, the Contractor must notify the Enrollee of the actual date of Enrollment. This may be accomplished through a Welcome Letter. To the extent practicable, such notification must precede the Effective Date of Enrollment.

          iii) The Contractor must report any changes in status for its enrolled members to the LDSS within five (5) business days of such information becoming known to the Contractor. This includes, but is not limited to, factors that may impact Medicaid or FHPlus eligibility such as address changes, verification of pregnancy, incarceration, third party insurance, etc.

          iv) The Contractor shall advise Prospective Enrollees, in written materials related to Enrollment, to verify with the medical services providers they prefer, or have an existing relationship with, that such medical services providers are Participating Providers of the selected MCO and are available to serve the Prospective Enrollee.

          v) The Contractor shall accept all Enrollments as ordered by the Office of Temporary and Disability Assistance's Office of Administrative Hearings due to fair hearing requests or decisions.

3.   NEWBORN ENROLLMENTS

     a) The Contractor agrees to enroll and provide coverage for eligible newborn children effective from the time of birth.


                                   APPENDIX H
                                 October 1, 2005
                                       H-5

     b)   SDOH Responsibilities:

          i) The SDOH will update WMS with information on the newborn received from hospitals, consistent with the requirements of Section 366-g of the SSL as amended by Chapter 412 of the Laws of 1999.

          ii) Upon notification of the birth by the hospital or birthing center, the SDOH will update WMS with the demographic data for the newborn and enroll the newborn in the mother's MCO if the newborn is not already enrolled, the mother's MCO offers a MMC product, and the newborn is not identified as SSI or SSI-related and therefore Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix. The newborn will be retroactively enrolled back to the first (1st) day of the month of birth. Based on the transaction date of the Enrollment of the newborn on the PCP subsystem, the newborn will appear on either the next month's Roster or the subsequent month's Roster. On Rosters for upstate and NYC, the "PCP Effective From Date" will indicate the first day of the month of birth, as described in 01 OMM/ADM 5 "Automatic Medicaid Enrollment for Newborns." If the newborn's Enrollment is not completed by this process, the LDSS is responsible for Enrollment (see (c)(iv) below).

     c)   LDSS Responsibilities:

          i) Grant Medicaid eligibility for newborns for one (1) year if born to a woman eligible for and receiving Medicaid or FHPlus on the date of the newborn's birth.

          ii) The LDSS is responsible for adding eligible unborns to all WMS cases that include a pregnant woman as soon as the pregnancy is medically verified.

          iii) In the event that the LDSS learns of an Enrollee's pregnancy prior to the Contractor, the LDSS is responsible for establishing Medicaid eligibility and enrolling the unborn in the Contractor's MMC product. If the Contractor does not offer a MMC product, the pregnant woman will be asked to select a MCO offering a MMC product for the unborn. If a MCO offering a MMC product is unavailable, or if Enrollment is voluntary in the LDSS jurisdiction and an MCO is not chosen by the mother, the newborn will be eligible for Medicaid fee-for-service coverage, and such information will be entered on the WMS.

          iv) The LDSS is responsible for newborn Enrollment if enrollment is not successfully completed under the "SDOH Responsibilities" process as outlined in 2(b)(ii) above.

     d)   Contractor Responsibilities:

          i) The Contractor must notify the LDSS in writing of any Enrollee that is pregnant within thirty (30) days of knowledge of the pregnancy. Notifications should be transmitted to the LDSS at least monthly. The notifications should contain the


                                   APPENDIX H
                                 October 1, 2005
                                       H-6
               pregnant woman's name, Client ID Number (CIN), and the expected date of confinement (EDC).

          ii) The Contractor must send verifications of infant's demographic data to the LDSS, within five (5) days after knowledge of the birth. The demographic data must include: the mother's name and CIN, the newborn's name and CIN (if newborn has a CIN), sex and the date of birth.

          iii) In districts that use an Enrollment Broker, the Contractor shall not submit electronic Enrollments of newborns to the Enrollment Broker, as this will interfere with the retroactive Enrollment of the newborn back to the first (1st) day of the month of birth. For newborns whose mothers are not enrolled in the Contractor's MMC or FHPlus product and who were not pre-enrolled into the Contractor's MMC product as unborns, the Contractor may submit electronic Enrollment of the newborns to the Enrollment Broker. In such cases, the Effective Date of Enrollment will be prospective.

          iv) In voluntary MMC counties, the Contractor will accept Enrollment applications for unborns if that is the mothers' intent, even if the mothers are not and/or will not be enrolled in the Contractor's MMC or FHPlus product. In all counties, when a mother is ineligible for Enrollment or chooses not to enroll, the Contractor will accept Enrollment applications for pre-enrollment of unborns who are eligible.

          v) The Contractor is responsible for provision of services to a newborn and payment of the hospital or birthing center bill if the mother is an Enrollee at the time of the newborn's birth, even if the newborn is not yet on the Roster, unless the Contractor does not offer a MMC product in the mother's county of fiscal responsibility or the newborn is Excluded from the MMC Program pursuant to Section 2(b)(xi) of this Appendix.

          vi) Within fourteen (14) days of the date on which the Contractor becomes aware of the birth, the Contractor will issue a letter, informing parent(s) about the newborn's Enrollment and how to access care, or a member identification card.

          vii) In those cases in which the Contractor is aware of the pregnancy, the Contractor will ensure that enrolled pregnant women select a PCP for their infants prior to birth.

          viii) The Contractor will ensure that the newborn is linked with a PCP prior to discharge from the hospital or birthing center, in those instances in which the Contractor has received appropriate notification of birth prior to discharge.


                                   APPENDIX H
                                October 1, 2005

4.   AUTO-ASSIGNMENT PROCESS (APPLIES TO MANDATORY MMC PROGRAM ONLY):

     a) This section only applies to a LDSS where CMS has given approval and the LDSS has begun mandatory Enrollment into the Medicaid Managed Care Program. The details of the auto-assignment process are contained in
          Section 12 of New York State's Operational Protocol for the Partnership Plan.

     b)   SDOH Responsibilities:

          i) The SDOH, LDSS or Enrollment Broker will assign MMC Eligible Persons not pre-coded in WMS as Exempt or Excluded, who have not chosen a MCO offering a MMC product in the required time period, to a MCO offering a MMC product using an algorithm as specified in Section 364-j(4)(d) of the SSL.

          ii) SDOH will ensure the auto-assignment process automatically updates the PCP Subsystem, and will notify MCOs offering MMC products of auto-assigned individuals electronically.

          iii) SDOH will notify the LDSS electronically on a daily basis of those individuals for whom SDOH has selected a MCO offering a MMC product through the Automated PCP Update Report. Note: This does not apply in Local Districts that utilize an Enrollment Broker.

     c)   LDSS Responsibilities:

          i) The LDSS is responsible for tracking an individual's choice period.

          ii) As with Eligible Persons who voluntarily choose a MCO's MMC product, the LDSS is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.

     d)   Contractor Responsibilities:

          i) The Contractor is responsible for providing notification to assigned individuals regarding their Enrollment status as specified in Section 2 of this Appendix.

5.   ROSTER RECONCILIATION:

     a)   All Enrollments are effective the first of the month.

     b)   SDOH Responsibilities:

          i) The SDOH maintains both the PCP subsystem Enrollment files and the WMS eligibility files, using data entered by the LDSS. SDOH uses data contained in both these files to generate the Roster.


                                   APPENDIX H
                                 October 1, 2005

               A) SDOH shall send the Contractor and LDSS monthly (according to a schedule established by SDOH), a complete list of all Enrollees for which the Contractor is expected to assume medical risk beginning on the 1st of the following month (First Monthly Roster). Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

               B) SDOH shall send the Contractor and LDSS monthly, at the time of the first monthly roster production, a Disenrollment Report listing those Enrollees from the previous month's roster who were disenrolled, transferred to another MOO, or whose Enrollments were deleted from the file. Notification to the Contractor and LDSS will be accomplished via paper transmission, magnetic media, or the HPN.

               C) The SDOH shall also forward an error report as necessary to the Contractor and LDSS.

               D) On the first (1st) weekend after the first (1st) day of the month following the generation of the first (1st) Roster, SDOH shall send the Contractor and LDSS a second Roster which contains any additional Enrollees that the LDSS has added for Enrollment for the current month. The SDOH will also include any additions to the error report that have occurred since the initial error report was generated.

     c)   LDSS Responsibilities:

          i) The LDSS is responsible for notifying the Contractor electronically or in writing of changes in the Roster and error report, no later than the end of the month. (Note: To the extent practicable the date specified must allow for timely notice to Enrollees regarding their Enrollment status. The Contractor and the LDSS may develop protocols for the purpose of resolving Roster discrepancies that remain unresolved beyond the end of the month.)

          ii) Enrollment and eligibility issues are reconciled by the LDSS to the extent possible, through manual adjustments to the PCP subsystem Enrollment and WMS eligibility files, if appropriate.

     d)   Contractor Responsibilities:

          i) The Contractor is at risk for providing Benefit Package services for those Enrollees listed on the 1st and 2nd Rosters for the month in which the 2nd Roster is generated. Contractor is not at risk for providing services to Enrollees who appear on the monthly Disenrollment report.

          ii) The Contractor must submit claims to the State's Fiscal Agent for all Eligible Persons that are on the 1st and 2nd Rosters, adjusted to add Eligible Persons enrolled by the LDSS after Roster production and to remove individuals


                                   APPENDIX H
                                 October 1, 2005
               disenrolled by LDSS after Roster production (as notified to the Contractor). In the cases of retroactive Disenrollments, the Contractor is responsible for submitting an adjustment to void any previously paid premiums for the period of retroactive Disenrollment, where the Contractor was not at risk for the provision of Benefit Package services. Payment of subcapitation does not constitute "provision of Benefit Package services."

6.   DISENROLLMENT:

     a)   LDSS Responsibilities:

          i) The LDSS is responsible for accepting requests for Disenrollment directly from Enrollees and may not require Enrollees to approach the Contractor for a Disenrollment form. Where an LDSS is authorized to mandate Enrollment, all requests for Disenrollment must be directed to the LDSS or the Enrollment Broker. The LDSS and the Enrollment Broker must utilize the State-approved Disenrollment forms.

          ii) Enrollees may initiate a request for an expedited Disenrollment to the LDSS. The LDSS will expedite the Disenrollment process in those cases where an Enrollee's request for Disenrollment involves an urgent medical need, a complaint of non-consensual Enrollment or, in local districts where homeless individuals are exempt, homeless individuals in the shelter system. If approved, the LDSS will manually process the Disenrollment through the PCP Subsystem. MMC Enrollees who request to be disenrolled from managed care based on their documented HIV, ESRD, or SPMI/SED status are categorically eligible for an expedited Disenrollment on the basis of urgent medical need.

          iii) The LDSS is responsible for processing routine Disenrollment requests to take effect on the first (1st) day of the following month if the request is made BEFORE the fifteenth (15th) day of the month. In no event shall the Effective Date of Disenrollment be later than the first (1st) day of the second month after the month in which an Enrollee requests a Disenrollment.

          iv) The LDSS is responsible for disenrolling Enrollees automatically upon death or loss of Medicaid or FHPlus eligibility. All such Disenrollments will be effective at the end of the month in which the death or loss of eligibility occurs or at the end of the last month of Guaranteed Eligibility, where applicable.

          v) The LDSS is responsible for informing Enrollees of their right to change Contractors if there is more than one available including any applicable Lock-In restrictions. Enrollees subject to Lock-In may disenroll after the grace period for Good Cause as defined below. The LDSS is responsible for determining if the Enrollee has Good Cause and processing the Disenrollment request in accordance with the procedures outlined in this Appendix. The LDSS is responsible for providing Enrollees with notice of their right to request a fair hearing if their


                                   APPENDIX H
                                 October 1, 2005
                                      H-10

               Disenrollment request is denied Such notice must include the reason(s) for the denial. An Enrollee has Good Cause to disenroll if:

               A) The Contractor has failed to furnish accessible and appropriate medical care services or supplies to which the Enrollee is entitled under the terms of the contract under which the Contractor has agreed to provide services. This includes, but is not limited to the failure to:

                    I)   provide primary care services;

                    II) arrange for in-patient care, consultation with specialists, or laboratory and radiological services when reasonably necessary;

                    III) arrange for consultation appointments;

                    IV) coordinate and interpret any consultation findings with emphasis on continuity of medical care;

                    V) arrange for services with qualified licensed or certified providers;

                    VI) coordinate the Enrollee's overall medical care such as periodic immunizations and diagnosis and treatment of any illness or injury; or

               B) The Contractor cannot make a Primary Care Provider available to the Enrollee within the time and distance standards prescribed by SDOH; or

               C) The Contractor fails to adhere to the standards prescribed by SDOH and such failure negatively and specifically impacts the Enrollee; or

               D) The Enrollee moves his/her residence out of the Contractor's service area or to a county where the Contractor does not offer the product the Enrollee is eligible for; or

               E) The Enrollee meets the criteria for an Exemption or Exclusion as set forth in 2(b)(xi) of this Appendix; or

               F) It is determined by the LDSS, the SDOH, or its agent that the Enrollment was not consensual; or

               G) The Enrollee, the Contractor and the LDSS agree that a change of MCOs would be in the best interest of the Enrollee; or

               H) The Contractor is a primary care partial capitation provider that does not have a utilization review process in accordance with Title I of Article 49 of the PHL and the Enrollee requests Enrollment in an MCO that has such a utilization review process; or

               I) The Contractor has elected not to cover the Benefit Package service that an Enrollee seeks and the service is offered by one or more other MCOs in the Enrollee's county of fiscal responsibility; or


                                   APPENDIX H
                                 October 1, 2005
                                      H-11

               J) The Enrollee's medical condition requires related services to be performed at the same time but all such related services cannot be arranged by the Contractor because the Contractor has elected not to cover one of the services the Enrollee seeks, and the Enrollee's Primary Care Provider or another provider determines that receiving the services separately would subject the Enrollee to unnecessary risk; or

               K)   An FHPlus Enrollee is pregnant.

          vi) An Enrollee subject to Lock-In may initiate Disenrollment for Good Cause by filing an oral or written request with the LDSS.

          vii) The LDSS is responsible for promptly disenrolling an MMC Enrollee whose MMC eligibility or health status changes such that he/she is deemed by the LDSS to meet the Exclusion criteria. The LDSS will provide the MMC Enrollee with a notice of his or her right to request a fair hearing.

          viii) In instances where an MMC Enrollee requests Disenrollment due to MMC Exclusion, the LDSS must notify the MMC Enrollee of the approval or denial of exclusion/Disenrollment status, including fair hearing rights if Disenrollment is denied.

          ix) The LDSS is responsible for ensuring that retroactive Disenrollments are used only when absolutely necessary. Circumstances warranting a retroactive Disenrollment are rare and include when an Enrollee is determined to have been non-consensually enrolled in a MCO; he or she enters or resides in a residential institution under circumstances which render the individual Excluded from the MMC program; is incarcerated; is an SSI infant less than six (6) months of age; is simultaneously in receipt of comprehensive health care coverage from a MCO and is Enrolled in either the MMC or FHPlus product of the same MCO; it is determined that an Enrollee with more than one Client Identification Number (CIN) is enrolled in a MCO's MMC or FHPlus product under more than one of the CINs; or he or she died - as long as the Contractor was not at risk for provision of Benefit Package services for any portion of the retroactive period. Payment of subcapitation does not constitute "provision of Benefit Package services." The LDSS is responsible for notifying the Contractor of the retroactive Disenrollment prior to the action. The LDSS is responsible for finding out if the Contractor has made payments to providers on behalf of the Enrollee prior to Disenrollment. After this information is obtained, the LDSS and Contractor will agree on a retroactive Disenrollment or prospective Disenrollment date. In all cases of retroactive Disenrollment, including Disenrollments effective the first day of the current month, the LDSS is responsible for sending notice to the Contractor at the time of Disenrollment, of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any full months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package services during the month. However, failure by the LDSS to so


                                   APPENDIX H
                                 October 1, 2005
                                      H-12
               notify the Contractor does not affect the right of the SDOH to recover the premium payment as authorized by Section 3.6 of this Agreement.


                                   APPENDIX H
                                 October 1, 2005
                                      H-13

          x) Generally the effective dates of Disenrollment are prospective. Effective dates for other than routine Disenrollments are described below:

             REASON FOR DISENROLLMENT                        EFFECTIVE DATE OF DISENROLLMENT
             ------------------------                        -------------------------------
A)   Infants weighing less than 1200 grams at        First Day of the month of birth or the month
     birth and other infants under six (6) months    of onset of disability, whichever is later
     of age who meet the criteria for the SSI or
     SSI related category

B)   Death of Enrollee                               First day of the month after death

C)   Incarceration                                   First day of the month of incarceration
                                                     (note-Contractor is at risk for covered
                                                     services only to the date of incarceration and
                                                     is entitled to the capitation payment for the
                                                     month of incarceration)

D)   Medicaid Managed Care Enrollee entered or       First day of the month of entry or first day
     stayed in a residential institution under       of the month of classification of the stay as
     circumstances which rendered the individual     permanent subsequent to entry (note-Contractor
     excluded from managed care, or is in receipt    is at risk for covered services only to the
     of waivered services through the Long Term      date of entry or classification of the stay as
     Home Health Care Program (LTHHCP), including    permanent subsequent to entry, and is entitled
     when an Enrollee is admitted to a hospital      to the capitation payment for the month of
     that 1) is certified by Medicare as a           entry or classification of the stay as
     long-term care hospital and 2) has an average   permanent subsequent to entry)
     length of stay for all patients greater than
     ninety-five (95) days as reported in the
     Statewide Planning and Research Cooperative
     System (SPARCS) Annual Report 2002.

E)   Individual's effective date of Enrollment or    Effective Date of Enrollment in the
     autoassignment into a MMC product occurred      Contractor's Plan
     while meeting institutional criteria in (D)
     above

F)   Non-consensual Enrollment                       Retroactive to the first day of the month of
                                                     Enrollment

G)   Enrollee moved outside of the District/County   First day of the month after the update of the
     of Fiscal Responsibility                        system with the new address(1)

H)   Urgent medical need                             First day of the next month after
                                                     determination except where medical need
                                                     requires an earlier Disenrollment

I)   Homeless Enrollees in Medicaid Managed Care     Retroactive to the first day of the month of
     residing in the shelter system in NYC or in     the request
     other districts where homeless individuals
     are exempt

J)   Individual is simultaneously in receipt of      First day of the month after simultaneous
     comprehensive health care coverage from an      coverage began
     MCO and is Enrolled in either the MMC or
     FHPlus product of the same MCO

K)   An Enrollee with more than one Client           First day of the month the duplicate
     Identification Number (CIN) is enrolled in an   Enrollment began
     MCO's MMC or FHPlus product under more than
     one of the CINs

(1) In counties outside of New York City, LDSSs should work together to ensure continuity of care through the Contractor if the Contractor's service area includes the county to which the Enrollee has moved and the Enrollee, with continuous eligibility, wishes to stay enrolled in the Contractor's MMC or FHPlus product. In New York City, Enrollees, not in guaranteed status, who move out of the Contractor's Service Area but not outside of the City of New York (e.g., move from one borough to another), will not be involuntarily disenrolled, but must request a Disenrollment or transfer. These Disenrollments will be performed on a routine basis unless there is an urgent medical need to expedite the Disenrollment.


                                   APPENDIX H
                                 October 1, 2005
                                      H-14

          xi) The LDSS is responsible for rendering a determination and responding within thirty (30) days of the receipt of a fully documented request for Disenrollment, except for Contractor-initiated Disenrollments where the LDSS decision must be made within fifteen (15) days. The LDSS, to the extent possible, is responsible for processing an expedited Disenrollment within two (2) business days of its determination that an expedited Disenrollment is warranted.

          xii) The Contractor must respond timely to LDSS inquiries regarding Good Cause Disenrollment requests to enable the LDSS to make a determination within thirty (30) days of the receipt of the request from the Enrollee.

          xiii) The LDSS is responsible for sending the following notices to Enrollees regarding their Disenrollment status. Where practicable, the process will allow for timely notification to Enrollees unless there is Good Cause to disenroll more expeditiously.

               A) Notice of Disenrollment: This notice will advise the Enrollee of the LDSS's determination regarding an Enrollee-initiated, LDSS-initiated or Contractor- initiated Disenrollment and will include the Effective Date of Disenrollment. In cases where the Enrollee is being involuntarily disenrolled, the notice must contain fair hearing rights.

               B) When the LDSS denies any Enrollee's request for Disenrollment pursuant to Section 8 of this Agreement, the LDSS is responsible for informing the Enrollee in writing, explaining the reason for the denial, stating the facts upon which the denial is based, citing the statutory and regulatory authority and advising the Enrollee of his/her right to a fair hearing pursuant to 18NYCRR Part 358.

               C) End of Lock-In Notice: Where Lock-In provisions are applicable, Enrollees must be notified sixty (60) days before the end of their Lock-In Period. The SDOH or its designee is responsible for notifying Enrollees of this provision in applicable LDSS jurisdictions.

               D) Notice of Change to Guarantee Coverage: This notice will advise the Enrollee that his or her Medicaid or FHPlus eligibility is ending and how this affects his or her Enrollment in an MCO's MMC or FHPlus product. This notice contains pertinent information regarding Guaranteed Eligibility benefits and dates of coverage. If an Enrollee is not eligible for Guarantee, this notice is not necessary.

          xiv) The LDSS may require that a MMC Enrollee that has been disenrolled at the request of the Contractor be returned to the Medicaid fee-for-service program. In the FHPlus program, a FHPlus Enrollee disenrolled at the request of the Contractor, may choose another MCO offering a FHPlus product. If the FHPlus Enrollee does not choose, or there is not another MCO offering FHPlus in the LDSS jurisdiction, the case will be closed.


                                   APPENDIX H
                                 October 1, 2005
                                      H-15

          xv) In those instances where the LDSS approves the Contractor's request to disenroll an Enrollee, and the Enrollee requests a fair hearing, the Enrollee will remain enrolled in the Contractor's MMC or FHPlus product until the disposition of the fair hearing if Aid to Continue is ordered by the New York State Office of Administrative Hearings.

          xvi) The LDSS is responsible for reviewing each Contractor-requested Disenrollment in accordance with the provisions of Section 8.7 of this Agreement and this Appendix. Where applicable, the LDSS may consult with local mental health and substance abuse authorities in the district when making the determination to approve or disapprove the request.

          xvii) The LDSS is responsible for establishing procedures whereby the Contractor refers cases which are appropriate for an LDSS-initiated Disenrollment and submits supporting documentation to the LDSS.

          xviii) After the LDSS receives and, if appropriate, approves the request for Disenrollment either from the Enrollee or the Contractor, the LDSS is responsible for updating the PCP subsystem file with an end date. The Enrollee is removed from the Contractor's Roster.

     b)   Contractor Responsibilities:

          i) In those instances where the Contractor directly receives Disenrollment forms, the Contractor will forward these Disenrollments to the LDSS for processing within five (5) business days (or according to Section 6 of this Appendix). During pulldown week, these forms may be faxed to the LDSS with the hard copy to follow.

          ii) The Contractor must accept and transmit all requests for voluntary Disenrollments from its Enrollees to the LDSS, and shall not impose any barriers to Disenrollment requests. The Contractor may require that a Disenrollment request be in writing, contain the signature of the Enrollee, and state the Enrollee's correct Contractor or Medicaid identification number.

          iii) Following LDSS procedures, the Contractor will refer cases which are appropriate for an LDSS-initiated Disenrollment and will submit supporting documentation to the LDSS. This includes, but is not limited to, changes in status for its Enrollees that may impact eligibility for Enrollment such as address changes, incarceration, death, Exclusion from the MMC program, etc.

          iv) Pursuant to Section 8.7 of this Agreement, the Contractor may initiate an involuntary Disenrollment if the Enrollee engages in conduct or behavior that seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees, provided that the Contractor has made and


                                   APPENDIX H
                                 October 1, 2005
                                      H-16
               documented reasonable efforts to resolve the problems presented by the Enrollee.

          v) The Contractor may not request Disenrollment because of an adverse change in the Enrollee's health status, or because of the Enrollee's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from the Enrollee's special needs (except where continued Enrollment in the Contractor's MMC or FHPlus product seriously impairs the Contractor's ability to furnish services to either the Enrollee or other Enrollees).

          vi) The Contractor must make a reasonable effort to identify for the Enrollee, both verbally and in writing, those actions of the Enrollee that have interfered with the effective provision of covered services as well as explain what actions or procedures are acceptable.

          vii) The Contractor shall give prior verbal and written notice to the Enrollee, with a copy to the LDSS, of its intent to request Disenrollment. The written notice shall advise the Enrollee that the request has been forwarded to the LDSS for review and approval. The written notice must include the mailing address and telephone number of the LDSS.

          viii) The Contractor shall keep the LDSS informed of decisions related to all complaints filed by an Enrollee as a result of, or subsequent to, the notice of intent to disenroll.

          ix) The Contractor will not consider an Enrollee disenrolled without confirmation from the LDSS or the Roster (as described in Section 5 of this Appendix).


                                   APPENDIX H
                                 October 1, 2005
                                      H-17

                                   APPENDIX I

                       NEW YORK STATE DEPARTMENT OF HEALTH
               GUIDELINES FOR USE OF MEDICAL RESIDENTS AND FELLOWS


                                   APPENDIX I
                                 October 1, 2005
                                       I-1

                          MEDICAL RESIDENTS AND FELLOWS

1.   MEDICAL RESIDENTS AND FELLOWS FOR PRIMARY CARE.

     a) The Contractor may utilize medical residents and fellows as participants (but not designated as 'primary care providers') in the care of Enrollees as long as all of the following conditions are met:

          i) Residents/fellows are a part of patient care teams headed by fully licensed and Contractor credentialed attending physicians serving patients in one or more training sites in an "up weighted" or "designated priority" residency program. Residents/fellows in a training program which was disapproved as a designated priority program solely due to the outcome measurement requirement for graduates may be eligible to participate in such patient care teams.

          ii) Only the attending physicians and certified nurse practitioners on the training team, not residents/fellows, may be credentialed to the Contractor and may be empanelled with Enrollees. Enrollees must be assigned an attending physician or certified nurse practitioner to act as their PCP, though residents/fellows on the team may provide care during all or many of the visits to the Enrollee as long as the majority of these visits are under the direct supervision of the Enrollee's designated PCP. Enrollees have the right to request and receive care by their PCP in addition or instead of being seen by a resident or fellow.

          iii) Residents/fellows may work with attending physicians and certified nurse practitioners to provide continuity of care to patients under the supervision of the patient's PCP. Patients must be made aware of the resident/fellow and attending PCP relationship and be informed of their rights to be cared for directly by their PCP.

          iv) Residents/fellows eligible to be involved in a continuity relationship with patients must be available at least twenty percent (20%) of the total training time in the continuity of care setting and no less than ten percent (10%) of training time in any training year must be in the continuity of care setting and no fewer than nine (9) months a year must be spent in the continuity of care setting.

          v) Residents/fellows meeting these criteria provide increased capacity for Enrollment to their team according to the formula below. Only hours spent routinely scheduled for patient care in the continuity of care training site may count as providing capacity and are based on 1.0 FTE=40 hours.

          PGY-1              300 per FTE
          PGY-2              750 per FTE
          PGY-3             1125 per FTE
          PGY-4 and above   1500 per FTE


                                   APPENDIX I
                                 October 1, 2005
                                       I-2

          vi) In order for a resident/fellow to provide continuity of care to an Enrollee, both the resident/fellow and the attending PCP must have regular hours in the continuity site and must be scheduled to be in the site together the majority of the time.

          vii) A preceptor/attending is required to be present a minimum of sixteen (16) hours of combined precepting and direct patient care in the primary care setting to be counted as a team supervising PCP and accept an increased number of Enrollees based upon the residents/fellows working on his/her team. Time spent in patient care activities at other clinical sites or in other activities off-site is not counted towards this requirement.

          viii) A sixteen (16) hour per week attending may have no more than four (4) residents/fellows on their team. Attendings spending twenty-four (24) hours per week in patient care/supervisory activity at the continuity site may have six (6) residents/fellows per team. Attendings spending thirty-two (32) hours per week may have eight (8) residents/fellows on their team. Two (2) or more attendings may join together to form a larger team as long as the ratio of attending to residents/fellows does not exceed 1:4 and all attendings comply with the sixteen (16) hour minimum.

          ix) Responsibility for the care of the Enrollee remains with the attending physician. All attending and resident/fellow teams must provide adequate continuity of care, twenty-four (24) hour a day, seven (7) day a week coverage, and appointment and availability access. Enrollees must be given the name of the responsible primary care physician (attending) in writing and be told how he or she may contact the attending physician or covering physician, if needed.

          x) Residents/fellows who do not qualify to act as continuity providers as part of an attending and resident/fellow team may still participate in the episodic care of Enrollees as long as that care is under the supervision of an attending physician credentialed to the Contractor. Such residents/fellows do not add to the capacity of that attending to empanel Enrollees.

          xi) Certified nurse practitioners and registered physician's assistants may not act as attending preceptors for resident physicians or fellows.

2.   MEDICAL RESIDENTS AND FELLOWS AS SPECIALTY CARE PROVIDERS

     a) Residents/fellows may participate in the specialty care of Enrollees in all settings supervised by fully licensed and Contractor credentialed specialty attending physicians.

     b) Only the attending physicians, not residents or fellows, may be credentialed by the Contractor. Each attending must be credentialed by each MCO with which he or she will participate. Residents/fellows may perform all or many of the clinical services for


                                   APPENDIX I
                                 October 1, 2005
                                       I-3
          the Enrollee as long as these clinical services are under the supervision of an appropriately credentialed specialty physician. Even when residents/fellows are credentialed by their program in particular procedures, certifying their competence to perform and teach those procedures, the overall care of each Enrollee remains the responsibility of the supervising Contractor credentialed attending.

     c) The Contractor agrees that although many Enrollees will identify a resident or fellow as their specialty provider, the responsibility for all clinical decision-making remains ultimately with the attending physician of record.

     d) Enrollees must be given the name of the responsible attending physician in writing and be told how they may contact their attending physician or covering physician, if needed. This allows Enrollees to assist in the communication between their primary care provider and specialty attending and enables them to reach the specialty attending if an emergency arises in the course of their care. Enrollees must be made aware of the resident/fellow and attending relationship and must have a right to be cared for directly by the responsible attending physician, if requested.

     e) Enrollees requiring ongoing specialty care must be cared for in a continuity of care setting. This requires the ability to make follow-up appointments with a particular resident/fellow and attending physician team, or if that provider team is not available, with a member of the provider's coverage group in order to insure ongoing responsibility for the patient by his/her Contractor credentialed specialist. The responsible specialist and his/her specialty coverage group must be identifiable to the patient as well as to the referring primary care provider.

     f) Attending specialists must be available for emergency consultation and care during non-clinic hours. Emergency coverage may be provided by residents/fellows under adequate supervision. The attending or a member of the attending's coverage group must be available for telephone and/or in-person consultation when necessary.

     g) All training programs participating in the MMC or FHPlus Program must be accredited by the appropriate academic accrediting agency.

     h) All sites in which residents/fellows train must produce legible (preferably typewritten) consultation reports. Reports must be transmitted such that they are received in a time frame consistent with the clinical condition of the patient, the urgency of the problem and the need for follow-up by the primary care physician. At a minimum, reports should be transmitted so that they are received no later than two (2) weeks from the date of the specialty visit.

     i) Written reports are required at the time of initial consultation and again with the receipt of all major significant diagnostic information or changes in therapy. In addition, specialists must promptly report to the referring primary care physician any significant findings or urgent changes in therapy which result from the specialty consultation.


                                   APPENDIX I
                                 October 1, 2005
                                       I-4

3.   TRAINING SITES

     All training sites must deliver the same standard of care to all patients irrespective of payor. Training sites must integrate the care of Medicaid, FHPlus, uninsured and private patients in the same settings.


                                   APPENDIX I
                                 October 1, 2005
                                       1-5

                                   APPENDIX J

          NEW YORK STATE DEPARTMENT OF HEALTH GUIDELINES FOR CONTRACTOR
           COMPLIANCE WITH THE FEDERAL AMERICANS WITH DISABILITIES ACT


                                   APPENDIX J
                                 October 1, 2005
                                       J-l

I.   OBJECTIVES

     Title II of the Americans With Disabilities Act (ADA) and Section 504 of the Rehabilitation Act of 1973 (Section 504) provides that no qualified individual with a disability shall, by reason of such disability, be excluded from participation in or denied access to the benefits of services, programs or activities of a public entity, or be subject to discrimination by such an entity. Public entities include State and local government and ADA and Section 504 requirements extend to all programs and services provided by State and local government. Since MMC and FHPlus are government programs, health services provided through MMC and FHPlus Programs must be accessible to all that qualify for them.

     Contractor responsibilities for compliance with the ADA are imposed under Title II and Section 504 when, as a Contractor in a MMC or FHPlus Program, a Contractor is providing a government service. If an individual provider under contract with the Contractor is not accessible, it is the responsibility of the Contractor to make arrangements to assure that alternative services are provided. The Contractor may determine it is expedient to make arrangements with other providers, or to describe reasonable alternative means and methods to make these services accessible through its existing Participating Providers. The goals of compliance with ADA Title II requirements are to offer a level of services that allows people with disabilities access to the program in its entirety, and the ability to achieve the same health care results as any Enrollee.

     Contractor responsibilities for compliance with the ADA are also imposed under Title III when the Contractor functions as a public accommodation providing services to individuals (e.g. program areas and sites such as Marketing, education, member services, orientation, Complaints and Appeals). The goals of compliance with ADA Title III requirements are to offer a level of services that allows people with disabilities full and equal enjoyment of the goods, services, facilities or accommodations that the entity provides for its customers or clients. New and altered areas and facilities must be as accessible as possible. Whenever Contractors engage in new construction or renovation, compliance is also required with accessible design and construction standards promulgated pursuant to the ADA as well as State and local laws. Title III also requires that public accommodations undertake "readily achievable barrier removal" in existing facilities where architectural and communications barriers can be removed easily and without much difficulty or expense.

     The State uses MCO Qualification Standards to qualify MCOs for participation in the MMC and FHPlus Programs. Pursuant to the State's responsibility to assure program access to all Enrollees, the Plan Qualification Standards require each MCO to submit an ADA Compliance Plan that describes in detail how the MCO will make services, programs and activities readily accessible and useable by individuals with disabilities. In the event that certain program sites are not readily accessible, the MCO must describe reasonable alternative methods for making the services or activities accessible and usable.


                                   APPENDIX J
                                 October 1, 2005
                                       J-2

     The objectives of these guidelines are threefold:

     - To ensure that Contractors take appropriate steps to measure access and assure program accessibility for persons with disabilities;

     - To provide a framework for Contractors as they develop a plan to assure compliance with the Americans with Disabilities Act (ADA); and

     -    To provide standards for the review of the Contractor Compliance
          Plans.

     These guidelines include a general standard followed by a discussion of specific considerations and suggestions of methods for assuring compliance. Please be advised that, although these guidelines and any subsequent reviews by State and local governments can give the Contractor guidance, it is ultimately the Contractor's obligation to ensure that it complies with its Contractual obligations, as well as with the requirements of the ADA,
     Section 504, and other federal, state and local laws. Other federal, state and local statutes and regulations also prohibit discrimination on the basis of disability and may impose requirements in addition to those established under ADA. For example, while the ADA covers those impairments that "substantially" limit one or more of the major life activities of an individual, New York City Human Rights Law deletes the modifier "substantially".

II.  DEFINITIONS

     A. "Auxiliary aids and services" may include qualified interpreters, note takers, computer-aided transcription services, written materials, telephone handset amplifiers, assistive listening systems, telephones compatible with hearing aids, closed caption decoders, open and closed captioning, telecommunications devices for Enrollees who are deaf or hard of hearing (TTY/TDD), video test displays, and other effective methods of making aurally delivered materials available to individuals with hearing impairments; qualified readers, taped texts, audio recordings, Braille materials, large print materials, or other effective methods of making visually delivered materials available to individuals with visual impairments.

     B. "Disability" means a mental or physical impairment that substantially limits one or more of the major life activities of an individual; a record of such impairment; or being regarded as having such an impairment.

III. SCOPE OF CONTRACTOR COMPLIANCE PLAN

     The Contractor Compliance Plan must address accessibility to services at Contractor's program sites, including both Participating Provider sites and Contractor facilities intended for use by Enrollees.


                                   APPENDIX J
                                 October 1, 2005
                                       J-3

IV.  PROGRAM ACCESSIBILITY

     Public programs and services, when viewed in their entirety must be readily accessible to and useable by individuals with disabilities. This standard includes physical access, non-discrimination in policies and procedures and communication. Communications with individuals with disabilities are required to be as effective as communications with others. The Contractor Compliance Plan must include a detailed description of how Contractor services, programs, and activities are readily accessible and usable by individuals with disabilities. In the event that full physical accessibility is not readily available for people with disabilities, the Contractor Compliance Plan will describe the steps or actions the Contractor will take to assure accessibility to services equivalent to those offered at the inaccessible facilities.

     A.   PRE-ENROLLMENT MARKETING AND EDUCATION

          STANDARD FOR COMPLIANCE

          Marketing staff, activities and materials will be made available to persons with disabilities. Marketing materials will be made available in alternative formats (such as Braille, large print, and audiotapes) so that they are readily usable by people with disabilities.

          SUGGESTED METHODS FOR COMPLIANCE

          1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

          2. Materials available in alternative formats, such as Braille, large print, audio tapes

          3. Staff training which includes training and information regarding attitudinal barriers related to disability

          4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the marketing script used by Contractor marketing representatives

          5. Enrollee health promotion material/activities targeted specifically to persons with disabilities (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

          6. Policy statement that Marketing Representatives will offer to read or summarize to blind or vision impaired individuals any written material that is typically distributed to all Enrollees

          7. Staff/resources available to assist individuals with cognitive impairments in understanding materials


                                   APPENDIX J
                                 October 1, 2005
                                       J-4

          COMPLIANCE PLAN SUBMISSION

          1. A description of methods to ensure that the Contractor's Marketing presentations (materials and communications) are accessible to persons with auditory, visual and cognitive impairments

          2. A description of the Contractor's policies and procedures, including Marketing training, to ensure that Marketing Representatives neither screen health status nor ask questions about health status or prior health care services

     B.   MEMBER SERVICES DEPARTMENT

          Member services functions include the provision to Enrollees of information necessary to make informed choices about treatment options, to effectively utilize the health care resources, to assist Enrollees in making appointments, and to field questions and Complaints, to assist Enrollees with the Complaint process.

     B1.  ACCESSIBILITY

          STANDARD FOR COMPLIANCE

          Member Services sites and functions will be made accessible to and usable by, people with disabilities.

          SUGGESTED METHODS FOR COMPLIANCE (include, but are not limited to those identified below):

          1. Exterior routes of travel, at least 36" wide, from parking areas or public transportation stops into the Contractor's facility

          2. If parking is provided, spaces reserved for people with disabilities, pedestrian ramps at sidewalks, and drop-offs

          3. Routes of travel into the facility are stable, slip-resistant, with all steps > 1/2" ramped, doorways with minimum 32" opening

          4. Interior halls and passageways providing a clear and unobstructed path or travel at least 36" wide to bathrooms and other rooms commonly used by Enrollees

          5. Waiting rooms, restrooms, and other rooms used by Enrollees are accessible to people with disabilities

          6. Sign language interpreters and other auxiliary aids and services provided in appropriate circumstances

          7. Materials available in alternative formats, such as Braille, large print, audio tapes


                                   APPENDIX J
                                 October 1, 2005
                                       J-5

     8. Staff training which includes sensitivity training related to disability issues (Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838)

     9. Availability of activities and educational materials tailored to specific conditions/illnesses and secondary conditions that affect these populations (e.g. secondary infection prevention, decubitus prevention, special exercise programs, etc.)

     10. Contractor staff trained in the use of telecommunication devices for Enrollees who are deaf or hard of hearing (TTY/TDD) as well as in the use of NY Relay for phone communication

     11.  New Enrollee orientation available in audio or by interpreter services

     12. Policy that when member services staff receive calls through the NY Relay, they will offer to return the call utilizing a direct TTY/TDD connection

     COMPLIANCE PLAN SUBMISSION

     1. A description of accessibility to the Contractor's member services department or reasonable alternative means to access member services for Enrollees using wheelchairs (or other mobility aids)

     2. A description of the methods the Contractor's member services department will use to communicate with Enrollees who have visual or hearing impairments, including any necessary auxiliary aid/services for Enrollees who are deaf or hard of hearing, and TTY/TDD technology or NY Relay service available through a toll-free telephone number

     3. A description of the training provided to the Contractor's member services staff to assure that staff adequately understands how to implement the requirements of the program, and of these guidelines, and are sensitive to the needs of persons with disabilities

B2.  IDENTIFICATION OF ENROLLEES WITH DISABILITIES

     STANDARD FOR COMPLIANCE

     The Contractor must have in place satisfactory methods/guidelines for identifying persons at risk of, or having, chronic diseases and disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services etc. The Contractor may not discriminate against a Prospective Enrollee based on his/her current health status or anticipated need for future health care. The Contractor may not discriminate on the basis of disability, or perceived disability of an Enrollee or their family member. Health assessment forms may not be used by the Contractor prior to Enrollment. Once a MCO has been chosen, a health assessment form may be used to assess the person's health care needs.


                                   APPENDIX J
                                 October 1, 2005
                                       J-6

     SUGGESTED METHODS FOR COMPLIANCE

     1. Appropriate post Enrollment health screening for each Enrollee, using an appropriate health screening tool

     2. Patient profiles by condition/disease for comparative analysis to national norms, with appropriate outreach and education

     3. Process for follow-up of needs identified by initial screening; e.g. referrals, assignment of case manager, assistance with scheduling/keeping appointments

     4.   Enrolled population disability assessment survey

     5. Process for Enrollees who acquire a disability subsequent to Enrollment to access appropriate services

     COMPLIANCE PLAN SUBMISSION

     A description of how the Contractor will identify special health care, physical access or communication needs of Enrollees on a timely basis, including but not limited to the health care needs of Enrollees who:

     - are blind or have visual impairments, including the type of auxiliary aids and services required by the Enrollee

     - are deaf or hard of hearing, including the type of auxiliary aids and services required by the Enrollee

     - have mobility impairments, including the extent, if any, to which they can ambulate

     - have other physical or mental impairments or disabilities, including cognitive impairments

     -    have conditions which may require more intensive case management

B3.  NEW ENROLLEE ORIENTATION

     STANDARD FOR COMPLIANCE

     Enrollees will be given information sufficient to ensure that they understand how to access medical care through the Contractor. This information will be made accessible to and usable by people with disabilities.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Activities held in physically accessible location, or staff at activities available to meet with person in an accessible location as necessary

     2. Materials available in alternative formats, such as Braille, large print, audio tapes


                                   APPENDIX J
                                 October 1, 2005
                                       J-7

     3. Staff training which includes sensitivity training related to disability issues (Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities - V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY (212)788-2838)

     4. Activities and fairs that include sign language interpreters or the distribution of a written summary of the Marketing script used by Contractor marketing representatives

     5. Include in written/audio materials available to all Enrollees information regarding how and where people with disabilities can access help in getting services, for example help with making appointments or for arranging special transportation, an interpreter or assistive communication devices

     6. Staff/resources available to assist individuals with cognitive impairments in understanding materials

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor will advise Enrollees with disabilities, during the new Enrollee orientation on how to access care

     2. A description of how the Contractor will assist new Enrollees with disabilities (as well as current Enrollees who acquire a disability) in selecting or arranging an appointment with a Primary Care Practitioner (PCP)

          - This should include a description of how the Contractor will assure and provide notice to Enrollees who are deaf or hard of hearing, blind or who have visual impairments, of their right to obtain necessary auxiliary aids and services during appointments and in scheduling appointments and follow-up treatment with Participating Providers

          - In the event that certain provider sites are not physically accessible to Enrollees with mobility impairments, the Contractor will assure that reasonable alternative site and services are available

     3. A description of how the Contractor will determine the specific needs of an Enrollee with or at risk of having a disability/chronic disease, in terms of specialist physician referrals, durable medical equipment (including assistive technology and adaptive equipment), medical supplies and home health services and will assure that such contractual services are provided

     4. A description of how the Contractor will identify if an Enrollee with a disability requires on-going mental health services and how the Contractor will encourage early entry into treatment

     5. A description of how the Contractor will notify Enrollees with disabilities as to how to access transportation, where applicable


                                   APPENDIX J
                                 October 1, 2005
                                       J-8

B4.  COMPLAINTS, COMPLAINT APPEALS AND ACTION APPEALS

     STANDARD FOR COMPLIANCE

     The Contractor will establish and maintain a procedure to protect the rights and interests of both Enrollees and the Contractor by receiving, processing, and resolving Complaints, Complaint Appeals and Action Appeals in an expeditious manner, with the goal of ensuring resolution of Complaints, Complaint Appeals, and Action Appeals and access to appropriate services as rapidly as possible.

     All Enrollees must be informed about the Grievance System within their Contractor and the procedure for filing Complaints, Complaint Appeals and Action Appeals. This information will be made available through the Member Handbook, SDOH toll-free Complaint line (l-(800) 206-8125) and the Contractor's Complaint process annually, as well as when the Contractor denies a benefit or referral. The Contractor will inform Enrollees of the Contractor's Grievance System; Enrollees' right to contact the LDSS or SDOH with a Complaint, and to file a Complaint Appeal, Action Appeal or request a fair hearing; the right to appoint a designee to handle a Complaint, Complaint Appeal or Action Appeal; and the toll free Complaint line. The Contractor will maintain designated staff to take and process Complaints, Complaint Appeals and Action Appeals, and be responsible for assisting Enrollees in Complaint, Complaint Appeal or Action Appeal resolution.

     The Contractor will make all information regarding the Grievance System available to and usable by people with disabilities, and will assure that people with disabilities have access to sites where Enrollees typically file Complaints and requests for Complaint Appeals and Action Appeals.

     SUGGESTED METHODS FOR COMPLIANCE

     1.   Toll-free Complaint phone line with TDD/TTY capability

     2. Staff trained in Complaint process, and able to provide interpretive or assistive support to Enrollee during the Complaint process

     3. Notification materials and Complaint forms in alternative formats for Enrollees with visual or hearing impairments

     4. Availability of physically accessible sites, e.g. member services department sites

     5.   Assistance for individuals with cognitive impairments


                                   APPENDIX J
                                 October 1, 2005
                                       J-9

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor's Complaint, Complaint Appeals and Action Appeal procedures shall be accessible for persons with disabilities, including:

          - procedures for Complaints, Complaint Appeals and Action Appeals to be made in person at sites accessible to persons with mobility impairments

          - procedures accessible to persons with sensory or other impairments who wish to make verbal Complaints, Complaint Appeals or Action Appeals, and to communicate with such persons on an ongoing basis as to the status or their Complaints and rights to further appeals

          - description of methods to ensure notification material is available in alternative formats for Enrollees with vision and hearing impairments

     2. A description of how the Contractor monitors Complaints, Complaint Appeals and Action Appeals related to people with disabilities. Also, as part of the Compliance Plan, the Contractor must submit a summary report based on the Contractor's most recent year's Complaints, Complaint Appeals and Action Appeals data.

C.   CASE MANAGEMENT

     STANDARD FOR COMPLIANCE

     The Contractor must have in place adequate case management systems to identify the service needs of all Enrollees, including Enrollees with chronic illness and Enrollees with disabilities, and ensure that medically necessary covered benefits are delivered on a timely basis. These systems must include procedures for standing referrals, specialists as PCPs, and referrals to specialty centers for Enrollees who require specialized medical care over a prolonged period of time (as determined by a treatment plan approved by the Contractor in consultation with the primary care provider, the designated specialist and the Enrollee or his/her designee), out-of-network referrals and continuation of existing treatment relationships with out-of-network providers (during transitional period).

     SUGGESTED METHODS FOR COMPLIANCE

     1.   Procedures for requesting specialist physicians to function as PCP

     2. Procedures for requesting standing referrals to specialists and/or specialty centers, out-of-network referrals, and continuation of existing treatment relationships

     3. Procedures to meet Enrollee needs for, durable medical equipment, medical supplies, home visits as appropriate


                                   APPENDIX J
                                 October 1, 2005
                                      J-10

     4. Appropriately trained Contractor staff to function as case managers for special needs populations, or sub-contract arrangements for case management

     5. Procedures for informing Enrollees about the availability of case management services

     COMPLIANCE PLAN SUBMISSION

     1. A description of the Contractor case management program for people with disabilities, including case management functions, procedures for qualifying for and being assigned a case manager, and description of case management staff qualifications

     2. A description of the Contractor's model protocol to enable Participating Providers, at their point of service, to identify Enrollees who require a case manager

     3. A description of the Contractor's protocol for assignment of specialists as PCP, and for standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

     4. A description of the Contractor's notice procedures to Enrollees regarding the availability of case management services, specialists as PCPs, standing referrals to specialists and specialty centers, out-of-network referrals and continuing treatment relationships

D.   PARTICIPATING PROVIDERS

     STANDARD FOR COMPLIANCE

     The Contractor's network will include all the provider types necessary to furnish the Benefit Package, to assure appropriate and timely health care to all Enrollees, including those with chronic illness and/or disabilities. Physical accessibility is not limited to entry to a provider site, but also includes access to services within the site, e.g., exam tables and medical equipment.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Process for the Contractor to evaluate provider network to ascertain the degree of provider accessibility to persons with disabilities, to identify barriers to access and required modifications to policies/procedures

     2. Model protocol to assist Participating Providers, at their point of service, to identify Enrollees who require case manager, audio, visual, mobility aids, or other accommodations

     3. Model protocol for determining needs of Enrollees with mental disabilities

     4.   Use of Wheelchair Accessibility Certification Form (see attached)

     5.   Submission of map of physically accessible sites


                                   APPENDIX J
                                 October 1, 2005
                                      J-11

     6. Training for providers re: compliance with Title III of ADA, e.g. site access requirements for door widths, wheelchair ramps, accessible diagnostic/treatment rooms and equipment; communication issues; attitudinal barriers related to disability, etc. (Resources and technical assistance are available through the NYS Office of Advocate for Persons with Disabilities -V/TTY (800) 522-4369; and the NYC Mayor's Office for People with Disabilities - (212) 788-2830 or TTY
          (212) 788-2838).

     7. Use of NYS Office of Persons with Disabilities (OAPD) ADA Accessibility Checklist for Existing Facilities and NYC Addendum to OAPD ADA Accessibility Checklist as guides for evaluating existing facilities and for new construction and/or alteration.

     COMPLIANCE PLAN SUBMISSION

     1. A description of how the Contractor will ensure that its Participating Provider network is accessible to persons with disabilities. This includes the following:

          - Policies and procedures to prevent discrimination on the basis of disability or type of illness or condition

          - Identification of Participating Provider sites which are accessible by people with mobility impairments, including people using mobility devices. If certain provider sites are not physically accessible to persons with disabilities, the Contractor shall describe reasonable, alternative means that result in making the provider services readily accessible

          - Identification of Participating Provider sites which do not have access to sign language interpreters or reasonable alternative means to communicate with Enrollees who are deaf or hard of hearing; and for those sites, a description of reasonable alternative methods to ensure that services will be made accessible

          - Identification of Participating Providers which do not have adequate communication systems for Enrollees who are blind or have vision impairments (e.g. raised symbol and lettering or visual signal appliances), and for those sites, a description of reasonable alternative methods to ensure that services will be made accessible

     2. A description of how the Contractor's specialty network is sufficient to meet the needs of Enrollees with disabilities

     3. A description of methods to ensure the coordination of out-of-network providers to meet the needs of the Enrollees with disabilities

          - This may include the implementation of a referral system to ensure that the health care needs of Enrollees with disabilities are met appropriately

          - The Contractor shall describe policies and procedures to allow for the continuation of existing relationships with out-of-network providers, when in the best interest of the Enrollee with a disability


                                   APPENDIX J
                                 October 1, 2005
                                      J-12

     4. Submission of the ADA Compliance Summary Report or Contractor statement that data submitted to SDOH on the Health Provider Network
          (HPN) files is an accurate reflection of each network's physical accessibility.

E.   POPULATIONS WITH SPECIAL HEALTH CARE NEEDS

     STANDARD FOR COMPLIANCE

     The Contractor will have satisfactory methods for identifying persons at risk of, or having, chronic disabilities and determining their specific needs in terms of specialist physician referrals, durable medical equipment, medical supplies, home health services, etc. The Contractor will have satisfactory systems for coordinating service delivery and, if necessary, procedures to allow continuation of existing relationships with out-of-network provider for course of treatment.

     SUGGESTED METHODS FOR COMPLIANCE

     1. Procedures for requesting standing referrals to specialists and/or specialty centers, specialist physicians to function as PCP, out-of-network referrals, and continuation of existing relationships with out-of-network providers for course of treatment

     2. Linkages with behavioral health agencies, disability and advocacy organizations, etc.

     3. Adequate network of providers and sub-specialists (including pediatric providers and sub-specialists) and contractual relationships with tertiary institutions

     4. Procedures for assuring that these populations receive appropriate diagnostic work-ups on a timely basis

     5. Procedures for assuring that these populations receive appropriate access to durable medical equipment on a timely basis

     6. Procedures for assuring that these populations receive appropriate allied health professionals (Physical, Occupational and Speech Therapists, Audiologists) on a timely basis

     7. State designation as a Well Qualified Plan to serve the OMRDD population and look-alikes

     COMPLIANCE PLAN SUBMISSION

     1. A description of arrangements to ensure access to specialty care providers and centers in and out of New York State, standing referrals, specialist physicians to function as PCP, out-of-network referrals, and continuation of existing relationships (out-of-network) for diagnosis and treatment of rare disorders

     2. A description of appropriate service delivery for children with disabilities. This may include a description of methods for interacting with school


                                   APPENDIX J
                                 October 1, 2005
                                      J-13
          districts, child protective service agencies, early intervention officials, behavioral health, and disability and advocacy organizations.

     3. A description of the sub-specialist network, including contractual relationships with tertiary institutions to meet the health care needs of people with disabilities

F.   ADDITIONAL ADA RESPONSIBILITIES FOR PUBLIC ACCOMMODATIONS

     Please note that Title III of the ADA applies to all non-governmental providers of health care. Title III of the Americans with Disabilities Act prohibits discrimination on the basis of disability in the full and equal enjoyment of goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation. A public accommodation is a private entity that owns, leases or leases to, or operates a place of public accommodation. Places of public accommodation identified by the ADA include, but are not limited to, stores (including pharmacies) offices (including doctors' offices), hospitals, health care providers, and social service centers.

     New and altered areas and facilities must be as accessible as possible. Barriers must be removed from existing facilities when it is readily achievable, defined by the ADA as easily accomplishable without much difficulty or expense. Factors to be considered when determining if barrier removal is readily achievable include the cost of the action, the financial resources of the site involved, and, if applicable, the overall financial resources of any parent corporation or entity. If barrier removal is not readily achievable, the ADA requires alternate methods of making goods and services available. New facilities must be accessible unless structurally impracticable.

     Title III also requires places of public accommodation to provide any auxiliary aids and services that are needed to ensure equal access to the services it offers, unless a fundamental alteration in the nature of services or an undue burden would result. Auxiliary aids include, but are not limited to, qualified sign interpreters, assistive listening systems, readers, large print materials, etc. Undue burden is defined as "significant difficulty or expense". The factors to be considered in determining "undue burden" include, but are not limited to, the nature and cost of the action required and the overall financial resources of the provider. "Undue burden" is a higher standard than "readily achievable" in that it requires a greater level of effort on the part of the public accommodation.


                                   APPENDIX J
                                 October 1, 2005
                                      J-14

     Please note also that the ADA is not the only law applicable for people with disabilities. In some cases, State or local laws require more than the ADA. For example, New York City's Human Rights Law, which also prohibits discrimination against people with disabilities, includes people whose impairments are not as "substantial" as the narrower ADA and uses the higher "undue burden" ("reasonable") standard where the ADA requires only that which is "readily achievable". New York City's Building Code does not permit access waivers for newly constructed facilities and requires incorporation of access features as existing facilities are renovated. Finally, the State Hospital code sets a higher standard than the ADA for provision of communication (such as sign language interpreters) for services provided at most hospitals, even on an outpatient basis.


                                   APPENDIX J
                                 October 1, 2005
                                      J-15

                                   APPENDIX K

                             PREPAID BENEFIT PACKAGE
                           DEFINITIONS OF COVERED AND
                              NON-COVERED SERVICES

K.1  CHART OF PREPAID BENEFIT PACKAGE

     -    MEDICAID MANAGED CARE NON-SSI (MMC NON-SSI)

     -    MEDICAID MANAGED CARE SSI (MMC SSI)

     -    MEDICAID FEE-FOR-SERVICE (MFFS)

     -    FAMILY HEALTH PLUS (FHPLUS)

K.2  PREPAID BENEFIT PACKAGE DEFINITIONS OF COVERED SERVICES

K.3  MEDICAID MANAGED CARE DEFINITIONS OF NON-COVERED SERVICES

K.4  FAMILY HEALTH PLUS NON-COVERED SERVICES


                                   APPENDIX K
                                 October 1, 2005
                                       K-l

                                   APPENDIX K
                             PREPAID BENEFIT PACKAGE
                 DEFINITIONS OF COVERED AND NON-COVERED SERVICES

1.   GENERAL

     a) The categories of services in the Medicaid Managed Care and Family Health Plus Benefit Packages, including optional-covered services shall be provided by the Contractor to MMC Enrollees and FHPlus Enrollees, respectively, when medically necessary under the terms of this Agreement. The definitions of covered and non-covered services herein are in summary form; the full description and scope of each covered service as established by the New York Medical Assistance Program are set forth in the applicable NYS Medicaid Provider Manual, except for the Eye Care and Vision benefit for FHPlus Enrollees which is described in Section 19 of Appendix K.2.

     b) All care provided by the Contractor, pursuant to this Agreement, must be provided, arranged, or authorized by the Contractor or its Participating Providers with the exception of most behavioral health services to SSI or SSI related beneficiaries, and emergency services, emergency transportation, Family Planning and Reproductive Health services, mental health and chemical dependence assessments (one (1) of each per year), court ordered services, and services provided by Local Public Health Agencies as described in Section 10 of this Agreement.

     c)   This Appendix contains the following sections:

          i) K.1 - "Chart of Prepaid Benefit Package" lists the services provided by the Contractor to all Medicaid Managed Care Non-SSI Enrollees, Medicaid Managed Care SSI Enrollees, Medicaid fee-for-service coverage for carved out and wraparound benefits, and Family Health Plus Enrollees.

          ii) K.2 - "Prepaid Benefit Package Definitions Of Covered Services" describes the covered services, as numbered in K.1. Each service description applies to both MMC and FHPlus Benefit Package unless otherwise noted.

          iii) K.3 - "Medicaid Managed Care Definitions of Non-Covered Services" describes services that are not covered by the MMC Benefit Package. These services are covered by the Medicaid fee-for-service program unless otherwise noted.

          iv) K.4 - "Family Health Plus Non-Covered Services" lists the services that are not covered by the FHPlus Benefit Package. There is no Medicaid fee-for-service coverage available for any service outside of the FHPlus Benefit Package.


                                   APPENDIX K
                                 October 1, 2005
                                       K-2

                                       K.1

                             PREPAID BENEFIT PACKAGE

*     COVERED SERVICES              MMC NON-SSI           MMC SSI               MFFS                 FHPLUS **
---   ----------------              -----------           -------               ----                 ---------
1.    Inpatient Hospital Services   Covered, unless       Covered, unless       Stay covered only    Covered, unless
                                    admit date precedes   admit date precedes   when admit date      admit date precedes
                                    Effective Date of     Effective Date of     precedes Effective   Effective Date
                                    Enrollment (see       Enrollment (see       Date of Enrollment   of Enrollment (see
                                    Section 6.8 of this   Section 6.8 of this   (see Section 6.8     Section 6.8 of this
                                    Agreement)            Agreement)            of this Agreement)   Agreement)

2.    Inpatient Stay Pending        Covered               Covered                                    Covered
      Alternate Level of Medical
      Care

3.    Physician Services            Covered               Covered                                    Covered

4.    Nurse Practitioner Services   Covered               Covered                                    Covered

5.    Midwifery Services            Covered               Covered                                    Covered

6.    Preventive Health Services    Covered               Covered                                    Covered

7.    Second Medical/Surgical       Covered               Covered                                    Covered
      Opinion

8.    Laboratory Services           Covered               Covered               HIV phenotypic,      Covered
                                                                                virtual phenotypic
                                                                                and genotypic drug
                                                                                resistance tests

9.    Radiology Services            Covered               Covered                                    Covered

10.   Prescription and              Pharmaceuticals and   Pharmaceuticals and   Covered outpatient   Covered, may be
      Non-Prescription (OTC)        medical supplies      medical supplies      drugs from the       limited to generic.
      Drugs, Medical Supplies,      routinely furnished   routinely furnished   list of Medicaid     Vitamins (except
      and Enteral Formula           or administered as    or administered as    reimbursable         to treat an illness
                                    part of a clinic or   part of a clinic or   prescription         or condition), OTCs,
                                    office visit          office visit          drugs, subject to    and medical
                                                                                any applicable       supplies are not
                                                                                co-payments          covered

11.   Smoking Cessation Products                                                Covered              Covered

12.   Rehabilitation Services       Covered               Covered                                    Covered for short
                                                                                                     term inpatient, and
                                                                                                     limited to 20
                                                                                                     visits per calendar
                                                                                                     year for outpatient
                                                                                                     PT and OT

13.   EPSDT Services/Child Teen     Covered               Covered                                    Covered
      Health Program (C/THP)

*    See K_2 for Scope of Benefits

Note: If cell is blank, there is no coverage.

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.


                                   APPENDIX K
                                 October 1, 2005
                                       K-3

*     COVERED SERVICES              MMC NON-SSI           MMC SSI               MFFS                 FHPLUS **
---   ----------------              -----------           -------               ----                 ---------
14.   Home Health Services          Covered               Covered                                    Covered for 40
                                                                                                     visits in lieu of a
                                                                                                     skilled nursing
                                                                                                     facility stay or
                                                                                                     hospitalization,
                                                                                                     plus 2 post partum
                                                                                                     home visits for
                                                                                                     high risk women

15    Private Duty Nursing          Covered               Covered                                    Not covered
      Services

16    Hospice                                                                   Covered              Covered

17.   Emergency Services            Covered               Covered                                    Covered

      Post-Stabilization Care       Covered               Covered                                    Covered
      Services (see also Appendix
      G of this Agreement)

18.   Foot Care Services            Covered               Covered                                    Covered

19.   Eye Care and Low Vision       Covered               Covered                                    Covered
      Services

20.   Durable Medical Equipment     Covered               Covered                                    Covered
      (DME)

21.   Audiology, Hearing Aids       Covered except for    Covered except for    Hearing aid          Covered including
      Services & Products           hearing aid           hearing aid           batteries            hearing aid
                                    batteries             batteries                                  batteries

22.   Family Planning and           Covered if included   Covered if included   Covered pursuant     Covered if included
      Reproductive Health           in Contractor's       in Contractor's       to Appendix C of     in Contractor's
      Services                      Benefit Package as    Benefit Package as    Agreement            Benefit Package as
                                    per Appendix M of     per Appendix M of                          per Appendix M of
                                    this Agreement        this Agreement                             this Agreement or
                                                                                                     through the DTP
                                                                                                     Contractor

23.   Non-Emergency                 Covered if included   Covered if included   Covered if not       Not Covered, except
      Transportation                in Contractor's       in Contractor's       included in          for transportation
                                    Benefit Package as    Benefit Package as    Contractor's         to C/THP services
                                    per Appendix M of     per Appendix M of     Benefit Package      for 19 and 20
                                    this Agreement        this Agreement                             year olds

24    Emergency Transportation      Covered if included   Covered if included   Covered if not       Covered
                                    in Contractor's       in Contractor's       included in
                                    Benefit Package as    Benefit Package as    Contractor's
                                    per Appendix M of     per Appendix M of     Benefit Package
                                    this Agreement        this Agreement

*    See K_2 for Scope of Benefits

Note: If cell is blank, there is no coverage.

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.


                                   APPENDIX K
                                 October 1, 2005
                                       K-4

*     COVERED SERVICES              MMC NON-SSI           MMC SSI               MFFS                 FHPLUS **
---   ----------------              -----------           -------               ----                 ---------
25.   Dental Services               Covered if included   Covered if included   Covered if not       Covered, if included
                                    in Contractor's       in Contractor's       included in the      in Contractor's
                                    Benefit Package as    Benefit Package as    Contractor's         Benefit Package as
                                    per Appendix M of     per Appendix M of     Benefit Package,     per Appendix M of
                                    this Agreement,       this Agreement,       Orthodonita in all   this Agreement,
                                    except orthodonita    except orthodonita    instances            excluding orthodontia

26.   Court-Ordered Services        Covered, pursuant     Covered, pursuant                          Covered, pursuant
                                    to court order (see   to court order (see                        to court order (see
                                    also Section 10.9     also Section 10.9                          also Section 10.9
                                    of this Agreement)    of this Agreement)                         of this Agreement)

27.   Prosthetic/Orthotic           Covered               Covered                                    Covered, except
      Services/Orthopedic                                                                            orthopedic shoes
      Footwear

28.   Mental Health Services        Covered subject to                          Covered for SSI      Covered subject to
                                    stop loss                                   Enrollees            calendar year
                                                                                                     benefit limit of 30
                                                                                                     days inpatient, 60
                                                                                                     visits outpatient,
                                                                                                     combined with
                                                                                                     chemical dependency
                                                                                                     services

29.   Detoxification Services       Covered               Covered                                    Covered

30.   Chemical Dependence           Covered subject to                          Covered for SSI      Covered subject to
      Inpatient Rehabilitation      stop loss                                   recipients           calendar year
      and Treatment Services                                                                         benefit limit 30
                                                                                                     days combined with
                                                                                                     mental health
                                                                                                     services

31    Chemical Dependence                                                       Covered              Covered subject to
      Outpatient                                                                                     calendar year
                                                                                                     benefit limits of
                                                                                                     60 visits combined
                                                                                                     with mental health
                                                                                                     services

32.   Experimental and/or           Covered on a case     Covered on a case                          Covered on a case
      Investigational Treatment     by case basis         by case basis                              by case basis

33.   Renal Dialysis                Covered               Covered                                    Covered

34.   Residential Health Care       Coveredsubject to     Coveredsubject to
      Facility Services (RHCF)      stop loss, except     stop loss, except
                                    for individuals in    for individuals in
                                    permanent placement   permanent placement

*    See K_2 for Scope of Benefits

Note: If cell is blank, there is no coverage.

** No Medicaid fee-for service-wrap around is available. Subject to applicable co-pays.


                                   APPENDIX K
                                 October 1, 2005
                                       K-5

                                       K.2

                             PREPAID BENEFIT PACKAGE
                         DEFINITIONS OF COVERED SERVICES

SERVICE DEFINITIONS IN THIS SECTION PERTAIN TO BOTH MMC AND FHPLUS UNLESS OTHERWISE INDICATED.

1.   INPATIENT HOSPITAL SERVICES

     Inpatient hospital services, as medically necessary, shall include, except as otherwise specified, the care, treatment, maintenance and nursing services as may be required, on an inpatient hospital basis, up to 365 days per year (366 days in leap year). The Contractor will not be responsible for hospital stays that commence prior to the Effective Date of Enrollment (see Section 6.8 of this Agreement), but will be responsible for stays that commence prior to the Effective Date of Disenrollment (see Section 8.5 of this Agreement). Among other services, inpatient hospital services encompass a full range of necessary diagnostic and therapeutic care including medical, surgical, nursing, radiological, and rehabilitative services. Services are provided under the direction of a physician, certified nurse practitioner, or dentist.

2.   INPATIENT STAY PENDING ALTERNATE LEVEL OF MEDICAL CARE

     Inpatient stay pending alternate level of medical care, or continued care in a hospital pending placement in an alternate lower medical level of care, consistent with the provisions of 18 NYCRR Section 505.20 and 10 NYCRR Part 85.

3.   PHYSICIAN SERVICES

     a) "Physician services," whether furnished in the office, the Enrollee's home, a hospital, a skilled nursing facility, or elsewhere, means services furnished by a physician:

          i) within the scope of practice of medicine as defined in law by the New York State Education Department; and

          ii) by or under the personal supervision of an individual licensed and currently registered by the New York State Education Department to practice medicine.

     b) Physician services include the full range of preventive care services, primary care medical services and physician specialty services that fall within a physician's scope of practice under New York State law.

     c)   The following are also included without limitations:

          i) pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit;


                                   APPENDIX K
                                 October 1, 2005
                                       K-6

          ii) physical examinations, including those which are necessary for employment, school, and camp;

          iii) physical and/or mental health, or chemical dependence examinations of children and their parents as requested by the LDSS to fulfill its statutory responsibilities for the protection of children and adults and for children in foster care;

          iv) health and mental health assessments for the purpose of making recommendations regarding a Enrollee's disability status for Federal SSI applications;

          v)   health assessments for the Infant/Child Assessment Program
               (ICHAP);

          vi)  annual preventive health visits for adolescents;

          vii) new admission exams for school children if required by the LDSS;

          viii)health screening, assessment and treatment of refugees, including completing SDOH/LDSS required forms;

          ix) Child/Teen Health Program (C/THP) services which are comprehensive primary health care services provided to persons under twenty-one (21) years of age (see Section 10.4 of this Agreement).

4.   CERTIFIED NURSE PRACTITIONER SERVICES

     a) Certified nurse practitioner services include preventive services, the diagnosis of illness and physical conditions, and the performance of therapeutic and corrective measures, within the scope of the certified nurse practitioner's licensure and collaborative practice agreement with a licensed physician in accordance with the requirements of the NYS Education Department.

     b) The following services are also included in the certified nurse practitioner's scope of services, without limitation:

          i) Child/Teen Health Program(C/THP) services which are comprehensive primary health care services provided to persons under twenty-one
               (21) (see Item 13 of this Appendix and Section 10.4 of this Agreement);

          ii) Physical examinations, including those which are necessary for employment, school and camp.


                                   APPENDIX K
                                 October 1, 2005
                                       K-7

5.   MIDWIFERY SERVICES

     SSA Section 1905 (a)(17), Education Law Section 6951(i).

     Midwifery services include the management of normal pregnancy, childbirth and postpartum care as well as primary preventive reproductive health care to essentially healthy women as specified in a written practice agreement and shall include newborn evaluation, resuscitation and referral for infants. The care may be provided on an inpatient or outpatient basis, including in a birthing center or in the Enrollee's home as appropriate. The midwife must be licensed by the NYS Education Department.

6.   PREVENTIVE HEALTH SERVICES

     a) Preventive health services means care and services to avert disease/illness and/or its consequences. There are three (3) levels of preventive health services: 1) primary, such as immunizations, aimed at preventing disease; 2) secondary, such as disease screening programs aimed at early detection of disease; and 3) tertiary, such as physical therapy, aimed at restoring function after the disease has occurred. Commonly, the term "preventive care" is used to designate prevention and early detection programs rather than restorative programs.

     b) The Contractor must offer the following preventive health services essential for promoting and preventing illness:

          i)   General health education classes.

          ii)  Pneumonia and influenza immunizations for at risk populations.

          iii) Smoking cessation classes, with targeted outreach for adolescents and pregnant women.

          iv)  Childbirth education classes.

          v) Parenting classes covering topics such as bathing, feeding, injury prevention, sleeping, illness prevention, steps to follow in an emergency, growth and development, discipline, signs of illness, etc.

          vi) Nutrition counseling, with targeted outreach for diabetics and pregnant women.

          vii) Extended care coordination, as needed, for pregnant women.

          viii) HIV counseling and testing.

7.   SECOND MEDICAL/SURGICAL OPINIONS

     The Contractor will allow Enrollees to obtain second opinions for diagnosis of a condition, treatment or surgical procedure by a qualified physician or appropriate specialist, including one affiliated with a specialty care center. In the event that the Contractor determines that it does not have a Participating Provider in its network with appropriate training and experience qualifying the Participating Provider to provide a second opinion, the Contractor shall make a referral to an appropriate Non-Participating Provider. The Contractor shall pay for the cost of the services associated with obtaining a second opinion regarding medical or surgical care, including diagnostic and evaluation services, provided by the Non-Participating Provider.


                                   APPENDIX K
                                 October 1, 2005
                                       K-8

     8.   LABORATORY SERVICES
          18 NYCRR Section 505.7(a)

          a) Laboratory services include medically necessary tests and procedures ordered by a qualified medical professional and listed in the Medicaid fee schedule for laboratory services.

          b) All laboratory testing sites providing services under this Agreement must have a permit issued by the New York State Department of Health and a Clinical Laboratory Improvement Act
               (CLIA) certificate of waiver, a physician performed microscopy procedures (PPMP) certificate, or a certificate of registration along with a CLIA identification number. Those laboratories with certificates of waiver or a PPMP certificate may perform only those specific tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests for which they have been certified. Physicians providing laboratory testing may perform only those specific limited laboratory procedures identified in the Physician's NYS Medicaid Provider Manual.

          c) For MMC only: coverage for HIV phenotypic, HIV virtual phenotypic and HIV genotypic drug resistance tests are covered by Medicaid fee-for-service.

     9.   RADIOLOGY SERVICES
          18 NYCRR Section 505.17(c)(7)(d)

          Radiology services include medically necessary services provided by qualified practitioners in the provision of diagnostic radiology, diagnostic ultrasound, nuclear medicine, radiation oncology, and magnetic resonance imaging (MRI). These services may only be performed upon the order of a qualified practitioner.

     10. PRESCRIPTION AND NON-PRESCRIPTION (OTC) DRUGS, MEDICAL SUPPLIES AND ENTERAL FORMULAS

          a) For Medicaid fee-for-service only: Medically necessary prescription and non-prescription (OTC) drugs, medical supplies and enteral formula are covered when ordered by a qualified provider.

          b) MMC Enrollees are covered for prescription drugs through the Medicaid fee-for-service program. Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered by the MMC Program. Self-administered injectable drugs (including those administered by a family member) and injectable drugs administered during a home care visit are covered by Medicaid fee-for-service if the drug is on the list of Medicaid reimbursable prescription drugs or covered by the Contractor, subject to medical necessity, if the drug is not on the list of Medicaid reimbursable prescription drugs.


                                   APPENDIX K
                                 October 1, 2005
                                       K-9

          c)   For Family Health Plus only:

               i) Prescription drugs are covered, but may be limited to generic medications where medically acceptable. All medications used for preventive and therapeutic purposes are covered, as well as family planning or contraceptive medications or devices.

               ii) Coverage includes enteral formulas for home use for which a physician or other provider authorized to prescribe has issued a written order. Enteral formulas for the treatment of specific diseases shall be distinguished from nutritional supplements taken electively. Coverage for certain inherited diseases of amino acid and organic acid metabolism shall include modified solid food products that are low-protein or which contain modified protein. Vitamins are not covered except when necessary to treat a diagnosed illness or condition.

               iii) Experimental and/or investigational drugs are generally excluded, except where approved in the course of experimental/investigational treatment.

               iv)  Drugs prescribed for cosmetic purposes are excluded.

               v) Over-the-counter items are excluded with the exception of diabetic supplies, including insulin and smoking cessation agents. Non-prescription (OTC) drugs and medical supplies are not covered.

     11.  SMOKING CESSATION PRODUCTS

          a) MMC Enrollees are covered for smoking cessation products through the Medicaid fee-for-service program.

          b) For Family Health Plus only: At least two courses of smoking cessation therapy per person per year, as medically necessary are covered. A course of therapy is defined as no more than a ninety
               (90)day supply (an original prescription and two (2) refills, even if less than a thirty (30)day supply is dispensed in any fill). Duplicative use of one agent is not allowed (i.e., same drug/same dosage form/same strength). Both prescription and over-the-counter therapies/agents are covered; this includes nicotine patches, inhalers, nasal sprays, gum, and Zyban (bupropion).

     12.  REHABILITATION SERVICES
          18 NYCRR Section 505.11

          a) Rehabilitation services are provided for the maximum reduction of physical or mental disability and restoration of the Enrollee to his or her best functional level. Rehabilitation services include care and services rendered by physical therapists, speech-language pathologists and occupational therapists. Rehabilitation services may be provided in an Article 28 inpatient or outpatient facility, in an Enrollee's home, in an approved home health agency, in the office of a qualified private practicing therapist or speech pathologist, or for a child in a school, pre-school or


                                   APPENDIX K
                                 October 1, 2005
                                      K-10
               community setting, or in a Residential Health Care Facility
               (RHCF) as long as the Enrollee's stay is classified as a rehabilitative stay and meets the requirements for covered RHCF services as defined herein. For the MMC Program, rehabilitation services provided in Residential Health Care Facilities are subject to the stop-loss provisions specified in Section 3.13 of this Agreement. Rehabilitation services are covered as medically necessary, when ordered by the Contractor's Participating Provider.

          b) For Family Health Plus only: Outpatient visits for physical and occupational therapy is limited to twenty (20) visits per calendar year. Coverage for speech therapy services is limited to those required for a condition amenable to significant clinical improvement within a two month period.

     13. EARLY AND PERIODIC SCREENING, DIAGNOSTIC AND TREATMENT (EPSDT) SERVICES THROUGH THE CHILD TEEN HEALTH PROGRAM (C/THP) AND ADOLESCENT PREVENTIVE SERVICES
          18 NYCRR Section 508.8

          Child/Teen Health Program (C/THP) is a package of early and periodic screening, including inter-periodic screens and, diagnostic and treatment services that New York State offers all Medicaid eligible children under twenty-one (21) years of age. Care and services shall be provided in accordance with the periodicity schedule and guidelines developed by the New York State Department of Health. The care includes necessary health care, diagnostic services, treatment and other measures (described in Section 1905(a) of the Social Security
          Act) to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services (regardless of whether the service is otherwise included in the New York State Medicaid Plan). The package of services includes administrative services designed to assist families obtain services for children including outreach, education, appointment scheduling, administrative case management and transportation assistance.

     14.  HOME HEALTH SERVICES
          18 NYCRR Section 505.23(a)(3)

          a) Home health care services are provided to Enrollees in their homes by a home health agency certified under Article 36 of the PHL (Certified Home Health Agency - CHHA). Home health services mean the following services when prescribed by a Provider and provided to a Enrollee in his or her home:

               i) nursing services provided on a part-time or intermittent basis by a CHHA or, if there is no CHHA that services the county/district, by a registered professional nurse or a licensed practical nurse acting under the direction of the Enrollee's PCP;

               ii) physical therapy, occupational therapy, or speech pathology and audiology services; and


                                   APPENDIX K
                                 October 1, 2005
                                      K-11

          iii) home health services provided by a person who meets the training requirements of the SDOH, is assigned by a registered professional nurse to provide home health aid services in accordance with the Enrollee's plan of care, and is supervised by a registered professional nurse from a CHHA or if the Contractor has no CHHA available, a registered nurse, or therapist.

     b) Personal care tasks performed by a home health aide incidental to a certified home health care agency visit, and pursuant to an established care plan, are covered.

     c) Services include care rendered directly to the Enrollee and instructions to his/her family or caretaker such as teacher or day care provider in the procedures necessary for the Enrollee's treatment or maintenance.

     d) The Contractor must provide up to two (2) post partum home visits for high risk infants and/or high risk mothers, as well as to women with less than a forty-eight (48) hour hospital stay after a vaginal delivery or less than a ninety-six (96) hour stay after a cesarean delivery. Visits must be made by a qualified health professional (minimum qualifications being an RN with maternal/child health background), the first visit to occur within forty-eight (48) hours of discharge.

     e) For Family Health Plus only: coverage is limited to forty (40) home health care visits per calendar year in lieu of a skilled nursing facility stay or hospitalization. Post partum home visits apply only to high risk mothers. For the purposes of this Section, visit is defined as the delivery of a discreet service (e.g. nursing, OT, PT, ST, audiology or home health aide). Four (4) hours of home health aide services equals one visit.

15.  PRIVATE DUTY NURSING SERVICES - FOR MMC PROGRAM ONLY

     a) Private duty nursing services shall be provided by a person possessing a license and current registration from the NYS Education Department to practice as a registered professional nurse or licensed practical nurse. Private duty nursing services can be provided through an approved certified home health agency, a licensed home care agency, or a private Practitioner. The location of nursing services may be in the MMC Enrollee's home or in the hospital.

     b) Private duty nursing services are covered only when determined by the attending physician to be medically necessary. Nursing services may be intermittent, part-time or continuous and provided in accordance with the ordering physicians, or certified nurse practitioner's written treatment plan.

16.  HOSPICE SERVICES

     a) Hospice Services means a coordinated hospice program of home and inpatient services which provide non-curative medical and support services for Enrollees certified by a physician to be terminally ill with a life expectancy of six (6) months or less.


                                   APPENDIX K
                                 October 1, 2005
                                      K-12

     b) Hospice services include palliative and supportive care provided to an Enrollee to meet the special needs arising out of physical, psychological, spiritual, social and economic stress which are experienced during the final stages of illness and during dying and bereavement. Hospices must be certified under Article 40 of the New York State Public Health Law. All services must be provided by qualified employees and volunteers of the hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the Enrollee and the Enrollee's family. Family members are eligible for up to five visits for bereavement counseling.

     c) Medicaid Managed Care Enrollees receive coverage for hospice services through the Medicaid fee-for-service program.

17.  EMERGENCY SERVICES

     a) Emergency conditions, medical or behavioral, the onset of which is sudden, manifesting itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of medical attention to result in (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of such person or others in serious jeopardy; (b) serious impairment of such person's bodily functions; (c) serious dysfunction of any bodily organ or part of such person; or (d) serious disfigurement of such person are covered. Emergency services include health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including psychiatric stabilization and medical detoxification from drugs or alcohol. A medical assessment (triage) is covered for non-emergent conditions. See also Appendix G of this Agreement.

     b) Post Stabilization Care Services means services related to an emergency medical condition that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or to improve or resolve the Enrollee's condition. These services are covered pursuant to Appendix G of this Agreement.

18.  FOOT CARE SERVICES

     a) Covered services must include routine foot care when the physical condition of any Enrollee (regardless of age) poses a hazard due to the presence of localized illness, injury or symptoms involving the foot, or when performed as a necessary and integral part of otherwise covered services such as the diagnosis and treatment of diabetes, ulcers, and infections.

     b) Services provided by a podiatrist for persons under twenty-one (21) must be covered upon referral of a physician, registered physician assistant, certified nurse practitioner or licensed midwife.


                                   APPENDIX K
                                 October 1, 2005
                                      K-13

     c) Routine hygienic care of the feet, the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, is not covered in the absence of a pathological condition.


                                   APPENDIX K
                                 October 1, 2005
                                      K-14

19.  EYE CARE AND LOW VISION SERVICES

     18 NYCRR Section 505.6(b)(l-3)
     SSL Section 369-ee(l)(e)(xii)

     a)   For Medicaid Managed Care only:

          i) Emergency, preventive and routine eye care services are covered. Eye care includes the services of ophthalmologists, optometrists and ophthalmic dispensers, and includes eyeglasses, medically necessary contact lenses and polycarbonate lenses, artificial eyes (stock or custom-made), low vision aids and low vision services. Eye care coverage includes the replacement of lost or destroyed eyeglasses. The replacement of a complete pair of eyeglasses must duplicate the original prescription and frames. Coverage also includes the repair or replacement of parts in situations where the damage is the result of causes other than defective workmanship. Replacement parts must duplicate the original prescription and frames. Repairs to, and replacements of, frames and/or lenses must be rendered as needed.

          ii) If the Contractor does not provide upgraded eyeglass frames or additional features (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal eyeglasses or paying the full price of the no-line bifocal eyeglasses (not just the difference between the cost of biofocal lenses and the no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

          iii) Examinations for diagnosis and treatment for visual defects and/or eye disease are provided only as necessary and as required by the Enrollee's particular condition. Examinations which include refraction are limited to once every twenty four (24) months unless otherwise justified as medically necessary.

          iv) Eyeglasses do not require changing more frequently than once every twenty four (24) months unless medically indicated, such as a change in correction greater than 1/2 diopter, or unless the glasses are lost, damaged, or destroyed.

          v) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

          vi) MMC Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty four
               (24) months, or if otherwise justified as


                                   APPENDIX K
                                 October 1, 2005
                                      K-15
               medically necessary or if eyeglasses are lost, damaged or destroyed as described above.

     b)   For Family Health Plus only:

          i) Covered Services include emergency vision care and the following preventive and routine vision care provided once in any twenty-four (24) month period:

               A)   one eye examination;

               B) either: one pair of prescription eyeglass lenses and a frame, or prescription contact lenses where medically necessary; and

               C)   one pair of medically necessary occupational eyeglasses.

          ii) An ophthalmic dispenser fills the prescription of an optometrist or ophthalmologist and supplies eyeglasses or other vision aids upon the order of a qualified practitioner.

          iii) FHPlus Enrollees may self-refer to any Participating Provider of vision services (optometrist or ophthalmologist) for refractive vision services not more frequently than once every twenty four
               (24) months.

          iv) If the Contractor does not provide upgraded frames or additional features that the Enrollee wants (such as scratch coating, progressive lenses or photo-gray lenses) as part of its covered vision benefit, the Contractor cannot apply the cost of its covered eyeglass benefit to the total cost of the eyeglasses the Enrollee wants and bill only the difference to the Enrollee. The Enrollee can choose to purchase the upgraded frames and/or additional features by paying the entire cost of the eyeglasses as a private customer. For example, if the Contractor covers standard bifocal eyeglasses and the Enrollee wants no-line bifocal eyeglasses, the Enrollee must choose between taking the standard bifocal glasses or paying the full price for the no-line bifocal eyeglasses (not just the difference between the cost of bifocal lenses and no-line lenses). The Enrollee must be informed of this fact by the vision care provider at the time that the glasses are ordered.

          v) Contact lenses are covered only when medically necessary. Contact lenses shall not be covered solely because the FHPlus Enrollee selects contact lenses in lieu of receiving eyeglasses.

          vi) Coverage does not include the replacement of lost, damaged or destroyed eyeglasses.

          vii) The occupational vision benefit for FHPlus Enrollees covers the cost of job-related eyeglasses if that need is determined by a Participating Provider through special testing done in conjunction with a regular vision examination. Such examination shall determine whether a special pair of eyeglasses would improve the performance of job-related activities. Occupational eyeglasses can be provided in addition to regular glasses but are available only in conjunction with


                                   APPENDIX K
                                 October 1, 2005
                                      K-16
               a regular vision benefit once in any twenty-four (24) month period. FHPlus Enrollees may purchase an upgraded frame or lenses for occupational eyeglasses by paying the entire cost as a private customer. Sun-sensitive and polarized lens options are not available for occupational eyeglasses.

20.  DURABLE MEDICAL EQUIPMENT (DME)

     18 NYCRR Section 505.5(a)(l) and Section 4.4 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

     a) Durable Medical Equipment (DME) are devices and equipment, other than medical/surgical supplies, enteral formula, and prosthetic or orthotic appliances, and have the following characteristics:

          i)   can withstand repeated use for a protracted period of time;

          ii)  are primarily and customarily used for medical purposes;

          iii) are generally not useful to a person in the absence of illness or injury; and

          iv) are usually not fitted, designed or fashioned for a particular individual's use. Where equipment is intended for use by only one
               (1) person, it may be either custom made or customized.

     b) Coverage includes equipment servicing but excludes disposable medical supplies.

21.  AUDIOLOGY, HEARING AID SERVICES AND PRODUCTS

     18 NYCRR Section 505.31 (a)(l)(2) and Section 4.7 of the NYS Medicaid Hearing Aid Provider Manual

     a)   Hearing aid services and products are provided in compliance with
          Article 37-A of the General Business Law when medically necessary to alleviate disability caused by the loss or impairment of hearing. Hearing aid services include: selecting, fitting and dispensing of hearing aids, hearing aid checks following dispensing of hearing aids, conformity evaluation, and hearing aid repairs.

     b) Audiology services include audiometric examinations and testing, hearing aid evaluations and hearing aid prescriptions or recommendations, as medically indicated.

     c) Hearing aid products include hearing aids, earmolds, special fittings, and replacement parts.

     d)   Hearing aid batteries:

          i) For Family Health Plus only: Hearing aid batteries are covered as part of the prescription drug benefit.

          ii) For Medicaid Managed Care only: Hearing aid batteries are covered through the Medicaid fee-for-service program.

22.  FAMILY PLANNING AND REPRODUCTIVE HEALTH CARE


                                   APPENDIX K
                                 October 1, 2005
                                      K-17

     a) Family Planning and Reproductive Health Care services means the offering, arranging and furnishing of those health services which enable Enrollees, including minors who may be sexually active, to prevent or reduce the incidence of unwanted pregnancy, as specified in Appendix C of this Agreement.

     b) HIV counseling and testing is included in coverage when provided as part of a Family Planning and Reproductive Health visit.

     c) All medically necessary abortions are covered, as specified in Appendix C of this Agreement.

     d)   Fertility services are not covered.

     e) If the Contractor excludes Family Planning and Reproductive Health services from its Benefit Package, as specified in Appendix M of this Agreement, the Contractor is required to comply with the requirements of Appendix C.3 of this Agreement and still provide the following services:

          i) screening, related diagnosis, ambulatory treatment, and referral to Participating Provider as needed for dysmenorrhea, cervical cancer or other pelvic abnormality/pathology;

          ii) screening, related diagnosis, and referral to Participating Provider for anemia, cervical cancer, glycosuria, proteinuria, hypertension, breast disease and pregnancy.

23.  NON-EMERGENCY TRANSPORTATION

     a) Transportation expenses are covered for MMC Enrollees when transportation is essential in order for a MMC Enrollee to obtain necessary medical care and services which are covered under the Medicaid program (either as part of the Contractor's Benefit Package or by Medicaid fee-for-service). Non-emergent transportation guidelines may be developed in conjunction with the LDSS, based on the LDSS' approved transportation plan.

     b) Transportation services means transportation by ambulance, ambulette fixed wing or airplane transport, invalid coach, taxicab, livery, public transportation, or other means appropriate to the MMC Enrollee's medical condition; and a transportation attendant to accompany the MMC Enrollee, if necessary. Such services may include the transportation attendant's transportation, meals, lodging and salary; however, no salary will be paid to a transportation attendant who is a member of the MMC Enrollee's family.

     c) When the Contractor is capitated for non-emergency transportation, the Contractor is also responsible for providing transportation to Medicaid covered services that are not part of the Contractor's Benefit Package.


                                   APPENDIX K
                                 October 1, 2005
                                      K-18

     d) Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

     e) For MMC Enrollees with disabilities, the method of transportation must reasonably accommodate their needs, taking into account the severity and nature of the disability.

     f) Non-emergency transportation is covered for FHPlus Enrollees that are nineteen (19) or twenty (20) years old and are receiving C/THP services.

24.  EMERGENCY TRANSPORTATION

     a) Emergency transportation can only be provided by an ambulance service, including air ambulance service. Emergency ambulance transportation means the provision of ambulance transportation for the purpose of obtaining hospital services for an Enrollee who suffers from severe, life-threatening or potentially disabling conditions which require the provision of Emergency Services while the Enrollee is being transported.

     b) Emergency Services means the health care procedures, treatments or services needed to evaluate or stabilize an Emergency Medical Condition including, but not limited to, the treatment of trauma, burns, respiratory, circulatory and obstetrical emergencies.

     c) Emergency ambulance transportation is transportation to a hospital emergency room generated by a "Dial 911" emergency system call or some other request for an immediate response to a medical emergency. Because of the urgency of the transportation request, insurance coverage or other billing provisions are not addressed until after the trip is completed. When the Contractor is capitated for this benefit, emergency transportation via 911 or any other emergency call system is a covered benefit and the Contractor is responsible for payment. The Contractor shall reimburse the transportation provider for all emergency ambulance services without regard for final diagnosis or prudent layperson standard.

25.  DENTAL SERVICES

     a) Dental care includes preventive, prophylactic and other routine dental care, services, supplies and dental prosthetics required to alleviate a serious health condition, including one which affects employability. Orthodontic services are not covered.

     b) Dental surgery performed in an ambulatory or inpatient setting is the responsibility of the Contractor, whether dental services are included in the Benefit Package or not. Inpatient claims and referred ambulatory claims for dental services provided in an inpatient or outpatient hospital setting for surgery, anesthesiology, X-rays, etc. are the responsibility of the Contractor. The Contractor shall set up procedures to prior approve dental services provided in inpatient and ambulatory settings.

     c)   For Medicaid Managed Care only:


                                   APPENDIX K
                                 October 1, 2005
                                      K-19

          i) As described in Sections 10.15 and 10.27 of this Agreement, Enrollees may self-refer to Article 28 clinics operated by academic dental centers to obtain covered dental services if dental services are included in the Benefit Package.

          ii) Professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are billed Medicaid fee-for-service if the Contractor does not include dental services in the benefit package.

     d) For Family Health Plus only: professional services of a dentist for dental surgery performed in an ambulatory or inpatient setting are not covered.

26.  COURT ORDERED SERVICES

     Court ordered services are those services ordered by a court of competent jurisdiction which are performed by or under the supervision of a physician, dentist, or other provider qualified under State law to furnish medical, dental, behavioral health (including treatment for mental health and/or chemical dependence), or other covered services. The Contractor is responsible for payment of those services included in the benefit package.

27.  PROSTHETIC/ORTHOTIC ORTHOPEDIC FOOTWEAR

     Section 4.5, 4.6 and 4.7 of the NYS Medicaid DME, Medical and Surgical Supplies and Prosthetic and Orthotic Appliances Provider Manual

     a) Prosthetics are those appliances or devices which replace or perform the function of any missing part of the body. Artificial eyes are covered as part of the eye care benefit.

     b) Orthotics are those appliances or devices which are used for the purpose of supporting a weak or deformed body part or to restrict or eliminate motion in a diseased or injured part of the body.

     c) Medicaid Managed Care: Orthopedic Footwear means shoes, shoe modifications, or shoe additions which are used to correct, accommodate or prevent a physical deformity or range of motion malfunction in a diseased or injured part of the ankle or foot; to support a weak or deformed structure of the ankle or foot, or to form an integral part of a brace.

28.  MENTAL HEALTH SERVICES

     a)   Inpatient Services

          All inpatient mental health services, including voluntary or involuntary admissions for mental health services. The Contractor may provide the covered benefit for medically necessary mental health inpatient services through hospitals licensed pursuant to Article 28 of the PHL.

     b)   Outpatient Services


                                   APPENDIX K
                                 October 1, 2005
                                      K-20

          Outpatient services including but not limited to: assessment, stabilization, treatment planning, discharge planning, verbal therapies, education, symptom management, case management services, crisis intervention and outreach services, chlozapine monitoring and collateral services as certified by the New York State Office of Mental Health (OMH). Services may be provided in-home, in an office or in the community. Services may be provided by licensed OMH providers or by other providers of mental health services, including clinical psychologists and physicians.

     c) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

     d) MMC SSI Enrollees obtain all mental health services through the Medicaid fee-for-service program.

29.  DETOXIFICATION SERVICES

     a)   Medically Managed Inpatient Detoxification

          These programs provide medically directed twenty-four (24) hour care on an inpatient basis to individuals who are at risk of severe alcohol or substance abuse withdrawal, incapacitated, a risk to self or others, or diagnosed with an acute physical or mental co-morbidity. Specific services include, but are not limited to: medical management, bio-psychosocial assessments, stabilization of medical psychiatric / psychological problems, individual and group counseling, level of care determinations and referral and linkages to other services as necessary. Medically Managed Detoxification Services are provided by facilities licensed by OASAS under Title 14 NYCRR Section 816.6 and the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law or by the Department of Health as a general hospital pursuant to Article 28 of the Public Health Law.

     b)   Medically Supervised Withdrawal

          i)   Medically Supervised Inpatient Withdrawal

               These programs offer treatment for moderate withdrawal on an inpatient basis. Services must include medical supervision and direction under the care of a physician in the treatment for moderate withdrawal. Specific services must include, but are not limited to: medical assessment within twenty four (24) hours of admission; medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling and linkages to other services as necessary. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Inpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR Section 816.7.

          ii)  Medically Supervised Outpatient Withdrawal


                                   APPENDIX K
                                 October 1, 2005
                                      K-21

               These programs offer treatment for moderate withdrawal on an outpatient basis. Required services include, but are not limited to: medical supervision of intoxication and withdrawal conditions; bio-psychosocial assessments; individual and group counseling; level of care determinations; discharge planning; and referrals to appropriate services. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized. Medically Supervised Outpatient Withdrawal services are provided by facilities licensed under Title 14 NYCRR Section 816.7.

     c) For Medicaid Managed Care only; all detoxification and withdrawal services are a covered benefit for all Enrollees, including those categorized as SSI or SSI-related. Detoxification Services in Article 28 inpatient hospital facilities are subject to the inpatient hospital stop-loss provisions specified in Section 3.11 of this Agreement.


                                   APPENDIX K
                                 October 1, 2005
                                      K-22

30.  CHEMICAL DEPENDENCE INPATIENT REHABILITATION AND TREATMENT SERVICES

     a) Services provided include intensive management of chemical dependence symptoms and medical management of physical or mental complications from chemical dependence to clients who cannot be effectively served on an outpatient basis and who are not in need of medical detoxification or acute care. These services can be provided in a hospital or free-standing facility. Specific services can include, but are not limited to: comprehensive admission evaluation and treatment planning; individual group, and family counseling; awareness and relapse prevention; education about self-help groups; assessment and referral services; vocational and educational assessment; medical and psychiatric consultation; food and housing; and HIV and AIDS education. These services may be provided by facilities licensed by the New York State Office of Alcoholism and Substance Abuse Services (OASAS) to provide Chemical Dependence Inpatient Rehabilitation and Treatment Services under Title 14 NYCRR Part 818. Maintenance on methadone while a patient is being treated for withdrawal from other substances may be provided where the provider is appropriately authorized.

     b) Family Health Plus Enrollees have a combined mental health/chemical dependency benefit limit of thirty (30) days inpatient and sixty (60) outpatient visits per calendar year.

31.  OUTPATIENT CHEMICAL DEPENDENCY SERVICES

     a) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

          Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.

     b) Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs

          Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR
          Section 822.9.

     c)   Outpatient Chemical Dependence for Youth Programs

          Outpatient Chemical Dependence for Youth Programs (OCDY) are licensed under Title 14 NYCRR Part 823. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.


                                   APPENDIX K
                                 October 1, 2005
                                      K-23

     d) Medicaid Managed Care Enrollees access outpatient chemical dependency services through the Medicaid fee-for-service program.

32.  EXPERIMENTAL AND/OR INVESTIGATIONAL TREATMENT

     a) Experimental and/or investigational treatment are covered on a case by case basis.

     b) Experimental and/or investigational treatment for life-threatening and/or disabling illnesses may also be considered for coverage under the external appeal process pursuant to the requirements of Section 4910 of the PHL under the following conditions:

          i) The Enrollee has had coverage of a health care service denied on the basis that such service is experimental and/or investigational, and

          ii) The Enrollee's attending physician has certified that the Enrollee has a life-threatening or disabling condition or disease:

               A) for which standard health services or procedures have been ineffective or would be medically inappropriate, or

               B) for which there does not exist a more beneficial standard health service or procedure covered by the Contractor, or

               C)   for which there exists a clinical trial, and

          iii) The Enrollee's provider, who must be a licensed, board-certified or board-eligible physician, qualified to practice in the area of practice appropriate to treat the Enrollee's life-threatening or disabling condition or disease, must have recommended either:

               A) a health service or procedure that, based on two (2) documents from the available medical and scientific evidence, is likely to be more beneficial to the Enrollee than any covered standard health service or procedure; or

               B)   a clinical trial for which the Enrollee is eligible; and

          iv) The specific health service or procedure recommended by the attending physician would otherwise be covered except for the Contractor's determination that the health service or procedure is experimental and/or investigational.

33.  RENAL DIALYSIS

     Renal dialysis may be provided in an inpatient hospital setting, in an ambulatory care facility, or in the home on recommendation from a renal dialysis center.

34.  RESIDENTIAL HEALTH CARE FACILITY (RHCF) SERVICES - FOR MMC PROGRAM ONLY


                                   APPENDIX K
                                 October 1, 2005
                                      K-24

     a) Residential Health Care Facility (RHCF) Services means inpatient nursing home services provided by facilities licensed under Article 28 of the New York State Public Health Law, including AIDS nursing facilities. Covered services includes the following health care services: medical supervision, twenty-four (24) hour per day nursing care, assistance with the activities of daily living, physical therapy, occupational therapy, and speech/language pathology services and other services as specified in the New York State Health Law and Regulations for residential health care facilities and AIDS nursing facilities. These services should be provided to an MMC Enrollee:

          i) Who is diagnosed by a physician as having one or more clinically determined illnesses or conditions that cause the MMC Enrollee to be so incapacitated, sick, invalid, infirm, disabled, or convalescent as to require at least medical and nursing care; and

          ii) Whose assessed health care needs, in the professional judgment of the MMC Enrollee's physician or a medical team:

               A) do not require care or active treatment of the MMC Enrollee in a general or special hospital;

               B) cannot be met satisfactorily in the MMC Enrollee's own home or home substitute through provision of such home health services, including medical and other health and health-related services as are available in or near his or her community; and

               C) cannot be met satisfactorily in the physician's office, a hospital clinic, or other ambulatory care setting because of the unavailability of medical or other health and health-related services for the MMC Enrollee in such setting in or near his or her community.

     b) The Contractor is also responsible for respite days and bed hold days authorized by the Contractor.

     c) The Contractor is responsible for all medically necessary and clinically appropriate inpatient Residential Health Care Facility services authorized by the Contractor up to a sixty (60) day calendar year stop-loss for MMC Enrollees who are not in Permanent Placement Status as determined by LDSS.


                                   APPENDIX K
                                 October 1, 2005
                                      K-25

                                       K.3

                  MEDICAID MANAGED CARE PREPAID BENEFIT PACKAGE
                       DEFINITIONS OF NON-COVERED SERVICES

The following services are excluded from the Contractor's Benefit Package, but are covered, in most instances, by Medicaid fee-for-service:

1.   MEDICAL NON-COVERED SERVICES

     a)   Personal Care Agency Services

          i) Personal care services (PCS) are the provision of some or total assistance with personal hygiene, dressing and feeding; and nutritional and environmental support (meal preparation and housekeeping). Such services must be essential to the maintenance of the Enrollee's health and safety in his or her own home. The service has to be ordered by a physician, and there has to be a medical need for the service. Licensed home care services agencies, as opposed to certified home health agencies, are the primary providers of PCS. Enrollees receiving PCS have to have a stable medical condition and are generally expected to be in receipt of such services for an extended period of time (years).

          ii) Services rendered by a personal care agency which are approved by the LDSS are not covered under the Benefit Package. Should it be medically necessary for the PCP to order personal care agency services, the PCP (or the Contractor on the physician's behalf) must first contact the Enrollee's LDSS contact person for personal care. The district will determine the Enrollee's need for personal care agency services and coordinate with the personal care agency to develop a plan of care.

     b)   Residential Health Care Facilities (RHCF)

          Services provided in a Residential Health Care Facility (RHCF) to an individual who is determined by the LDSS to be in Permanent Status are not covered.

     c)   Hospice Program

          i) Hospice is a coordinated program of home and inpatient care that provides non-curative medical and support services for persons certified by a physician to be terminally ill with a life expectancy of six (6) months or less. Hospice programs provide patients and families with palliative and supportive care to meet the special needs arising out of physical, psychological, spiritual, social and economic stresses which are experienced during the final stages of illness and during dying and bereavement.

          ii) Hospices are organizations which must be certified under Article 40 of the PHL. All services must be provided by qualified employees and volunteers of the


                                   APPENDIX K
                                 October 1, 2005
                                      K-26
               hospice or by qualified staff through contractual arrangements to the extent permitted by federal and state requirements. All services must be provided according to a written plan of care which reflects the changing needs of the patient/family.

          iii) If an Enrollee becomes terminally ill and receives Hospice Program services, he or she may remain enrolled and continue to access the Contractor's Benefit Package while Hospice costs are paid for by Medicaid fee-for-service.

     d) Prescription and Non-Prescription (OTC) Drugs, Medical Supplies, and Enteral Formula

          Coverage for drugs dispensed by community pharmacies, over the counter drugs, medical/surgical supplies and enteral formula are not included in the Benefit Package and will be paid for by Medicaid fee-for-service. Medical/surgical supplies are items other than drugs, prosthetic or orthotic appliances, or DME which have been ordered by a qualified practitioner in the treatment of a specific medical condition and which are: consumable, non-reusable, disposable, or for a specific rather than incidental purpose, and generally have no salvageable value (e.g. gauze pads, bandages and diapers). Pharmaceuticals and medical supplies routinely furnished or administered as part of a clinic or office visit are covered.

2.   NON-COVERED BEHAVIORAL HEALTH SERVICES

     a)   Chemical Dependence Services

          i)   Outpatient Rehabilitation and Treatment Services

               A)   Methadone Maintenance Treatment Program (MMTP)

                    Consists of drug detoxification, drug dependence counseling, and rehabilitation services which include chemical management of the patient with methadone. Facilities that provide methadone maintenance treatment do so as their principal mission and are certified by OASAS under 14 NYCRR
                    Part 828.

               B) Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs

                    Medically Supervised Ambulatory Chemical Dependence Outpatient Clinic Programs are licensed under Title 14 NYCRR
                    Part 822 and provide chemical dependence outpatient treatment to individuals who suffer from chemical abuse or dependence and their family members or significant others.


                                   APPENDIX K
                                 October 1, 2005
                                      K-27

               C) Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs

                    Medically Supervised Chemical Dependence Outpatient Rehabilitation Programs provide full or half-day services to meet the needs of a specific target population of chronic alcoholic persons who need a range of services which are different from those typically provided in an alcoholism outpatient clinic. Programs are licensed by as Chemical Dependence Outpatient Rehabilitation Programs under Title 14 NYCRR Section 822.9.

               D)   Outpatient Chemical Dependence for Youth Programs

                    Outpatient Chemical Dependence for Youth Programs (OCDY) licensed under Title 14 NYCRR Part 823, establish programs and service regulations for OCDY programs. OCDY programs offer discrete, ambulatory clinic services to chemically-dependent youth in a treatment setting that supports abstinence from chemical dependence (including alcohol and substance abuse) services.

          ii)  Chemical Dependence Services Ordered by the LDSS

               A) The Contractor is not responsible for the provision and payment of Chemical Dependence Inpatient Rehabilitation and Treatment Services ordered by the LDSS and provided to Enrollees who have:

                    I) been assessed as unable to work by the LDSS and are mandated to receive Chemical Dependence Inpatient Rehabilitation and Treatment Services as a condition of eligibility for Public Assistance or Medicaid, or

                    II) have been determined to be able to work with limitations (work limited) and are simultaneously mandated by the LDSS into Chemical Dependence Inpatient Rehabilitation and Treatment Services (including alcohol and substance abuse treatment services) pursuant to work activity requirements.

               B) The Contractor is not responsible for the provision and payment of Medically Supervised Inpatient and Outpatient Withdrawal Services ordered by the LDSS under Welfare Reform (as indicated by Code 83).

               C) The Contractor is responsible for the provision and payment of Medically Managed Detoxification Services in this Agreement.

               D) If the Contractor is already providing an Enrollee with Chemical Dependence Inpatient Rehabilitation and Treatment Services and Detoxification Services and the LDSS is satisfied with the level of care and services, then the Contractor will continue to be responsible for the provision and payment of these services.


                                   APPENDIX K
                                 October 1, 2005
                                      K-28

     b)   Mental Health Services

          i)   Intensive Psychiatric Rehabilitation Treatment Programs (IPRT)

               Time limited, active psychiatric rehabilitation designed to assist a patient in forming and achieving mutually agreed upon goals in living, learning, working and social environments, to intervene with psychiatric rehabilitative technologies to overcome functional disabilities. IPRT services are certified by OMH under 14 NYCRR Part 587.

          ii)  Day Treatment

               A combination of diagnostic, treatment, and rehabilitative procedures which, through supervised and planned activities and extensive client-staff interaction, provides the services of the clinic treatment program, as well as social training, task and skill training and socialization activities. Services are expected to be of six (6) months duration. These services are certified by OMH under 14 NYCRR Part 587.

          iii) Continuing Day Treatment

               Provides treatment designed to maintain or enhance current levels of functioning and skills, maintain community living, and develop self-awareness and self-esteem. Includes: assessment and treatment planning; discharge planning; medication therapy; medication education; case management; health screening and referral; rehabilitative readiness development; psychiatric rehabilitative readiness determination and referral; and symptom management. These services are certified by OMH under 14 NYCRR
               Part 587.

          iv)  Day Treatment Programs Serving Children

               Day treatment programs are characterized by a blend of mental health and special education services provided in a fully integrated program. Typically these programs include: special education in small classes with an emphasis on individualized instruction, individual and group counseling, family services such as family counseling, support and education, crisis intervention, interpersonal skill development, behavior modification, art and music therapy.

          v) Home and Community Based Services Waiver for Seriously Emotionally Disturbed Children

               This waiver is in select counties for children and adolescents who would otherwise be admitted to an institutional setting if waiver services were not provided. The services include individualized care coordination, respite, family support, intensive in-home skill building, and crisis response.


                                   APPENDIX K
                                 October 1, 2005
                                      K-29

          vi)  Case Management

               The target population consists of individuals who are seriously and persistently mentally ill (SPMI), require intensive, personal and proactive intervention to help them obtain those services which will permit functioning in the community and either have symptomology which is difficult to treat in the existing mental health care system or are unwilling or unable to adapt to the existing mental health care system. Three case management models are currently operated pursuant to an agreement with OMH or a local governmental unit, and receive Medicaid reimbursement pursuant to 14 NYCRR Part 506. Please note: See generic definition of Comprehensive Medicaid Case Management (CMCM) under
               Item 3 - "Other Non-Covered Services."

          vii) Partial Hospitalization

               Provides active treatment designed to stabilize and ameliorate acute systems, serves as an alternative to inpatient hospitalization, or reduces the length of a hospital stay within a medically supervised program by providing the following: assessment and treatment planning; health screening and referral; symptom management; medication therapy; medication education; verbal therapy; case management; psychiatric rehabilitative readiness determination and referral and crisis intervention. These services are certified by OMH under NYCRR Part 587.

          viii)Services Provided Through OMH Designated Clinics for Children With A Diagnosis of Serious Emotional Disturbance (SED)

               These are services provided by designated OMH clinics to children and adolescents with a clinical diagnosis of SED.

          ix)  Assertive Community Treatment (ACT)

               ACT is a mobile team-based approach to delivering comprehensive and flexible treatment, rehabilitation, case management and support services to individuals in their natural living setting. ACT programs deliver integrated services to recipients and adjust services over time to meet the recipient's goals and changing needs; are operated pursuant to approval or certification by OMH; and receive Medicaid reimbursement pursuant to 14 NYCRR Part 508.

          x)   Personalized Recovery Oriented Services (PROS)

               PROS, licensed and reimbursed pursuant to 14 NYCRR Part 512, are designed to assist individuals in recovery from the disabling effects of mental illness through the coordinated delivery of a customized array of rehabilitation, treatment, and support services in traditional settings and in off-site locations. Specific components of PROS include Community Rehabilitation and Support, Intensive Rehabilitation, Ongoing Rehabilitation and Support and Clinical Treatment.


                                   APPENDIX K
                                 October 1, 2005
                                      K-30

     c) Rehabilitation Services Provided to Residents of OMH Licensed Community Residences (CRs) and Family Based Treatment Programs, as follows:

          i)   OMH Licensed CRs*

               Rehabilitative services in community residences are interventions, therapies and activities which are medically therapeutic and remedial in nature, and are medically necessary for the maximum reduction of functional and adaptive behavior defects associated with the person's mental illness.

          ii)  Family-Based Treatment*

               Rehabilitative services in family-based treatment programs are intended to provide treatment to seriously emotionally disturbed children and youth to promote their successful functioning and integration into the natural family, community, school or independent living situations. Such services are provided in consideration of a child's developmental stage. Those children determined eligible for admission are placed in surrogate family homes for care and treatment.

               * These services are certified by OMH under 14 NYCRR Section
               586.3 and Parts 594 and 595.

     d) Office of Mental Retardation and Developmental Disabilities (OMRDD) Services

          i) Long Term Therapy Services Provided by Article 16-Clinic Treatment Facilities or Article 28 Facilities

               These services are provided to persons with developmental disabilities including medical or remedial services recommended by a physician or other licensed practitioner of the healing arts for a maximum reduction of the effects of physical or mental disability and restoration of the person to his or her best possible functional level. It also includes the fitting, training, and modification of assistive devices by licensed practitioners or trained others under their direct supervision. Such services are designed to ameliorate or limit the disabling condition and to allow the person to remain in or move to, the least restrictive residential and/or day setting. These services are certified by OMRDD under 14 NYCRR Part 679 (or they are provided by Article 28 Diagnostic and Treatment Centers that are explicitly designated by the SDOH as serving primarily persons with developmental disabilities). If care of this nature is provided in facilities other than Article 28 or Article 16 centers, it is a covered service.

          ii)  Day Treatment

               A planned combination of diagnostic, treatment and rehabilitation services provided to developmentally disabled individuals in need of a broad range of services, but who do not need intensive twenty-four (24) hour care and medical supervision. The services provided as identified in the comprehensive assessment


                                   APPENDIX K
                                 October 1, 2005
                                      K-31
               may include nutrition, recreation, self-care, independent living, therapies, nursing, and transportation services. These services are generally provided in an ICF or a comparable setting. These services are certified by OMRDD under 14 NYCRR Part 690.

          iii) Medicaid Service Coordination (MSC)

               Medicaid Service Coordination (MSC) is a Medicaid State Plan service provided by OMRDD which assists persons with developmental disabilities and mental retardation to gain access to necessary services and supports appropriate to the needs of the needs of the individual. MSC is provided by qualified service coordinators and uses a person centered planning process in developing, implementing and maintaining an Individualized Service Plan (ISP) with and for a person with developmental disabilities and mental retardation. MSC promotes the concepts of a choice, individualized services and consumer satisfaction. MSC is provided by authorized vendors who have a contract with OMRDD, and who are paid monthly pursuant to such contract. Persons who receive MSC must not permanently reside in an ICF for persons with developmental disabilities, a developmental center, a skilled nursing facility or any other hospital or Medical Assistance institutional setting that provides service coordination. They must also not concurrently be enrolled in any other comprehensive Medicaid long term service coordination program/service including the Care at Home Waiver. Please note:
               See generic definition of Comprehensive Medicaid Case Management
               (CMCM) under Item 3 "Other Non-Covered Services."

          iv)  Home And Community Based Services Waivers (HCBS)

               The Home and Community-Based Services Waiver serves persons with developmental disabilities who would otherwise be admitted to an ICF/MR if waiver services were not provided. HCBS waivers services include residential habilitation, day habilitation, prevocational, supported work, respite, adaptive devices, consolidated supports and services, environmental modifications, family education and training, live-in caregiver, and plan of care support services. These services are authorized pursuant to a SSA Section 1915(c) waiver from DHHS.

          v)   Services Provided Through the Care At Home Program (OMRDD)

               The OMRDD Care at Home III, Care at Home IV, and Care at Home VI waivers, serve children who would otherwise not be eligible for Medicaid because of their parents' income and resources, and who would otherwise be eligible for an ICF/MR level of care. Care at Home waiver services include service coordination, respite and assistive technologies. Care at Home waiver services are authorized pursuant to a SSA Section 1915(c) waiver from DHHS.


                                   APPENDIX K
                                 October 1, 2005
                                      K-32

3.   OTHER NON-COVERED SERVICES

     a) The Early Intervention Program (EIP) - Children Birth to Two (2) Years of Age

          i) This program provides early intervention services to certain children, from birth through two (2) years of age, who have a developmental delay or a diagnosed physical or mental condition that has a high probability of resulting in developmental delay. All managed care providers MUST refer infants and toddlers suspected of having a delay to the local designated Early Intervention agency in their area. (In most municipalities, the County Health Department is the designated agency, except: New York City - the Department of Health and Mental Hygiene; Erie County - The Department of Youth Services; Jefferson County - the Office of Community Services; and Ulster County - the Department of Social Services).

          ii) Early intervention services provided to this eligible population are categorized as Non-Covered. These services, which are designed to meet the developmental needs of the child and the needs of the family related to enhancing the child's development, will be identified on eMedNY by unique rate codes by which only the designated early intervention agency can claim reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor. Consequently, the Contractor, through its Participating Providers, will be expected to refer any enrolled child suspected of having a developmental delay to the locally designated early intervention agency in their area and participate in the development of the Child's Individualized Family Services Plan (IFSP). Contractor's participation in the development of the IFSP is necessary in order to coordinate the provision of early intervention services and services covered by the Contractor.

          iii) SDOH will instruct the locally designated early intervention agencies on how to identify an Enrollee and the need to contact the Contractor or the Participating Provider to coordinate service provision.

     b)   Preschool Supportive Health Services-Children Three (3) Through Four
          (4) Years of Age

          i) The Preschool Supportive Health Services Program (PSHSP) enables counties and New York City to obtain Medicaid reimbursement for certain educationally related medical services provided by approved preschool special education programs for young children with disabilities. The Committee on Preschool Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related health services.

          ii) PSHSP services rendered to children three (3) through four (4) years of age in conjunction with an approved IEP are categorized as Non-Covered.


                                   APPENDIX K
                                 October 1, 2005
                                      K-33

          iii) The PSHSP services will be identified on eMedNY by unique rate codes through which only counties and New York City can claim reimbursement. In addition, a limited number of Article 28 clinics associated with approved pre-school programs are allowed to directly bill Medicaid fee-for-service for these services. Contractor covered and authorized services will continue to be provided by the Contractor.

     c)   School Supportive Health Services-Children Five (5) Through Twenty-One
          (21) Years of Age

          i) The School Supportive Health Services Program (SSHSP) enables school districts to obtain Medicaid reimbursement for certain educationally related medical services provided by approved special education programs for children with disabilities. The Committee on Special Education in each school district is responsible for the development of an Individualized Education Program (IEP) for each child evaluated in need of special education and medically related services.

          ii)  SSHSP services rendered to children five (5) through twenty-one
               (21) years of age in conjunction with an approved IEP are categorized as Non-Covered.

          iii) The SSHSP services are identified on eMedNY by unique rate codes through which only school districts can claim Medicaid reimbursement. Contractor covered and authorized services will continue to be provided by the Contractor.

     d)   Comprehensive Medicaid Case Management (CMCM)

          A program which provides "social work" case management referral services to a targeted population (e.g.: pregnant teens, mentally ill). A CMCM case manager will assist a client in accessing necessary services in accordance with goals contained in a written case management plan. CMCM programs do not provide services directly, but refer to a wide range of service Providers. Some of these services are: medical, social, psycho-social, education, employment, financial, and mental health. CMCM referral to community service agencies and/or medical providers requires the case manager to work out a mutually agreeable case coordination approach with the agency/medical providers. Consequently, if an Enrollee of the Contractor is participating in a CMCM program, the Contractor must work collaboratively with the CMCM case manager to coordinate the provision of services covered by the Contractor. CMCM programs will be instructed on how to identify a managed care Enrollee and informed on the need to contact the Contractor to coordinate service provision.

     e)   Directly Observed Therapy for Tuberculosis Disease

          Tuberculosis directly observed therapy (TB/DOT) is the direct observation of oral ingestion of TB medications to assure patient compliance with the physician's prescribed medication regimen. While the clinical management of tuberculosis is included in the Benefit Package, TB/DOT where applicable, can be billed directly to eMedNY by any SDOH approved Medicaid fee-for-service TB/DOT Provider. The


                                   APPENDIX K
                                 October 1, 2005
                                      K-34

          Contractor remains responsible for communicating, cooperating and coordinating clinical management of TB with the TB/DOT Provider.

     f)   AIDS Adult Day Health Care

          Adult Day Health Care Programs (ADHCP) are programs designed to assist individuals with HIV disease to live more independently in the community or eliminate the need for residential health care services. Registrants in ADHCP require a greater range of comprehensive health care services than can be provided in any single setting, but do not require the level of services provided in a residential health care setting. Regulations require that a person enrolled in an ADHCP must require at least three (3) hours of health care delivered on the basis of at least one (1) visit per week. While health care services are broadly defined in this setting to include general medical care, nursing care, medication management, nutritional services, rehabilitative services, and substance abuse and mental health services, the latter two (2) cannot be the sole reason for admission to the program. Admission criteria must include, at a minimum, the need for general medical care and nursing services.

     g)   HIV COBRA Case Management

          The HIV COBRA (Community Follow-up Program) Case Management Program is a program that provides intensive, family-centered case management and community follow-up activities by case managers, case management technicians, and community follow-up workers. Reimbursement is through an hourly rate billable to Medicaid. Reimbursable activities include intake, assessment, reassessment, service plan development and implementation, monitoring, advocacy, crisis intervention, exit planning, and case specific supervisory case-review conferencing.

     h)   Adult Day Health Care

          i) Adult Day Health Care means care and services provided to a registrant in a residential health care facility or approved extension site under the medical direction of a physician and which is provided by personnel of the adult day health care program in accordance with a comprehensive assessment of care needs and individualized health care plan, ongoing implementation and coordination of the health care plan, and transportation.

          ii) Registrant means a person who is a nonresident of the residential health care facility who is functionally impaired and not homebound and who requires certain preventive, diagnostic, therapeutic, rehabilitative or palliative items or services provided by a general hospital, or residential health care facility; and whose assessed social and health care needs, in the professional judgment of the physician of record, nursing staff, Social Services and other professional personnel of the adult day health care program can be met in whole or in part satisfactorily by delivery of appropriate services in such program.


                                   APPENDIX K
                                 October 1, 2005
                                      K-35

          i)   Personal Emergency Response Services (PERS)

               Personal Emergency Response Services (PERS) are not included in the Benefit Package. PERS are covered on a fee-for-service basis through contracts between the LDSS and PERS vendors.

          j)   School-Based Health Centers

               A School-Based Health Center (SBHC) is an Article 28 extension clinic that is located in a school and provides students with primary and preventive physical and mental health care services, acute or first contact care, chronic care, and referral as needed. SBHC services include comprehensive physical and mental health histories and assessments, diagnosis and treatment of acute and chronic illnesses, screenings (e.g., vision, hearing, dental, nutrition, TB), routine management of chronic diseases (e.g., asthma, diabetes), health education, mental health counseling and/or referral, immunizations and physicals for working papers and sports.


                                   APPENDIX K
                                 October 1, 2005
                                      K-36

                                       K.4

                               FAMILY HEALTH PLUS
                              NON-COVERED SERVICES

1. Non-Emergent Transportation Services (except for 19 and 20 year olds receiving C/THP Services)

2.   Personal Care Agency Services

3.   Private Duty Nursing Services

4.   Long Term Care - Residential Health Care Facility Services

5.   Non-Prescription (OTC) Drugs and Medical Supplies

6.   Alcohol and Substance Abuse (ASA) Services Ordered by the LDSS

7. Office of Mental Health/ Office of Mental Retardation and Developmental Disabilities Services

8.   School Supportive Health Services

9.   Comprehensive Medicaid Case Management (CMCM)

10.  Directly Observed Therapy for Tuberculosis Disease

11.  AIDS Adult Day Health Care

12.  HIV COBRA Case Management

13.  Home and Community Based Services Waiver

14.  Methadone Maintenance Treatment Program

15.  Day Treatment

16.  IPRT

17.  Infertility Services

18.  Adult Day Health Care

19.  School Based Health Care Services

20.  Personal Emergency Response Systems


                                   APPENDIX K
                                 October 1, 2005
                                      K-37

                                   APPENDIX L
                        APPROVED CAPITATION PAYMENT RATES


                                   APPENDIX L
                                 October 1, 2005
                                       L-l

                                  CAREPLUS, LLC

                           Medicaid Managed Care Rates

MMIS ID#: 01617894                                      Effective Date: 10/01/05
Approved by DOB: Yes                                    Region: NYC
DOH HMO #: 05-035                                       County: NEW YORK CITY
Reinsurance: No                                         Status: Mandatory

PREMIUM GROUP            RATE AMOUNT
--------------           -----------
TANF/SN <6MO M/F          $  263.45
TANF/SN 6MO-14 F          $   90.96
TANF/SN 15-20 F           $  113.53
TANF/SN 6mo-20 M          $  101.28
TANF 21+ M/F              $  184.98
SN 21-29 M/F              $  180.98
SN 30+ M/F                $  237.58
SSI 6MO-20 M/F            $  187.76
SSI 21-64 M/F             $  493.90
SSI 65+ M/F               $  386.60
MATERNITY KICK PAYMENT    $4,700.66
NEWBORN KICK PAYMENT      $2,795.63

OPTIONAL BENEFITS OFFERED:

[X] Emergency Transportation                                 [X] Dental

[X] Non-Emergent Transportation                              [X] Fami1y Planning

       BOX WILL BE CHECKED IF THE OPTIONAL BENEFIT IS COVERED BY THE PLAN

                                   APPENDIX M

             SERVICE AREA, BENEFIT OPTIONS, AND ENROLLMENT ELECTIONS


                                   APPENDIX M
                                 October 1, 2005
                                       M-l

                            SCHEDULE 1 OF APPENDIX M

                     SERVICE AREA, PROGRAM PARTICIPATION AND
                PREPAID BENEFIT PACKAGE OPTIONAL COVERED SERVICES

1.   SERVICE AREA

     The Contractor's service area is comprised of the counties listed in Column A of this schedule in their entirety.

2.   PROGRAM PARTICIPATION AND OPTIONAL BENEFIT PACKAGE COVERED SERVICES

     a) For each county listed in Column A below, an entry of "yes" in the subsections of Columns B and C means the Contractor offers the MMC and/or FHPlus product and/or includes the optional service indicated in its Benefit Package.

     b) For each county listed in Column A below, an entry of "no" in the subsections of Columns B and C means the Contractor does not offer the MMC and/or FHPlus product and/or does not include the optional service indicated in its Benefit Package.

     c) In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

3.   EFFECTIVE DATE

     The effective date of this Schedule is October 1, 2005.

CONTRACTOR: CarePlus, LLC

                             COLUMN B MEDICAID MANAGED CARE                                 COLUMN C FHPLUS
           ------------------------------------------------------------------   ---------------------------------------
COLUMN A    Contractor              Family     Non-Emergency      Emergency      Contractor
 COUNTY    Participates   Dental   Planning   Transportation   Transportation   Participates   Dental   Family Planning
--------   ------------   ------   --------   --------------   --------------   ------------   ------   ---------------
Kings           Yes         Yes       Yes           Yes              Yes             N/A         N/A          N/A
New York        Yes         Yes       Yes           Yes              Yes             N/A         N/A          N/A
Queens          Yes         Yes       Yes           Yes              Yes             N/A         N/A          N/A
Richmond        Yes         Yes       Yes           Yes              Yes             N/A         N/A          N/A


                                   APPENDIX M
                                 October 1, 2005
                                       M-2

                            SCHEDULE 2 OF APPENDIX M

              LDSS ELECTION OF ENROLLMENT IN MEDICAID MANAGED CARE
                  FOR FOSTER CARE CHILDREN AND HOMELESS PERSONS

1. Effective October 1, 2005, in the Contractor's service area, Medicaid Eligible Persons in the following categories will be eligible for Enrollment in the Contractor's Medicaid Managed Care product at the LDSS's option as described in (a) and (b) as follows, and indicated by an "X" in the chart below:

     a)   Options for foster care children in the direct care of LDSS:

          i) Children in LDSS direct care are mandatorily enrolled in MMC (mandatory counties only);

          ii) Children in LDSS direct care are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

          iii) All foster care children are Excluded from Enrollment in MMC (mandatory or voluntary counties).

     b)   Options for homeless persons living in shelters outside of New York
          City:

          i) Homeless persons are mandatorily enrolled in MMC (mandatory counties only);

          ii) Homeless persons are enrolled in on a case by case basis in MMC (mandatory or voluntary counties);

          iii) All homeless persons are Excluded from Enrollment in MMC (mandatory or voluntary counties).

     c) In the schedule below, an entry of "N/A" means not applicable for the purposes of this Agreement.

CONTRACTOR: CarePlus, LLC
-------------------------------------------------------------------------------------------
                     FOSTER CARE CHILDREN                       HOMELESS PERSONS
           ---------------------------------------   --------------------------------------
                          Enrolled on    Excluded                  Enrolled on    Excluded
           Mandatorily   Case by Case      from      Mandatorily     Case by        from
COUNTY       Enrolled        Basis      Enrollment     Enrolled     Case Basis   Enrollment
------     -----------   ------------   ----------   -----------   -----------   ----------
Kings                                        X           N/A           N/A           N/A
New York                                     X           N/A           N/A           N/A
Queens                                       X           N/A           N/A           N/A
Richmond                                     X           N/A           N/A           N/A


                                   APPENDIX M
                                 October 1, 2005
                                       M-3

                                   APPENDIX N

                 NEW YORK CITY SPECIFIC CONTRACTING REQUIREMENTS


                                   APPENDIX N
                                 October 1, 2005
                                       N-l

                                   APPENDIX N

                 NEW YORK CITY SPECIFIC CONTRACTING REQUIREMENTS

1.   GENERAL

     a) In New York City, the Contractor will comply with all provisions of the main body and other Appendices of this Agreement, except as otherwise expressly established in this Appendix.

     b) This Appendix sets forth New York City Specific Contracting Requirements and contains the following sections:

N.1          Compensation for Public Health Services
N.2          Coordination with DOHMH on Public Health Initiatives
N.3          Benefits
N.4          Additional Reporting Requirements
N.5          Quality Management
N.6          New York City Additional Marketing Guidelines
N.7          Guidelines for Processing Enrollments and Disenrollments in New York City
N.8          New York City Transportation Policy Guidelines

Schedule 1   DOHMH Public Health Services Fee Schedule


                                   APPENDIX N
                                 October 1, 2005
                                       N-2

                                       N.1

                    COMPENSATION FOR PUBLIC HEALTH SERVICES

1. The Contractor shall reimburse DOHMH at the rates contained in Schedule 1 of this Appendix for Enrollees who receive the following services from DOHMH facilities, except in those instances where DOHMH may bill Medicaid fee-for-service.

     a)   Diagnosis and/or treatment of TB

     b)   HIV counseling and testing that is not part of an STD or TB visit

     c)   Adult and child immunizations

     d)   Lead poison screening

     e)   Dental services

2. Notwithstanding Sections 10.18 (a) (ii) (C) and (b) (ii)(C) of this Agreement, the following requirements concerning Contractor notification and documentation of services shall apply in New York City:

     a) DOHMH shall confirm the Enrollee's membership in the Contractor's MMC product on the date of service through EMEDNY prior to billing for these services.

     b) DOHMH must submit claims for services provided to Enrollees no later than one year from the date of service.

     c) The Contractor shall not require pre-authorization, notification to the Contractor or contacts with the PCP for the above mentioned services.

     d) DOHMH shall make reasonable efforts to notify the Contractor that it has provided the above mentioned services to an Enrollee.


                                   APPENDIX N
                                 October 1, 2005
                                       N-3

                                       N.2

              COORDINATION WITH DOHMH ON PUBLIC HEALTH INITIATIVES

1.   COORDINATION WITH DOHMH

     a) The Contractor shall provide the DOHMH with existing information requested by DOHMH to conduct epidemiological investigations.

2.   PROVIDER REPORTING OBLIGATIONS

     a) The Contractor shall make reasonable efforts to assure timely and accurate compliance by Participating Providers with public health reporting requirements relating to communicable disease and conditions mandated in the New York City Health Code pursuant to 24 RCNY Sections 1103-1107 and Title 21, Article 3 of the NYS Public Health Law.

     b) The Contractor shall make reasonable efforts to assure timely and accurate compliance by Participating Providers with other mandated reporting requirements, including the following:

          i) Infants and toddlers suspected of having a developmental delay or disability;

          ii)  Suspected instances of child abuse;

          iii) Immunization (reporting to immunization registry); and

          iv) Additional reporting requirements adopted by the New York City Health Code

     c)   "Reasonable efforts" shall include:

          i)   For mandated reporting requirements described in paragraphs
               (2)(a) and (2)(b) above:

               A) Educating Participating Providers on treatment guidelines and instructions for reporting included in the NYC DOHMH Compendium of Public Health Requirements and
                    Recommendations.

               B) Including reporting requirements in the Contractor's provider manual or other written instructions or guidelines

          ii) For mandated reporting requirements described in paragraph (2)(a) above:

               A) Letters from the Contractor to Participating Providers who generated claims that suggest that an Enrollee may have a reportable disease or condition, encouraging such providers to report and providing information on how to report.

               B) Other methods for follow up with Participating Providers, subject to DOHMH approval, may be employed.

3.   MATCHING TO REGISTRIES


                                   APPENDIX N
                                 October 1, 2005
                                       N-4

     a) The Contactor shall participate in matches of its Enrollees to the DOHMH immunization and lead registries through submission of files in formats specified by DOHMH Immunization and Lead Poisoning Prevention Programs.

          i) Matches to the Citywide Immunization Registry shall occur, at a minimum, twice a year, in March and October, but may occur more frequently at the Contractor's discretion. The file matches which occur in March and October will include all children aged 18 through 30 months who are enrolled in the Contractor's MMC Product at the time of the match, regardless of the children's length of Enrollment in the Contractor's MMC Product. Additional file matches, done at the discretion of the Contractor, may include any group of children currently enrolled in the Contractor's MMC Product at the time of the match and may be done at any time of year.

          ii) Matches to the City Lead Registry shall occur at least twice a year, but may occur more frequently as agreed by both the Contractor and the DOHMH Lead Poisoning Prevention Program. Files for these matches shall be submitted in March and October, and will include all children up to 36 months of age who are enrolled in the Contractor's MMC Product at the time of the match, regardless of the children's length of Enrollment in the Contractor's MMC Product.

     b) Formats for reports from the DOHMH to the Contractor based on these matches will be developed through discussion between the Contractor and DOHMH programs.

     c) The Contractor will follow up with Participating Providers of Enrollees who have not been appropriately immunized or screened for lead poisoning to facilitate provision of appropriate services.

     d)   The following provisions regarding confidentiality shall apply:

          i) Consistent with the New York City Health Code Section 11.07 (c) and (d), the Contractor and DOHMH shall keep confidential all identifying information provided by the DOHMH and not further disclose to any other person or entity such identifying information unless compelled by law to disclose such identifying information, except as provided in provided in paragraph 3(c) above.

          ii) The Contractor shall notify the DOHMH Office of General Counsel for Health in writing, of the receipt of any document seeking disclosure of identifying information that is not accompanied by a written consent from the parent or guardian of an Enrollee authorizing the disclosure of such identifying information as follows:

               A) Such notice shall be given not later than five days prior to the date on which a disclosure is required by a subpoena, court order or other document, and shall attach a copy of the document requesting identifying information.


                                   APPENDIX N
                                 October 1, 2005
                                       N-5

               B) If a subpoena, court order or other document requests disclosure to be made within five days or less after its receipt by the Contractor, the Contractor shall provide DOHMH with such notice as far in advance of the disclosure date as possible, but in no circumstance shall the Contractor make such disclosure without prior notice to the DOHMH.

               C) The Contractor acknowledges that DOHMH may elect to seek a court order prohibiting the disclosure of identifying information when it deems it appropriate to do so, and consents to DOHMH's intervention in any proceeding, including, but not limited to any judicial proceeding, that seeks the disclosure of identifying information.

4.   ENROLLEE OUTREACH/EDUCATION

     a) The Contractor shall provide health education to Enrollees on an on-going basis through methods such as distribution of Enrollee newsletters, health education classes or individual counseling on preventive health and public health topics. Each topic below shall be covered at least once every two years.

          i)   HIV/AIDS

               A)   Encourage Enrollee counseling and testing

               B) Inform Enrollees as to availability of sterile needles and syringes

          ii)  STDs

               A) Inform Enrollees that confidential STD services are available at DOHMH facilities for non-enrolled sexual and needle-sharing partners at no charge

          iii) Lead poisoning prevention

          iv) Maternal and child health, including importance of developmental screening for children

          v) Injury prevention, including age appropriate anticipatory guidance

          vi)  Domestic violence

          vii) Smoking cessation

          viii) Asthma

          ix)  Immunization

          x)   Mental health services

          xi)  Diabetes

          xii) Family planning

          xiii) Screening for Cancer

          xiv) Chemical Dependence

          xv)  Physical fitness and nutrition

          xvi) Cardiovascular disease and hypertension

5.   PROVIDER EDUCATION

     a) DOHMH shall prepare a public health compendium ("Compendium") with public health guidelines, protocols, and recommendations which it shall make available directly to Participating Providers and to the Contractor.


                                   APPENDIX N
                                 October 1, 2005
                                       N-6

     b) The Contractor shall adapt public health guidance from the Compendium for its internal protocols, practice manuals and guidelines.

     c) The Contractor will assist DOHMH in its efforts to disseminate electronic materials to its Participating Providers by providing electronic addresses if known by Contractor (fax and/or e-mail) for its Participating Providers, updated semi-annually.

     d) The Contractor shall promote the use of rapid HIV testing among its Participating Providers.

6.   MCO STAFF RESPONSIBILITIES AND TRAINING

     a)   Early Intervention Services

          i) The Contractor shall ensure that appropriate MCO staff, such as member services staff and case managers are knowledgeable about early intervention services and provide technical assistance and consultation to Enrollees concerning early intervention services (including eligibility, referral process and coordination of services).

     b)   Domestic Violence

          i) The Contractor shall designate a domestic violence coordinator who can:

               A) Provide technical assistance to Participating Providers in documenting cases of domestic violence;

               B) Provide referrals to Enrollees or their Participating Providers, to obtain protective, legal and or supportive social services; and

               C) Provide consultative assistance to other staff within the Contractor's organization.

          ii) The Contractor shall distribute a directory of resources for victims of domestic violence to appropriate staff, such as member services staff or case managers.

7.   MEDICAL DIRECTORS

     a) The Contractor's Medical Director shall participate in Medical Directors' Meetings with the medical directors of the other MCOs participating in the MMC Program in New York City and representatives of the New York City Department of Health and Mental Hygiene. The purpose of the Medical Directors' Meetings shall be to share public health information and data; recommend that certain public health information be disseminated by the MCOs to their Participating Providers; discuss public health strategies and outreach efforts and potential collaborative projects; encourage the development of MCO policies that support public health strategies; and provide a vehicle for communication between the MCOs participating in the MMC Program and the various bureaus and divisions of the NYC Department of Health and Mental Hygiene.


                                   APPENDIX N
                                 October 1, 2005
                                       N-7

     b) The Contractor's Medical Director shall attend all periodic meetings, which shall not exceed one every two months. In the event that the Medical Director is unable to attend a particular meeting, the Contractor will designate an appropriate substitute to attend the meeting.

     c) DOHMH, following consultation with the Medical Directors, may create workgroups on particular public health topics. The Contractor's Medical Director may participate in any or all of the workgroups, but shall participate in at least one of the designated workgroups.

8.   TAKE CARE NEW YORK

     a)   The Contractor shall:

          i) Educate Enrollees regarding prevention and treatment of diseases and conditions included in the Take Care New York initiative
               (TCNY);

          ii) Disseminate TCNY health passports or materials containing similar content approved by DOHMH to Enrollees;

          iii) Disseminate reminders to obtain recommended health screenings at age appropriate intervals to Enrollees; and

          iv) Educate Participating Providers on recommended clinical guidelines regarding prevention and treatment/management of diseases and conditions described in the TCNY initiative.

     b) The Contractor shall select one condition annually from the TCNY initiative and perform the following:

          i) Identify Enrollees with the condition using information from multiple sources (e.g., utilization data, including hospitalizations and ER visits; provider referrals; new Enrollee screenings; self-referrals by Enrollees) and maintain such information in a patient registry; and

          ii) Develop and submit to DOHMH for approval a proposal to evaluate the effectiveness of Contractor interventions for this condition by tracking service utilization and assessing health outcomes.

     c) The Contractor shall, upon request by DOHMH, participate in one or more TCNY workgroups or other activities sponsored by the DOHMH.


                                   APPENDIX N
                                 October 1, 2005
                                       N-8

                                       N.3
                                    BENEFITS

1. Transitional Home Health Services Pending Placement in Personal Care Agency Services

     a) Transitional home health services are home health services as defined in Appendix K of this Agreement provided by the Contractor to an MMC Enrollee while the Human Resources Administration's determination regarding a request for the provision of personal care agency services to the Enrollee is pending. Transitional home health services are available to MMC Enrollees in addition to the home health care services otherwise covered under the Benefit Package as medically necessary.

     b) The Contractor shall be responsible for providing transitional home health services to MMC Enrollees for up to a thirty (30) day period as follows:

          i) For MMC enrollees discharged from a hospital or RHCF and for whom personal care agency services have been requested by the hospital/RHCF discharge planner, the thirty (30) day period shall commence with the day following the MMC Enrollee's discharge from the hospital or RHCF. Transitional home health services shall not be available if the MMC Enrollee: was hospitalized less than thirty (30) days, was in receipt of personal care agency services prior to his/her admission to the hospital or RHCF, and requires the same level and hours of personal care agency services upon discharge.

          ii) For MMC Enrollees who have been receiving home health care services in the community and for whom personal care agency services have been ordered by the Enrollee's physician, the thirty (30) day period shall commence with the day following the last day that the Contractor approved home health care services to be medically necessary.

     c) The Contractor shall provide reasonable assistance as requested regarding the completion of forms required by the Human Resources Administration to initiate the review of a request for personal care agency services. Such form, commonly referred to as the M11Q, requires physician orders, signed by the licensed physician, to be received by HRA within thirty (30) calendar days of the physician's examination.


                                   APPENDIX N
                                 October 1, 2005
                                       N-9

                                       N.4

                        ADDITIONAL REPORTING REQUIREMENTS

1. DOHMH, will provide Contractor with instructions for submitting the reports required by paragraphs 4(c), (d) and (e) below. These instructions shall include time frames, and requisite formats. The instructions, time frames and formats may be modified by DOHMH upon sixty (60) days written notice to the Contractor.

2. The Contractor shall submit reports that are required to be submitted to DOHMH by this Agreement electronically.

3. The Contractor shall pay liquidated damages of $500 to DOHMH for any report required by paragraphs 4(c), (d) and (e) below which is materially incomplete, contains material misstatements or inaccurate information or is not submitted on time in the requested format. The DOHMH shall not impose liquidated damages for a first time infraction by the Contractor unless DOHMH deems the infraction to be a material misrepresentation of fact or the Contractor fails to cure the first infraction within a reasonable period of time upon notice from the DOHMH. Liquidated damages may be waived at the sole discretion of DOHMH.

4.   The Contractor shall submit the following reports to DOHMH:

     a) The Contractor shall provide DOHMH with all reports submitted to SDOH pursuant to Sections 18.6(a)(i), (ii), (vi), (vii), and (xii) of this Agreement.

     b) Upon request by DOHMH, the Contractor shall submit to DOHMH reports submitted to SDOH pursuant to Section 18.6(a)(iii); and Section 18.6(xi) and/or Section 23.2 of this Agreement.

     c) To meet the appointment availability review requirements of Section 18.6(a)(ix), the Contractor shall conduct a service area specific review of appointment availability for two specialist types, to be determined by DOHMH, semi-annually. Reports on the results of such surveys must be kept on file by the Contractor and be readily available for review by SDOH and DOHMH, and submitted to the DOHMH.

     d) The Contractor shall conduct annual Enrollee satisfaction surveys of its Medicaid Enrollees in New York City and report to DOHMH on the results of these surveys. The Contractor shall not be required to conduct a separate survey during those calendar years during which an Enrollee satisfaction survey is conducted by SDOH or its designee. DOHMH, in its sole discretion, may waive this requirement in a particular year and/or limit the survey to a targeted sub-population.


                                   APPENDIX N
                                 October 1, 2005
                                      N-10

          i) The surveys shall follow guidelines established by DOHMH and the methodology must be approved by DOHMH. Surveys should exclude data from non-NYC counties, but sample all boroughs within the Contractor's service area.

     e) Upon request by the DOHMH, the Contractor shall prepare and submit other operational data reports. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. Whenever possible, the Contractor will be provided with ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before work is begun. However, the DOHMH reserves the right to give thirty (30) days notice in circumstances where time is of the essence.


                                   APPENDIX N
                                 October 1, 2005
                                      N-11

                                       N.5

                               QUALITY MANAGEMENT

1. The Contractor's quality management program, as approved by SDOH, must be kept on file with the DOHMH. The Contractor shall notify the DOHMH when it modifies its quality management program.


                                   APPENDIX N
                                 October 1, 2005
                                      N-12

                                       N.6

                  NEW YORK CITY ADDITIONAL MARKETING GUIDELINES

1.   PRIOR APPROVALS

     a)   In addition to the Marketing submission and approval requirements of
          Section 11 and Appendix D of this Agreement, the Contractor shall submit to DOHMH for review and prior approval, in consultation with SDOH, the following:

          i)   The Contractor's Marketing plan;

               A) The Contractor must have on file with DOHMH an approved Marketing plan prior to the contract award date or before Marketing and Enrollment begin whichever is sooner. Subsequent changes to the Marketing plan must be submitted to the SDOH and DOHMH for approval at least 60 days before implementation.

               B) The Marketing plan shall include a copy of the training curriculum for the Contractor's Marketing Representatives and a description of the minimum qualifications for the Contractor's Marketing staff.

          ii) A copy of all Contractor written policies and procedures related to Marketing to Prospective Enrollees in New York City.

          iii) A copy of all Marketing material and scripts for Marketing presentations in New York City;

               A) Marketing materials sent by Participating Providers to their patients must be pre-approved by DOHMH.

          iv) Advertising that is targeted solely to New York City including videos, broadcast material (radio, television, or electronic), billboards, mass transit and print advertising material.

2.   MARKETING SCHEDULES

     a) Contractor shall submit to the DOHMH, a bi-weekly schedule of all Marketing activities in accordance with instructions for submitting the schedule and requisite formats provided by DOHMH. The instructions, time frames and formats may be modified by DOHMH with thirty days prior notice to the Contractor.

     b) Contractor shall submit electronically a schedule of all intended marketing activities within HRA sites to both HRA and DOHMH.

     c) DOHMH may, in its sole discretion, waive the reporting of certain activities.


                                   APPENDIX N
                                 October 1, 2005
                                      N-13

3.   MARKETING MATERIALS

     a) The Contractor shall ensure that Marketing brochures or similar materials that describe Contractor services, benefits and enrollment shall contain the following information:

          i)   Contractor's name and toll free telephone number and TTY

          ii)  A contact telephone number for New York Medicaid CHOICE

          iii) The Potential Enrollee has a choice among several alternative MCOs in his or her neighborhood

          iv) The Potential Enrollee will have a choice among at least three Primary Care Providers

          v) Upon Enrollment in an MCO's MMC Product, the Enrollee will be required to use his or her Primary Care Provider and other MCO Participating Providers exclusively for medical care, except in certain limited circumstances

          vi) Upon Enrollment in an MCO's MMC Product, the Enrollee will have 90 days to disenroll without cause, and thereafter will not be allowed to disenroll or transfer without good cause for the next nine months

          vii) Newborns will automatically be enrolled in the mother's MCO's MMC Product

          viii) Language advising Prospective Enrollees to verify with the provider of their choice that the provider participates in the Contractor's network and is available to serve the Enrollee

          ix) If the Contractor does not include Family Planning and Reproductive Health services in its Benefit Package, the Marketing brochure must tell Prospective Enrollees that:

               A) Certain Family Planning and Reproductive Health services (such as abortion, sterilization and birth control) are not covered by the Contractor;

               B) Such services may be obtained through fee-for-service Medicaid from any provider who accepts Medicaid; and

               C) No referral is needed for such services and that there will be no cost to the Enrollee for such services.

     b) Foreign language translations of Marketing materials need not be independently reviewed by DOHMH if the Contractor submits a letter by the translation service attesting that it has used its best efforts to accurately translate the Marketing material into the specified languages. At a minimum, the translation service must perform a reverse translation, (translate the foreign language version back into English and compare to original document). Translated materials must meet the readability standards described in Section 13.8 of this Agreement.

4.   MARKETING ENCOUNTERS

     a) Marketing encounters must clearly inform Potential Enrollees of the Partnership Plan policies described in paragraphs (3)(a)(iii) through
          (ix) above, in addition to meeting any other information requirements of Section 11.1 and Appendix D of this Agreement.


                                   APPENDIX N
                                 October 1, 2005
                                      N-14

     b) Marketing Representatives shall ask Prospective Enrollees whether they are currently enrolled in another MCO's MMC Product, and shall not market to persons who are enrolled in another MCO's MMC Product.

     c) Marketing Representatives must give a copy of the document, "What Managed Care Plans are Available in My Neighborhood" to Prospective Enrollees at each Marketing encounter.

     d) Marketing Representatives shall ask Prospective Enrollees whether they currently have a provider whom they would like to continue to see, and shall assist him or her in making sure that this provider participates in the Contractor's network.

     e) Marketing Representatives shall give a business card, identifying the name of the representative, the name of the Contractor, and a telephone contact number (which may be the Contractor's member services number) to each Prospective Enrollee so that he or she may ask follow-up questions. In the alternative, the Marketing Representative may have this information printed or stamped on the Contractor's Marketing flyers or brochures that are distributed to each Prospective Enrollee.

     f) Marketing Representatives shall inform Prospective Enrollees that upon Enrollment they shall receive either a phone call or a welcome package from the Contractor to assess their health care needs and explain how to access Contractor services.

5.   MARKETING IN HRA FACILITIES

     a) Contractor may conduct Marketing activities within HRA facilities with the prior approval of NYC HRA and must adhere to HRA procedures. HRA shall give Contractor an allotted number of allowable Marketing Representatives at each HRA facility, and Contractor shall not exceed this allotment. No other Marketing Representatives for Contractor may market within a two block perimeter of an HRA facility. Additionally, when a Medicaid community office is located in a hospital facility, Contractor may not market within 60 feet of the Medicaid community office. The Contractor is required to adhere to all HRA Marketing guidelines when marketing in HRA facilities. HRA has the right to suspend Marketing privileges within their facilities for failure to adhere to these guidelines.

6.   MARKETING SITES

     a) The Contractor may not market at sites that were not reported on its Marketing schedule to DOHMH.

     b)   The Contractor shall not market in homeless shelters.

     c) The Contractor shall not market in low income housing projects unless permission is requested by the Contractor for a special event in the public areas of the project, and


                                   APPENDIX N
                                 October 1, 2005
                                      N-15
          approval is received in writing from the facility, and a copy sent to DOHMH with the Marketing schedule.

     d) The Contractor shall not market within a two block perimeter of an HRA facility (except as authorized by paragraph 5(a) of these guidelines).

     e) The Contractor may not market in the same room or immediate proximity of New York Medicaid CHOICE presentations.

7.   MARKETING CONDUCT

     a) All Marketing activities shall be conducted in an orderly, non-disruptive manner and shall not interfere with the privacy of Prospective Enrollees or the general community.

8.   MARKETING REPRESENTATIVES

     a) The Contractor's Marketing Representatives must attend Marketing training sessions provided by DOHMH, upon request from DOHMH.

     b) Marketing Representatives must wear visible badges with the name of the Contractor and the Marketing Representative's name during all Marketing activities.

     c) Marketing Representatives may not wear any additional identification badge from a Participating Provider or facility that is likely to confuse Enrollees or lead them to believe that the Marketing Representative is an employee of such organization. The Contractor shall obtain prior approval from DOHMH to wear identification badges bearing the name of any other organization.

     d) Marketing Representatives employed by a subcontractor of the Contractor or affiliated with a community based organization which performs outreach, education and Enrollment on behalf of the Contractor, shall attend a training session conducted by the Contractor consistent with the training curriculum approved by DOHMH.

9.   MARKETING INFRACTIONS

     a)   In addition to the corrective and remedial actions specified in
          Section 11.5 of this Agreement, if the Contractor or its representative commits a repeat violation or an infraction which is not minor or unintentional, DOHMH may, following consultation with SDOH, impose liquidated damages of $2000.00 for each such infraction. Imposition of liquidated damages shall be taken at the sole discretion of the DOHMH except that DOHMH shall not impose liquidated damages for any infraction of the Contractor where SDOH has imposed a monetary sanction.


                                   APPENDIX N
                                 October 1, 2005
                                      N-16

                                       N.7

         GUIDELINES FOR THE PROCESSING OF ENROLLMENTS AND DISENROLLMENTS
                                IN NEW YORK CITY

1. Notwithstanding any contrary provisions in Appendix H, in New York City, Enrollment error reports are generated by the Enrollment Broker to the Contractor generally within 24-48 hours of Contractor Enrollment submissions and the Contractor is able to resubmit corrections via the Enrollment Broker before Roster pulldown. Changes in Enrollee eligibility or Enrollment status that occur prior to production of the monthly Roster are reported by the State to the Contractor with their rosters. Changes in Enrollee eligibility status that occur subsequent to production of the monthly Roster shall be reported by the Enrollment Broker by means of the electronic bulletin board. Reports of Disenrollments processed by the Enrollment Broker shall be reported to the Contractor as they occur by means of the electronic bulletin board. Reports of Disenrollments processed by HRA shall be reported to the Contractor manually as they occur or through the HPN. In the event that the electronic bulletin board notification process is not available for any reason, the Contractor shall use EMEDNY to verify loss of eligibility.

2. Paragraph 6(a)(iv) of Appendix H of this Agreement (LDSS responsibilities) is not applicable in New York City. In the event that an Enrollee loses Medicaid eligibility, the PCP Enrollment is left on the system and removed thereafter by SDOH if no eligibility reinstatement occurs.

3. Paragraph 3(d)(ii) of Appendix H of this Agreement is not applicable in New York City. The Contractor shall not send verification of the infant's demographic data to the HRA unless thirty days has expired since the date of birth and the Contractor has not received confirmation via the HPN of a successful Enrollment through the automated Enrollment system. When the thirty days has expired the Contractor shall, within 10 days, send verification of the infant's demographic data to the HRA including: the mother's name and CIN; and the newborn's name, CIN, sex and date of birth. Upon receipt of the data, if the Enrollment does not appear on the system, HRA will process the retroactive Enrollment.

4. In New York City, Enrollees may initiate a request for an expedited Disenrollment to the HRA. The HRA will expedite the Disenrollment process in those cases where: an Enrollee's request for Disenrollment involves an urgent medical need; the Enrollee is a homeless individual residing in the shelter system in New York City; the Enrollee has HIV, ESRD, or a SPMI/SED condition; the request involves a complaint of non-consenusal Enrollment; or the Enrollee is certified blind or disabled and meets an exemption criteria. If approved, the HRA will manually process the Disenrollment.

5. Notwithstanding paragraph (6)(a)(ix) of Appendix H of this Agreement, in New York City, further notification by HRA is not required prior to retroactive Disenrollment in the following instances:


                                   APPENDIX N
                                 October 1, 2005
                                      N-17

     (a)  death or incarceration of an Enrollee;

     (b) an Enrollee has duplicate CINs and is enrolled in an MCO's MMC or FHPlus product under more than one of the CINS; or

     (c) where there has been communication between the Contractor and HRA or the Enrollment Broker regarding the date of disenrollment.

Consistent with paragraph 6(a)(ix) of Appendix H of this Agreement, the LDSS remains responsible for sending a notice to the Contractor at the time of Disenrollment of the Contractor's responsibility to submit to the SDOH's Fiscal Agent voided premium claims for any full months of retroactive Disenrollment where the Contractor was not at risk for the provision of Benefit Package Services. Such notice shall be completed by the LDSS to include: the Disenrollment Effective Date, the reason for the retroactive Disenrollment, and the months for which premiums must be repayed. The Contractor has 10 days to notify the LDSS should it refute the Disenrollment Effective Date, based on a belief that the Contractor was at risk for the provision of Benefit Package Services for any month for which recoupment of premium has been requested. However failure by the LDSS to so notify the Contractor does not affect the right of SDOH to recover premium payment as authorized by Section 3.6 of this Agreement.


                                   APPENDIX N
                                 October 1, 2005
                                      N-18

                                       N.8

                 NEW YORK CITY TRANSPORTATION POLICY GUIDELINES

1. The Medicaid Managed Care Program contractual Benefit Package in New York City includes transportation to all medical care and services that are covered under the Medicaid program, regardless of whether the specific medical service is included in the Benefit Package or paid for on a fee-for-service basis, except for transportation costs to Methadone Maintenance Treatment Programs. The transportation obligation includes the cost of meals and lodging incurred when going to and returning from a provider of medical care and services when distance and travel time require these costs.

2. Generally, the Contractor may provide transportation by giving or reimbursing the Enrollee subway/bus tokens for the round trip for their medical care and services, if public transportation is available for such care and services. The Contractor is not required to provide transportation if the distance to the medical appointment is so short that the Enrollee would customarily walk to perform other routine errands. The Contractor may adopt policies requiring a minimum distance between an Enrollee's residence and the medical appointment, which may not be greater than ten blocks; however, the policy must provide transportation for Enrollees living a lesser distance upon a showing of special circumstances such as a physical disability on a case-by-case basis.

3. If the Enrollee has disabilities or medical conditions which prevent him or her from utilizing public transportation, the MCO must provide accessible transportation which is appropriate to the disability or condition such as livery, ambulette, or taxi. The MCO may require pre-authorization of non-public transportation except for emergency transportation.

     a) The MCO shall provide livery transportation under the following circumstances, unless the Enrollee requires transportation by ambulette or ambulance:

          i) The Enrollee is able to travel independently but due to a debilitating physical or mental condition, cannot use the mass transit system.

          ii) The Enrollee is traveling to and from a location that is inaccessible by mass transit.

          iii) The Enrollee cannot access the mass transit system due to temporary severe weather, which prohibits use of the normal mode of transportation.

     b) The MCO shall provide ambulette transportation under the following circumstances, unless the Enrollee requires transportation by ambulance:

          i) The Enrollee requires personal assistance from the driver in entering/exiting the Enrollee's residence, the ambulette and the medical facility.


                                   APPENDIX N
                                 October 1, 2005
                                      N-19

          ii) The Enrollee is wheelchair-bound (non-collapsible or requires a specially configured vehicle).

          iii) The Enrollee has a mental impairment and requires the personal assistance of the ambulette driver.

          iv) The Enrollee has a severe, debilitating weakness or is mentally disoriented as a result of medical treatment and requires the personal assistance of the ambulette driver.

          v) The Enrollee has a disabling physical condition that requires the use of a walker, cane, crutch or brace and is unable to use livery service or mass transportation.

     c) The MCO shall provide non-emergency ambulance transportation when the Enrollee must be transported on a stretcher and/or requires the administration of life support equipment by trained medical personnel. The use of non-emergency ambulance is indicated when the Enrollee's condition would prohibit any other form of transport.

4. Emergency transportation may only be provided by accessing 911 emergency ambulances. Urgent care transportation may be provided by any mode of transportation so long as such mode is appropriate for the medical condition or disability experienced by the Enrollee.

5. If an attendant is Medically Necessary to accompany the Enrollee to the medical appointment, the Contractor is responsible for the transportation of the attendant. A medically required attendant (authorized by the attending physician) may include a family member, friend, legal guardian or home health worker. When a child travels to medical care and services, and an attendant is required, the parent or guardian of the child may act as an attendant. In these situations, the costs of the transportation, lodging and meals of the parent or guardian may be reimbursable, and authorization of the attending physician is not required.


                                   APPENDIX N
                                 October 1, 2005
                                      N-20

                            SCHEDULE 1 OF APPENDIX N

                    DOHMH PUBLIC HEALTH SERVICES FEE SCHEDULE

                   SERVICE                                                 FEE
                   -------                                               -------
TB CLINIC                                                                $125.00
IMMUNIZATION                                                             $ 50.00
LEAD POISONING SCREENING                                                 $ 15.00

HIV COUNSELING AND TESTING VISIT                                         $ 96.47

HIV COUNSELING AND NO TESTING                                            $ 90.12

HIV POST TEST COUNSELING
   Visit Negative Result                                                 $ 72.54
   Visit Positive Result                                                 $ 90.12

LAB TESTS
   HIV 1 (ELISA Test)                                                    $ 12.27
   HIV Antibody, Confirmatory (Western Blot)                             $ 26.75

DENTAL SERVICES                                                          $108.00


                                   APPENDIX N
                                 October 1, 2005
                                      N-21

                                   APPENDIX O

                 REQUIREMENTS FOR PROOF OF WORKERS' COMPENSATION
                        AND DISABILITY BENEFITS COVERAGE


                                   Appendix O
                                 October 1, 2005
                                       O-l

                       REQUIREMENTS FOR PROOF OF COVERAGE

Unless the Contractor is a political sub-division of New York State, the Contractor shall provide proof, completed by the Contractor's insurance carrier and/or the Workers' Compensation Board, of coverage for:

1. WORKERS' COMPENSATION, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

     a) Certificate of Workers' Compensation Insurance, on the Workers' Compensation Board form C-105.2 (naming the NYS Department of Health, Corning Tower, Rm. 1325, Albany, 12237-0016), OR Certificate of Workers' Compensation Insurance, on the State Insurance Fund form U-26.3 (naming the NYS Department of Health, Corning Tower, Rm. 1325, Albany, 12237-0016); OR

     b) Certificate of Workers Compensation Self-Insurance, form SI-12, OR Certificate of Group Workers' Compensation Self-Insurance, form GSI-105.2; OR

     c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Workers' Compensation; OR Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Workers' Compensation; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board]; and

2. DISABILITY BENEFITS COVERAGE, for which one of the following is incorporated into this Agreement herein as an attachment to Appendix O:

     a) Certificate of Disability Benefits Insurance, form DB-120.1; OR Certificate/Cancellation of Insurance, form DB-820/829; OR

     b)   Certificate of Disability Benefits Self-Insurance, form DB-155; OR

     c) Affidavit for New York Entities And Any Out Of State Entities With No Employees, That New York State Workers' Compensation And/Or Disability Benefits Coverage Is Not Required, form WC/DB-100, completed for Disability Benefits; OR Affidavit That An OUT-OF-STATE OR FOREIGN EMPLOYER Working In New York State Does Not Require Specific New York State Workers' Compensation And/Or Disability Benefits Insurance Coverage, form WC/DB-101, completed for Disability Benefits; [Affidavits must be notarized and stamped as received by the NYS Workers' Compensation Board].

NOTE: ACORD FORMS ARE NOT ACCEPTABLE PROOF OF COVERAGE.


                                   Appendix O
                                 October 1, 2005
                                       O-2

                                   APPENDIX P

Reserved


                                   APPENDIX P
                                 October 1, 2005
                                       P-1

                                   APPENDIX Q

Reserved


                                   APPENDIX Q
                                 October 1, 2005
                                       Q-1

                                   APPENDIX R

                      NEW YORK CITY STANDARD LOCAL CLAUSES

R.1 GENERAL PROVISIONS GOVERNING CONTRACTS FOR CONSULTANTS, PROFESSIONAL AND TECHNICAL SERVICES (NOT-FOR-PROFIT ENTITIES)

R.2 GENERAL PROVISIONS GOVERNING CONTRACTS FOR CONSULTANTS, PROFESSIONAL AND TECHNICAL SERVICES (FOR-PROFIT ENTITIES)


                                   APPENDIX R
                                 October 1, 2005
                                       R-1

                                   APPENDIX R 1
                   GENERAL PROVISIONS GOVERNING CONTRACTS FOR
   CONSULTANTS, PROFESSIONAL AND TECHNICAL SERVICES (Not-For-Profit entities)

CONTENTS                                                                    PAGE
--------                                                                    ----
ARTICLE 1. DEFINITIONS...................................................     2

ARTICLE 2. REPRESENTATIONS AND WARRANTIES................................     2
   2.1    Procurement of Agreement.......................................     2
   2.2    Conflict of Interest...........................................     2
   2.3    Fair Practices.................................................     2

ARTICLE 3. AUDIT BY THE DEPARTMENT AND CITY..............................     3

ARTICLE 4. COVENANTS OF THE CONTRACTOR...................................     3
   4.1    Employees......................................................     3
   4.2    Independent Contractor Status..................................     4
   4.3    Insurance......................................................     4
   4.4    Protection of City Property....................................     6
   4.5    Confidentiality................................................     6
   4.6    Books and Records..............................................     6
   4.7    Retention of Records...........................................     6
   4.8    Compliance with Law............................................     6
   4.9    Investigation Clause...........................................     6
   4.10   Assignment.....................................................     8
   4.11   Subcontracting.................................................     8
   4.12   Publicity......................................................     9
   4.13   Participation in an International Boycott......................     9
   4.14   Inventions, Patents and Copyrights.............................     9
   4.15   Infringements..................................................     9
   4.16   Anti-trust.....................................................    10

ARTICLE 5. TERMINATION...................................................    10
   5.1    Termination of Agreement.......................................    10

ARTICLE 6. MISCELLANEOUS.................................................    11
   6.1    Conflict of Laws...............................................    11
   6.2    General Release................................................    11
   6.3    Claims and Actions Thereon.....................................    11
   6.4    No Claim Against Officers, Agents or Employees.................    11
   6.5    Waiver.........................................................    12
   6.6    Notice.........................................................    12
   6.7    All Legal Provisions Deemed Included...........................    12
   6.8    Severability...................................................    12
   6.9    Political Activity.............................................    12
   6.10   Modification...................................................    12
   6.11   Paragraph Headings.............................................    13
   6.12   No Removal of Records from Premises............................    13
   6.13   Inspection at Site.............................................    13
   6.14   Pricing........................................................    13

ARTICLE 7. MERGER........................................................    13

ARTICLE 8. CONDITIONS PRECEDENT..........................................    13

ARTICLE 9. PPB RULES.....................................................    14

ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE.................    14

ARTICLE 11. FORUM PROVISION..............................................    15

ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY ................................    15

ARTICLE 13. NO DAMAGE FOR DELAY..........................................    16

ARTICLE 14. CONSULTANT REPORT INFORMATION................................    16

ARTICLE 15. RESOLUTION OF DISPUTES.......................................    17
   15.4   Presentation of Dispute to Agency Head.........................    17
   15.5   Presentation of Dispute to the Comptroller.....................    18
   15.6   Contract Dispute Resolution Board..............................    19
   15.7   Petition to Contract Dispute Resolution Board..................    19

ARTICLE 16. PROMPT PAYMENT...............................................    20


NFP.W/P.L.
-1-

ARTICLE 1. DEFINITIONS

As used throughout this Agreement, the following terms shall have the meaning set forth below:

          a. "CITY" shall mean the City of New York, its departments and political subdivisions.

          b.   "COMPTROLLER" shall mean the Comptroller of the City of New York.

          c. "DEPARTMENT" or "AGENCY" shall mean the DEPARTMENT OF HEALTH. AND MENTAL HYGIENE

          d. "COMMISSIONER" OR "ADMINISTRATOR" shall mean the COMMISSIONER OF HEALTH AND MENTAL HYGIENE or his duly authorized representative. The term "duly authorized representative" shall include any person or persons acting within the limits of his or her authority.

          e. "LAW" or "LAWS" shall include but not be limited to the New York City Charter, the New York City AdministrativeCode, a local law of the City of New York, and any ordinance, rule or regulation having the force of law.

          f.   "CONTRACTOR"or"CONSULTANT" shall mean VENDOR

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

2.1  PROCUREMENT OF AGREEMENT

A. The Contractor represents and warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. The Contractor further represents and warrants that no payment, gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. The Contractor makes such representations and warranties to induce the City to enter into this Agreement and the City relies upon such representations and warranties in the execution hereof.

B. For a breach or violation of such representations or warranties, the Administrator shall have the right to annul this Agreement without liability, entitling the City to recover all monies paid hereunder and the Contractor shall not make claim for, or be entitled to recover, any sum or sums due under this Agreement. This remedy, if effected, shall not constitute the sole remedy afforded the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to take any other action provided for by law or pursuant to this Agreement.

2.2  CONFLICT OF INTEREST

     The Contractor represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly, which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. The Contractor further represents and warrants that in the performance of this Agreement no person having such interest or possible interest shall be employed by it. No elected official or other officer or employee of the City or Department, nor any person whose salary is payable, in whole or in part, from the City Treasury, shall participate in any decision relating to this Agreement which affects his or her personal interest or the interest of any corporation, partnership or association in which he or she is, directly or indirectly, interested; nor shall any such person have any interest, direct or indirect, in this Agreement or in the proceeds thereof.

2.3  FAIR PRACTICES

     The Contractor and each person signing on behalf of any contractor represents and warrants and certifies, under penalty of perjury, that to the best of its knowledge and belief:

     A. The prices in this contract have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

     B. Unless otherwise required by law, the prices which have been quoted in this contract and on the proposal submitted by the Contractor have not been knowingly disclosed by the Contractor prior to the proposal opening, directly or indirectly, to any other bidder or to any competitor; and

     C. No attempt has been made or will be made by the Contractor to induce any other person, partnership or corporation to submit or not to submit a proposal for the purpose of restricting competition. The fact that the Contractor (a) has published price lists, rates, or tariffs covering items being procured, (b) has informed prospective customers of proposed


NFP.W/P.L.

     or pending publication of new or revised price lists for such items, or (C) has sold the same items to other customers at the same prices being bid, does not constitute, without more, a disclosure within the meaning of the above.

ARTICLE 3. AUDIT BY THE DEPARTMENT AND CITY

3.1 All vouchers or invoices presented for payment to be made hereunder, and the books, records and accounts upon which said vouchers or invoices are based are subject to audit by the Department and by the Comptroller of the City of New York pursuant to the powers and responsibilities as conferred upon said Department and said Comptroller by the New York City Charter and Administrative Code of the City of New York, as well as all orders and regulations promulgated pursuant thereto.

3.2 The Contractor shall submit any and all documentation and justification in support of expenditures or fees under this Agreement as may be required by said Department and said Comptroller so that they may evaluate the reasonableness of the charges and shall make its records available to the Department and to the Comptroller as they consider necessary.

3.3 All books, vouchers, records, reports, canceled checks and any and all similar material may be subject to periodic inspection, review and audit by the State of New York, Federal Government and other persons duly authorized by the City. Such audit may include examination and review of the source and application of all funds whether from the City, any State, the Federal Government, private sources or otherwise.

3.4 The contractor shall not be entitled to final payment under the Agreement until all requirements have been satisfactorily met.

ARTICLE 4. COVENANTS OF THE CONTRACTOR

4.1  EMPLOYEES

A. All experts or consultants or employees of the Contractor who are employed by the Contractor to perform work under this contract are neither employees of the City nor under contract to the City and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement. Nothing in this contract shall impose any liability or duty on the City for the acts, omissions, liabilities or obligations of the Contractor any person, firm company, agency, association, expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, workmen's compensation, disability benefits and social security, or, except as specifically stated in this contract, to any person, firm or corporation.

B. The Contractor shall be solely responsible for all physical injuries or death to its agents, servants, or employees or to any other person or damage to any property sustained during its operations and work on the project under this agreement resulting from any act of omission or commission or error in judgment of any of its officers, trustees, employees, agents, servants, or independent contractors, and shall hold harmless and indemnify the City from liability upon any and all claims for damages on account of such injuries or death to any such person or damages to property on account of any neglect, fault or default of the Contractor, its officers, trustees, employees, agents, servants, or independent contractors. The Contractor shall be solely responsible for the safety and protection of all of its employees whether due to the negligence, fault or default of the Contractor or not.

C.   Workmen's Compensation and Disability Benefits

     If this Agreement be of such a character that the employees engaged thereon are required to be insured by the provision of Chapter 615 of the Laws of 1922, known as the "Workmen's Compensation Law" and acts amendatory thereto, the Agreement shall be void and of no effect unless the Contractor shall secure compensation for the benefit of, and keep insured during the life of this Agreement such employees in compliance with the provisions of said law, inclusive of Disability Benefits,; and, shall furnish the Department with two (2) certificates of these insurance coverages.

D.   Unemployment Insurance

     Unemployment Insurance coverage shall be obtained and provided by the Contractor for its employees.


NFP.W/P.L.

E.   Minimum Wage

     Except for those employees whose minimum wage is required to be fixed pursuant to Section 220 of the Labor Law of the State of New York, all persons employed by the Contractor in the performance of this Agreement shall be paid, without subsequent deduction or rebate, unless expressly authorized by law, not less than the minimum wage as prescribed by law. Any breach or violation of the foregoing shall be deemed a breach or violation of a material provision of this Agreement.

4.2  INDEPENDENT CONTRACTOR STATUS

     The Contractor and the Department agree that the Contractor is an independent contractor, and not an employee of the Department or the City of New York, and that in accordance with such status as independent contractor, the Contractor covenants and agrees that neither it nor its employees or agents will hold themselves out as, nor claim to be, officers or employees of the City of New York, or of any department, agency or unit thereof, by reason hereof, and that they will not, by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the City of New York, including, but not limited to, Workmen's Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or employee retirement membership or credit.

4.3  INSURANCE

A.   INSURANCE REQUIREMENTS FOR CONTRACTORS

     Contractors shall procure and maintain for the duration of the contract insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors. All required insurance policies shall be maintained with companies that may lawfully issue the required policy and have an A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations. The cost of such insurance shall be included in the Contractor's bid.

     a.   Minimum Scope of Insurance

          Coverage shall be at least as broad as:

          1. Insurance Services Office form number GL 0002 (1/73) covering Comprehensive General Liability and Insurance Services Office form number GL 0404 covering Broad Form Comprehensive General Liability; or Insurance Services Office Commercial General Liability coverage ("occurrence" form CG 0001).(ED 11/85).

          2. Insurance Services Office form number CA 0001 (Ed. 1/78) covering Automobile Liability, code 1 "any auto" and endorsements CA 2232 and CA 0112.

          3. Workers' Compensation insurance as required by Labor Code of the State of New York and Employers Liability insurance.

     b.   Minimum Limits of Insurance

          Contractor shall maintain limits no less than:

          1. Comprehensive General Liability: $1,000,000.00 combined single limit per accident for bodily injury and property damage.

          2. Professional liability: 1 Million Dollars per occurrence; Three Million Dollars Aggregate.

          3. Workers' Compensation and Employers Liability: Workers' Compensation limits as required by the Labor Code of the State of New York Employers Liability limits of $1,000,000.00 per accident. Pursuant to Section 57 of the NYS Workers' Compensation Law, the vendor has submitted proof of workers' compensation and disability benefits coverage to the agency.


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     c.   Deductibles and Self-Insured Retentions

          Any deductibles and self-insured retentions must be declared to and approved by the Agency. At the option of the Agency, either: the insurer shall reduce or eliminate such deductibles or self-insured retentions as respects and Agency, its officers, officials and employees; or the Contractor shall procure a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

          1.   General Liability and Automobile Liability Coverages

               a. The City, its officers, officials and employees are to be covered as insured as respects: liability arising out of activities performed by or on behalf of the Contractor; products and completed operations of the Contractor; premises owned, leases or used by the Contractor; or automobiles owned, leased, hired or borrowed by the Contractor. The coverage shall contain no special limitations on the scope of protection afforded to the City, its officers, officials and employees.

               b. The Contractor's insurance coverage shall be primary insurance as respect the City, its officers, officials, and employees. Any other insurance or self-insurance maintained by the Agency, its officers, officials and employees shall be excess of and not contribute with the Contractor's insurance.

               c. Any failure to comply with reporting provisions of the policies shall not affect coverage provided to the Agency, its officers, officials, and employees.

               d. The Contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurers liability.

          2.   Workers' Compensation and Employers Liability Coverage

               The insurer shall agree to waive all rights of subrogation against the Agency, its officers, officials, and employees for losses arising from work performed by the Contractor for Agency.

          3.   All Coverages

               Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, cancelled by either party, reduced in coverage or in limits except after sixty (60) days prior written notice by certified mail, return receipt requested, has been given to the City.

     d.   Acceptability of Insurers

          Insurance is to be placed with insurers with an A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations.

     e.   Verification of Coverage

          Contractor shall furnish the City with Certificates of Insurance effecting coverage required by this clause. The Certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The Certificates are to be on forms provided by the Agency and are to be received and approved by the Agency before work commences. The Agency reserves the right to obtain complete, certified copies of all required insurance policies, at any time.

     f.   Subcontractors

          Contractor shall include all subcontractors as insured under its policies or shall furnish separate Certificates for each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.

B. In the event that any claim is made or any action is brought against the City arising out of negligent or careless acts of an employee of the Contractor, either within or without the scope of his employment, or arising out of Contractor's negligent performance of this Agreement, then the City shall have the right to withhold further payments hereunder for the purpose of set-off in sufficient sums to cover the said claim or action. The rights and remedies of the City provided


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     for in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

4.4  PROTECTION OF CITY PROPERTY

A. The Contractor assumes the risk of, and shall be responsible for, any loss or damage to City property, including property and equipment leased by the City, used in the performance of this Agreement; and caused, either directly or indirectly by the acts, conduct, omissions or lack of good faith of the Contractor, its officers, managerial personnel and employees, or any person, firm, company, agent or others engaged by the Contractor as expert, consultant, specialist or subcontractor hereunder.

B. In the event that any such City property is lost or damaged, except for normal wear and tear, then the City shall have the right to withhold further payments hereunder for the purpose of set-off, in sufficient sums to cover such loss or damage.

C. The Contractor agrees to indemnify the City and hold it harmless from any and all liability or claim for damages due to any such loss or damage to any such City property described in subsection A above.

D. The rights and remedies of the City provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or by this Agreement.

4.5  CONFIDENTIALITY

     All of the reports, information or data, furnished to or prepared, assembled or used by the Contractor under this Agreement are to be held confidential, and prior to publication, the Contractor agrees that the same shall not be made available to any individual or organization without the prior written approval of the Department.

4.6  BOOKS AND RECORDS

     The Contractor agrees to maintain separate and accurate books, records, documents and other evidence and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature expended in the performance of this Agreement.

4.7  RETENTION OF RECORDS

     The Contractor agrees to retain all books, records, and other documents relevant to this Agreement for six years after the final payment or termination of this Agreement, whichever is later. City, State and Federal auditors and any other persons duly authorized by the Department shall have full access to and the right to examine any of said materials during said period.

4.8  COMPLIANCE WITH LAW

     Contractor shall render all services under this Agreement in accordance with the applicable provisions of federal, state and local laws, rules and regulations as are in effect at the time such services are rendered.

4.9  INVESTIGATION CLAUSE

     1. The parties to this agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

     2(a) If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction,


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

          agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

     (b) If any person refuses to testify for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

     3(a) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five
          (5) days written notice to the parties involved, to determine if any penalties should attach for the failure of a person to testify.

     3(b) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph 5 below without the City incurring any penalty or damages for delay or otherwise.

     4. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

     (a) The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

     (b) The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

     5. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs
          (c) and (d) below in addition to any other information which may be relevant and appropriate:

     (a) The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

     (b) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.


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

     (c) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

     (d) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under 4 above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in 3(a) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

     6. The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

     (a) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

     (b) The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

     (c) The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

     7. In addition to and notwithstanding any other provision of this agreement the Commissioner or agency head may in his or her sole discretion terminate this agreement upon not less than three (3) days written notice in the event contractor fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this agreement by the contractor, or affecting the performance of this contract.

4.10 ASSIGNMENT

A. The Contractor shall not assign, transfer, convey or otherwise dispose of this Agreement or of Contractor's rights, obligations, duties, in whole or in part, or of its right to execute it, or its right, title or interest in it or any part thereof, or assign, by power of attorney or otherwise, any of the notices due or to become due under this contract, unless the prior written consent of the Administrator shall be obtained. Any such assignment, transfer, conveyance or other disposition without such consent shall be void.

B. Failure of the Contractor to obtain any required consent to any assignment, shall be cause for termination for cause, at the option of the Administrator; and if so terminated, the City shall thereupon be relieved and discharged from any further liability and obligation to the Contractor, its assignees or transferees, and all monies that may become due under the contract shall be forfeited to the City except so much thereof as may be necessary to pay the Contractor's employees.

C. The provisions of this clause shall not hinder, prevent, or affect an assignment by the Contractor for the benefit of its creditors made pursuant to the laws of the State of New York.

D. This Agreement may be assigned by the City to any corporation, agency or instrumentality having authority to accept such assignment.

4.11 SUBCONTRACTING

A. The Contractor agrees not to enter into any subcontracts for the performance of its obligations, in whole or in part, under this Agreement without the prior written approval of the Department. Two copies of each such proposed subcontract


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

     shall be submitted to the Department with the Contractor's written request for approval. All such subcontracts shall contain provisions specifying:

     1. that the work performed by the subcontractor must be in accordance with the terms of the Agreement between the Department and the Contractor,

     2. that nothing contained in such agreement shall impair the rights of the Department,

     3. that nothing contained herein, or under the Agreement between the Department and the Contractor, shall create any contractual relation between the subcontractor and the Department, and

     4. that the subcontractor specifically agrees to be bound by the confidentiality provision set forth in this Agreement between the Department and the Contractor.

B. The Contractor agrees that it is fully responsible to the Department for the acts and omissions of the subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

C. The aforesaid approval is required in all cases other than individual employer-employee contracts.

D. The Contractor shall not in any way be relieved of any responsibility under this Contract by any subcontract.

4.12 PUBLICITY

A. The prior written approval of the Department is required before the Contractor or any of its employees, servants, agents, or independent contractors may, at any time, either during or after completion or termination of this Agreement, make any statement to the press or issue any material for publication through any media of communication bearing on the work performed or data collected under this Agreement.

B. If the Contractor publishes a work dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, the Department shall have a royalty free, non-exclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use the publication.

4.13 PARTICIPATION IN AN INTERNATIONAL BOYCOTT

A. The Contractor agrees that neither the Contractor nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations of the United States Department of Commerce promulgated thereunder.

B. Upon the final determination by the Commerce Department or any other agency of the United States as to, or conviction of the Contractor or a substantially-owned affiliated company thereof, participation in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations promulgated thereunder, the Comptroller may, at his option, render forfeit and void this contract.

C. The Contractor shall comply in all respects, with the provisions of Section 6-114 of the Administrative Code of the City of New York and the rules and regulations issued by the Comptroller thereunder.

4.14 INVENTIONS, PATENTS AND COPYRIGHTS

A. Any discovery or invention arising out of or developed in the course of performance of this Agreement shall be promptly and fully reported to the Department, and if this work is supported by a federal grant of funds, shall be promptly and fully reported to the Federal Government for determination as to whether patent protection on such invention shall be sought and how the rights in the invention or discovery, including rights under any patent issued thereon, shall be disposed of and administered in order to protect the public interest.

B. No report, document or other data produced in whole or in part with contract funds shall be copyrighted by the Contractor nor shall any notice of copyright be registered by the Contractor in connection with any report, document or other data developed for the contract.


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C.   In no case shall subsections A and B of this section apply to, or prevent the Contractor from asserting or protecting its rights in any report, document or other data, or any invention which existed prior to or was developed or discovered independently from the activities directly related to this Agreement.

4.15 INFRINGEMENTS

     The Contractor shall be liable to the Department and hereby agrees to indemnify and hold the Department harmless for any damage or loss or expense sustained by the Department from any infringement by the Contractor of any copyright, trademark or patent rights of design, systems, drawings, graphs, charts, specifications or printed matter furnished or used by the Contractor in the performance of this Agreement.

4.16 ANTI-TRUST

     The Contractor hereby assigns, sells, and transfers to the City all right, title and interest in and to any claims and causes of action arising under the anti-trust laws of the State of New York or of the United States relating to the particular goods or services purchased or procured by the City under this Agreement.

ARTICLE 5. TERMINATION

5.1  TERMINATION OF AGREEMENT

A. The Department and/or City shall have the right to terminate this Agreement, in whole or in part:

     1. Under any right to terminate as specified in any section of this Agreement.

     2. Upon the failure of the Contractor to comply with any of the terms and conditions of this Agreement.

     3.   Upon the Contractor's becoming insolvent.

     4. Upon the commencement under the Bankruptcy Act of any proceeding by or against the Contractor, either voluntarily or involuntarily.

     5. Upon the Commissioner's determination, termination is in the best interest of the City.

B. The Department or City shall give the Contractor written notice of any termination of this Agreement specifying therein the applicable provisions of subsection A of this section and the effective date thereof which shall not be less than ten (10) days from the date the notice is received.

C. The Contractor shall be entitled to apply to the Department to have this Agreement terminated by said Department by reason of any failure in the performance of this Agreement (including any failure by the Contractor to make progress in the prosecution of work hereunder which endangers such performance), if such failure arises out of causes beyond the control and without the fault or negligence of the Contractor. Such causes may include, but are not restricted to: acts of God or of the public enemy; acts of the Government in either its sovereign or contractual capacity; fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes; or any other cause beyond the reasonable control of the Contractor. The determination that such failure arises out of causes beyond the control and without the fault or negligence of the Contractor shall be made by the Department which agrees to exercise reasonable judgment therein. If such a determination is made and the Agreement terminated by the Department pursuant to such application by the Contractor, such termination shall be deemed to be without cause.

D. Upon termination of this Agreement the Contractor shall comply with the Department or City close-out procedures, including but not limited to:

     1.   Accounting for and refund to the Department or City, within thirty
          (30) days, any unexpended funds which have been paid to the Contractor pursuant to this agreement.

     2. Furnishing within thirty (30) days an inventory to the Department or City of all equipment, appurtenances and property purchased through or provided under this Agreement carrying out any Department or City directive concerning the disposition thereof.

     3. Not incurring or paying any further obligation pursuant to this Agreement beyond the termination date. Any obligation necessarily incurred by the Contractor on account of this Agreement prior to receipt of notice of termination and falling due after such date shall be paid by the Department or City in accordance with the terms


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          of this Agreement. In no event shall the word "obligation," as used herein, be construed as including any lease agreement, oral or written, entered into between the Contractor and its landlord.

     4. Turn over to the Department or City or its designees all books, records, documents and material specifically relating to this Agreement.

     5. Submit, within ninety (90) days, a final statement and report relating to this Agreement. The report shall be made by a certified public accountant or a licensed public accountant.

E. In the event the Department or City shall terminate this Agreement, in whole or in part, as provided in paragraphs 1, 2, 3, or 4 of subsection A of this section, the Department or City may procure, upon such terms and in such manner as deemed appropriate, services similar to those so terminated, and the Contractor shall continue the performance of this Agreement to the extent not terminated hereby.

F. Not withstanding any other provisions of this contract, the Contractor shall not be relieved of liability to the City for damages sustained by the City by virtue of Contractor's breach of the contract, and the City may withhold payments to the Contractor for the purpose of set-off until such time as the exact amount of damages due to the City from the Contractor is determined.

G. The provisions of the Agreement regarding confidentiality of information shall remain in full force and effect following any termination.

H. The rights and remedies of the City provided in this section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

ARTICLE 6. MISCELLANEOUS

6.1  CONFLICT OF LAWS

     All disputes arising out of this Agreement shall be interpreted and decided in accordance with the laws of the State of New York.

6.2  GENERAL RELEASE

     The acceptance by the Contractor or its assignees of the final payment under this contract, whether by voucher, judgment of any court of competent jurisdiction or any other administrative means, shall constitute and operate as a general release to the City from any and all claims of and liability to the Contractor arising out of the performance of this contract.

6.3  CLAIMS AND ACTIONS THEREON

A. No action at law or proceeding in equity against the City or Department shall lie or be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor shall have strictly complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

B. No action shall lie or be maintained against the City by Contractor upon any claims based upon this Agreement unless such action shall be commenced within six (6) months after the date of filing in the Office of the Comptroller of the City of the certificate for the final payment hereunder, or within six (6) months of the termination or conclusion of this Agreement, or within six (6) months after the accrual of the Cause of Action, whichever first occurs.

C. In the event any claim is made or any action brought in any way relating to the Agreement herein, the Contractor shall diligently render to the Department and/or the City of New York without additional compensation any and all assistance which the Department and/or the City of New York may require of the Contractor.

D. The Contractor shall report to the Department in writing within three (3) working days of the initiation by or against the Contractor of any legal action or proceeding in connection with or relating to this Agreement.


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6.4  NO CLAIM AGAINST OFFICERS, AGENTS OR EMPLOYEES

     No claim whatsoever shall be made by the Contractor against any officer, agent or employee of the City for, or on account of, anything done or omitted in connection with this contract.

6.5  WAIVER

     Waiver by the Department of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the Agreement unless and until the same shall be agreed to in writing by the Department or City as required and attached to the original Agreement.

6.6  NOTICE

     The Contractor and the Department hereby designate the business addresses hereinabove specified as the places where all notices, directions or communications from one such party to the other party shall be delivered, or to which they shall be mailed. Actual delivery of any such notice, direction or communication to a party at the aforesaid place, or delivery by certified mail shall be conclusive and deemed to be sufficient service thereof upon such party as of the date such notice, direction or communication is received by the party. Such address may be changed at any time by an instrument in writing executed and acknowledged by the party making such change and delivered to the other party in the manner as specified above. Nothing in this section shall be deemed to serve as a waiver of any requirements for the service of notice or process in the institution of an action or proceeding as provided by law, including the Civil Practice Law and Rules.

6.7  ALL LEGAL PROVISIONS DEEMED INCLUDED

     It is the intent and understanding of the parties to this Agreement that each and every provision of law required to be inserted in this Agreement shall be and is inserted herein. Furthermore, it is hereby stipulated that every such provision is to be deemed to be inserted herein, and if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, then this Agreement shall forthwith upon the application of either party be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

6.8  SEVERABILITY

     If this Agreement contains any unlawful provision not an essential part of the Agreement and which shall not appear to have been a controlling or material inducement to the making thereof, the same shall be deemed of no effect and shall upon notice by either party, be deemed stricken from the Agreement without affecting the binding force of the remainder.

6.9  POLITICAL ACTIVITY

     There shall be no partisan political activity or any activity to further the election or defeat of any candidate for public, political or party office as part of or in connection with this Agreement, nor shall any of the funds provided under this Agreement be used for such purposes.

6.10 MODIFICATION

     This Agreement may be modified by the parties in writing in a manner not materially affecting the substance hereof. It may not be altered or modified orally.

A.   CONTRACT CHANGES

     Changes may be made to this contract only as duly authorized by the Agency Chief Contracting Officer of his or her designee. Vendors deviating from the requirements of an original purchase order or contract without a duly authorized change order document, or written contract modification or amendment, do so at their own risk. All such duly authorized changes, modifications and amendments will be reflected in a written change order and become a part of the original contract. Contract changes will be made only for work necessary to complete the work included in the original scope of the contract, and for non-material changes to the scope of the contract. Changes are not permitted for any material alteration in the scope of the work. Changes may include any one or more of the following:

          -    Specification changes to account for design errors or omissions;


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          -    changes in contract amount due to authorized additional or omitted work. Any such changes require appropriate price and cost analysis to determine reasonableness. In addition, except for non-construction requirements contracts, all changes that cumulatively exceed the greater of ten percent of the original contract amount or $100,000 shall be approved by the City Chief Procurement Officer.

          - Extensions of a contract term for good and sufficient cause for a cumulative period not to exceed one year from the date of expiration of this current contract. Requirements contracts shall be subject to this limitation;

          -    Changes in delivery location;

          -    Changes in shipment method; and

          - Any other change not inconsistent with Section 4-02 of the P.P.B. Rules (ed. 9/00), or any successor Rule.

     The Contractor may be entitled to a price adjustment for extra work performed pursuant to a written change order. If any part of the contract work is necessarily delayed by a change order, the Contractor may be entitled to an extension of time for performance. Adjustments to price shall be validated for reasonableness by using appropriate price and cost analysis.

6.11 PARAGRAPH HEADINGS

     Paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this contract and in no way affect this contract.

6.12 NO REMOVAL OF RECORDS FROM PREMISES

     Where performance of this Agreement involves use by the Contractor of Departmental papers, files, data or records at Departmental facilities or offices, the Contractor shall not remove any such papers, files, data or records, therefrom without the prior approval of the Department's designated official.

6.13 INSPECTION AT SITE

     The Department shall have the right to have representatives of the Department or of the City or of the State or Federal governments present at the site of the engagement to observe the work being performed.

6.14 PRICING

A. The Contractor shall when ever required during the contract, including but not limited to the time of bidding, submit cost or pricing data and formally certify that, to the best of its knowledge and belief, the cost or pricing date submitted was accurate, complete, and current as of a specified date. The Contractor shall be required to keep its submission of cost and pricing date current until the contract has been completed.

B. The price of any change order or contract modification subject to the conditions of paragraph A, shall be adjusted to exclude any significant sums by which the City finds that such price was based on cost or price data furnished by the supplier which was inaccurate, incomplete, or not current as of the date agreed upon between the parties.

C. Time for Certification. The Contractor must certify that the cost or pricing data submitted are accurate, complete and current as of a mutually determined date.

D. Refusal to Submit Data. When any contractor refuses to submit the required data to support a price, the Contracting Officer shall not allow the price.

E. Certificate of Current Cost or Pricing Data. Form of Certificate. In those cases when cost or pricing data is required, certification shall be made using a certificate substantially similar to the one contained in Chapter 4 of the PPB rules and such certification shall be retained in the agency contract file.

ARTICLE 7. MERGER

This written Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.


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ARTICLE 8. CONDITIONS PRECEDENT

This contract shall neither be binding nor effective unless:

A. Approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975, in the event the Executive Order requires such approval; and

B. Certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14, 1975) that performance thereof will be in accordance with the City's financial plan; and

C. Approved by the New York State Financial Control Board (Board) pursuant to the New York State Financial Emergency Act for the City of New York, as amended, (the "Act"), in the event regulations of the Board pursuant to the Act require such approval.

D. It has been authorized by the Mayor and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable thereto sufficient to pay the estimated expense of carrying out this Agreement. The requirements of this section of the contract shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this contract to be effective and for the expenditure of City funds.

ARTICLE 9. PPB RULES

This contract is subject to the Rules of the Procurement Policy Board of the City of New York effective August 1, 1990, as amended. In the event of a conflict between said Rules and a provision of this contract, the Rules shall take precedence.

ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE

     1.   As required by New York State Labor Law Section 220-e:

          a. That in the hiring of employees for the performance of work under this contract or any subcontract hereunder, neither the Contractor, Subcontractor, nor any person acting on behalf of such Contractor or Subcontractor, shall by reason of race, creed, color, sex or national origin discriminate against any citizen of the State of New York who is qualified and available to perform the work to which the employment relates;

          b. That neither the Contractor, subcontractor, nor any person on his behalf shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this contract on account of race, creed, color, sex or national origin;

          c. That there may be deducted from the amount payable to the Contractor by the City under this contract a penalty of five dollars for each person for each calendar day during which such person was discriminated against or intimidated in violation of the provisions of this contract; and

          d. That this contract may be canceled or terminated by the City and all monies due or to become due hereunder may be forfeited, for a second or any subsequent violation of the terms or conditions of this section of the contract.

          e. The aforesaid provisions of this section covering every contract for or on behalf of the State or a municipality for the manufacture, sale or distribution of materials, equipment or supplies shall be limited to operations performed within the territorial limits of the State of New York.

     2.   As required by New York City Administrative Code Section 6-108:

          a. It shall be unlawful for any person engaged in the construction, alteration or repair of buildings or engaged in the construction or repair of streets or highways pursuant to a contract with the City or engaged in the manufacture, sale or distribution of materials, equipment or supplies pursuant to a contract with the City to refuse to employ or to refuse to continue in any employment any person on account of the race, color or creed of such person.

          b. It shall be unlawful for any person or any servant, agent or employee of any person, described in subdivision (a) above, to ask, indicate or transmit, orally or in writing, directly or indirectly, the race, color, creed or religious affiliation of any person employed or seeking employment from such person, firm or corporation.

          c. Disobedience of the foregoing provisions shall be deemed a violation of a material provision of this contract.

          d Any person, or the employee, manager or owner of or officer of such firm or corporation who shall violate any of the provisions of this section shall, upon conviction thereof, be punished by a fine of not more than one hundred dollars or by imprisonment for not more than thirty days, or both.


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ARTICLE 11. FORUM PROVISION CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any and all claims asserted by or against the City arising under this Contract or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City and County of New York. To effect this Agreement and intent, the Contractor agrees:

          a. If the City initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Contract, or to such other address as the Contractor may provide to the City in writing; and

          b. With respect to any action between the City and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (I) to move to dismiss on grounds of forum non conveniens; (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

          c. With respect to any action between the City and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

          d. If the Contractor commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City. If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY

This contract is subject to the requirements of Executive Order No. 50 (1980) as revised ("E.O. 50") and the Rules and Regulations promulgated thereunder. No contract will be awarded unless and until these requirements have been complied with in their entirety. By signing this contract, the contractor agrees that it:

     1. will not engage in any unlawful discrimination against any employee or applicant for employment because of race, creed, color, national origin, sex age, disability, marital status or sexual orientation with respect to all employment decisions including, but not limited to, recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

     2. the contractor agrees that when it subcontracts it will not engage in any unlawful discrimination in the selection of subcontractors on the basis of the owner's race, color, creed, national origin, sex, age, disability, marital status or sexual orientation;

     3. will state in all solicitations or advertisements for employees placed by or on behalf of the contractor that all qualified applicants will receive consideration for employment without unlawful discrimination based on race, creed, color, national origin, sex, age, disability, marital status or sexual orientation, or that it is an equal employment opportunity employer;

     4. will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments under E. O. 50 and the rules and regulations promulgated thereunder; and

     5. will furnish all information and reports including an Employment Report before the award of the contract which are required by E. O. 50, the rules and regulations promulgated thereunder, and orders of the Director of the Bureau of Labor Services ("Bureau"), and will permit access to its books, records and accounts by the Bureau for the purposes of investigation to ascertain compliance with such rules, regulations, and orders. The contractor understands that in the event of its noncompliance with nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, such noncompliance shall constitute a material breach of the contract and noncompliance with the E. O. 50 and the rules and regulations promulgated thereunder. After a hearing held pursuant to the rules of the Bureau, the Director may direct the imposition by the contracting agency held of any or all of the following sanctions:

               (i)  disapproval of the contractor;


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

               (ii) suspension or termination of the contract;

               (iii) declaring the contractor in default; or

               (iv) in lieu of any of the foregoing sanctions, the Director may impose an employment program. The Director of the Bureau may recommend to the contracting agency head that a Board of Responsibility be convened for purposes of declaring a contractor who has repeatedly failed to comply with E.O. 50 and the rule and regulations promulgated thereunder to be nonresponsible. The contractor agrees to include the provisions of the foregoing paragraphs in every subcontract or purchase order in excess of $50,000 to which it becomes a party unless exempted by E.O. 50 and the rules and regulations promulgated thereunder, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as may be directed by the Director of the Bureau of Labor Services as a means of enforcing such provisions, including sanctions for noncompliance. The contractor further agrees that it will refrain from entering into any contract or contract modification subject to E.O. 50 and the rules and regulations promulgated thereunder with a subcontractor who is not in compliance with the requirements of E.O. 50 and the rules and regulations promulgated thereunder.

ARTICLE 13. NO DAMAGE FOR DELAY

The Contractor agrees to make no claim for damages for delay in the performance of this Contract occasioned by any act or omission to act of the City or any of its representatives, and agrees that any such claim shall be fully compensated for by an extension of time to complete performance of the work as provided herein.

ARTICLE 14. CONSULTANT REPORT INFORMATION

A copy of each consultant report submitted by a consultant to any City official or to any officer, employee, agent or representative of a City department, agency, commission or body or to any corporation, association or entity whose expenses are paid in whole or in part from the City treasury shall be furnished to the Commissioner of the department to which such report was submitted or, if not a City department, then to the chief controlling officer or officers of such other office or entity. A copy of such report shall also be furnished to the Director of the Mayor's Office of Construction for matters related to construction or to the Director of the Mayor's Office of Operations for all other matters.

ARTICLE 15. RESOLUTION OF DISPUTES

15.1 All disputes between the City and the Contractor of the kind delineated in this section that arise under, or by virtue of, this Contract shall be finally resolved in accordance with the provisions of this section and Section 4-09 of the Rules of the Procurement Policy Board ("PPB Rules"), and any successor Rule. The procedure for resolving all disputes of the kind delineated herein shall be the exclusive means of resolving any such disputes.

          a. This section shall not apply to disputes concerning matters dealt with in other sections of the PPB Rules or to disputes involving patents, copyrights, trademarks, or trade secrets (as interpreted by the courts of New York State) relating to proprietary rights in computer software.

          b. For construction and construction-related services this section shall apply only to disputes about the scope of work delineated by the Contract, the interpretation of Contract Documents, the amount to be paid for extra work or disputed work performed in connection with the Contract, the conformity of the Contractor's work to the Contract, and the acceptability and quality of the Contractor's work; such disputes arise when the Engineer makes a determination with which the Contractor disagrees.

15.2 All determinations required by this section shall be made in writing, clearly stated, with a reasoned explanation for the determination based on the information and evidence presented to the party making the determination. Failure to make such determination within the time period required by this section shall be deemed a non-determination without prejudice that will allow appeal to the next level.

15.3 During such time as any dispute is being presented, heard, and considered pursuant to this section, the contract terms shall remain in full force and effect and the Contractor shall continue to perform work in accordance with the Contract and as directed by the Agency Chief Contracting Officer or Engineer. Failure of the Contractor to continue the work as directed shall constitute a waiver by the Contractor of any and all claims being presented pursuant to this section and a material breach of Contract.


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

15.4 Presentation of Dispute to Agency Head.

     (A) Notice of Dispute and Agency Response. The Contractor shall present its dispute in writing ("Notice of Dispute") to the Agency Head within the time specified herein or, if no time is specified, within thirty (30) days of receiving notice of the determination or action that is the subject of the dispute. This notice requirement shall not be read to replace any other notice requirements contained in the Contract. The Notice of Dispute shall include all the facts, evidence, documents, or other basis upon which the Contractor relies in support of its position, as well as a detailed computation demonstrating how any amount of money claimed by the Contractor in the dispute was arrived at. Within thirty (30) days after receipt of the detailed written submission, the Agency Chief Contracting Officer or, in the case of construction or construction-related services, the Engineer shall submit to the Agency Head all materials he or she deems pertinent to the dispute. Following initial submissions to the Agency Head, either party may demand of the other the production of any document or other material the demanding party believes may be relevant to the dispute. The requested party shall produce all relevant materials that are not otherwise protected by a legal privilege recognized by the courts of New York State. Any question of relevancy shall be determined by the Agency Head whose decision shall be final. Wilful failure of the Contractor to produce any requested material whose relevancy the Contractor has not disputed, or whose relevancy has been affirmatively determined, shall constitute a waiver by the Contractor of its claim.

     (B) Agency Head Inquiry. The Agency Head shall examine the material and may, in his or her discretion, convene an informal conference with the Contractor and the Agency Chief Contracting Officer and, in the case of construction or construction-related services, the Engineer to resolve the issue by mutual consent prior to reaching a determination. The Agency Head may seek such technical or other expertise as he or she shall deem appropriate, including the use of neutral mediators, and require any such additional material from either or both parties as he or she deems fit. The Agency Head's ability to render, and the effect of, a decision hereunder shall not be impaired by any negotiations in connection with the dispute presented, whether or not the Agency Head participated therein. The Agency Head may or, at the request of any party to the dispute, shall compel the participation of any other contractor with a contract related to the work of this Contract, and that contractor shall be bound by the decision of the Agency Head. Any contractor thus brought into the dispute resolution proceeding shall have the same rights to make presentations and to seek review as the Contractor initiating the dispute.

     (C) Agency Head Determination. Within thirty (30) days after the receipt of all materials and information, or such longer time as may be agreed to by the parties, the Agency Head shall make his or her determination and shall deliver or send a copy of such determination to the Contractor and Agency Chief Contracting Officer and, in the case of construction or construction-related services, the Engineer, together with a statement concerning how the decision may be appealed.

     (D) Finality of Agency Head Decision. The Agency Head's decision shall be final and binding on all parties, unless presented to the Contract Dispute Resolution Board pursuant to this section. The City may not take a petition to the Contract Dispute Resolution Board. However, should the Contractor take such a petition, the City may seek, and the Board may render, a determination less favorable to the Contractor and more favorable to the City than the decision of the Agency Head.

15.5 Presentation of Dispute to the Comptroller. Before any dispute may be brought by the Contractor to the Contract Dispute Resolution Board, the Contractor must first present its claim to the comptroller for his or her review, investigation, and possible adjustment.

     (A) Time, Form, and Content of Notice. Within thirty (30) days of its receipt of a decision by the Agency Head, the Contractor shall submit to the Comptroller and to the Agency Head a Notice of Claim regarding its dispute with the Agency. The Notice of Claim shall consist of (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head, and (iii) a copy of all materials submitted by the Contractor to the Agency, including the Notice of Dispute. The Contractor may not present to the Comptroller any material not presented to the Agency Head, except at~the request of the Comptroller.

     (B) Agency Response. Within thirty (30) days of receipt of the Notice of Claim, the Agency shall make available to the Comptroller a copy of all material submitted by the Agency to the Agency Head in connection with the dispute. The Agency may not present to the Comptroller any material not presented to the Agency Head except at the request of the Comptroller.


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

     (C) Comptroller Investigation. The Comptroller may investigate the claim in dispute and, in the course of such investigation, may exercise all powers provided in sections 7-201 and 7-203 of the New York City Administrative Code. In addition, the Comptroller may demand of either party, and such party shall provide, whatever additional material the Comptroller deems pertinent to the claim, including original business records of the Contractor. Wilful failure of the Contractor to produce within fifteen (15) days any material requested by the Comptroller shall constitute a waiver by the Contractor of its claim. The Comptroller may also schedule an informal conference to be attended by the Contractor, Agency representatives, and any other personnel desired by the Comptroller.

     (D) Opportunity of Comptroller to Compromise or Adjust Claim. The Comptroller shall have forty-five (45) days from his or her receipt of all materials referred to in 5. (C) to investigate the disputed claim. The period for investigation and compromise may be further extended by agreement between the Contractor and the Comptroller, to a maximum of ninety (90) days from the Comptroller's receipt of all the materials. The Contractor may not present its petition to the Contract Dispute Resolution Board until the period for investigation and compromise delineated in this paragraph has expired. In compromising or adjusting any claim hereunder, the Comptroller may not revise or disregard the terms of the Contract between the parties.

15.6 Contract Dispute Resolution Board. There shall be a Contract Dispute Resolution Board composed of:

     A. the chief administrative law judge of the Office of Administrative Trials and Hearings ("OATH") or his/her designated OATH administrative law judge, who shall act as chairperson, and may adopt operational procedures and issue such orders consistent with this section as may be necessary in the execution of the Contract Dispute Resolution Board's functions, including, but not limited to, granting extensions of time to present or respond to submissions;

     B. the City Chief Procurement Officer or a designee; or in the case of disputes involving construction, the Director of the Office of Construction or his/her designee; any designee shall have the requisite background to consider and resolve the merits of the dispute and shall not have participated personally and substantially in the particular matter that is the subject of the dispute or report to anyone who so participated, and

     C. a neutral person with appropriate expertise. This person shall be selected by the presiding administrative law judge from a prequalified panel of individuals, established and administered by OATH, with appropriate background to act as decision-makers in a dispute. Such individuals may not have a contract or dispute with the City or be an officer or employee of any company or organization that does, or regularly represents persons, companies, or organizations having disputes with the City.

15.7 Petition to Contract Dispute Resolution Board. In the event the claim has not been settled or adjusted by the Comptroller within the period provided in this section, the Contractor, within thirty (30) days thereafter, may petition the Contract Dispute Resolution Board to review the Agency Head determination.

     (A) Form and Content of Petition by Contractor. The Contractor shall present its dispute to the Contract Dispute Resolution Board in the form of a Petition, which shall include (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends that the dispute was wrongly decided by the Agency Head;
(ii) a copy of the written decision of the Agency Head; (iii) copies of all materials submitted by the Contractor to the Agency; (iv) a copy of the written decision of the Comptroller, if any, and (v) copies of all correspondence with, or written material submitted by the Contractor to, the Comptroller's Office. The Contractor shall concurrently submit four complete sets of the Petition: one to the Corporation Counsel (Attn: Commercial and Real Estate Litigation Division), and three to the Contract Dispute Resolution Board at OATH's offices with proof of service on the Corporation Counsel. In addition, the supplier shall submit a copy of the statement of the substance of the dispute, cited in
(i) above to both the Agency Head and the Comptroller.

     (B) Agency Response. Within thirty (30) days of its receipt of the Petition by the Corporation Counsel, the Agency shall respond to the brief written statement of the Contractor and make available to the Board at OATH's offices and one to the Contractor, all material it submitted to the Agency Head and Comptroller. Extensions of time for submittal of the agency response shall be given as necessary upon a showing of good cause or, upon the consent of the parties, for an initial period of up to thirty (30) days.

     (C) Further Proceedings. The Board shall permit the Contractor to present its case by


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

the submission of memoranda, briefs, and oral argument. The Board shall also permit the Agency to present its case in response to the Contractor by the submission of memoranda, briefs, and oral argument. If requested by the Corporation Counsel, the Comptroller shall provide reasonable assistance in the preparation of the Agency's case. Neither the Contractor nor the Agency may support its case with any documentation or other material that was not considered by the Comptroller, unless requested by the Board. The Board, at its discretion, may seek such technical or other expertise as it shall deem appropriate and may seek, on its own or upon application of a party, any such additional material from any party as it deems fit. The Board, in its discretion, may combine more than one dispute between the parties of concurrent resolution.

     (D) Contract Dispute Resolution Board Determination. Within forty-five (45) days of the conclusion of all written submissions and oral arguments, the Board shall render a written decision resolving the dispute. In an unusually complex case, the Board may render its decision in a longer period of time, not to exceed ninety (90) days, and shall so advise the parties at the commencement of this period. The Board's decision must be consistent with the terms of the Contract. In reaching its decision, the Board shall accord no precedential significance to prior decisions of the Board involving other non-related contracts.

     (E) Notification of Contract Dispute Resolution Board Decision. The Board shall send a copy of its decision to the Contractor, the Agency Chief Contracting Officer, the Corporation Counsel, the Comptroller, and in the case of construction or construction-related services, the Engineer. A decision in favor of the Contractor shall be subject to the prompt payment provisions of the PPB Rules. The Required Payment Day shall be thirty (30) days after the date the parties are formally notified of the Board's decision.

     (F) Finality of Contract Dispute Resolution Board Decision. The Board's decision shall be final and binding on all parties. Any party may seek review of the Board's decision solely in the form of a challenge, made within four (4) months of the date of the Board's decision, in a court of competent jurisdiction of the State of New York, County of New York, pursuant to Article 78 of the Civil Practice Law and Rules. Such review by the court shall be limited to the question of whether or not the Board's decision was made in violation of lawful procedure, was affected by an error of law, or was arbitrary and capricious or an abuse of discretion. No evidence or information shall be introduced or relied upon in such proceeding that was not presented to the Board in accordance with
Section 4-09 of the PPB Rules.

15.8 Any termination, cancellation, or alleged breach of the Contract prior to or during the pendency of any proceedings pursuant to this section shall not affect or impair the ability of the Agency Head or Contract Dispute Resolution Board to make a binding and final decision pursuant to this section.

ARTICLE 16. PROMPT PAYMENT

The Prompt Payment provisions set forth in Chapter 4, Section 4-06 of the Procurement Policy Board Rules in effect at the time for this solicitation will be applicable to payments made under this contract. The provisions require the payment to the contractors of interest on payments made after the required payment date except as set forth in Section 4-06 of the Rules.

The contractor must submit a proper invoice to receive payment, except where the contract provides that the contractor will be paid at predetermined intervals without having to submit an invoice for each scheduled payment.

Determinations of interest due will be made in accordance with the provisions of the Procurement Policy Board Rules and General Municipal Law Section 3-a.


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

                                  APPENDIX R 2

             GENERAL PROVISIONS GOVERNING CONTRACTS FOR CONSULTANTS, PROFESSIONAL AND TECHNICAL SERVICES (For-Profit Entities)

CONTENTS                                                                    PAGE
--------                                                                    ----
ARTICLE 1.  DEFINITIONS                                                       1
ARTICLE 2.  REPRESENTATIONS AND WARRANTIES                                    1
ARTICLE 3.  AUDIT BY THE DEPARTMENT AND CITY                                  2
ARTICLE 4.  COVENANTS OF THE CONTRACTOR                                       3
ARTICLE 5.  TERMINATION                                                      10
ARTICLE 6.  MISCELLANEOUS                                                    12
ARTICLE 7.  MERGER                                                           15
ARTICLE 8.  CONDITIONS PRECEDENT                                             15
ARTICLE 9.  PPB RULES                                                        15
ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE                     15
ARTICLE 11. FORUM PROVISION                                                  16
ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY                                     17
ARTICLE 13. NO DAMAGE FOR DELAY                                              18
ARTICLE 14. CONSULTANT REPORT INFORMATION                                    18
ARTICLE 15. RESOLUTION OF DISPUTES                                           18
ARTICLE 16. PROMPT PAYMENT                                                   22
ARTICLE 17. MACBRIDE PRINCIPLES                                              22

ARTICLE 1. DEFINITIONS

     As used throughout this Agreement, the following terms shall have the meaning set forth below:

     a. "CITY" shall mean the City of New York, its departments and political subdivisions.

     b.   "COMPTROLLER" shall mean the Comptroller of the City of New York.

     c. "DEPARTMENT" or "Agency" shall mean the DEPARTMENT OF HEALTH AND MENTAL HYGIENE.

     d. "COMMISSIONER" or "ADMINISTRATOR" shall mean the COMMISSIONER OF HEALTH AND MENTAL HYGIENE or his duly authorized representative. The term "duly authorized representative" shall include any person or persons acting within the limits of his or her authority.

     e. "LAW" or "LAWS" shall include but not be limited to the New York City Charter, the New York City Administrative Code, a local law of the City of New York, and any ordinance, rule or regulation having the force of law.

     f.   "CONTRACTOR" or "CONSULTANT" shall mean CarePlus, L.L.C.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

2.1  PROCUREMENT OF AGREEMENT

A. The Contractor represents and warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage fee, contingent fee or any other compensation. The Contractor further represents and warrants that no payment, gift or thing of value has been made, given or promised to obtain this or any other agreement between the parties. The Contractor makes such representations and warranties to induce the City to enter


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     into this Agreement and the City relies upon such representations and warranties in the execution hereof.

? For a breach or violation of such representations or warranties, the Administrator shall have the right to annul this Agreement without liability, entitling the City to recover all monies paid hereunder and the Contractor shall not make claim for, or be entitled to recover, any sum or sums due under this Agreement. This remedy, if effected, shall not constitute the sole remedy afforded the City for the falsity or breach, nor shall it constitute a waiver of the City's right to claim damages or refuse payment or to take any other action provided for by law or pursuant to this Agreement.

2.2  CONFLICT OF INTEREST

     The Contractor represents and warrants that neither it nor any of its directors, officers, members, partners or employees, has any interest nor shall they acquire any interest, directly or indirectly, which would or may conflict in any manner or degree with the performance or rendering of the services herein provided. The Contractor further represents and warrants that in the performance of this Agreement no person having such interest or possible interest shall be employed by it. No elected official or other officer or employee of the City or Department, nor any person whose salary is payable, in whole or in part, from the City Treasury, shall participate in any decision relating to this Agreement which affects his or her personal interest or the interest of any corporation, partnership or association in which he or she is, directly or indirectly, interested; nor shall any such person have any interest, direct or indirect, in this Agreement or in the proceeds thereof.

2.3  FAIR PRACTICES

     The Contractor and each person signing on behalf of any contractor represents and warrants and certifies, under penalty of perjury, that to the best of its knowledge and belief:

     A. The prices in this contract have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

     B. Unless otherwise required by law, the prices which have been quoted in this contract and on the proposal submitted by the Contractor have not been knowingly disclosed by the Contractor prior to the proposal opening, directly or indirectly, to any other bidder or to any competitor; and

     C. No attempt has been made or will be made by the Contractor to induce any other person, partnership or corporation to submit or not to submit a proposal for the purpose of restricting competition.

     The fact that the Contractor (a) has published price lists, rates, or tariffs covering items being procured, (b) has informed prospective customers of proposed or pending publication of new or revised price lists for such items, or (c) has sold the same items to other customers at the same prices being bid, does not constitute, without more, a disclosure within the meaning of the above.

ARTICLE 3. AUDIT BY THE DEPARTMENT AND CITY

3.1 All vouchers or invoices presented for payment to be made hereunder, and the books, records and accounts upon which said vouchers or invoices are based are subject to audit by the Department and by the Comptroller of the City of New York pursuant to the powers and responsibilities as conferred upon said Department and said Comptroller by the New York City Charter and Administrative Code of the City of New York, as well as all orders and regulations promulgated pursuant thereto.

3.2 The Contractor shall submit any and all documentation and justification in support of expenditures or fees under this


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     Agreement as may be required by said Department and said Comptroller so that they may evaluate the reasonableness of the charges and shall make its records available to the Department and to the Comptroller as they consider necessary.

3.3 All books, vouchers, records, reports, canceled checks and any and all similar material may be subject to periodic inspection, review and audit by the State of New York, Federal Government and other persons duly authorized by the City. Such audit may include examination and review of the source and application of all funds whether from the City, any State, the Federal Government, private sources or otherwise.

3.4 The contractor shall not be entitled to final payment under the Agreement until all requirements have been satisfactorily met.

ARTICLE 4. COVENANTS OF THE CONTRACTOR

?.1   EMPLOYEES

? All experts or consultants or employees of the Contractor who are employed by the Contractor to perform work under this contract are neither employees of the City nor under contract to the City and the Contractor alone is responsible for their work, direction, compensation and personal conduct while engaged under this Agreement. Nothing in this contract shall impose any liability or duty on the City for the acts, omissions, liabilities or obligations of the Contractor any person, firm company, agency, association, expert, consultant, independent contractor, specialist, trainee, employee, servant, or agent, or for taxes of any nature including but not limited to unemployment insurance, workmen's compensation, disability benefits and social security, or, except as specifically stated in this contract, to any person, firm or corporation.

?. The Contractor shall be solely responsible for all physical injuries or death to its agents, servants, or employees or to any other person or damage to any property sustained during its operations and work on the project under this agreement resulting from any act of omission or commission or error in judgment of any of its officers, trustees, employees, agents, servants, or independent contractors, and shall hold harmless and indemnify the City from liability upon any and all claims for damages on account of such injuries or death to any such person or damages to property on account of any neglect, fault or default of the Contractor, its officers, trustees, employees, agents, servants, or independent contractors. The Contractor shall be solely responsible for the safety and protection of all of its employees whether due to the negligence, fault or default of the Contractor or not.

C.   Workmen's Compensation and Disability Benefits

     If this Agreement be of such a character that the employees engaged thereon are required to be insured by the provision of Chapter 615 of the Laws of 1922, known as the "Workmen's Compensation Law" and acts amendatory thereto, the Agreement shall be void and of no effect unless the Contractor shall secure compensation for the benefit of, and keep insured during the life of this Agreement such employees in compliance with the provisions of said law, inclusive of Disability Benefits,; and, shall furnish the Department with two (2) certificates of these insurance coverages.

D.   Unemployment Insurance

     Unemployment Insurance coverage shall be obtained and provided by the Contractor for its employees.

E.   Minimum Wage

     Except for those employees whose minimum wage is required to be fixed pursuant to Section 220 of the Labor Law of the State of New York, all persons employed by the Contractor in the performance of this Agreement shall be paid, without subsequent deduction or rebate, unless expressly authorized by law, not less than the minimum wage as prescribed by law. Any breach or violation of the foregoing shall be deemed a breach or violation of a material provision of this Agreement.


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?.2  INDEPENDENT CONTRACTOR STATUS

     The Contractor and the Department agree that the Contractor is an independent contractor, and not an employee of the Department or the City of New York, and that in accordance with such status as independent contractor, the Contractor covenants and agrees that neither it nor its employees or agents will hold themselves out as, nor claim to be, officers or employees of the City of New York, or of any department, agency or unit thereof, by reason hereof, and that they will not, by reason hereof, make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the City of New York, including, but not limited to, Workmen's Compensation coverage, Unemployment Insurance Benefits, Social Security coverage or employee retirement membership or credit.

?.3  INSURANCE

?.   Insurance Requirements for Contractors

     Contractors shall procure and maintain for the duration of the contract insurance against claims for injuries to persons or damages to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors. All required insurance policies shall be maintained with companies that may lawfully issue the required policy and have an A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations. The cost of such insurance shall be included in the Contractor's bid.

     a.   Minimum Scope of Insurance

          Coverage shall be at least as broad as:

     1. Insurance Services Office form number GL 0002 (1/73) covering Comprehensive General Liability and Insurance Services Office form number GL 0404 covering Broad Form Commercial General Liability Insurance General Liability; or Insurance Services Office Commercial General Liability coverage ("occurrence" form CG 0001).(ED 11/85).

     2. Insurance Services Office form number CA 0001 (Ed. 1/78) covering Automobile Liability, code 1 "any auto" and endorsements CA 2232 and CA 0112.

     3. Workers' Compensation insurance as required by Labor Code of the State of New York and Employers Liability insurance.

     b.   Minimum Limits of Insurance

          Contractor shall maintain limits no less than:

     1. Comprehensive General Liability: $1,000,000.00 combined single limit per accident for bodily injury and property damage.

     2. Professional liability: 1 Million Dollars per occurrence; Three Million Dollars Aggregate.

     3. Workers' Compensation and Employers Liability: Workers' Compensation limits as required by the Labor Code of the State of New York Employers Liability limits of $1,000,000.00 per accident. Pursuant to
          Section 57 of the NYS Workers' Compensation Law, the vendor has submitted proof of workers' compensation and disability benefits coverage to the agency.

     c.   Deductibles and Self-Insured Retentions

          Any deductibles and self-insured retentions must be declared to and approved by the Agency. At the option of the Agency, either: the insurer shall reduce or eliminate such deductibles or self-insured retentions as respects the Agency, its officers, officials and employees; or the Contractor shall procure a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

     1.   General Liability and Automobile Liability Coverages


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a.   The City, its officers, officials and employees are to be covered as insured as respects: liability arising out of activities performed by or on behalf of the Contractor; products and completed operations of the Contractor; premises owned, leases or used by the Contractor; or automobiles owned, leased, hired or borrowed by the Contractor. The coverage shall contain no special limitations on the scope of protection afforded to the City, its officers, officials and employees.

b. The Contractor's insurance coverage shall be primary insurance as respect the City, its officers, officials, and employees. Any other insurance or self-insurance maintained by the Agency, its officers, officials and employees shall be excess of and not contribute with the Contractor's insurance.

c. Any failure to comply with reporting provisions of the policies shall not affect coverage provided to the Agency, its officers, officials, and employees.

d. The Contractor's insurance shall apply separately to each insured against whom claim is made or suit is brought, except with respect to the limits of the insurers liability.

2.   Workers Compensation and Employers Liability Coverage

     The insurer shall agree to waive all rights of subrogation against the Agency, its officers, officials, and employees for losses/rising from work performed by the Contractor for Agency.

3.   All Coverages

     Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, cancelled by either party, reduced in coverage or in limits except after sixty (60) days prior written notice by certified mail, return receipt requested, has been given to the City.

d.   Acceptability of Insurers

     Insurance is to be placed with insurers with a Best's rating of no less than A.M. Best rating of at least A-7 or a Standard and Poor's rating of at least AA, unless prior written approval is obtained from the Mayor's Office of Operations.

e.   Verification of Coverage

     Contractor shall furnish the City with Certificates of Insurance effecting coverage required by this clause. The Certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The Certificates are to be on forms provided by the Agency and are to be received and approved by the Agency before work commences. The Agency reserves the right to obtain complete, certified copies of all required insurance policies, at any time.

f.   Subcontractors

     Contractor shall include all subcontractors as insured under its policies or shall furnish separate Certificates for each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.


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?.?  In the event that any claim is made or any action is brought against the
     City arising out of negligent or careless acts of an employee of the Contractor, either within or without the scope of his employment, or arising out of Contractor's negligent performance of this Agreement, then the City shall have the right to withhold further payments hereunder for the purpose of set-off in sufficient sums to cover the said claim or action. The rights and remedies of the City provided for in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

4.4  PROTECTION OF CITY PROPERTY

     A. The Contractor assumes the risk of, and shall be responsible for, any loss or damage to City property, including property and equipment leased by the City, used in the performance of this Agreement; and caused, either directly or indirectly by the acts, conduct, omissions or lack of good faith of the Contractor, its officers, managerial personnel and employees, or any person, firm, company, agent or others engaged by the Contractor as expert, consultant, specialist or subcontractor hereunder.

     B. In the event that any such City property is lost or damaged, except for normal wear and tear, then the City shall have the right to withhold further payments hereunder for the purpose of set-off, in sufficient sums to cover such loss or damage.

     C. The Contractor agrees to indemnify the City and hold it harmless from any and all liability or claim for damages due to any such loss or damage to any such City property described in subsection A above.

     D. The rights and remedies of the City provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or by this Agreement.

?.5  CONFIDENTIALITY

     All of the reports, information or data, furnished to or prepared, assembled or used by the Contractor under this Agreement are to be held confidential, and prior to publication, the Contractor agrees that the same shall not be made available to any individual or organization without the prior written approval of the Department.

4.6  BOOKS AND RECORDS

     The Contractor agrees to maintain separate and accurate books, records, documents and other evidence and accounting procedures and practices which sufficiently and properly reflect all direct and indirect costs of any nature expended in the performance of this Agreement.

4.7  RETENTION OF RECORDS

     The Contractor agrees to retain all books, records, and other documents relevant to this Agreement for six years after the final payment or termination of this Agreement, whichever is later. City, State and Federal auditors and any other persons duly authorized by the Department shall have full access to and the right to examine any of said materials during said period.

4.8  COMPLIANCE WITH LAW

     Contractor shall render all services under this Agreement in accordance with the applicable provisions of federal, state and local laws, rules and regulations as are in effect at the time such services are rendered.

4.9  INVESTIGATION CLAUSE

1. The parties to this agreement agree to cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (State) or City of New York (City) governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

2.


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?a)  If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

?b) If any person refuses to testify for a reason other than the assertion of his or her privilege against self-incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony under oath, or by the Inspector General of the governmental agency that is a party in interest in, and is seeking testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

?a) The commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved, to determine if any penalties should attach for the failure of a person to testify.

?3.

(b) If any non-governmental party to the hearing requests an adjournment, the commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph 5 below without the City incurring any penalty or damages for delay or otherwise.

4. The penalties which may attach after a final determination by the commissioner or agency head may include but shall not exceed:

(a) The disqualification for a period not to exceed five (5) years from the date of an adverse determination for any person, or any entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City; and/or

(b) The cancellation or termination of any and all such existing City contracts, leases, permits or licenses that the refusal to testify concerns and that have not been assigned as permitted under this agreement, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination; monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

5. The commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (c) and (d) below in addition to any other information which may be relevant and appropriate:


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(a)  The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

(b) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

(c) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

(d) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under 4 above, provided that the party or entity has given actual notice to the commissioner or agency head upon the acquisition of the interest, or at the hearing called for in 3(a) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potential adverse impact a penalty will have on such person or entity.

(a) The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter of right.

(b) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

(c) The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

(d) The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

7. In addition to and notwithstanding any other provision of this agreement the Commissioner or agency head may in his or her sole discretion terminate this agreement upon not less than three (3) days written notice in the event contractor fails to promptly report in writing to the Commissioner of Investigation of the City of New York any solicitation of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other person, firm, corporation or entity for any purpose which may be related to the procurement or obtaining of this agreement by the contractor, or affecting the performance of this contract.

4.10 ASSIGNMENT

A. The Contractor shall not assign, transfer, convey or otherwise dispose of this Agreement or of Contractor's rights, obligations, duties, in whole or in part, or of its right to execute it, or its right, title or interest in it or any part thereof, or assign, by power of attorney or otherwise, any of the notices due or to become due under this contract, unless the prior written consent of the Administrator shall be obtained. Any such assignment, transfer, conveyance or other disposition without such consent shall be void.

B. Failure of the Contractor to obtain any required consent to any assignment, shall be cause for termination for cause, at the option of the Administrator; and if so terminated, the City shall thereupon be relieved and discharged from any further liability and obligation to the Contractor, its assignees or transferees, and all monies that may become due under the contract shall be forfeited to the City


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     except so much thereof as may be necessary to pay the Contractor's employees.

C. The provisions of this clause shall not hinder, prevent, or affect an assignment by the Contractor for the benefit of its creditors made pursuant to the laws of the State of New York.

D. This Agreement may be assigned by the City to any corporation, agency or instrumentality having authority to accept such assignment.

4.11 SUBCONTRACTING

A. The Contractor agrees not to enter into any subcontracts for the performance of its obligations, in whole or in part, under this Agreement without the prior written approval of the Department. Two copies of each such proposed subcontract shall be submitted to the Department with the Contractor's written request for approval. All such subcontracts shall contain provisions specifying:

1. that the work performed by the subcontractor must be in accordance with the terms of the Agreement between the Department and the Contractor,

2. that nothing contained in such agreement shall impair the rights of the Department,

3. that nothing contained herein, or under the Agreement between the Department and the Contractor, shall create any contractual relation between the subcontractor and the Department, and

4. that the subcontractor specifically agrees to be bound by the confidentiality provision set forth in this Agreement between the Department and the Contractor.

B. The Contractor agrees that it is fully responsible to the Department for the acts and omissions of the subcontractors and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it.

C. The aforesaid approval is required in all cases other than individual employer-employee contracts.

D. The Contractor shall not in any way be relieved of any responsibility under this Contract by any subcontract.

4.12 PUBLICITY

A. The prior written approval of the Department is required before the Contractor or any of its employees, servants, agents, or independent contractors may, at any time, either during or after completion or termination of this Agreement, make any statement to the press or issue any material for publication through any media of communication bearing on the work performed or data collected under this Agreement.

B. If the Contractor publishes a work dealing with any aspect of performance under this Agreement, or of the results and accomplishments attained in such performance, the Department shall have a royalty free, non-exclusive and irrevocable license to reproduce, publish or otherwise use and to authorize others to use the publication.

4.13 PARTICIPATION IN AN INTERNATIONAL BOYCOTT

A. The Contractor agrees that neither the Contractor nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the Export Administration Act of 1979, as amended, or the regulations of the United States Department of Commerce promulgated thereunder.

B. Upon the final determination by the Commerce Department or any other agency of the United States as to, or conviction of the Contractor or a


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     substantially-owned affiliated company thereof, participation in an international boycott in violation of the provisions of the Export Administration Act of ?79, as amended, or the regulations promulgated hereunder, the Comptroller may, at his option, render forfeit and void this contract.

C. The Contractor shall comply in all respects, with the provisions of Section 6-114 of the Administrative Code of the City of New York and the rules and regulations issued by the Comptroller thereunder.

4.14 INVENTIONS, PATENTS AND COPYRIGHTS

A. Any discovery or invention arising out of or developed in the course of performance of this Agreement shall be promptly and fully reported to the Department, and if this work is supported by a federal grant of funds, shall be promptly and fully reported to the Federal Government for determination as to whether patent protection on such invention shall be sought and how the rights in the invention or discovery, including rights under any patent issued thereon, shall be disposed of and administered in order to protect the public interest.

B. No report, document or other data produced in whole or in part with contract funds shall be copyrighted by the Contractor nor shall any notice of copyright be registered by the Contractor in connection with any report, document or other data developed for the contract.

C. In no case shall subsections A and B of this section apply to, or prevent the Contractor from asserting or protecting its rights in any report, document or other data, or any invention which existed prior to or was developed or discovered independently from the activities directly related to this Agreement

4.15 INFRINGEMENTS

     The Contractor shall be liable to the Department and hereby agrees to indemnify and hold the Department harmless for any damage or loss or expense sustained by the Department from any infringement by the Contractor of any copyright, trademark or patent rights of design, systems, drawings, graphs, charts, specifications or printed matter furnished or used by the Contractor in the performance of this Agreement.

4.16 ANTI-TRUST

     The Contractor hereby assigns, sells, and transfers to the City all right, title and interest in and to any claims and causes of action arising under the anti-trust laws of the State of New York or of the United States relating to the particular goods or services purchased or procured by the City under this Agreement.

ARTICLE 5. TERMINATION

5.1  TERMINATION OF AGREEMENT

A. The Department and/or City shall have the right to terminate this Agreement, in whole or in part:

1.   Under any right to terminate as specified in any section of this Agreement.

2. Upon the failure of the Contractor to comply with any of the terms and conditions of this Agreement.

3.   Upon the Contractor's becoming insolvent.

4. Upon the commencement under the Bankruptcy Act of any proceeding by or against the Contractor, either voluntarily or involuntarily.

5. Upon the Commissioner's determination, termination is in the best interest of the City.

B. The Department or City shall give the Contractor written notice of any termination of this Agreement specifying therein the applicable provisions of subsection A of this section and the effective date thereof which shall not be


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     less than ten (10) days from the date the notice is received.

C. The Contractor shall be entitled to apply to the Department to have this Agreement terminated by said Department by reason of any failure in the performance of this Agreement (including any failure by the Contractor to make progress in the prosecution of work hereunder which endangers such performance), if such failure arises out of causes beyond the control and without the fault or negligence of the Contractor. Such causes may include, but are not restricted to: acts of God or of the public enemy; acts of the Government in either its sovereign or contractual capacity; fires; floods; epidemics; quarantine restrictions; strikes; freight embargoes; or any other cause beyond the reasonable control of the Contractor. The determination that such failure arises out of causes beyond the control and without the fault or negligence of the Contractor shall be made by the Department which agrees to exercise reasonable judgment therein. If such a determination is made and the Agreement terminated by the Department pursuant to such application by the Contractor, such termination shall be deemed to be without cause.

D. Upon termination of this Agreement the Contractor shall comply with the Department or City close-out procedures, including but not limited to:

1. Accounting for and refund to the Department or City, within thirty (30) days, any unexpended funds which have been paid to the Contractor pursuant to this agreement.

2. Furnishing within thirty (30) days an inventory to the Department or City of all equipment, appurtenances and property purchased through or provided under this Agreement carrying out any Department or City directive concerning the disposition thereof.

3. Not incurring or paying any further obligation pursuant to this Agreement beyond the termination date. Any obligation necessarily incurred by the Contractor on account of this Agreement prior to receipt of notice of termination and falling due after such date shall be paid by the Department or City in accordance with the terms of this Agreement. In no event shall the word "obligation," as used herein, be construed as including any lease agreement, oral or written, entered into between the Contractor and its landlord.

4. Turn over to the Department or City or its designees all books, records, documents and material specifically relating to this Agreement.

5. Submit, within ninety (90) days, a final statement and report relating to this Agreement. The report shall be made by a certified public accountant or a licensed public accountant.

E. In the event the Department or City shall terminate this Agreement, in whole or in part, as provided in paragraphs 1, 2, 3, or 4 of subsection A of this section, the Department or City may procure, upon such terms and in such manner as deemed appropriate, services similar to those so terminated, and the Contractor shall continue the performance of this Agreement to the extent not terminated hereby.

F. Not withstanding any other provisions of this contract, the Contractor shall not be relieved of liability to the City for damages sustained by the City by virtue of Contractor's breach of the contract, and the City may withhold payments to the Contractor for the purpose of set-off until


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     ?uch time as the exact amount of damages due to the ?ity from the
     Contractor is determined.

     G. The provisions of the Agreement regarding confidentiality of information shall remain in full force and effect following any termination.

     H. The rights and remedies of the City provided in this section shall not be exclusive and are in addition to all other rights and remedies provided by law or under this Agreement.

ARTICLE 6. MISCELLANEOUS

?.1  CONFLICT OF LAWS

     All disputes arising out of this Agreement shall be interpreted and decided in accordance with the laws of the State of New York.

?.2  GENERAL RELEASE

     The acceptance by the Contractor or its assignees of the final payment under this contract, whether by voucher, judgment of any court of competent jurisdiction or any other administrative means, shall constitute and operate as a general release to the City from any and all claims of and liability to the Contractor arising out of the performance of this contract.

?.3  CLAIMS AND ACTIONS THEREON

     A. No action at law or proceeding in equity against the City or Department shall lie or be maintained upon any claim based upon this Agreement or arising out of this Agreement or in any way connected with this Agreement unless the Contractor shall have strictly complied with all requirements relating to the giving of notice and of information with respect to such claims, all as herein provided.

     B. No action shall lie or be maintained against the City by Contractor upon any claims based upon this Agreement unless such action shall be commenced within six (6) months after the date of filing in the Office of the Comptroller of the City of the certificate for the final payment hereunder, or within six (6) months of the termination or conclusion of this Agreement, or within six (6) months after the accrual of the Cause of Action, whichever first occurs.

     C. In the event any claim is made or any action brought in any way relating to the Agreement herein, the Contractor shall diligently render to the Department and/or the City of New York without additional compensation any and all assistance which the Department and/or the City of New York may require of the Contractor.

     D.   The Contractor shall report to the Department in writing within three
          (3) working days of the initiation by or against the Contractor of any legal action or proceeding in connection with or relating to this Agreement.

6.4  NO CLAIM AGAINST OFFICERS, AGENTS OR EMPLOYEES

     No claim whatsoever shall be made by the Contractor against any officer, agent or employee of the City for, or on account of, anything done or omitted in connection with this contract.

6.5  WAIVER

     Waiver by the Department of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the Agreement unless and until the same shall be agreed to in writing by the Department or City as required and attached to the original Agreement.

6.6  NOTICE

     The Contractor and the Department hereby designate the business addresses hereinabove specified as the places where all notices, directions or communications from one such party to the other party shall be delivered, or to which they shall be mailed. Actual delivery of any such notice, direction or communication to a party at the


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     aforesaid place, or delivery by certified mail shall be conclusive and deemed to be sufficient service thereof upon such party as of the date such notice, direction or communication is received by the party. Such address may be changed at any time by an instrument in writing executed and acknowledged by the party making such change and delivered to the other party in the manner as specified above. Nothing in this section shall be deemed to serve as a waiver of any requirements for the service of notice or process in the institution of an action or proceeding as provided by law, including the Civil Practice Law and Rules.

?.7  ALL LEGAL PROVISIONS DEEMED INCLUDED

     It is the intent and understanding of the parties to this Agreement that each and every provision of law required to be inserted in this Agreement shall be and is inserted herein. Furthermore, it is hereby stipulated that every such provision is to be deemed to be inserted herein, and if, through mistake or otherwise, any such provision is not inserted, or is not inserted in correct form, then this Agreement shall forthwith upon the application of either party be amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

?.8  SEVERABILITY

     If this Agreement contains any unlawful provision not an essential part of the Agreement and which shall not appear to have been a controlling or material inducement to the making thereof, the same shall be deemed of no effect and shall upon notice by either party, be deemed stricken from the Agreement without affecting the binding force of the remainder.

?.9  POLITICAL ACTIVITY

     There shall be no partisan political activity or any activity to further the election or defeat of any candidate for public, political or party office as part of or in connection with this Agreement, nor shall any of the funds provided under this Agreement be used for such purposes.

?.10 MODIFICATION

     This Agreement may be modified by the parties in writing in a manner not materially affecting the substance hereof. It may not be altered or modified orally.

     A. CONTRACT CHANGES

     Changes may be made to this contract only as duly authorized by the Agency Chief Contracting Officer of his or her designee. Vendors deviating from the requirements of an original purchase order or contract without a duly authorized change order document, or written contract modification or amendment, do so at their own risk. All such duly authorized changes, modifications and amendments will be reflected in a written change order and become a part of the original contract. Contract changes will be made only for work necessary to complete the work included in the original scope of the contract, and for non-material changes to the scope of the contract. Changes are not permitted for any material alteration in the scope of the work. Changes may include any one or more of the following:

          - Specification changes to account for design errors or omissions;

          - changes in contract amount due to authorized additional or omitted work. Any such changes require appropriate price and cost analysis to determine reasonableness. In addition, except for non-construction requirements contracts, all changes that cumulatively exceed the greater of ten percent of the original contract amount or $100,000 shall be approved by the City Chief Procurement Officer;

          - Extensions of a contract term for good and sufficient cause for a cumulative period not to exceed one year from the date of expiration of this current contract. Requirements contracts shall be subject to this limitation;

          - Changes in delivery location;


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     -    Changes in shipment method; and

     - Any other change not inconsistent with Section 5-02 of the P.P.B. Rules (ed. 9/99), or any successor Rule.

The Contractor may be entitled to a price adjustment for extra work performed pursuant to a written change order. If any part of the contract work is necessarily delayed by a change order, the Contractor may be entitled to an extension of time for performance. Adjustments to price shall be validated for reasonableness by using appropriate price and cost analysis.

6.11 PARAGRAPH HEADINGS

Paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this contract and in no way affect this contract.

6.12 NO REMOVAL OF RECORDS FROM PREMISES

Where performance of this Agreement involves use by the Contractor of Departmental papers, files, data or records at Departmental facilities or offices, the Contractor shall not remove any such papers, files, data or records, therefrom without the prior approval of the Department's designated official.

6.13 INSPECTION AT SITE

The Department shall have the right to have representatives of the Department or of the City or of the State or Federal governments present at the site of the engagement to observe the work being performed.

6.14 PRICING

     A. The Contractor shall when ever required during the contract, including but not limited to the time of bidding, submit cost or pricing data and formally certify that, to the best of its knowledge and belief, the cost or pricing date submitted was accurate, complete, and current as of a specified date. The Contractor shall be required to keep its submission of cost and pricing date current until the contract has been completed.

     B. The price of any change order or contract modification subject to the conditions of paragraph A, shall be adjusted to exclude any significant sums by which the City finds that such price was based on cost or price data furnished by the supplier which was inaccurate, incomplete, or not current as of the date agreed upon between the parties.

     C. Time for Certification. The Contractor must certify that the cost or pricing data submitted are accurate, complete and current as of a mutually determined date.

     D. Refusal to Submit Data. When any contractor refuses to submit the required data to support a price, the Contracting Officer shall not allow the price.

     E. Certificate of Current Cost or Pricing Data. Form of Certificate. In those cases when cost or pricing data is required, certification shall be made using a certificate substantially similar to the one contained in Chapter 4 of the PPB rules and such certification shall be retained in the agency contract file.

ARTICLE 7. MERGER

     This written Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

ARTICLE 8. CONDITIONS PRECEDENT

     This contract shall neither be binding nor effective unless:

     A. Approved by the Mayor pursuant to the provisions of Executive Order No. 42, dated October 9, 1975, in the event the


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          Executive Order requires such approval; and

     B. Certified by the Mayor (Mayor's Fiscal Committee created pursuant to Executive Order No. 43, dated October 14, 1975) that performance thereof will be in accordance with the City's financial plan; and

     C. Approved by the New York State Financial Control Board (Board) pursuant to the New York State Financial Emergency Act for the City of New York, as amended, (the "Act"), in the event regulations of the Board pursuant to the Act require such approval.

     D. It has been authorized by the Mayor and the Comptroller shall have endorsed his certificate that there remains unexpended and unapplied a balance of the appropriation of funds applicable thereto sufficient to pay the estimated expense of carrying out this Agreement.

The requirements of this section of the contract shall be in addition to, and not in lieu of, any approval or authorization otherwise required for this contract to be effective and for the expenditure of City funds.

ARTICLE 9. PPB RULES

     This contract is subject to the Rules of the Procurement Policy Board of the City of New York effective August 1, 1990, as amended. In the event of conflict between said Rules and a provision of this contract, the Rules shall take precedence.

ARTICLE 10. STATE LABOR LAW AND CITY ADMINISTRATIVE CODE

?    As required by New York State Labor Law Section 220-e:

a. That in the hiring of employees for the performance of work under this contract or any subcontract hereunder, neither the Contractor, Subcontractor, nor any person acting on behalf of such Contractor or Subcontractor, shall by reason of race, creed, color, sex or national origin discriminate against any citizen of the State of New York who is qualified and available to perform the work to which the employment relates;

b. That neither the Contractor, subcontractor, nor any person on his behalf shall, in any manner, discriminate against or intimidate any employee hired for the performance of work under this contract on account of race, creed, color, sex or national origin;

c. That there may be deducted from the amount payable to the Contractor by the City under this contract a penalty of five dollars for each person for each calendar day during which such person was discriminated against or intimidated in violation of the provisions of this contract; and

d. That this contract may be canceled or terminated by the City and all monies due or to become due hereunder may be forfeited, for a second or any subsequent violation of the terms or conditions of this section of the contract.

e. The aforesaid provisions of this section covering every contract for or on behalf of the State or a municipality for the manufacture, sale or distribution of materials, equipment or supplies shall be limited to operations performed within the territorial limits of the State of New York.

2.   As required by New York City Administrative Code Section 6-108:

a. It shall be unlawful for any person engaged in the construction, alteration or repair of buildings or engaged in the construction or repair of streets or highways pursuant to a contract with the City or engaged in the manufacture, sale or distribution of materials, equipment or supplies pursuant to a contract with the City to refuse to employ or to refuse to continue in any employment any person on account of the race, color or creed of such person.

b. It shall be unlawful for any person or any servant, agent or employee of any person, described in subdivision (a) above, to ask, indicate or transmit, orally or in writing, directly or indirectly, the race, color, creed or religious affiliation of any person employed or seeking employment from such


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     person, firm or corporation.

c. Disobedience of the foregoing provisions shall be deemed a violation of a material provision of this contract.

d. Any person, or the employee, manager or owner of or officer of such firm or corporation who shall violate any of the provisions of this section shall, upon conviction thereof, be punished by a fine of not more than one hundred dollars or by imprisonment for not more than thirty days, or both.

ARTICLE 11. FORUM PROVISION

     Choice of Law. Consent to Jurisdiction and Venue ?his Contract shall be deemed to be executed in the City of New York, State of New York, regardless of ?e domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

The parties agree that any and all claims asserted by ?r against the City arising under this Contract or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City and County of New York. To effect this agreement and intent, the Contractor agrees:

a. If the City initiates any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Contract, or to such other address as the Contractor may provide to the City in writing; and

b. With respect to any action between the City and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (I) to move to dismiss on grounds of forum non conveniens; (ii) to remove to Federal Court; and (iii) to move for a change of venue to a New York State Court outside New York County.

c. With respect to any action between the City and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

d. If the Contractor commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City. If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

ARTICLE 12. EQUAL EMPLOYMENT OPPORTUNITY

     This contract is subject to the requirements of Executive Order No. 50
(1980) as revised ("E.O. 50") and the Rules and Regulations promulgated thereunder. No contract will be awarded unless and until these requirements have been complied with in their entirety. By signing this contract, the contractor agrees that it:

1. will not engage in any unlawful discrimination against any employee or applicant for employment because of race, creed, color, national origin, sex age, disability, marital status or sexual orientation with respect to all employment decisions including, but not limited to, recruitment, hiring, upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

2.   the contractor agrees that when it subcontracts it


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     will not engage in any unlawful discrimination in the ?lection of subcontractors on the basis of the owner's ?ce, color, creed, national origin, sex, age, disability, ?arital status or sexual orientation;

? will state in all solicitations or advertisements for employees placed by or on behalf of the contractor that all qualified applicants will receive consideration for employment without unlawful discrimination based on race, creed, color, national origin, sex, age, disability, marital status or sexual orientation, or that it is an equal employment opportunity employer;

? will send to each labor organization or representative of workers with which it has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments under E. O. 50 and the rules and regulations promulgated thereunder; and

? will furnish all information and reports including an Employment Report before the award of the contract which are required by E. O. 50, the rules and regulations promulgated thereunder, and orders of the Director of the Bureau of Labor Services ("Bureau"), and will permit access to its books, records and accounts by the Bureau for the purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     The contractor understands that in the even of its noncompliance with nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, such noncompliance shall constitute a material breach of the contract and noncompliance with the E. O. 50 and the rules and regulations promulgated thereunder. After a hearing held pursuant to the rules of the Bureau, the Director may direct the imposition by the contracting agency held of any or all of the following sanctions:

     (i)  disapproval of the contractor;

     (ii) suspension or termination of the contract;

     (iii) declaring the contractor in default; or

     (iv) in lieu of any of the foregoing sanctions, the Director may impose an employment program.

     The Director of the Bureau may recommend to the contracting agency head that a Board of Responsibility be convened for purposes of declaring a contractor who has repeatedly failed to comply with E.O. 50 and the rule and regulations promulgated thereunder to be nonresponsible.

     The contractor agrees to include the provisions of the foregoing paragraphs in every subcontract or purchase order in excess of $50,000 to which it becomes a party unless exempted by E.O. 50 and the rules and regulations promulgated thereunder, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as may be directed by the Director of the Bureau of Labor Services as a means of enforcing such provisions, including sanctions for noncompliance.

     The contractor further agrees that it will refrain from entering into any contract or contract modification subject to E.O. 50 and the rules and regulations promulgated thereunder with a subcontractor who is not in compliance with the requirements of E.O. 50 and the rules and regulations promulgated thereunder.

ARTICLE 13. NO DAMAGE FOR DELAY

The Contractor agrees to make no claim for damages for delay in the performance of this Contract occasioned by any act or omission to act of the City or any of its representatives, and agrees that any such claim shall be fully compensated for by an extension of time to complete performance of the work as provided herein.

ARTICLE 14. CONSULTANT REPORT INFORMATION

A copy of each consultant report submitted by a consultant to any City official or to any officer, employee, agent or representative of a City


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?epartment, agency, commission or body or to any corporation, association or entity whose expenses are ?aid in whole or in part from the City treasury shall be ?rnished to the Commissioner of the department to ?hich such report was submitted or, if not a City ?epartment, then to the chief controlling officer or ?fficers of such other office or entity. A copy of such ?port shall also be furnished to the Director of the ?ayor's Office of ?onstruction for matters related to construction or to the Director of the Mayor's Office ?f Operations for all other matters.

ARTICLE 15. RESOLUTION OF DISPUTES

?5.1 All disputes between the City and the ?ontractor of the kind delineated in this section that ?rise under, or by virtue of, this Contract shall be finally ?esolved in accordance with the provisions of this ?ection and
     Section 5-11 of the Rules of the ?rocurement Policy Board ("PPB Rules"). The ?rocedure for resolving all disputes of the kind ?elineated herein shall be the exclusive means of ?esolving any such disputes.

     a. This section shall not apply to disputes ?oncerning matters dealt with in other sections of the ?PB Rules or to disputes involving patents, copyrights, ?rademarks, or trade secrets (as interpreted by the courts ?f New York State) relating to proprietary rights in computer software.

     b. For construction and construction-related services ?his section shall apply only to ?isputes about the scope of work delineated by the Contract, the interpretation of Contract Documents, the ?mount to be paid for extra work or disputed work ?erformed in connection with the Contract, the ?onformity of the Contractor's work to the Contract, and ?he acceptability and quality of the Contractor's work; ?uch disputes arise when the Engineer makes a ?etermination with which the Contractor disagrees.

15.2 All determinations required by this section shall be made in writing, clearly stated, with a reasoned explanation for the determination based on the information and evidence presented to the party making the determination. Failure to make such determination within the time period required by this section shall be deemed a non-determination without prejudice that will allow appeal to the next level.

15.3 During such time as any dispute is being presented, heard, and considered pursuant to this section, the contract terms shall remain in full force and effect and the Contractor shall continue to perform work in accordance with the Contract and as directed by the Agency Chief Contracting Officer or Engineer. Failure of the Contractor to continue the work as directed shall constitute a waiver by the Contractor of any and all claims being presented pursuant to this section and a material breach of Contract.

15.4 Presentation of Dispute to Agency Head.

     (A) Notice of Dispute and Agency Response. The Contractor shall present its dispute in writing ("Notice of Dispute") to the Agency Head within the time specified herein or, if no time is specified, within thirty (30) days of receiving notice of the determination or action that is the subject of the dispute. This notice requirement shall not be read to replace any other notice requirements contained in the Contract. The Notice of Dispute shall include all the facts, evidence, documents, or other basis upon which the Contractor relies in support of its position, as well as a detailed computation demonstrating how any amount of money claimed by the Contractor in the dispute was arrived at. Within thirty (30) days after receipt of the detailed written submission, the Agency Chief Contracting Officer or, in the case of construction or construction-related services, the Engineer shall submit to the Agency Head all materials he or she deems pertinent to the dispute. Following initial submissions to the Agency Head, either party may demand of the other the production of any document or other material the demanding party believes may be relevant to the dispute.


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?he requested party shall produce all relevant materials ?at are not otherwise protected by a legal privilege ?cognized by the courts of New York State. Any ?estion of relevancy shall be determined by the ?gency Head whose decision shall be final. Wilful ?ilure of the Contractor to produce any requested ?aterial whose relevancy the Contractor has not ?sputed, or whose relevancy has been affirmatively ?etermined, shall constitute a waiver by the Contractor ?f its claim.

     (B) Agency Head Inquiry. The Agency Head shall ?xamine the material and may, in his or her discretion, ?onvene an informal conference with the Contractor and ?he Agency Chief Contracting Officer and, in the case of ?onstruction or construction-related services, the ?ngineer to resolve the issue by mutual consent prior to ?eaching a determination. The Agency Head may seek ?uch technical or other expertise as he or she shall deem ?ppropriate, including the use of neutral mediators, and ?equire any such additional material from either or both ?arties as he or she deems fit. The Agency Head's ability ?o render, and the effect of, a decision hereunder shall ?ot be impaired by any negotiations in connection with ?he dispute presented, whether or not the Agency Head ?articipated therein. The Agency Head may or, at the ?equest of any party to the dispute, shall compel the participation of any other contractor with a contract ?elated to the work of this Contract, and that contractor ?hall be bound by the decision of the Agency Head. Any ?ontractor thus brought into the dispute resolution ?roceeding shall have the same rights to make ?resentations and to seek review as the Contractor ?nitiating the dispute.

     (C) Agency Head Determination. Within thirty (30) ?ays after the receipt of all materials and information, or ?uch longer time as may be agreed to by the parties, the Agency Head shall make his or her determination and shall ?eliver or send a copy of such determination to the Contractor and Agency Chief Contracting Officer and, in the case of construction or construction-related services, the Engineer, together with a statement concerning how the decision may be appealed.

     (D) Finality of Agency Head Decision. The Agency Head's decision shall be final and binding on all parties, unless presented to the Contract Dispute Resolution Board pursuant to this section. The City may not take a petition to the Contract Dispute Resolution Board. However, should the Contractor take such a petition, the City may seek, and the Board may render, a determination less favorable to the Contractor and more favorable to the City than the decision of the Agency Head.

15.5 Presentation of Dispute to the Comptroller. Before any dispute may be brought by the Contractor to the Contract Dispute Resolution Board, the Contractor must first present its claim to the comptroller for his or her review, investigation, and possible adjustment.

     (A) Time, Form, and Content of Notice. Within thirty (30) days of its receipt of a decision by the Agency Head, the Contractor shall submit to the Comptroller and to the Agency Head a Notice of Claim regarding its dispute with the Agency. The Notice of Claim shall consist of (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head, and (iii) a copy of all materials submitted by the Contractor to the Agency, including the Notice of Dispute. The Contractor may not present to the Comptroller any material not presented to the Agency Head, except at~the request of the Comptroller.

     (B) Agency Response. Within thirty (30) days of receipt of the Notice of Claim, the Agency shall make available to the Comptroller a copy of all material submitted by the Agency to the Agency Head in connection with the dispute. The Agency may not present to the Comptroller any material not presented to the Agency Head except at the request of the Comptroller.

     (C) Comptroller Investigation. The Comptroller may

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     ?vestigate the claim in dispute and, in the course of ?ch investigation, may exercise all powers provided in ?ctions 7-201 and 7-203 of the New York City administrative Code. In addition, the Comptroller may ?mand of either party, and such party shall provide, ?hatever additional material the Comptroller deems ?rtinent to the claim, including original business ?cords of the Contractor. Wilful failure of the ?ontractor to produce within fifteen (15) days any ?aterial requested by the Comptroller shall constitute a ?aiver by the Contractor of its claim. The Comptroller ?ay also schedule an informal conference to be ?tended by the Contractor, Agency representatives, and ?y other personnel desired by the Comptroller.

(D) Opportunity of Comptroller to Compromise or ?djust Claim. The Comptroller shall have forty-five ?5) days from his or her receipt of all materials referred ? in 5. (C) to investigate the disputed claim. The period ? investigation and compromise may be further ?xtended by agreement between the Contractor and the ?omptroller, to a maximum of ninety (90) days from ?e Comptroller's receipt of all the materials. The ?ontractor may not present its petition to the Contract ?ispute Resolution Board until the period for ?vestigation and compromise delineated in this ?aragraph has expired. In compromising or adjusting ?ny claim hereunder, the Comptroller may not revise or isregard the terms of the Contract between the parties.

5.6 Contract Dispute Resolution Board. There shall be a Contract Dispute Resolution Board composed ?f:

(a) the chief administrative law judge of the Office of Administrative Trials and Hearings ("OATH") or his/her designated OATH administrative law judge, who shall act as chairperson, and may adopt operational procedures and issue such orders consistent with this ?ection as may be necessary in the execution of the Contract Dispute Resolution Board's functions, including, but not limited to, granting extensions of ?ime to present or respond to submissions;

(b) the City Chief Procurement Officer or a designee; or in the case of disputes involving construction, the Director of the Office of Construction or his/her designee; any designee shall have the requisite background to consider and resolve the merits of the dispute and shall not have participated personally and substantially in the particular matter that is the subject of the dispute or report to anyone who so participated, and

(c) a neutral person with appropriate expertise. This person shall be selected by the presiding administrative law judge from a prequalified panel of individuals, established and administered by OATH, with appropriate background to act as decision-makers in a dispute. Such individuals may not have a contract or dispute with the City or be an officer or employee of any company or organization that does, or regularly represents persons, companies, or organizations having disputes with the City.

15.7 Petition to Contract Dispute Resolution Board. In the event the claim has not been settled or adjusted by the Comptroller within the period provided in this section, the Contractor, within thirty (30) days thereafter, may petition the Contract Dispute Resolution Board to review the Agency Head determination.

(A) Form and Content of Petition by Contractor. The Contractor shall present its dispute to the Contract Dispute Resolution Board in the form of a Petition, which shall include (i) a brief written statement of the substance of the dispute, the amount of money, if any, claimed and the reason(s) the Contractor contends that the dispute was wrongly decided by the Agency Head; (ii) a copy of the written decision of the Agency Head;
     (iii) copies of all materials submitted by the Contractor to the Agency;
     (iv) a copy of the written decision of the Comptroller, if any, and (v) copies of all correspondence with, or written material submitted by the Contractor to, the Comptroller's Office. The Contractor shall concurrently submit four complete sets of the Petition: one to the Corporation Counsel (Attn: Commercial and


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?eal Estate Litigation Division), and three to the contract Dispute Resolution
Board at OATH's offices ?ith proof of service on the Corporation Counsel. In ?idition, the supplier shall submit a copy of the ?atement of the substance of the dispute, cited in (i) ?ove to both the Agency Head and the Comptroller.

(B) Agency Response. Within thirty (30) days of its ?ceipt of the Petition by the Corporation Counsel, the agency shall respond to the brief written statement of ?e Contractor and make available to the Board at ?ATH's offices and one to the Contractor, all material submitted to the Agency Head and Comptroller, ?xtensions of time for submittal of the agency response shall be given as necessary upon a showing of good ?ause or, upon the consent of the parties, for an initial period of up to thirty (30) days.

(C) Further Proceedings. The Board shall permit the Contractor to present its case by ?e submission of memoranda, briefs, and oral ?rgument. The Board shall also permit the Agency to ?resent its case in response to the Contractor by the submission of memoranda, briefs, and oral argument. If ?quested by the Corporation Counsel, the Comptroller shall provide reasonable assistance in the preparation of ?e Agency's case. Neither the Contractor nor the ?gency may support its case with any documentation or ?ther material that was not considered by the Comptroller, unless requested by the Board. The Board, ?t its discretion, may seek such technical or other ?xpertise as it shall deem appropriate and may seek, on its own or upon application of a party, any such additional material from any party as it deems fit. The ?oard, in its discretion, may combine more than one ?ispute between the parties of concurrent resolution.

(D) Contract Dispute Resolution Board ?etermination. Within forty-five (45) days of the conclusion of all written submissions and oral ?rguments, the Board shall render a written decision resolving the dispute. In an unusually complex case, the Board may render its decision in a longer period of time, not to exceed ninety (90) days, and shall so advise the parties at the commencement of this period. The Board's decision must be consistent with the terms of the Contract. In reaching its decision, the Board shall accord no precedential significance to prior decisions of the Board involving other non-related contracts.

(E) Notification of Contract Dispute Resolution Board Decision. The Board shall send a copy of its decision to the Contractor, the Agency Chief Contracting Officer, the Corporation Counsel, the Comptroller, and in the case of construction or construction-related services, the Engineer. A decision in favor of the Contractor shall be subject to the prompt payment provisions of the PPB Rules. The Required Payment Day shall be thirty (30) days after the date the parties are formally notified of the Board's decision.

(F) Finality of Contract Dispute Resolution Board Decision. The Board's decision shall be final and binding on all parties. Any party may seek review of the Board's decision solely in the form of a challenge, made within four (4) months of the date of the Board's decision, in a court of competent jurisdiction of the State of New York, County of New York, pursuant to Article 78 of the Civil Practice Law and Rules. Such review by the court shall be limited to the question of whether or not the Board's decision was made in violation of lawful procedure, was affected by an error of law, or was arbitrary and capricious or an abuse of discretion. No evidence or information shall be introduced or relied upon in such proceeding that was not presented to the Board in accordance with Section 5-11 of the PPB Rules.

15.8 Any termination, cancellation, or alleged breach of the Contract prior to or during the pendency of any proceedings pursuant to this section shall not affect or impair the ability of the Agency Head or Contract Dispute Resolution Board to make a binding and final decision pursuant to this section.

ARTICLE 16. PROMPT PAYMENT

The Prompt Payment provisions set forth in Chapter 5,


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?ection 5-07 of the Procurement Policy Board Rules in ?ffect at the time for this solicitation will be applicable ? payments made under this contract. The provisions ?cquire the payments to the contractors of interest on payments made after the required payment date except ? set forth in subdivisions c(3) and d(2), (3), (4) and (5) ?f Section 5-07 of the Rules.

?he contractor must submit a proper invoice to receive ?ayment, except where the contract provides that the ?ntractor will be paid at predetermined intervals ?ithout having to submit an invoice for each scheduled ?ayment.

?eterminations of interest due will be made in such ?ccordance with the provisions of the Procurement ?olicy Board Rules and General Municipal Law Section ?-a.

ARTICLE 17.

     MACBRIDE PRINCIPLES PROVISIONS FOR NEW YORK CITY CONTRACTORS

     ARTICLE I. MACBRIDE PRINCIPLES NOTICE TO ALL PROSPECTIVE ?ONTRACTORS

     Local Law No. 34 of 1991 became effective on September 10, 1991 and added section 6-115.1 to the ?dministrative Code of the City of New York. The ?cal law provides for certain restrictions on City ?ontracts to express the opposition of the people of the City of New York to employment discrimination ?ractices in Northern Ireland and to encourage ?ompanies doing business in Northern Ireland to ?romote freedom of workplace opportunity.

     Pursuant to Section 6-115.1, prospective contractors or contracts to provide goods or services involving an expenditure of an amount greater than ten thousand dollars, or for construction involving an amount greater than fifteen thousand dollars, are asked to sign a rider in which they covenant and represent, as a material ?ondition of their contract, that any business in Northern ?reland operations conducted by the contractor and any individual or legal entity in which the contractor holds a ten percent or greater ownership interest and any individual or legal entity that holds a ten percent or greater ownership interest in the contractor will be conducted in accordance with the MacBride Principles of nondiscrimination in employment.

     Prospective contractors are not required to agree to these conditions. However, in the case of contracts let by competitive sealed bidding, whenever the lowest responsible bidder has not agreed to stipulate to the conditions set forth in this notice and another bidder who has agreed to stipulate to such conditions has submitted a bid within five percent of the lowest responsible bid for a contract to supply goods, services or construction of comparable quality, the contracting entity shall refer such bids to the Mayor, the Speaker or other officials, as appropriate, who may determine, in accordance with applicable law and rules, that it is in the best interest of the city that the contract be awarded to other than the lowest responsible bidder pursuant to Section 313(b)(2) of the City Charter.

     In the case of contracts let by other than competitive sealed bidding, if a prospective contractor does not agree to these conditions, no agency, elected official or the Council shall award the contract to that bidder unless the entity seeking to use the goods, services or construction certifies in writing that the contract is necessary for entity to perform its functions and there is no other responsible contractor who will supply goods, services or construction of comparable quality at a comparable price.

                                     PART A

     In accordance with section 6-115.1 of the Administrative Code of the City of New York, the contractor stipulates that such contractor and any individual or legal entity in which the contractor holds a ten percent or greater ownership interest and any individual or legal entity that holds a ten percent or greater ownership interest in the contractor either (a) have no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Principles, and shall


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?ermit independent monitoring of their compliance with ?ch principles.

                                     PART B

?or purposes of this section, the following terms shall ?ave the following meanings:

1. "MacBride Principles" shall mean those ?rinciples relating to nondiscrimination in employment ?nd freedom of workplace opportunity which require ?mployers doing business in Northern Ireland to:

     (1) increase the representation of individuals from under represented religious groups in the work force, including managerial, supervisory, administrative, clerical and technical jobs;

     (2) take steps to promote adequate security for the protection of employees from under represented religious groups both at the workplace and while traveling to and from work;

     (3) ban provocative religious or political emblems from the workplace;

     (4) publicly advertise all job openings and make special recruitment efforts to attract applicants from under represented religious groups;

     (5) establish layoff, recall and termination procedures which do not in practice favor a particular religious group;

     (6) abolish all job reservations, apprenticeship restrictions and different employment criteria which discriminate on the basis of religion;

     (7) develop training programs that will prepare substantial numbers of current employees from under represented religious groups for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of workers from under represented religious groups;

     (8) establish procedures to assess, identify and actively recruit employees from under represented religious groups with potential for further advancement; and

     (9) appoint a senior management staff member to oversee affirmative action efforts and develop a timetable to ensure their full implementation.

ARTICLE II. ENFORCEMENT OF ARTICLE I.

The contractor agrees that the covenants and representation in Article I above are material conditions to this contract. In the event the contracting entity receives information that the contractor who made the stipulation required by this section is in violation thereof, the contracting entity shall review such information and give the contractor an opportunity to respond. If the contracting entity finds that a violation has occurred, the entity shall have the right to declare the contractor in default and/or terminate this contract for cause and procure the supplies, services or work from another source in any manner the entity deems proper. In the event of such termination, the contractor shall pay to the entity, or the entity in its sole discretion may withhold from any amounts otherwise payable to the contractor, the difference between the contract price for the uncompleted portion of this contract and the cost to the contracting entity of completing performance of this contract either itself or by engaging another contractor or contractors. In the case of a requirements contract, the contractor shall be liable for such difference in price for the entire amount of supplies required by the contracting entity for the uncompleted term of its contract. In the case of a construction contract, the contracting entity shall also have the right to hold the contractor in partial or total default in accordance with the default provisions of this contract, and/or may seek debarment or suspension of the contractor. The rights and remedies of the entity hereunder shall be in addition to, and not in lieu of, any rights and remedies the entity has pursuant to this contract or by operation of law.


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